                                                                   EXHIBIT 10.8

================================================================================

================================================================================

                                CREDIT AGREEMENT

                                   dated as of
                                December 30, 1998

                                      Among

                                STONERIDGE, INC.
                                   as Borrower

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   as Lenders

                            DLJ CAPITAL FUNDING, INC.
                              as Syndication Agent

                               NATIONAL CITY BANK
                  as Administrative Agent and Collateral Agent

                         PNC BANK, NATIONAL ASSOCIATION
                             as Documentation Agent

                         $100,000,000 Revolving Facility
                          $150,000,000 Term A Facility
                          $175,000,000 Term B Facility

                       Arranged by National City Bank and
               Donaldson, Lufkin & Jenrette Securities Corporation
                                as Lead Arrangers

================================================================================

================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1.    DEFINITIONS AND TERMS............................................1
     1.1.     Certain Defined Terms............................................1
     1.2.     Computation of Time Periods.....................................24
     1.3.     Accounting Terms................................................24
     1.4.     Currency Equivalents............................................24

SECTION 2.    AMOUNT AND TERMS OF LOANS.......................................25
     2.1.     Commitments for Loans...........................................25
     2.2.     Minimum Borrowing Amounts, etc.; Pro Rata Borrowings............25
     2.3.     Notice of Borrowing.............................................26
     2.4.     Disbursement of Funds...........................................26
     2.5.     Notes; Loan Accounts............................................27
     2.6.     Conversions.....................................................28
     2.7.     Interest........................................................28
     2.8.     Selection and Continuation of Interest Periods..................30
     2.9.     Increased Costs, Illegality, etc................................31
     2.10.    Breakage Compensation...........................................33
     2.11.    Change of Lending Office; Replacement of Lenders................33

SECTION 3.    LETTERS OF CREDIT...............................................34
     3.1.     Letters of Credit...............................................34
     3.2.     Letter of Credit Requests: Notices of Issuance..................35
     3.3.     Agreement to Repay Letter of Credit Drawings....................35
     3.4.     Letter of Credit Participations.................................36
     3.5.     Increased Costs.................................................37
     3.6.     Guaranty of  Letter of Credit Obligations of Other Letter of
                 Credit Obligors .............................................38

SECTION 4.    FEES; COMMITMENTS...............................................39
     4.1.     Fees............................................................39
     4.2.     Voluntary Termination/Reduction of Commitments..................41
     4.3.     Mandatory Adjustments of Commitments, etc.......................41

SECTION 5.    PAYMENTS........................................................42
     5.1.     Voluntary Prepayments...........................................42
     5.2.     Scheduled Repayments and Mandatory Prepayments..................43
     5.3.     Method and Place of Payment.....................................48
     5.4.     Net Payments....................................................48

SECTION 6.    CONDITIONS PRECEDENT............................................50
     6.1.     Conditions Precedent at Closing Date............................50
     6.2.     Conditions Precedent to All Credit Events.......................54

SECTION 7.    REPRESENTATIONS AND WARRANTIES..................................55
     7.1.     Corporate Status, etc...........................................55
     7.2.     Subsidiaries....................................................55
     7.3.     Corporate Power and Authority, etc..............................55
     7.4.     No Violation....................................................55

      7.5.    Governmental Approvals..........................................55
      7.6.    Litigation......................................................55
      7.7.    Use of Proceeds; Margin Regulations.............................56
      7.8.    Financial Statements, etc.......................................56
      7.9.    No Material Adverse Change......................................57
      7.10.   Tax Returns and Payments........................................57
      7.11.   Title to Properties, etc........................................57
      7.12.   Lawful Operations, etc..........................................57
      7.13.   Environmental Matters...........................................57
      7.14.   Compliance with ERISA...........................................58
      7.15.   Intellectual Property, etc......................................58
      7.16.   Investment Company..............................................58
      7.17.   Year 2000 Computer Matters......................................58
      7.18.   Existing Indebtedness...........................................59
      7.19.   Burdensome Contracts; Labor Relations...........................59
      7.20.   Security Interests..............................................59
      7.21.   Hi-Stat Acquisition Documents, etc..............................59
      7.22.   True and Complete Disclosure....................................60

SECTION 8.    AFFIRMATIVE COVENANTS...........................................60
      8.1.    Reporting Requirements..........................................60
      8.2.    Books, Records and Inspections..................................63
      8.3.    Insurance.......................................................63
      8.4.    Payment of Taxes and Claims.....................................64
      8.5.    Corporate Franchises............................................64
      8.6.    Good Repair.....................................................64
      8.7.    Compliance with Statutes, etc...................................64
      8.8.    Compliance with Environmental Laws..............................64
      8.9.    Fiscal Years, Fiscal Quarters...................................65
      8.10.   Hedge Agreements, etc...........................................65
      8.11.   Certain Subsidiaries to Join in Subsidiary Guaranty.............66
      8.12.   Additional Security; Further Assurances.........................67
      8.13.   Casualty and Condemnation.......................................69
      8.14.   Landlord/Mortgagee Waivers; Bailee Letters......................69
      8.15.   Senior Debt.....................................................70

SECTION 9.    NEGATIVE COVENANTS..............................................70
      9.1.    Changes in Business.............................................70
      9.2.    Consolidation, Merger, Acquisitions, Asset Sales, etc...........70
      9.3.    Liens...........................................................71
      9.4.    Indebtedness....................................................72
      9.5.    Advances, Investments, Loans and Guaranty Obligations...........73
      9.6.    Dividends, etc..................................................74
      9.7.    Minimum Consolidated Net Worth..................................74
      9.8.    Consolidated Total Debt/Consolidated EBITDA Ratio...............75
      9.9.    Interest Coverage Ratio.........................................75
      9.10.   Fixed Charge Coverage Ratio.....................................76
      9.11.   Minimum Consolidated EBITDA.....................................76
      9.12.   Consolidated Capital Expenditures...............................77
      9.13.   Certain Leases..................................................77

     9.14.    Limitation on Certain Restrictive Agreements....................77
     9.15.    Prepayments and Refinancings of Other Debt, etc.................78
     9.16.    Transactions with Affiliates....................................78
     9.17.    Modifications of Hi-Stat Acquisition Documents, etc.............78
     9.18.    Plan Terminations, Minimum Funding, etc.........................78

SECTION 10.   EVENTS OF DEFAULT...............................................79
     10.1.    Events of Default...............................................79
     10.2.    Acceleration, etc...............................................81
     10.3.    Application of Liquidation Proceeds.............................81

SECTION 11.   THE AGENTS......................................................82
     11.1.    Appointments....................................................82
     11.2.    Delegation of Duties............................................82
     11.3.    Exculpatory Provisions..........................................83
     11.4.    Reliance by Agents..............................................83
     11.5.    Notice of Default...............................................83
     11.6.    Non-Reliance....................................................83
     11.7.    Indemnification.................................................84
     11.8.    The Agents in Their Individual Capacity.........................84
     11.9.    Successor Agents................................................84
     11.10.   Other Agents....................................................84

SECTION 12.   MISCELLANEOUS...................................................85
     12.1.    Payment of Expenses etc.........................................85
     12.2.    Right of Setoff.................................................86
     12.3.    Notices.........................................................86
     12.4.    Benefit of Agreement............................................86
     12.5.    No Waiver: Remedies Cumulative..................................88
     12.6.    Payments Pro Rata...............................................89
     12.7.    Calculations: Computations......................................89
     12.8.    Governing Law; Submission to Jurisdiction; Venue; Waiver of
                Jury Trial ...................................................90
     12.9.    Counterparts....................................................90
     12.10.   Effectiveness...................................................90
     12.11.   Headings Descriptive............................................90
     12.12.   Amendment or Waiver.............................................90
     12.13.   Survival of Indemnities.........................................91
     12.14.   Domicile of Loans...............................................91
     12.15.   Confidentiality.................................................92
     12.16.   Lender Register.................................................92
     12.17.   Limitations on Liability of the Letter of Credit Issuers........92
     12.18.   General Limitation of Liability.................................93
     12.19.   No Duty.........................................................93
     12.20.   Lenders and Agent Not Fiduciary to Borrower, etc................93
     12.21.   Survival of Representations and Warranties......................93

---------------

ANNEX I      -    INFORMATION AS TO SUBSIDIARIES
ANNEX II     -    DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX III    -    DESCRIPTION OF EXISTING LIENS
ANNEX IV     -    DESCRIPTION OF EXISTING ADVANCES, LOANS,
                  INVESTMENTS AND GUARANTEES
ANNEX V      -    DESCRIPTION OF LETTERS OF CREDIT DEEMED
                  ISSUED UNDER THE CREDIT AGREEMENT

EXHIBIT A-1  -    FORM OF TERM A NOTE
EXHIBIT A-2  -    FORM OF TERM B NOTE
EXHIBIT A-3  -    FORM OF REVOLVING NOTE

EXHIBIT B-1  -    FORM OF NOTICE OF BORROWING
EXHIBIT B-2  -    FORM OF NOTICE OF CONVERSION
EXHIBIT B-3  -    FORM OF LETTER OF CREDIT REQUEST

EXHIBIT C-1  -    FORM OF SUBSIDIARY GUARANTY
EXHIBIT C-2  -    FORM OF SECURITY AGREEMENT
EXHIBIT C-3  -    FORM OF COLLATERAL ASSIGNMENT OF PATENTS
EXHIBIT C-4  -    FORM OF COLLATERAL ASSIGNMENT OF TRADEMARKS
EXHIBIT C-5  -    FORM OF PLEDGE AGREEMENT
EXHIBIT C-6  -    FORM OF CLOSING DATE MORTGAGE (Boston Massachusetts)
EXHIBIT C-7  -    FORM OF CLOSING DATE MORTGAGE (Canton, Massachusetts)
EXHIBIT C-8  -    FORM OF CLOSING DATE MORTGAGE (Kent, Ohio)
EXHIBIT C-9  -    FORM OF CLOSING DATE MORTGAGE (Orwell, Ohio)
EXHIBIT C-10 -    FORM OF CLOSING DATE MORTGAGE (Portland, Indiana)
EXHIBIT C-11 -    FORM OF CLOSING DATE MORTGAGE (Warren, Ohio)
EXHIBIT C-12 -    FORM OF LANDLORD WAIVER
EXHIBIT C-13 -    FORM OF MORTGAGEE WAIVER
EXHIBIT C-14 -    FORM OF BAILEE WAIVER

EXHIBIT D-1  -    FORM OF OPINION OF COUNSEL TO THE BORROWER
EXHIBIT D-2  -    FORM OF SOLVENCY CERTIFICATE

EXHIBIT E    -    FORM OF ASSIGNMENT AGREEMENT

EXHIBIT F    -    FORM OF SECTION 5.4(b)(ii) CERTIFICATE

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of December 30, 1998, among the following:

            (i) STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "Borrower");

            (ii) the lending institutions signatory hereto (each a "Lender" and collectively, the "Lenders");

            (iii) DLJ CAPITAL FUNDING, INC., a Delaware corporation, as syndication agent (the "Syndication Agent");

            (iv) NATIONAL CITY BANK, a national banking association, as the administrative agent (the "Administrative Agent") and as the collateral agent (the "Collateral Agent"); and

            (v) PNC BANK, NATIONAL ASSOCIATION, a national banking association, as the documentation agent (the "Documentation Agent"):

      PRELIMINARY STATEMENTS:

      (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

      (2) The credit facilities provided for herein have been arranged for the Borrower by National City Bank, a national banking association, and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Lead Arrangers").

      (3) The Borrower has applied to the Lenders for credit facilities in order to (i) finance the acquisition of Hi-Stat Manufacturing Co., Inc., a Florida corporation (herein, together with its successors and assigns, "Hi-Stat"), and
(ii) provide working capital and funds for other lawful purposes.

      (4) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein.

      NOW, THEREFORE, it is agreed:

      SECTION 1. DEFINITIONS AND TERMS.

      1.1. Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

      "Acquisition" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Borrower, and
(ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

      "Additional Security Document" shall have the meaning provided in section 8.12(a).

      "Adjusted Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (A) either (i) the rate per annum for deposits in Dollars of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined for a maturity most nearly comparable to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or
(ii) if such a rate does not appear on such page, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered to each of the Reference Banks by prime banks in the London interbank Eurodollar market for deposits of amounts in Dollars in same day funds comparable to the outstanding principal amount of the Eurodollar Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded upward to the nearest whole multiple of 1/16th of 1%) by
(B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

      "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

      "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied to the Lenders by the Administrative Agent and completed by each Lender.

      "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

      "Agent" shall mean the Administrative Agent, the Collateral Agent or the Syndication Agent, as applicable.

      "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

      "Alternative Currency" shall mean and include any lawful currency other than Dollars which is (i) readily and freely transferable and convertible into Dollars, and (ii) is acceptable to the Required Revolving Lenders and any applicable Letter of Credit Issuer.

      "Applicable Lending Office" shall mean, with respect to each Lender, (i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans and (ii) such Lender's Eurodollar Lending Office in the case of Borrowings consisting of Eurodollar Loans.

      "Asset Sale" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) any Event of Loss.

      "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

      "Authorized Officer" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

      "Bankruptcy Code" shall have the meaning provided in section 10.1(h).

      "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

      "Borrowing" shall mean a Revolving Borrowing or a Term Borrowing, as the case may be.

      "Borrowing Base" shall mean as of any date an amount equal to the sum of

            (i)   85% of Eligible Domestic Receivables,

            (ii) the lesser of (x) $10,000,000, or (y) 50% of Eligible Foreign Receivables,

            (iii) 50% of Eligible Domestic Inventory, and

            (iv) the lesser of (x) $5,000,000, or (y) 20% of Eligible Foreign Inventory, and

each as determined from time to time by the Administrative Agent and notified to the Borrower and the Lenders on the basis of the information shown in the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant hereto, provided that if a Borrowing Base Certificate has not been timely delivered to the Administrative Agent as required by section 8.1(d) with respect to the preceding calendar month, the Administrative Agent may, in its sole discretion, upon notice to the Borrower and the Lenders, reduce any of the above percentages until the Business Day following the date such Borrowing Base Certificate is actually delivered to the Administrative Agent.

      "Borrowing Base Certificate" shall have the meaning specified in section 8.1(e).

      "Borrowing Base Termination Date" shall mean. if at such time no Default under section 10.1(a) or Event of Default shall have occurred and be continuing,
(i) December 31, 2001, or (ii) such earlier date, if any, as of which the Borrower shall have delivered to the Administrative Agent and the Lenders its written undertaking to comply with section 9.8 of this Agreement as if such section 9.8 had been amended so as not to permit the Borrower at any time to have a ratio of its Consolidated Total Debt to Consolidated EBITDA for its Testing Period most recently ended in excess of 2.50 to 1.00 (and effective upon such delivery such section 9.8 of this Agreement shall be deemed to have been so amended). The Administrative Agent shall notify the Borrower and the Lenders of the occurrence of the Borrowing Base Termination Date, specifying the same.

      "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

      "Capital Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

      "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

      "Cash Equivalents" shall mean any of the following:

            (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

            (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than three months from the date of acquisition;

            (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

            (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above;

            (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

            (vi) investments in industrial development revenue bonds which (i) "re-set" interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest which is issued by an Approved Bank; and

            (vii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vi).

      "Cash Proceeds" shall mean, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

      "Change of Control" shall mean and include any of the following:

            (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors (x) whose election by the Borrower's Board of Directors was, or (y) whose nomination for election by the Borrower's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

            (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower, or any members of the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 35%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock;

            (iii) the shareholders of the Borrower approve a merger or consolidation of the Borrower with any other person, other than a merger or consolidation which would result in the voting securities of the Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Borrower or such surviving or resulting entity outstanding after such merger or consolidation;

            (iv) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets; and/or

            (vi) any "change in control" or any similar term as defined in any of the indentures, credit agreements or other instruments governing any Indebtedness of the Borrower or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend in an outstanding principal amount, of at least $10,000,000 (or the equivalent amount in any other currency).

As used in this definition, the term"Current Holder Group" shall mean (i) Max Draime, (ii) those other persons who are officers and directors of the Borrower at the Effective Date, (iii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iv) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (v) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i), (ii) and (iii) or any other persons (including for charitable purposes), so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

      "Closing Date" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

      "Closing Date Mortgaged Property" shall have the meaning provided in section 6.1(k).

      "Closing Date Mortgage Policy" shall have the meaning provided in section 6.1(k).

      "Closing Date Mortgages" shall have the meaning provided in section
6.1(c).

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

      "Collateral" shall mean any collateral covered by any Security Document.

      "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

      "Commitment" shall mean, with respect to each Lender, its Term A Commitment, if any, its Term B Commitment, if any, or its Revolving Commitment, if any, or any or all of such Commitments of a Lender, as applicable.

      "Commitment Fee" shall have the meaning provided in section 4.1(a).

      "Consolidated Amortization Expense" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

      "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

      "Consolidated Cash Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, but excluding therefrom any portion thereof which represents for such period an addition to the consolidated deferred taxes of the Borrower and its Subsidiaries as determined in accordance with GAAP.

      "Consolidated Cash Interest Expense" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases and the pre-tax equivalent of dividends payable on Redeemable Preferred Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, (i) any amortization or write-off of deferred financing costs; and (ii) interest (and the pre-tax equivalent of dividends on Redeemable Stock) which is not payable in cash with respect to such period

      "Consolidated Depreciation Expense" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

      "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period; plus (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Cash Interest Expense, (ii) Consolidated Cash Income Tax Expense, and consolidated deferred tax expense, (iii) amortization or write-off of deferred financing costs and charges for prepayment penalties on prepayment of Indebtedness, and (iv) extraordinary and other non-recurring non-cash losses and charges; less (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, except that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Wholly-Owned Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint, minority or other equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Wholly-Owned Subsidiaries during such period, and (y) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary; and provided that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBIT for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, adjusted, if appropriate, in the case of the Hi-Stat Acquisition, by up to approximately $17.4 million, to eliminate the effect of certain items of expense related to the operation of Hi-Stat as a private entity, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

      "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period; plus the sum (without duplication) of the amounts for such period included in determining such Consolidated EBIT of (i)

Consolidated Depreciation Expense, and (ii) Consolidated Amortization Expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, notwithstanding anything to the contrary contained herein, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition adjusted, if appropriate and without duplication, in the case of the Hi-Stat Acquisition, to eliminate the effect of certain items of expense related to the operation of Hi-Stat as a private entity, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

      "Consolidated Net Income" shall mean for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

      "Consolidated Net Working Capital" shall mean current assets (excluding cash and Cash Equivalents), minus current liabilities, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date, provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

      "Consolidated Total Assets" shall mean with respect to any person at any date of determination the net book value of all assets which would appear on a consolidated balance sheet of such person and its consolidated Subsidiaries at such date which is prepared in accordance with GAAP.

      "Consolidated Total Debt" shall mean the sum (without duplication) of all Indebtedness of the Borrower and of each of its Subsidiaries, all as determined on a consolidated basis; provided that Consolidated Total Debt shall be computed without regard to (i) the Borrower's existing synthetic lease transaction involving property initially valued at approximately $10.6 million, and (ii) net obligations under Hedge Agreements.

      "Continue", "Continuation" and "Continued" each refers to a continuation of Eurodollar Loans for an additional Interest Period as provided in section 2.8.

      "Convert", "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to section 2.6, 2.8(b),
2.9 or 5.2.

      "Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents and any Letter of Credit Document.

      "Credit Event" shall mean the making of any Loans and/or the issuance of any Letter of Credit.

      "Credit Party" shall mean the Borrower and each of its Subsidiaries and Affiliates which is a party to any Credit Document.

      "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

      "Defaulting Lender" shall mean any Lender with, respect to which a Lender Default is in effect.

      "Designated Hedge Agreement" shall mean any Hedge Agreement to which the Borrower or any of its Subsidiaries is a party which, pursuant to a written instrument signed by the Administrative Agent, has been designated as a Designated Hedge Agreement so that the Borrower's or Subsidiaries's counterparty's credit exposure thereunder will be entitled to share in the benefits of the Subsidiary Guaranty and the Security Documents to the extent the Subsidiary Guaranty and such Security Documents provide guarantees or security for creditors of the Borrower or any Subsidiary under Designated Hedge Agreements. The Administrative Agent may, without the approval or consent of the Lenders, designate a Hedge Agreement as a Designated Hedge Agreement if the counterparty is a Lender or an Affiliate of a Lender and the maximum credit exposure of such counterparty under such Hedge Agreement to the Borrower and its Subsidiaries is reasonably determined by the Administrative Agent, in accordance with its own customary valuation practices, not to exceed $20,000,000; however, if the counterparty is not a Lender or an Affiliate of a Lender, or such credit exposure is so determined by the Administrative Agent to be greater than $20,000,000, the Administrative Agent shall only designate the Hedge Agreement involving such counterparty as a Designated Hedge Agreement if the Administrative Agent is instructed to do so by the Required Lenders. The Administrative Agent may impose as a condition to any designation of a Designated Hedge Agreement a requirement that the counterparty enter into an intercreditor or similar agreement with the Administrative Agent under which recoveries from the Borrower and its Subsidiaries with respect to such Designated Hedge Agreement will be shared in a manner consistent with the provisions of section 10.3 hereof.

      "DLJ" shall mean DLJ Capital Funding, Inc., a Delaware corporation, and its successors and assigns.

      "Documentation Agent" shall have the meaning provided in the introductory paragraph of this Agreement and shall include any successor to the Documentation Agent appointed pursuant to section 11.9.

      "Dollars", "U.S. dollars" and the sign "$" each means lawful money of the United States.

      "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

      "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

      "Effective Date" shall have the meaning provided in section 12.10.

      "Eligible Domestic Inventory" shall mean the lesser of the fair market value, or the gross book value less any applicable reserves for shrinkage, obsolescence or slow-moving goods (determined in accordance with GAAP), of the raw materials, work-in-progress and finished goods inventory owned by the Borrower or by any of its Domestic Subsidiaries which is a party to the Security Agreement, valued on a first-in-first-out basis (before deduction of LIFO reserve), provided that no inventory shall be considered Eligible Domestic Inventory, unless it is:

            (1) subject to a first priority perfected security interest in favor of the Collateral Agent created pursuant to any of the Security Documents;

            (2) in conformity in all material respects with (A) all standards imposed by any governmental agency or authority, and (B) all representations, warranties and covenants with respect to inventory contained in this Agreement or any of the other Credit Documents;

            (3) in the case of finished goods, in good and saleable condition (as determined in accordance with GAAP and any applicable legal requirements;

            (4) located in the United States or in transit to or from the United States; and

            (5) not subject to any claim which a supplier or other creditor of the Borrower or any Subsidiary has asserted which might have priority over the security interest of the Collateral Agent granted pursuant to any of the Security Documents.

No Eligible Foreign Inventory shall in any event constitute Eligible Domestic Inventory.

      "Eligible Domestic Receivables" shall mean the gross outstanding balance, less all financial charges, late fees and other fees which are unearned, and less reserves for doubtful accounts determined in accordance with GAAP, of trade accounts receivable arising out of sales of goods or performance of services, in the ordinary course of business, by the Borrower or any of its Domestic Subsidiaries which is a party to the Security Agreement, provided that no account will be treated as an Eligible Domestic Receivable if:

            (1) it is not subject to a first priority perfected security interest in favor of the Collateral Agent created pursuant to any of the Security Documents;

            (2) the account debtor has disputed liability on the account, or asserted any claim against the Borrower or any of its Subsidiaries, to the extent of the amount of the claim or the amount in dispute;

            (3) the accounts of such account debtor represent more than 10% of the Eligible Domestic Receivables (other than (x) each account debtor whose total unpaid accounts exceed such 10% if such account debtor has a Dun & Bradstreet rating of 5A3 or better (or the equivalent by any other rating service), and (y) each other account debtor whose credit quality is reasonably acceptable to the Administrative Agent in accordance with its customary standards for evaluating account collateral, giving reasonable consideration to the actual and potential customer base of the Borrower and other persons engaged in the same industries), but only such excess shall not be Eligible Domestic Receivables;

            (4) it has remained unpaid for a period exceeding 90 days after the date of the invoice therefor, or the date the related goods are shipped or delivered, if earlier;

            (5) the account debtor is an Affiliate of the Borrower or any of its Subsidiaries;

            (6) the Borrower or any of its Domestic Subsidiaries, in order to be entitled to collect the account, is required to perform any additional substantial service for, or perform or incur any additional obligation to, the account debtor;

            (7) the account debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

            (8) the account is denominated in other than United States Dollars, payable outside the United States or payable by an account debtor located outside the United States, unless such account is fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Collateral Agent, and such irrevocable letter of credit has been assigned to and is in the possession of the Collateral Agent;

            (9) the account is an account of the United States Government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, unless the Collateral Agent has perfected a first priority security interest in such account, subject to compliance with the Assignment of Claims Act of 1940, as amended, or other similar applicable laws or regulations; or.

            (10) in cases where 10% or more in dollar amount of the accounts due from an account debtor are or have become ineligible under clause (4) above; the Collateral Agent believes, in its reasonable business judgment that collection of accounts from such account debtor is insecure.

No Eligible Foreign Receivables shall in any event constitute Eligible Domestic Receivables.

      "Eligible Foreign Inventory" shall mean the lesser of the fair market value, or the gross book value less any applicable reserves for shrinkage, obsolescence or slow-moving goods (determined in accordance with GAAP), of the raw materials, work-in-progress and finished goods inventory owned by any of the Foreign Subsidiaries of the Borrower, valued on a first-in-first-out basis (before deduction of LIFO reserve), provided that no inventory shall be considered Eligible Foreign Inventory, unless it is:

            (1) either (A) subject to a first priority perfected security interest in favor of the Collateral Agent created pursuant to any of the Security Documents, or (B) free of any security interest or Lien securing any Indebtedness;

            (2) in conformity in all material respects with (A) all standards imposed by any governmental agency or authority, and (B) all representations, warranties and covenants with respect to inventory contained in this Agreement or any of the other Credit Documents;

            (3) in the case of finished goods, in good and saleable condition (as determined in accordance with GAAP and any applicable legal requirements;

            (4) located outside the United States or in transit to or from a location outside the United States; and

            (5) not subject to any claim which a supplier or other creditor of the Borrower or any Subsidiary has asserted with respect thereto.

      "Eligible Foreign Receivables" shall mean the gross outstanding balance, less all financial charges, late fees and other fees which are unearned, and less reserves for doubtful accounts determined in accordance with GAAP, of trade accounts receivable arising out of sales of goods or performance of services, in the ordinary course of business, by any of the Foreign Subsidiaries of the Borrower, provided that no account will be treated as an Eligible Foreign Receivable if:

            (1) it is not either (A) subject to a first priority perfected security interest in favor of the Collateral Agent created pursuant to any of the Security Documents, or (B) free of any security interest or Lien securing any Indebtedness;

            (2) the account debtor has disputed liability on the account, or asserted any claim against the Borrower or any of its Subsidiaries, to the extent of the amount of the claim or the amount in dispute;

            (3) the accounts of such account debtor represent more than 10% of the Eligible Domestic Receivables (other than (x) each account debtor whose total unpaid accounts exceed such 10% if such account debtor has a Dun & Bradstreet rating of 5A3 or better (or the equivalent by any other rating service), and (y) each other account debtor whose credit quality is reasonably acceptable to the Administrative Agent in accordance with its customary standards for evaluating account collateral, giving reasonable consideration to the actual and potential customer base of the applicable Foreign Subsidiary and other persons engaged in the same industries), but only such excess shall not be Eligible Foreign Receivables;

            (4) it has remained unpaid for a period exceeding 90 days after the date of the invoice therefor, or the date the related goods are shipped or delivered, if earlier;

            (5) the account debtor is an Affiliate of the Borrower or any of its Subsidiaries;

            (6) the Foreign Subsidiary, in order to be entitled to collect the account, is required to perform any additional substantial service for, or perform or incur any additional obligation to, the account debtor;

            (7) the account debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

            (8) in cases where 10% or more in dollar amount of the accounts due from an account debtor are or have become ineligible under clause (4) above; the Collateral Agent believes, in its reasonable business judgment that collection of accounts from such account debtor is insecure.

      "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which

            (i) is not disapproved in writing by the Borrower in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable), provided that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing, and provided, further, that for purposes of transfers by the initial Lender or Lenders hereunder on or prior to the Syndication Date, those specific or types of financial institutions which the Administrative Agent, the Syndication Agent or any Lead Arranger has identified to the Borrower prior to the Effective Date as potential Lenders hereunder and which the Borrower indicated at such time were acceptable to it, shall be considered Eligible Transferees; and

            (ii) is not a direct competitor of the Borrower or engaged in the same or similar principal lines of business as the Borrower and its Subsidiaries considered as a whole, or is not an Affiliate of any such competitor of the Borrower and its Subsidiaries.

      "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental or Mining Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental or Mining Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

      "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

      "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for Eurodollar Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

      "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in section 2.7(b).

      "Event of Default" shall have the meaning provided in section 10.1.

      "Event of Loss" shall mean, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage,
(iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a Leasehold, the termination or expiration of such Leasehold.

      "Excess Cash Flow" shall mean, for any period, the excess of (i) Consolidated EBITDA for such period, over (ii) the sum for such period of (A) Consolidated Cash Interest Expense, (B) Consolidated Cash Income Tax Expense,
(C) Consolidated Capital Expenditures, (D) the increase, if any, in Consolidated Net Working Capital, (E) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness and the stated or liquidation value of Redeemable Stock (including required reductions in committed credit facilities), and (F) without duplication of any amount included under the preceding clause (E), scheduled payments representing the principal portion of Capitalized Lease Obligations.

      "Excess Cash Flow Prepayment Amount" shall have the meaning provided in section 5.2(c).

      "Existing Indebtedness" shall have the meaning provided in section 7.18.

      "Existing Indebtedness Agreements" shall have the meaning provided in section 7.18.

      "Existing Letter of Credit" shall have the meaning provided in section 3.1(d).

      "Facility" shall mean the Revolving Facility, the Term A Facility or the Term B Facility, or any of them, as applicable.

      "Facing Fee" shall have the meaning provided in section 4.1(c).

      "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

      "Fees" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

      "Financial Projections" shall have the meaning provided in section 7.8(d).

      "Fixed Charge Coverage Ratio" shall mean, for any Testing Period, the ratio of (i) Consolidated EBITDA for such Testing Period, to (ii) the sum of (A) Consolidated Cash Interest Expense, (B) Consolidated Cash Income Tax Expense,
(C) Consolidated Capital Expenditures, (D) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness (including required reductions in committed credit facilities), (E) without duplication of any amount included under the preceding clause (D), scheduled payments representing the principal portion of Capitalized Lease Obligations, and (F) the sum of all payments for dividends, stock repurchases or other retirements, and other purposes described in section 9.6, if any, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; provided that, notwithstanding anything to the contrary contained herein, the Borrower's Fixed Charge Coverage Ratio for any Testing Period shall be computed by giving effect to (x) the inclusion of the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) the exclusion of the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

      "Foreign Subsidiary" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 12.7(a).

      "Guaranty Obligations" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("primary Indebtedness") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

      "Hedge Agreement" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

      "Hazardous Materials" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental or Mining Law.

      "Hi-Stat" shall have the meaning provided in the Preliminary Statements of this Agreement.

      "Hi-Stat Acquisition" shall have the meaning provided in section 7.21.

      "Hi-Stat Acquisition Documents" shall mean the Hi-Stat Stock Purchase Agreement all ancillary agreements between or among any of such parties or their Affiliates related thereto, including, without limitation, any "side letters", any agreements with any officers or Affiliates of any of such persons or any of their Subsidiaries, and the "disclosure schedule" or similar document furnished to the Borrower pursuant to such Stock Purchase Agreement.

      "Hi-Stat Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of December 7, 1998, among the Borrower and the stockholders of Hi-Stat.

      "Indebtedness" of any person shall mean without duplication:

            (i)    all indebtedness of such person for borrowed money;

            (ii) all bonds, notes, debentures and similar debt securities of such person;

            (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

            (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

            (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

            (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

            (vii)  all Capitalized Lease Obligations of such person;

            (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes);

            (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations;

            (x)    all net obligations of such person under Hedge Agreements;

            (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

            (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

            (xiii) all Guaranty Obligations of such person;

provided that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

      "Interest Coverage Ratio" shall mean, for any Testing Period, the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case on a consolidated basis for the Borrower and its Subsidiaries for such Testing Period; provided that, notwithstanding anything to the contrary contained herein, the Borrower's Interest Coverage Ratio for any Testing Period shall be computed by giving effect to (x) the inclusion of the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, including the pro forma interest expense for such period on the Indebtedness incurred to finance such acquisition, and (y) the exclusion of the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition.

      "Interest Period" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

      "Lead Arrangers" shall have the meaning provided in the Preliminary Statements of this Agreement.

      "Leaseholds" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

      "Lender" shall have the meaning provided in the first paragraph of this Agreement.

      "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either
(i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

      "Lender Register" shall have the meaning provided in section 12.16.

      "Letter of Credit" shall have the meaning provided in section 3.1(a).

      "Letter Allocating Initial Commitments" shall mean the letter delivered by the Lead Arrangers to the Borrower, the Agents and the initial Lenders hereunder prior to the Effective Date identifying the Revolving Commitment, the Term A Commitment and/or Term B Commitment, as applicable, of each of such initial Lenders. The Letter Allocating Initial Commitments provides for a Total Revolving Commitment of $100,000,000, a Total Term A Commitment of $150,000,000 and a Total Term B Commitment of $175,000,000.

      "Letter of Credit Documents" shall have the meaning specified in section 3.2(a).

      "Letter of Credit Fee" shall have the meaning provided in section 4.1(b).

      "Letter of Credit Issuer" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and
(ii) in respect of any other Letter of Credit, (1) NCB, and/or (2) such other Lender that is requested, and agrees, to so act by the Borrower, and is approved by the Administrative Agent.

      "Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

      "Letter of Credit Request" shall have the meaning provided in section 3.2(a).

      "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

      "Loan" shall have the meaning provided in section 2.1.

      "Margin Stock" shall have the meaning provided in Regulation U.

      "Material Adverse Effect" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Borrower and/or any of its Subsidiaries, the Borrower and its Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Borrower or any other Credit Party to perform its obligations under the Credit Documents to which it is a party;
(iii) any material adverse effect on the ability of the Borrower and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

      "Material Subsidiary" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

      "Maturity Date" shall mean the Revolving Maturity Date, the Term A Maturity Date or the Term B Maturity Date, as applicable.

      "Minimum Borrowing Amount" shall mean (i) for Prime Rate Loans, $1,000,000, with minimum increments thereafter of $500,000, and (ii) for Eurodollar Loans, $5,000,000, with minimum increments thereafter of $1,000,000.

      "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

      "Multiemployer Plan" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

      "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

      "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

      "Net Cash Proceeds" shall mean, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof; and (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Event of Loss and required to be, and which is, repaid under the terms thereof as a result of such Event of Loss, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof

      "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

      "Note" shall mean a Revolving Note, a Term A Note or a Term B Note, as applicable.

      "Notice of Borrowing" shall have the meaning provided in section 2.3(a).

      "Notice of Conversion" shall have the meaning provided in section 2.6.

      "Notice Office" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Agent Services Division (facsimile: (216) 575-2481), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

      "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower or any other Credit Party to the Administrative Agent, the Collateral Agent, any Lender or any Letter of Credit Issuer pursuant to the terms of this Agreement or any other Credit Document.

      "Participant" shall have the meaning provided in section 3.4(a).

      "Payment Office" shall mean the office of the Administrative Agent at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, Attention:
Agent Services (facsimile: (216) 575-2481), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

      "Percentage" shall mean at any time for any Lender with a Commitment, the percentage obtained by dividing such Lender's Commitment by the Total Commitment, provided, that if the Total Commitment has been terminated, the Percentage for each Lender shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

      "Permitted Acquisition" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

            (i) such Acquisition (A) involves a line or lines of business which is complementary to the lines of business in which the Borrower and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, and (B) involves a line or lines of business which has generated a positive earnings before interest, income taxes, depreciation and amortization for its most recently completed four full fiscal quarters for which financial information is available, unless the Required Lenders specifically approve or consent to such Acquisition in writing;

            (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, unless all of the Lenders specifically approve or consent to such Acquisition in writing;

            (iii) the aggregate consideration for such Acquisition and all other Acquisitions completed after the Closing Date (other than the Hi-Stat Acquisition), including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $50,000,000 (such amount being subject to annual increase, commencing in the year 2000 (based on fiscal year ended December 31, 1999), by an amount equal to (x) 12.5% of Excess Cash Flow for the preceding fiscal year, minus (y) the amount expended for dividends and stock repurchases during such preceding fiscal year as contemplated by section 9.6 hereof), unless the Required Lenders specifically approve or consent to such Acquisition in writing;

            (iv) the Borrower would, after giving effect to such Acquisition, on a pro forma basis, (A) have a ratio of (x) Consolidated Total Debt, to (y) Consolidated EBITDA for its most recent Testing Period (determined on an annualized basis for any Testing Period ending prior to December 31,
      1999), of not more than 3.50 to 1.00, and (B) be in compliance with the financial covenants contained in sections 9.8, 9.9, 9.10 and 9.11; and

            (v) at least 10 Business Days prior to the completion of such transaction the Borrower shall have delivered to the Lenders a certificate of a responsible financial or accounting officer of the Borrower demonstrating, in reasonable detail, the computation of the ratios referred to in sections 9.8, 9.9, 9.10 and 9.11 on a pro forma basis, such pro forma ratios being determined as if (x) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Borrower and the business or person to be acquired, is available and has been delivered to the Lenders at least 10 Business Days prior to the completion of such transaction (which shall in the case of the acquired business include audited financial statements for the most recent fiscal year, unless the same are unavailable and unaudited financial statements are acceptable to the Required Lenders), and (y) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period;

provided, that the term Permitted Acquisition specifically excludes the Hi-Stat Acquisition and any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

      "Permitted Liens" shall mean Liens permitted by section 9.3.

      "person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

      "Pledge Agreement" shall have the meaning provided in section 6.1(c).

      "PNC Bank" shall mean PNC Bank, National Association, a national banking association, and its successors and assigns.

      "Prime Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum.

      "Prime Rate Loan" shall mean each Loan bearing interest at the rate provided in section 2.7(a).

      "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

      "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.ss. 6901 et seq.

      "Real Property" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

      "Redeemable Stock" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

      "Reference Banks" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, provided, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

      "Reportable Event" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, .25, .27,
 .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC Regulation
section 4043.

      "Required Lenders" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 51% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Loans or Unutilized Commitments).

      "Required Revolving Lenders" shall mean Non-Defaulting Lenders whose outstanding Revolving Loans and Unutilized Revolving Commitments constitute at least 51% of the sum of the total outstanding Revolving Loans and Unutilized Revolving Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in
(i) the Lenders holding such amount of the Revolving Loans or having such amount of the Unutilized Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the Revolving Loans or Unutilized Revolving Commitments).

      "Required Term A Lenders" shall mean Non-Defaulting Lenders whose outstanding Term A Loans and Unutilized Term A Commitments constitute at least 51% of the sum of the total outstanding Term A Loans and Unutilized Term A Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Term A Loans or having such amount of the Unutilized Term A Commitments, or (ii) determining the aggregate unpaid principal amount of the Term A Loans or Unutilized Term A Commitments).

      "Required Term B Lenders" shall mean Non-Defaulting Lenders whose outstanding Term B Loans and Unutilized Term B Commitments constitute at least 51% of the sum of the total outstanding Term B Loans and Unutilized Term B Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Term B Loans or having such amount of the Unutilized Term B Commitments, or (ii) determining the aggregate unpaid principal amount of the Term B Loans or Unutilized Term B Commitments).

      "Revolving Borrowing" shall mean the incurrence of Revolving Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

      "Revolving Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in the Letter Allocating Initial Commitments as its "Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

      "Revolving Facility" shall mean the credit facility evidenced by the Total Revolving Commitment.

      "Revolving Facility Percentage" shall mean at any time for any Lender with a Revolving Commitment, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, provided, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

      "Revolving Loan" shall have the meaning provided in section 2.1(c).

      "Revolving Maturity Date" shall mean December 31, 2003, or such earlier date on which the Total Revolving Commitment is terminated.

      "Revolving Note" shall have the meaning provided in section 2.5(a).

      "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing by the Borrower or any Subsidiary of the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Borrower or such Subsidiary to such person.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

      "Scheduled Repayment" shall have the meaning provided in section 5.2(a).

      "SEC" shall mean the United States Securities and Exchange Commission.

      "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

      "Section 5.4(b)(ii) Certificate" shall have the meaning provided in section 5.4(b)(ii).

      "Security Agreement" shall have the meaning provided in section 6.1(c).

      "Security Documents" shall mean the Security Agreement, the Pledge Agreement, each Closing Date Mortgage, and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

      "Standard Permitted Liens" shall mean the following:

            (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

            (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

            (iii)  Liens created by this Agreement or the other Credit
      Documents;

            (i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

            (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of- money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

            (vi) Leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

            (vii) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in, or to which the rights of the owner or lessor are subject, arising under coal leases, deeds, damage or subsidence waivers, and similar instruments, in each case which do not involve, and are not likely to involve at any future time, either individually or in the aggregate, (A) a substantial and prolonged interruption or disruption of the mining activities of the Borrower and its Subsidiaries considered as an entirety, or (B) a Material Adverse Effect; and

            (viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

      "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

      "Subsidiary" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Subsidiary Guarantor" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

      "Subsidiary Guaranty" shall have the meaning provided in section 6.1(c).

      "Subordinated Indebtedness" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

      "Syndication Agent" shall have the meaning provided in the introductory paragraph of this Agreement and shall include any successor to the Syndication Agent appointed pursuant to section 11.9.

      "Syndication Date" shall mean the earlier of (i) the date which is 120 days after the Effective Date, and (ii) the date which the Lead Arrangers and the Syndication Agent determine in their sole discretion (and the Syndication Agent notifies the Borrower and the Administrative Agent) that the primary syndication by the initial Lender or Lenders hereunder of portions of its Term Loan Commitment and its Revolving Commitment to new Lenders has been completed.

      "Taxes" shall have the meaning provided in section 5.4.

      "Term A Borrowing" shall mean the incurrence of Term A Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

      "Term A Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in the Letter Allocating Initial Commitments as its "Term A Commitment" as the same may be reduced from time to time pursuant to sections 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

      "Term A Facility" shall mean the credit facility evidenced by the Total Term A Commitment.

      "Term A Loan" shall have the meaning provided in section 2.1(a).

      "Term A Maturity Date" shall mean December 31, 2003, or such earlier date on which the Total Term A Commitment is terminated.

      "Term A Note" shall have the meaning provided in section 2.5(a).

      "Term B Borrowing" shall mean the incurrence of Term B Loans consisting of one Type of Loan, by the Borrower from all of the Lenders having Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

      "Term Borrowing" shall mean a Term A Borrowing or a Term B Borrowing, as applicable.

      "Term B Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in the Letter Allocating Initial Commitments as its "Term B Commitment" as the same may be reduced from time to time pursuant to sections 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

      "Term B Facility" shall mean the credit facility evidenced by the Total Term B Commitment.

      "Term B Loan" shall have the meaning provided in section 2.1(b).

      "Term B Maturity Date" shall mean December 31, 2005, or such earlier date on which the Total Term B Commitment is terminated.

      "Term B Note" shall have the meaning provided in section 2.5(a).

      "Term B Prepayment Premium" shall have the meaning provided in section 5.1(g).

      "Term Loan" shall mean a Term A Loan or a Term B Loan, as applicable.

      "Term Note" shall have the meaning provided in section 2.5(a).

      "Testing Period" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

      "Title Company" shall have the meaning provided in section 6.1(k).

      "Total Commitment" shall mean the sum of the Total Revolving Commitment, the Total Term A Commitment and the Total Term B Commitment.

      "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of the Lenders.

      "Total Term A Commitment" shall mean the sum of the Term A Commitments of the Lenders.

      "Total Term B Commitment" shall mean the sum of the Term B Commitments of the Lenders.

      "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Prime Rate Loan or a Eurodollar Loan.

      "UCC" shall mean the Uniform Commercial Code.

      "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

      "United States" and "U.S." each means United States of America.

      "Unpaid Drawing" shall have the meaning provided in section 3.3(a).

      "Unutilized Commitment" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of (x) the principal amount of Loans made by such Lender and outstanding at such time and
(y) if such Lender has a Revolving Commitment, such Lender's Revolving Facility Percentage of Letter of Credit Outstandings at such time.

      "Unutilized Total Commitment" shall mean, at any time, the excess of (i) the Total Commitment at such time over (ii) the sum of (x) the aggregate principal amount of all Loans then outstanding plus (y) the aggregate Letter of Credit Outstandings at such time.

      "Unutilized Total Revolving Commitment" shall mean, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the sum of
(x) the aggregate principal amount of all Revolving Loans then outstanding plus
(y) the aggregate Letter of Credit Outstandings at such time.

      "Unutilized Total Term A Commitment" shall mean, at any time, the excess of (i) the Total Term A Commitment at such time over (ii) the aggregate principal amount of all Term A Loans then outstanding.

      "Unutilized Total Term B Commitment" shall mean, at any time, the excess of (i) the Total Term B Commitment at such time over (ii) the aggregate principal amount of all Term B Loans then outstanding.

      "Wholly-Owned Subsidiary" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

      "Written", "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

      1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      1.3. Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

      1.4. Currency Equivalents. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; provided, that (A) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (B) for purposes of sections 2.1(a), 3.1(b) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (C) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections.

      SECTION 2. AMOUNT AND TERMS OF LOANS.

      2.1. Commitments for Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Lender has a commitment under a Facility for the Borrower, under the applicable Facility, as set forth below:

            (a) Term Loan A Facility. Loans under the Term Loan A Facility (each a "Term A Loan" and, collectively, the "Term A Loans"): (i) can only be incurred on the Closing Date in the entire amount of the Unutilized Total Term A Commitment; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, Term A Loans which are Prime Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Term A Loans made as part of the same Term Borrowing shall, unless otherwise specifically provided herein, consist of Term A Loans of the same Type; and (iii) shall not exceed for any Lender at the time of incurrence thereof the aggregate principal amount of the Term Loan A Commitment, if any, of such Lender at such time. Once prepaid or repaid, Term A Loans may not be reborrowed.

            (b) Term Loan B Facility. Loans under the Term Loan B Facility (each a "Term B Loan" and, collectively, the "Term B Loans"): (i) can only be incurred on the Closing Date in the entire amount of the Unutilized Total Term B Commitment; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, Term B Loans which are Prime Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Term B Loans made as part of the same Term Borrowing shall, unless otherwise specifically provided herein, consist of Term B Loans of the same Type; and (iii) shall not exceed for any Lender at the time of incurrence thereof the aggregate principal amount of the Term Loan B Commitment, if any, of such Lender at such time. Once prepaid or repaid, Term B Loans may not be reborrowed.

            (c) Revolving Facility. Loans under the Revolving Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans"): (i) may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the date the Total Revolving Commitment is terminated; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, Revolving Loans which are Prime Rate Loans or Eurodollar Loans, in each case denominated in Dollars, provided that all Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and
      (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (A) such Lender's Revolving Facility Percentage, times (B) the aggregate Letter of Credit Outstandings, equals the Revolving Commitment of such Lender at such time. In addition, no Revolving Loans shall be incurred at any time if after giving effect thereto the Borrower would be required to prepay Revolving Loans in accordance with section 5.2(b).

      2.2. Minimum Borrowing Amounts, etc.; Pro Rata Borrowings. (a) The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day, provided that (i) if there are two or more Borrowings on a single day by the Borrower under the same Facility which consist of Eurodollar Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 10 Borrowings of Eurodollar Loans outstanding hereunder.

      (b) All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility pro rata on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

      2.3. Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

            (A) Borrowings of Eurodollar Loans: prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Eurodollar Loans to be made hereunder, or

            (B) Borrowings of Prime Rate Loans: prior to 12:00 noon (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Prime Rate Loans to be made hereunder.

Each such notice (each such notice, a "Notice of Borrowing") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which such Borrowing is to be incurred; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing;
(iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans or Eurodollar Loans; and (v) if the requested Borrowing consists of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under such Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

      (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

      2.4. Disbursement of Funds. (a) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

      (b) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      2.5. Notes; Loan Accounts. (a) Forms of Notes. The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if a Term A Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-1 (each a "Term A Note" and, collectively, the "Term A Notes"), (ii) if a Term B Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-2 (each a "Term B Note" and, collectively, the "Term B Notes"), and (iii) if a Revolving Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-3 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

      (b) Term A Notes. The Term A Note issued by the Borrower to a Lender with a Term A Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Term A Loans evidenced thereby; (iv) be payable in installments as provided in section 5.2(a) and mature on the Term A Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby;
(vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (c) Term B Notes. The Term B Note issued by the Borrower to a Lender with a Term B Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Term B Loans evidenced thereby; (iv) be payable in installments as provided in section 5.2(a) and mature on the Term B Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby;
(vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (d) Revolving Notes. The Revolving Note issued by the Borrower to a Lender with a Revolving Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Revolving Loans evidenced thereby; (iv) mature on the Revolving Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurodollar Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

      (e) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (f) Loan Accounts of Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and the Interest Period and applicable interest rate if such Loan is a Eurodollar Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

      (g) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to section 2.5(e) and (f) shall be prima facie evidence of the existence and amounts and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

      (h) Endorsements of Amounts on Notes Prior to Transfer. Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

      2.6. Conversions. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its Loans of one Type owing by it pursuant to a single Facility into a Borrowing or Borrowings pursuant to the same Facility of another Type of Loans which can be made pursuant to such Facility, provided that: (i) no partial Conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any Conversion of Eurodollar Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans; (iii) Prime Rate Loans may only be Converted into Eurodollar Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Revolving Lenders, the Required Term A Lenders or the Required Term B Lenders, as applicable, otherwise agree; (iv) Prime Rate Loans may not be Converted into Eurodollar Loans during any period when such Conversion is not permitted under section 2.9; and (v) Borrowings of Eurodollar Loans resulting from this section 2.6 shall conform to the requirements of section 2.2. Each such Conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days', in the case of Conversion into a Eurodollar Loans (or prior to 12:00 noon (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans), prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "Notice of Conversion"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Revolving Loans out of the proceeds of other Revolving Loans by the Borrower is not considered a Conversion of Revolving Loans into other Revolving Loans.

      2.7. Interest. (a) Interest on Prime Rate Loans. During such periods as a Loan is a Prime Rate Loan, it shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin for such Loan.

      (b) Interest on Eurodollar Loans. During such periods as a Loan is a Eurodollar Loan, it shall bear interest at a rate per annum which shall at all times during an Interest Period therefor be relevant Adjusted Eurodollar Rate for such Eurodollar Loan for such Interest Period plus the Applicable Eurodollar Margin for such Loan.

      (c) Default Interest. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to section 2.7(a). If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to section 2.7(a).

      (d) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

            (i) in respect of each Prime Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, and

            (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and

            (iii) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (e) Computations of Interest. All computations of interest hereunder shall be made in accordance with section 12.7(b).

      (f) Information as to Interest Rates. Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurodollar Rate for any Borrowing consisting of Eurodollar Loans. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurodollar Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower (on behalf of any applicable Borrower) and the Lenders thereof.

      (g) Interest Rate Margins. As used herein the terms "Applicable Prime Rate Margin" and "Applicable Eurodollar Margin" shall mean the applicable rates determined in accordance with the following provisions.

            (i) Applicable Margin for Term B Loans. In the case of the Term B Loans, the Applicable Prime Rate Margin is 200 basis points per annum and the Applicable Eurodollar Margin is 350 basis points per annum.

            (ii) Applicable Margins for Revolving Loans and Term A Loans. In the case of the Revolving Loans and the Term A Loans, the Applicable Prime Rate Margin or Applicable Eurodollar Margin, as the case may be, is the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA, as computed in accordance with section 9.8 hereof, and such Pricing Grid Table, and the following provisions:

                  (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Prime Rate Margin for Revolving Loans and Term A Loans will be 150 basis points per annum, and the Applicable Eurodollar Margin for Revolving Loans and Term A Loans will be 300 basis points per annum.

                  (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to June 30, 1999, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin or Applicable Eurodollar Margin for any Revolving Loan or Term A Loan in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, as computed in accordance with section 9.8 hereof, and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin or Applicable Eurodollar Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or
            (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                  (C) Notwithstanding the above provisions, during any period when (1) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurodollar Margin for Revolving Loans and Term A Loans shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

                  (D) Any changes in the Applicable Prime Rate Margin or
            Applicable Eurodollar Margin for Revolving Loans or Term A Loans shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(g) shall be conclusive and binding absent manifest error.

                               PRICING GRID TABLE
                                       FOR
                        REVOLVING LOANS AND TERM A LOANS
                           (Expressed in Basis Points)

=========================================================================================
        Ratio of                     Applicable Prime     Applicable         Applicable
Consolidated Total Debt                 Rate Margin    Eurodollar Margin   Commitment Fee
        to                                                                      Rate
Consolidated EBITDA
=========================================================================================
Greater than 3.00 to 1.00                 150.00            300.00               50.00
-----------------------------------------------------------------------------------------
Greater than 2.50 to 1.00 and
  Less than or equal to 3.00 to 1.00      112.50            262.50               50.00
-----------------------------------------------------------------------------------------
Greater than 2.00 to 1.00 and
  Less than or equal to 2.50 to 1.00       75.00            225.00               50.00
-----------------------------------------------------------------------------------------
Greater than 1.50 to 1.00 and
  Less than  or equal to 2.00 to 1.00      50.00            200.00               37.50
-----------------------------------------------------------------------------------------
Less than or equal to 1.50 to 1.00         25.00            175.00               37.50
=========================================================================================

      2.8. Selection and Continuation of Interest Periods. (a) The Borrower shall have the right

            (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of, Conversion into, a Borrowing of Eurodollar Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

            (y) prior to 12:00 noon (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing under a Facility of Eurodollar Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurodollar Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "Notice of Continuation"), which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; provided, that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.9 and to the following:

            (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) subject to the foregoing clauses (i) through (iii), (A) only a one month Interest Period shall be available to be selected prior to the Syndication Date; and (B) all Loans which constitute Eurodollar Loans and are outstanding during said period shall have been incurred or Converted or Continued into one or more Borrowings, with all such Borrowings to have an Interest Period which commences and ends on the same date;

            (v) no Interest Period for any Eurodollar Loan may be selected which would end after the Maturity Date applicable thereto;

            (vi) no Interest Period with respect to any Term A Borrowing may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of the Term A Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term A Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term A Loans permitted to be outstanding after such Scheduled Repayment;

            (vii) no Interest Period with respect to any Term B Borrowing may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of the Term B Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term B Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term B Loans permitted to be outstanding after such Scheduled Repayment;

            (viii)each Borrowing resulting from a Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

            (ix) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Revolving Lenders, the Required Term A Lenders or the Required Term B Lenders, as applicable, otherwise agree.

      (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period.

      2.9. Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Adjusted Eurodollar Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any

      Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurodollar Rate pursuant to the definition thereof) and/or (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred, Converted or Continued shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

      (b) At any time that any Eurodollar Loan is affected by the circumstances described in section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to section 2.9(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurodollar Loan into a Prime Rate Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

      (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

      (d) Notwithstanding anything in this Agreement to the contrary, (i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9, 3.5 or 5.4 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 or 5.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

      2.10. Breakage Compensation. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to section 2.9(a)); (ii) if any repayment, prepayment or Conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b).

      2.11. Change of Lending Office; Replacement of Lenders. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii), 2.9(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

      (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or if the Borrower is required to pay any additional amount to any Lender or governmental authority pursuant to section 5.4, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including any breakage compensation under section 2.10 hereof), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or
(iii), 2.9(c) or 3.5 with respect to such Lender, or resulting from any required payments to any Lender or governmental authority pursuant to section

5.4, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.9,
3.5 or 5.4.

      SECTION 3. LETTERS OF CREDIT.

      3.1. Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Maturity Date to issue, for the account of the Borrower, any of its Subsidiaries, or any Affiliate which is at least 45% owned by the Borrower and its Subsidiaries (the Borrower, any such Subsidiary or any such Affiliate, a "Letter of Credit Obligor"), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Borrower or any such other Letter of Credit Obligor incurred in the ordinary course of its business, and such other standby obligations of the Borrower and the other Letter of Credit Obligors that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "Letter of Credit" and collectively, the "Letters of Credit").

      (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Revolving Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total General Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer. In addition, no Letter of Credit shall be issued or increased in amount if after giving effect thereto the Borrower would be required to prepay Revolving Loans in accordance with section 5.2(b).

      (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Revolving Facility Percentage of the Letter of Credit Outstandings; or
(ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment, and the Borrower has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment.

      (d) Annex V hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

      3.2. Letter of Credit Requests: Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "Letter of Credit Documents". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

      (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

      3.3. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Borrower (or any such other Letter of Credit Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to the Borrower (or such other Letter of Credit Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

      (b) The Borrower's obligation under this section 3.3 to reimburse, or cause another Letter of Credit Obligor to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Letter of Credit Obligor may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided, however that the Borrower shall not be obligated to reimburse, or cause another Letter of Credit

Obligor to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

      3.4. Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Revolving Commitments of the Lenders pursuant to section 12.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new Revolving Facility Percentages of the assigning and assignee Lender.

      (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

      (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Revolving Facility Percentage of any such payment.

      (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

      (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off defense or other right which the Borrower (or any other Letter of Credit Obligor) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower (or any other Letter of Credit Obligor) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any other Letter of Credit Obligor which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or wilful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

            (v) the occurrence of any Default or Event of Default.

      (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

      3.5. Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such

Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

      3.6. Guaranty of Letter of Credit Obligations of Other Letter of Credit Obligors. (a) The Borrower hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each Other Letter of Credit Obligor under each Letter of Credit Document to which such Other Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such Other Letter of Credit Obligor to pay punctually any such amount, the Borrower shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

      (b) As a separate, additional and continuing obligation, the Borrower unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Borrower under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Borrower as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

      (c) The obligations of the Borrower under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

            (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Other Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

            (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under this Agreement, any Note or any other Credit Document or of any Other Letter of Credit Obligor under any Letter of Credit Document;

            (iv) any change in the corporate existence, structure or ownership of any Other Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Other Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of any Other Letter of Credit Obligor contained in any Letter of Credit Document;

            (v) the existence of any claim, set-off or other rights which the Borrower may have at any time against any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

            (vi) any invalidity or unenforceability relating to or against any Other Letter of Credit Obligor for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Other Letter of Credit Obligor of any Obligations in respect of any Letter of Credit; or

            (vii) any other act or omission to act or delay of any kind by any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Borrower's obligations under this section.

      (d) The Borrower's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under the Credit Documents and by any Other Letter of Credit Obligor under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Other Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, the Borrower's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      (e) The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Other Letter of Credit Obligor or any other person, or against any collateral or guaranty of any other person.

      (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Borrower shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Other Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Other Letter of Credit Obligor in respect thereof.

      (g) In the event that acceleration of the time for payment of any amount payable by any Other Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Borrower under this section forthwith on demand by the Administrative Agent.

      SECTION 4. FEES; COMMITMENTS.

      4.1. Fees. (a) Commitment Fees. (i) The Borrower agrees to pay to the Administrative Agent fees ("Commitment Fees") for the account of each Non-Defaulting Lender which has a Revolving Commitment for the period from and including the Effective Date to, but not including, the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Rate for such day on the amount of such Lender's Revolving Facility Percentage of the Unutilized Total Revolving Commitment for such day. Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated.

      (ii) As used herein the term "Applicable Commitment Fee Rate" shall mean the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.7(g), based on the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA, as computed in accordance with section 9.8 hereof, and such Pricing Grid Table, and the following provisions:

            (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Commitment Fee Rate will be 50 basis points per annum.

            (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to June 30, 1999, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Commitment Fee Rate in accordance with the Pricing Grid Table, based on the Borrower's ratio of (x) Consolidated Total Debt as of the end of the fiscal quarter, to (y) Consolidated EBITDA for the Testing Period ended on the last day of the fiscal quarter, as computed in accordance with section
      9.8 hereof, and identified in such Pricing Grid Table. Changes in the Applicable Commitment Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Borrower, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

            (C) Notwithstanding the above provisions, during any period when (1) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Borrower's ratio of Consolidated Total Debt to Consolidated EBITDA at such time.

            (D) Any changes in the Applicable Commitment Fee rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a)(ii) shall be conclusive and binding absent manifest error.

      (b) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender which has a Revolving Commitment, pro rata on the basis of its Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at a rate per annum equal to the Applicable Eurodollar Margin then in effect for Revolving Loans, on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the account party or beneficiary). The Borrower also agrees to pay additional Letter of Credit Fees, on demand, at the rate of 200 basis points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 10.1(a) or Event of Default is in existence.

      (c) Facing Fees. The Borrower agrees to pay directly to each Letter of Credit Issuer, for its own account, a fee in respect of each Letter of Credit issued by it (a "Facing Fee"), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at the rate of 1/8 of 1% per annum on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof).

      (d) Additional Charges of Letter of Credit Issuer. The Borrower agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

      (e) Other Fees. The Borrower shall pay to the Administrative Agent, the Syndication Agent and the Lead Arrangers on the Effective Date and thereafter, for its or their own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Administrative Agent, the Syndication Agent and the Lead Arrangers.

      (f) Computations of Fees. All computations of Fees shall be made in accordance with section 12.7(b).

      4.2. Voluntary Termination/Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to:

                  (a) terminate the Total Commitment, provided that (i) all
            outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Borrower shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Revolving Lenders), or (y) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations);

                  (b) terminate the Total Term A Commitment, provided that all outstanding Term A Loans are contemporaneously prepaid in accordance with section 5.1;

                  (c) terminate the Total Term B Commitment, provided that all outstanding Term B Loans are contemporaneously prepaid in accordance with section 5.1;

                  (d) partially and permanently reduce the Unutilized Total
            Revolving Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each of the Lenders; (ii) any partial reduction of the Unutilized Total Revolving Commitment pursuant to this section 4.2(c) shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total Revolving Commitment, (A) the Unutilized Total Revolving Commitment then in effect shall exceed the then aggregate outstanding principal amount of the Term Loans by at least $10,000,000; and (B) unless the Borrowing Base Termination Date shall already have occurred, the Borrower could then incur, in compliance with the Borrowing Base then in effect and the applicable provisions of this Agreement, at least $5,000,000 of additional Revolving Loans; and/or

                  (e) after the incurrence of Term Loans on the Closing Date, partially and permanently reduce the Total Term A Commitment or the Total Term B Commitment only by making Scheduled Repayments of Term Loans pursuant to section 5.2, and prepayments of Term Loans pursuant to sections 5.1 and 5.2.

The Borrower may not reduce the Unutilized Total Term A Commitment or the Unutilized Total Term B Commitment, in whole or in part, prior to the Borrowing of Term Loans on the Closing Date.

      4.3. Mandatory Adjustments of Commitments, etc. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on January 15, 1999, unless the Closing Date has occurred on or prior to such date.

      (b) The Total Term A Commitment shall terminate (and the Term A Commitment of each Lender shall terminate) on the earlier of (x) the Term A Maturity Date and (y) the date on which a Change of Control occurs.

      (c) The Total Term B Commitment shall terminate (and the Term B Commitment of each Lender shall terminate) on the earlier of (x) the Term B Maturity Date and (y) the date on which a Change of Control occurs.

      (d) The Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate on the earlier of (x) the Revolving Maturity Date and
(y) the date on which a Change of Control occurs.

      (e) The Total Term A Commitment shall be permanently reduced, without premium or penalty, at the time of each (i) voluntary prepayment of Term A Loans pursuant to section 5.1, and (ii) Scheduled Repayment or mandatory prepayment of Term A Loans pursuant to section 5.2, in an amount equal to the aggregate principal amount of the Term A Loans so repaid or prepaid.

      (f) The Total Term B Commitment shall be permanently reduced at the time of each

            (i) voluntary prepayment of Term B Loans pursuant to section 5.1, without premium or penalty, except for any Term B Prepayment Premium which may be payable at such time,

            (ii) Scheduled Repayment of Term B Loans pursuant to section 5.2, without premium or penalty, and

            (iii) mandatory prepayment of Term B Loans pursuant to section 5.2, without premium or penalty, except for any Term B Prepayment Premium which may be payable at such time,

in an amount equal to the aggregate principal amount of the Term B Loans so repaid or prepaid.

      SECTION 5. PAYMENTS.

      5.1. Voluntary Prepayments. The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty (except as specified below), from time to time on the following terms and conditions:

            (a) the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                  (i) 12:00 noon (local time at the Notice Office) three
            Business Days prior to the date of such prepayment, in the case of any prepayment of Eurodollar Loans, or

                  (ii) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate
            Loans,

      and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

            (b) in the case of prepayment of any Borrowings under the Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Prime Rate Loans, and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

            (c) in the case of prepayment of any Borrowings under the Term A Facility or the Term B Facility, (i) such prepayment shall be applied to reduce the Scheduled Repayments in respect of such Facility in inverse order of maturity, and (ii) each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Prime

      Rate Loans, and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans;

            (d) no prepayment of any Term Loans pursuant to this section 5.1 shall be made if after giving effect thereto and any Revolving Borrowings made in connection therewith (i) the Unutilized Total Revolving Commitment would not be at least $10,000,000, or (ii) if such prepayment is made prior to the Borrowing Base Termination Date, the Borrower could not, because of the Borrowing Base then in effect or any other provisions of this Agreement, immediately incur at least $5,000,000 principal amount of additional Revolving Loans;

            (e) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

            (f) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans;

            (g) in the case of any such prepayment of the Term B Loans, such prepayment shall be accompanied by a prepayment premium (a "Term B Prepayment Premium") in the amount of 2% of the amount prepaid, if such prepayment is made prior to the first anniversary of the Closing Date, or in the amount of 1% of the amount prepaid, if such prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date (there being no Term B Prepayment Premium for any subsequent voluntary prepayments of Term B Loans); and

            (h) each prepayment of Eurodollar Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto shall be accompanied by any amounts payable in respect thereof under section 2.10.

      5.2. Scheduled Repayments and Mandatory Prepayments. The Loans shall be subject to mandatory repayment or prepayment in accordance with the following provisions:

            (a) Scheduled Repayments of Term Loans. On each of the dates set forth below the Borrower shall be required to, and shall, repay the principal amount of its Term Loans in the amount set forth opposite such date, except that the payment due on the Maturity Date of any Term Loans under a Facility shall in any event be in the amount of the entire remaining principal amount of the outstanding Term Loans under such Facility (each such repayment, as the same may be reduced pursuant to section 5.1(c) or sections 5.2(c), (d), (e), (f) or (g)), a "Scheduled Repayment"):

      ==========================================================================
      Date                          Term A Loans                Term B Loans
      ==========================================================================
      March 31, 1999                 $4,687,500                   $437,500
      --------------------------------------------------------------------------
      June 30, 1999                  $4,687,500                   $437,500
      --------------------------------------------------------------------------
      September 30, 1999             $4,687,500                   $437,500
      --------------------------------------------------------------------------
      December 31, 1999              $4,687,500                   $437,500
      --------------------------------------------------------------------------
      March 31, 2000                 $5,625,000                   $437,500
      --------------------------------------------------------------------------
      June 30, 2000                  $5,625,000                   $437,500
      --------------------------------------------------------------------------
      September 30, 2000             $5,625,000                   $437,500
      --------------------------------------------------------------------------

      ==========================================================================
      Date                          Term A Loans                Term B Loans
      ==========================================================================
      December 31, 2000              $5,625,000                   $437,500
      --------------------------------------------------------------------------
      March 31, 2001                 $7,500,000                   $437,500
      --------------------------------------------------------------------------
      June 30, 2001                  $7,500,000                   $437,500
      --------------------------------------------------------------------------
      September 30, 2001             $7,500,000                   $437,500
      --------------------------------------------------------------------------
      December 31, 2001              $7,500,000                   $437,500
      --------------------------------------------------------------------------
      March 31, 2002                 $9,375,000                   $437,500
      --------------------------------------------------------------------------
      June 30, 2002                  $9,375,000                   $437,500
      --------------------------------------------------------------------------
      September 30, 2002             $9,375,000                   $437,500
      --------------------------------------------------------------------------
      December 31, 2002              $9,375,000                   $437,500
      --------------------------------------------------------------------------
      March 31, 2003                 $10,312,500                  $437,500
      --------------------------------------------------------------------------
      June 30, 2003                  $10,312,500                  $437,500
      --------------------------------------------------------------------------
      September 30, 2003             $10,312,500                  $437,500
      --------------------------------------------------------------------------
      December 31, 2003              $10,312,500                  $437,500
      --------------------------------------------------------------------------
      March 31, 2004                                            $11,250,000
      --------------------------------------------------------------------------
      June 30, 2004                                             $11,250,000
      --------------------------------------------------------------------------
      September 30, 2004                                        $11,250,000
      --------------------------------------------------------------------------
      December 31, 2004                                         $11,250,000
      --------------------------------------------------------------------------
      March 31, 2005                                            $30,375,000
      --------------------------------------------------------------------------
      June 30, 2005                                             $30,375,000
      --------------------------------------------------------------------------
      September 30, 2005                                        $30,375,000
      --------------------------------------------------------------------------
      December 31, 2005                                         $30,375,000
      ==========================================================================

            (b) Mandatory Prepayment of Revolving Loans, etc. if Outstanding Revolving Loans and Letter of Credit Outstandings Exceed Total Revolving Commitment or Borrowing Base. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans plus (ii) the aggregate amount of Letter of Credit Outstandings, exceeds (x) the Total Revolving Commitment as then in effect, or (y) if the Borrowing Base Termination Date shall not have occurred, the lesser of the Total Revolving Commitment as then in effect or the Borrowing Base as then in effect, the Borrower shall prepay on such date that principal amount of Revolving Loans and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Revolving Loans to the requirements as to the amounts of partial prepayments of Revolving Loans which are contained in section 5.1. If, after giving effect to the prepayment of Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the lesser of (x) the Total Revolving Commitment as then in effect, or (y) the Borrowing Base as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

            (c) Mandatory Prepayment---Excess Cash Flow. Within 10 days after the date in each calendar year on which the Borrower delivers its audited financial statements to the Lenders pursuant to section 8.1(a) hereof with respect to the preceding fiscal year of the Borrower (or, if the Borrower fails to do so as required by said section 8.1(a), within 10 days after the last date by which such audited financial statements are required to have been so delivered pursuant to said section 8.1(a)), commencing with the financial statements for the fiscal year ended December 31, 1998, the Borrower shall prepay the principal of the Loans in an aggregate amount (an "Excess Cash Flow Prepayment Amount"), conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 75% of the amount of Excess Cash Flow for such fiscal year. Prepayments of the Loans pursuant to this section 5.2(c) shall be applied
      (i) first, to the Term Loans, with the Excess Cash Flow Prepayment Amount being allocated among the Term A Loans and the Term B Loans in the same proportion as the then outstanding Term A Loans bear to the then outstanding Term B Loans, and with the Excess Cash Flow Prepayment Amount so allocated being applied to reduce the applicable Scheduled Repayments in inverse order of their maturity, and (ii) second, after no Term Loans are outstanding, to the Revolving Loans. The Borrower shall be entitled to credit against the Excess Cash Flow Prepayment Amount payable on any date the principal amount of Term Loans prepaid pursuant to section 5.1 subsequent to the end of the preceding fiscal year and on or prior to the date such Excess Cash Flow Prepayment Amount is payable.

            (d) Mandatory Prepayment---Certain Proceeds of Asset Sales. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $2,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale, shall be applied as a mandatory prepayment of principal of first, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term A Loans and the Term B Loans in the same proportion as the then outstanding Term A Loans bear to the then outstanding Term B Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans; provided, that (i) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing,
      (ii) the Borrower and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (iii) the Borrower notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent of the amount of such Net Cash Proceeds as to which the Borrower so indicates such reinvestment will take place. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Borrower will immediately make a prepayment of the principal of first, the outstanding Term Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans, as provided above, in an amount, conforming to the requirements as to amount of partial prepayments contained in section 5.1, at least equal to such remaining amount. Prepayments of the Term Loans pursuant to this section 5.2(d) shall be applied to the Scheduled Repayments in inverse order of their maturity.

            (e) Mandatory Prepayment---Certain Proceeds of Equity Sales. Not later than the Business Day following the date of the receipt by the Borrower and/or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Borrower or any Subsidiary after the Closing Date (other than (i) any inter-company sale to the Borrower or any Subsidiary and (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (key employees) or directors generally), the Borrower will prepay the principal of first, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term A Loans and the Term B Loans in the same proportion as the then outstanding Term A Loans bear to the then outstanding Term B Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any. Prepayments of the Term Loans pursuant to this section 5.2(e) shall be applied to the Scheduled Repayments in inverse order of their maturity.

            (f) Mandatory Prepayment---Certain Proceeds of Debt Securities. Not later than the Business Day following the date of the receipt by the Borrower of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of debt securities by the Borrower after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement with one or more institutional investors, the Borrower will prepay the principal of first, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term A Loans and the Term B Loans in the same proportion as the then outstanding Term A Loans bear to the then outstanding Term B Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any. Prepayments of the Term Loans pursuant to this section 5.2(f) shall be applied to the Scheduled Repayments in inverse order of their maturity.

            (g) Mandatory Prepayment---Certain Proceeds of an Event of Loss. If during any fiscal year of the Borrower, the Borrower and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $5,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss, shall be applied as a mandatory prepayment of principal of first, the outstanding Term Loans, with the amount of such prepayment being allocated among the Term A Loans and the Term B Loans in the same proportion as the then outstanding Term A Loans bear to the then outstanding Term B Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans; provided, that notwithstanding the foregoing, any such Net Cash Proceeds representing proceeds of business interruption insurance may instead be applied first, to the principal of outstanding Revolving Loans, and second, after no Revolving Loans are outstanding, to the principal of Term Loans, but otherwise in accordance with the above provisions. Prepayments of the Term Loans pursuant to this section 5.2(g) shall be applied to the Scheduled Repayments in inverse order of their maturity.

            Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (i) the Cash Proceeds received in any fiscal year as a result of such Event of Loss are less than $20,000,000, (ii) no Default under section 10.1(a) or Event of Default has occurred and is continuing,
      (iii) the Borrower notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within 18 months out of such Cash Proceeds and other funds available to the Borrower, then no such prepayment of the Loans shall be required if the Borrower immediately deposits such Cash Proceeds in a cash collateral deposit account over which the Collateral Agent shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in section 10.3 if an Event of Default occurs and is continuing . So long as no Default under section 10.1(a) or Event of Default has occurred and is continuing, the Collateral Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Borrower for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in section 10.3 shall be applied to the prepayment of the Loans as provided above.

            (h) Mandatory Prepayment---Change of Control. On the date of which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, and other Obligations, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees (and in the case of any such required prepayment of Term B Loans, any premium which would then be payable if such prepayment had instead been made pursuant to section 5.1) and the Borrower shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Revolving Lenders), or (ii) the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Borrower hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

            (i) Term B Prepayment Premium on Mandatory Prepayment Related to Change of Control. Any mandatory prepayment of Term B Loans pursuant to section 5.2(h) prior to the second anniversary of the Closing Date shall be accompanied by the Term B Prepayment Premium on the amount prepaid which would have been payable if the Borrower had instead voluntarily prepaid such Term B Loans pursuant to section 5.1 hereof.

            (j) Right of Term B Lenders to Forego Certain Mandatory Prepayments. Each Term B Lender shall have the right to forego the application to its Term B Loans of any mandatory prepayment of Loans required to be made pursuant to section 5.2(c), (d), (e), (f) or (g), in accordance with the following provisions:

                  (i) The Administrative Agent shall, on or prior to 3:00 P. M.
            (local time at the Notice Office) on the date it receives immediately available funds from the Borrower in respect of a mandatory prepayment of Loans pursuant to section 5.2(c), (d), (e),
            (f) or (g), give each Term B Lender written or telephonic notice of
            (A) the amount of such mandatory prepayment, (B) the portion thereof proposed to be applied to the Term B Loans of such Term B Lender in accordance with section 5.2(c), (d), (e), (f) or (g), as applicable, and (C) such Term B Lender's right to forego the application to its Term B Loans of the portion of such mandatory prepayment, which notice shall request such Term B Lender to confirm to the Administrative Agent whether or not it wishes to forego such application to its Term B Loans.

                  (ii) If any Term B Lender so indicates its desire to forego such application to the prepayment of its Term B Loans by giving the Administrative Agent written or telephonic notice to such effect by 5:00 P. M. (local time at the Notice Office) on the date such Term B Lender receives such written or telephonic notice from the Administrative Agent, the amount of the applicable prepayment which otherwise would have been applied to its Term B Loans shall, notwithstanding anything to the contrary contained in this section 5.2, be applied instead to the prepayment of Term A Loans, and after no Term A Loans are outstanding, to the prepayment of the Revolving Loans.

                  (iii) The Administrative Agent may act without liability upon the basis of any such telephonic notice or written notice believed by the Administrative Agent in good faith to be from an authorized representative of a Term B Lender. In the case of each such telephonic notice, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

                  (iv) Any Term B Lender which does not respond to the
            Administrative Agent within the time period specified above to a notice from the Administrative Agent requesting it to confirm whether or not it wishes to exercise its right to forego the application of its portion of such prepayment to its Term B Loans pursuant to this section 5.2(j) shall be deemed to have waived such right to forego such application.

                  (v) Notwithstanding anything to the contrary contained in this
            Agreement, the Administrative Agent may defer, until the next Business Day, the distribution to the Lenders of any portion of any mandatory prepayment of Loans received by the Administrative Agent pursuant to section 5.2(c), (d), (e), (f) or (g), as applicable, as to which the Administrative Agent is determining whether or not the Term B Lenders wish to exercise their rights under this section 5.2(j).

            (k) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurodollar Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurodollar Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and
      (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of Eurodollar Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

      5.3. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the United States of America, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

      5.4. Net Payments. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

      (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 5.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a
Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 12.4(c) and the immediately succeeding sentence,
(x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 12.4(c), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

      (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Borrower pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; provided, that the Borrower agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Borrower with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

      (d) Reference is hereby made to the provisions of section 2.10(d) for certain limitations upon the rights of a Lender under this section.

      SECTION 6. CONDITIONS PRECEDENT.

      6.1. Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing
Date:

            (a) Effectiveness; Notes. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

            (b) Fees, etc. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

            (c) Other Credit Documents. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Agents and the Lenders, of, (i) the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty"), substantially in the form attached hereto as Exhibit C-1, (ii) the Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), substantially in the form attached hereto as Exhibit C-2; (iii) the Collateral Assignment of Patents and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Collateral Assignment of Patents"), substantially in the form attached hereto as Exhibit C-3; (iv) the Collateral Assignment of Trademarks and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Collateral Assignment of Trademarks"), substantially in the form attached hereto as Exhibit C-4;
      (v) the Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), substantially in the form attached hereto as Exhibit C-5; and
      (vi) the mortgages, deeds of trust and similar instruments (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Closing Date Mortgages"), substantially in the respective forms attached hereto as Exhibits C-6 through C-11, encumbering the following properties:

                  (1) 166,100 square foot division office and manufacturing
            facility and related property owned by the Borrower and located in Boston, Massachusetts;

                  (2) 126,000 square foot division office and manufacturing
            facility and related property owned by the Borrower and located in Canton, Massachusetts;

                  (3) 70,000 square foot manufacturing facility and related
            property owned by the Borrower and located in Kent, Ohio;

                  (4) 72,000 square foot and manufacturing facility and related property owned by the Borrower and located in Orwell, Ohio;

                  (5) 196,000 square foot manufacturing facility and related property owned by the Borrower and located in Portland, Indiana; and

                  (6) 7,500 square foot corporate office and related property owned by the Borrower and located in Warren, Ohio.

            (d) Corporate Resolutions and Approvals. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Borrower and each other Credit Party, approving the Credit Documents to which the Borrower or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Borrower or any such other Credit Party of the Credit Documents to which it is or may become a party.

            (e) Incumbency Certificates. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Borrower and of each other Credit Party, certifying the names and true signatures of the officers of the Borrower or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Borrower or such other Credit Party is a party and any other documents to which the Borrower or any such other Credit Party is a party which may be executed and delivered in connection herewith.

            (f) Opinion of Counsel. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Baker & Hostetler LLP, special counsel to the Borrower, substantially in the form of Exhibit F hereto and covering such other matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

            (g) Existing Credit Agreement. Contemporaneously with the Closing Date, the Borrower shall have terminated the commitments of the lenders under its Credit Agreement, dated as of August 4, 1998, as amended, prepaid any borrowings thereunder, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to become Existing Letters of Credit deemed issued hereunder.

            (h) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Collateral Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

            (i) Evidence of Insurance. The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

            (j) Search Reports. The Administrative Agent shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party which is a party to any Security Document in any jurisdiction in which such Credit Party maintains an office or in which any Collateral of such Credit Party is located, together with copies of such financing statements.

            (k) Title Policies and Other Documents Relating to Closing Date Mortgaged Properties. As to each Real Property subjected to the Lien of a Closing Date Mortgage (a "Closing Date Mortgaged Property"), the Collateral Agent shall have received:

                  (i) an American Land Title Association ( ALTA) mortgagee title insurance policy or policies, or unconditional commitments therefor (a "Closing Date Mortgage Policy") issued by a title insurance company reasonably satisfactory to the Collateral Agent (a "Title Company"), in an amount not less than the amount reasonably required therefor by the Administrative Agent and the Syndication Agent (taking into account the estimated value of the property involved), insuring fee simple title to, or a valid leasehold interest in, such Closing Date Mortgaged Property vested in the Borrower and assuring the Collateral Agent that the applicable Closing Date Mortgage creates a valid a and enforceable first priority mortgage lien on the respective Closing Date Mortgaged Property encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policy (1) shall include an endorsement for mechanics' liens, for revolving, "variable rate" and future advances under this Agreement and for any other matters reasonably requested by any Agent and (2) shall provide for affirmative insurance and such reinsurance as any Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent;

                  (ii) a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to the Administrative Agent and the Syndication Agent;

                  (iii) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policy or in such title report;

                  (iv) evidence, which may be in the form of a letter from the
            Title Company or from an insurance broker, surveyor or engineer, as to whether (1) such Closing Date Mortgaged Property is a Flood Hazard Property, and (2) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and if such Closing Date Mortgaged Property is a Flood Hazard Property, evidence that the Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

                  (v) a certificate of the Borrower identifying any Phase I,
            Phase II or other environmental report received in draft or final form by any Credit Party during the two year period prior to the Closing Date with respect to such Closing Date Mortgaged Property and/or the operations conducted therefrom, or stating that no such draft or final form reports have been requested or received by any Credit Party (or its counsel), together with true and correct copies of all such environmental reports so listed (in draft form, if not finalized); and all such environmental reports shall be satisfactory in form and substance to the Administrative Agent and the Syndication Agent; and

                  (vi) an opinion of local counsel admitted to practice in the jurisdiction in which such Closing Date Mortgaged Property is located, addressed to the Collateral Agent and authorizing the other Agents and the Lenders and their successors, assigns and participants to rely thereon, satisfactory in form and substance to the Administrative Agent and the Syndication Agent, as to the validity and effectiveness of such Closing Date Mortgage as a lien on the Closing Date Mortgaged Property encumbered thereby, and covering such other matters of law in connection with the execution, delivery, recording and enforcement of such Closing Date Mortgage as any Agent may reasonably request.

      In addition, the Borrower shall have paid or caused to be paid all costs and expenses payable in connection with all of such actions, including but not limited to (x) all mortgage, intangibles or similar taxes or fees, however characterized, payable in respect of this Agreement, the execution and delivery of the Notes, any of the Closing Date Mortgages or any of the other Credit Documents or the recording of any of the same or any other documents related thereto; and (y) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Closing Date Mortgages or any other Credit Documents or any other related documents in the appropriate public records. If and to the extent that any of the requirements contained in this section 6.1(k) is not satisfied at and as of the Closing Date and the Lenders nevertheless actually fund one or more Borrowings on the Closing Date, the Borrower shall have delivered to the Administrative Agent its irrevocable undertaking to cause the requirements contained in this section 6.1(k) to be satisfied within 60 days following the Closing Date.

            (l) Hi-Stat Acquisition. Contemporaneously with the Closing Date, the Borrower shall have completed the acquisition of Hi-Stat, as contemplated by the Hi-State Acquisition Documents, and prepaid or caused to be prepaid all indebtedness for borrowed money and debt securities of Hi-Stat and it Subsidiaries (other than intercompany Indebtedness). There shall have been no material change in or modification or waiver of any of the terms, conditions or provisions of any of the Hi-Stat Acquisition Documents, and there shall have been no material matters disclosed in any supplemental disclosure materials relating to any of the Hi-Stat Acquisition Documents, which shall have been made, become effective or been furnished, subsequent to the date the Hi-Stat Acquisition Documents were furnished to the Agents and the Lenders pursuant to section 7.21 hereof, which is not acceptable to any Agent or Lender, in its sole discretion. Each of the conditions precedent to the obligations of the Borrower to consummate the Hi-Stat Acquisition which is contained in any of the Hi-Stat Acquisition Documents shall have been fulfilled (without any material waiver thereto not acceptable to any Agent or Lender as provided above) to the satisfaction of the Administrative Agent and the Syndication Agent and each of the Lenders. Without limiting the generality of the foregoing, the aggregate purchase price consideration payable by the Borrower for the Hi-Stat Acquisition shall not exceed $362,000,000 (less the amount of Net Company Debt, as defined in the Hi-Stat Stock Purchase Agreement), subject to adjustment as provided in section 2.2 and other applicable provisions of the Hi-Stat Stock Purchase Agreement, and the Hi-Stat Acquisition shall have been consummated in compliance with the terms of the Hi-Stat Acquisition Documents and all applicable laws, and all material governmental and third party approvals in connection with the Hi-Stat Acquisition contemplated by the Hi-Stat Acquisition Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, and under any other applicable laws or regulations, shall have expired without any action being taken by any competent authority (including any court having jurisdiction) which restrains or prevents such transactions or imposes, in the judgment of the Required Lenders, materially adverse conditions upon the consummation of the Hi-Stat Acquisition or the continued operation of the Borrower's businesses or the business to be acquired by the Borrower in the Hi-Stat Acquisition. Each of the Administrative Agent and the Syndication Agent and the Lenders shall be satisfied, in its sole discretion, with (i) such "due diligence" review as it shall undertake with regard to the properties, business, operations and prospects of the business to be acquired, and the liabilities to be assumed (or to which the Borrower and its Subsidiaries will be subject), in the Hi-Stat Acquisition, the projected cost savings which the Borrower estimates it can realistically achieve for the acquired business, and Y2K computer compliance matters associated with the assimilation and operation of the acquired business,
      (ii) the terms of the H-Stat Acquisition Documents, (iii) all disclosure documentation referred to in the Hi-Stat Acquisition Documents, and (iv) any and all environmental studies and other reports and evaluations which the Borrower shall have obtained in connection with the Hi-Stat Acquisition and provided to the Agents and the Lenders.

            (m) Solvency Certificate. The Administrative Agent shall have received, in sufficient quantities for the Lenders, a duly executed solvency certificates substantially in the form attached hereto as Exhibit D-2, and such certificate shall be satisfactory in form and substance to each of the Lenders.

            (n) Borrowing Base Certificate; Unused Availability. The Borrower shall have delivered to the Administrative Agent, in sufficient quantities for the Lenders, a Borrowing Base Certificate as of a recent date. After giving effect to the Hi-Stat Acquisition and the use of the proceeds of the initial Borrowings hereunder, the Unutilized Total Revolving Commitment and the Borrowing Base shall be sufficient to permit at least $25,000,000 of additional Revolving Loans to be incurred hereunder.

            (o) No Material Adverse Change in Loan Syndication or Capital Markets. During the period from the Effective Date to the Closing Date, there shall not have occurred a material disruption or material adverse change in financial, banking, loan syndication or capital market conditions generally or in the market for new issuance of high yield securities or syndicated leveraged loans which, in the Lead Arrangers' sole judgment, could be expected to materially adversely affect the syndication of portions or all of the Facilities to additional Lenders.

            (p) Ratings from Rating Agencies. The Borrower shall have obtained rating letters from Moody's and S&P containing ratings on the Revolving Facility, the Term A Facility and the Term B Facility which are acceptable to the Lead Arrangers in their sole discretion.

            (q) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

      6.2. Conditions Precedent to All Credit Events. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

            (a) Notice of Borrowing, etc. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

            (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, have been satisfied as of the times referred to in sections 6.1 and 6.2. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Agents and the Lenders and, except for the Notes, in sufficient counterparts for each of the Agents and the Lenders, and the Administrative Agent will promptly distribute to the other Agents and the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

      SECTION 7. REPRESENTATIONS AND WARRANTIES.

      In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

      7.1. Corporate Status, etc. Each of the Borrower and its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

      7.2. Subsidiaries. Annex I hereto lists, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

      7.3. Corporate Power and Authority, etc. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents and the Hi-Stat Acquisition Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document and Hi-Stat Acquisition Document to which it is party and each Credit Document and Hi-Stat Acquisition Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      7.4. No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents or Hi-Stat Acquisition Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

      7.5. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document or Hi-Stat Acquisition Document to which it is a party, or
(ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents, and the filing of required information under and the expiration of any applicable waiting periods provided under, the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

      7.6. Litigation. There are no actions, suits or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit

Documents, or of any action to be taken by the Borrower or any of the other Credit Parties pursuant to any of the Credit Documents.

      7.7. Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized to effect the Hi-Stat Acquisition and the proceeds of all other Loans and Credit Events shall be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

      (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

      7.8. Financial Statements, etc. (a) The Borrower has furnished to the Lenders and the Agents complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1997 and December 31, 1996 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of Arthur Andersen LLP; (ii) the condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of September 30, 1998, and the related condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the three fiscal quarter period then ended, as included in the Borrower's Report on Form 10-Q filed with the SEC; (iii) the audited consolidated balance sheets of Hi-Stat and its consolidated subsidiaries as of December 31, 1997 and December 31, 1996 and the related audited consolidated statements of income, shareholders' equity, and cash flows of Hi-Stat and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of its independent public accountants; and (iv) the condensed consolidated balance sheets of Hi-Stat and its consolidated subsidiaries as of September 30, 1998, and the related condensed consolidated statements of income and of cash flows of Hi-Stat and its consolidated subsidiaries for the three fiscal quarter period then ended. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present, in all material respects, the financial position of the entities described in such financial statements as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect. The Borrower and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the consummation of the Hi-Stat Acquisition and the incurrence of Loans hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries (including Hi-Stat and its Subsidiaries).

      (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this section 7.8(b), "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

      (c) The Borrower has delivered to the Lenders prior to the execution and delivery of this Agreement a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 31, 1997, which contains a general description of the business and affairs of the Borrower and its Subsidiaries (before giving effect to the Hi-Stat Acquisition).

      (d) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement financial projections prepared by management of the Borrower for the Borrower and its Subsidiaries and with respect to the Hi-Stat Acquisition (the "Financial Projections"). The Financial Projections were prepared on behalf of the Borrower in good faith after taking into account historical levels of business activity of the Borrower and its Subsidiaries, historical financial information with respect to the properties and business to be acquired pursuant to the Hi-Stat Acquisition, as supplied by the seller, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Borrower and its Subsidiaries to be pertinent thereto, taking into account the fact that such management is not intimately familiar with the properties and business acquired pursuant to the Hi-Stat Acquisition; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Borrower's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

      7.9. No Material Adverse Change. Since December 31, 1997, there has been no change in the condition, business, affairs or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for (i) changes incident to the completion of the Hi-Stat Acquisition, as contemplated hereby, including the incurrence of the additional Indebtedness contemplated hereby to be incurred to finance and support the Hi-Stat Acquisition, and (ii) other changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

      7.10. Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

      7.11. Title to Properties, etc. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

      7.12. Lawful Operations, etc. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

      7.13. Environmental Matters. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any Environmental Laws, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

      (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

      7.14. Compliance with ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

      7.15. Intellectual Property, etc. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

      7.16. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Borrower Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

      7.17. Year 2000 Computer Matters. The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the "Year 2000 Computer Issue" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Borrower reasonably believes that the "Year 2000 Computer Issue" is not reasonably likely to have a Material Adverse Effect.

      7.18. Existing Indebtedness. Annex II sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $1,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to any Borrowing hereunder which is expected to be made on the Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex II, herein the "Existing Indebtedness"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex II (the "Existing Indebtedness Agreements").

      7.19. Burdensome Contracts; Labor Relations. Neither the Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.20. Security Interests. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

      7.21. Hi-Stat Acquisition Documents, etc. The Borrower has delivered to the Agents and the Lenders prior to the Effective Date true, correct and complete copies of all of the Hi-Stat Acquisition Documents. The Hi-Stat Acquisition Documents constitute all of the agreements, disclosure schedules, side letters and other documents relating to the acquisition by the Borrower of Hi-Stat from the current stockholders of Hi-Stat (the "Hi-Stat Acquisition") and any related arrangements between the Borrower or any of its Subsidiaries and any of such stockholders or any executive or other officers of Hi-Stat or any of its Subsidiaries. Each Hi-Stat Acquisition Document which has been executed and delivered as the Effective Date is, and each Hi-Stat Acquisition Document which is executed and delivered at the time of the consummation of the Hi-Stat Acquisition will be at such time, the legal, valid and binding agreement or obligation of each party thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). At and as of the Closing Date, (i) to the best of the Borrower's knowledge, all of the representations and warranties contained in the Hi-Stat Acquisition Documents or made in any other certificate or other document delivered in connection therewith will be true and correct in all material respects, (ii) all of the terms, covenants, agreements and conditions contained therein required to be performed or complied with at or prior to such time will have been duly performed or complied with in all material respects, (iii) all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to be obtained, given, filed or taken by any party to any of the Hi-Stat Acquisition Documents or any of its Subsidiaries in order to make or consummate each component of the transactions contemplated thereby will have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto will have been obtained) except for filings, consents or notices not required by federal or state securities laws to be made at such time, which filings, consents or notices have been or will be made during the period in which they are required to be made. and (iv) each component of such transactions shall have been consummated in accordance, in all material respects, with the applicable Hi-Stat Acquisition Documents and in compliance, in all material respects, with all applicable laws.

      7.22. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

      SECTION 8. AFFIRMATIVE COVENANTS.

      The Borrower hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

      8.1. Reporting Requirements. The Borrower will furnish to each Lender and the Administrative Agent:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization). Any such consolidating financial statements may at the Borrower's option exclude, or present as a group, any Subsidiary or Subsidiaries other than Hi-Stat.

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

            (c) Officer's Compliance Certificates. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.4(c), 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 of this Agreement.

            (d) Borrowing Base Certificates. As soon as practicable and in any event within 30 days after the end of each calendar month, (i) a written report, reasonably satisfactory in form and scope to the Administrative Agent, as to the inventory and accounts receivable of the Borrower and its Subsidiaries, setting forth the type, amount, value, location and aging of the Borrower's and such Subsidiaries' inventory and accounts receivable as of the end of such month, and (ii) a borrowing base certificate as to such inventory and accounts receivable in a form reasonably satisfactory in scope and form to the Administrative Agent (a "Borrowing Base Certificate") relating to the calendar month just ended.

            (e) Budgets and Forecasts. Not later than 30 days prior to the commencement of any fiscal year of the Borrower and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Borrower) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Borrower and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

            (f) Notice of Default, Litigation or Certain Matters Involving Major Customers or Suppliers. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause (ii) or (iii) below, after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of

                  (i) the occurrence of any event which constitutes a Default or
            Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto,

                  (ii) any litigation or governmental or regulatory proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to perform its obligations hereunder or under any other Credit Document, and

                  (iii) any significant adverse change (in the Borrower's
            reasonable judgment) in the Borrower's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Borrower's reasonable judgment likely to adversely affect the Borrower's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 10% of the Borrower's consolidated revenues during its most recent fiscal year, or (B) any supplier which is material to the operations of the Borrower and its Subsidiaries considered as an entirety.

            (g) ERISA. Promptly, and in any event within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                  (i) that a Reportable Event has occurred with respect to any
            Plan;

                  (ii) the institution of any steps by the Borrower, any ERISA
            Affiliate, the PBGC or any other person to terminate any Plan;

                  (iii) the institution of any steps by the Borrower or any
            ERISA Affiliate to withdraw from any Plan;

                  (iv) the institution of any steps by the Borrower or any
            Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $2,000,000;

                  (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan;

                  (vi) that a Plan has an Unfunded Current Liability exceeding
            $5,000,000;

                  (vii) any material increase in the contingent liability of the
            Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                  (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

            (h) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that
      (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Borrower's or such Subsidiary's response thereto and the potential exposure in dollars of the Borrower and its Subsidiaries with respect thereto.

            (i) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

            (j) Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

            (k) Press Releases. Promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments relating to the Borrower or any of its Subsidiaries.

            (l) Other Information. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

      8.2. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least two Business Days' notice to the Chief Financial Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

      8.3. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

      (b) The Borrower will, and will cause each of its Subsidiaries which is a Credit Party to, at all times keep their respective property which is subject to the Lien of any Security Document insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Lenders, and
(iv) shall in the case of any such certificates or endorsements in favor of the Collateral Agent, be delivered to or deposited with the Collateral Agent. In no event shall the Borrower be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's reasonable request.

      (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this section 8.3, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to the Borrower, to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, on demand, for all costs and expenses of procuring such insurance.

      8.4. Payment of Taxes and Claims. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial. Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. sections 206-207) and any comparable provisions of applicable law.

      8.5. Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, provided that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      8.6. Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

      8.7. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

      8.8. Compliance with Environmental Laws. Without limitation of the covenants contained in section 8.7 hereof,

            (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

            (b) The Borrower will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

            (c) Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

            (d) If required to do so under any applicable order of any governmental agency, the Borrower will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

            (e) In the event the Administrative Agent notifies the Borrower that the Required Lenders have determined on the basis of an environmental report or assessment delivered by the Borrower pursuant to the provisions of this section 8.8(f), or otherwise, that a Closing Date Mortgage encumbering any particular Closing Date Mortgaged Property should be released and discharged because of substantial concerns of the Required Lenders with respect to environmental matters revealed in such environmental report or assessment, or otherwise recognized by the Required Lenders, the Required Lenders may cause the Collateral Agent to release and discharge such Closing Date Mortgage, subject to any later determination by the Required Lenders notified to the Borrower by the Administrative Agent that an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Closing Date Mortgaged Property should be executed and delivered hereunder.

            (f) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Lenders receive notice under section 8.1(h) for any Environmental Claim involving potential expenditures by the Borrower or any of its Subsidiaries in excess of $3,000,000 in the aggregate for any Real Property, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

      8.9. Fiscal Years, Fiscal Quarters. If the Borrower shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

      8.10. Hedge Agreements, etc. (a) The Borrower will, and will cause each of its Subsidiaries to, enter into Hedge Agreements (i) in order to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Borrower, but without exposing the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements; and (ii) in the case of any Hedge Agreement entered into after the Effective Date, only if the proposed form thereof (including any proposed pricing or other material terms) has been provided to the Administrative Agent contemporaneously with the entry into such Hedge Agreement.

      (b) Without limitation of the foregoing, the Borrower will obtain on or before January 31, 1999, and thereafter maintain in effect for a period of at least two years, a Hedge Agreement, in form and substance satisfactory to the Administrative Agent and the Lead Arrangers, with a notional amount (or declining notional amounts) at least equal to 50% of the originally scheduled outstanding principal amount of the Term Loans during such period, protecting the Borrower against such changes in interest rates as can be obtained at reasonable cost in light of prevailing market conditions.

      8.11. Certain Subsidiaries to Join in Subsidiary Guaranty. (a) In the event Hi-Stat and its Domestic Subsidiaries are not parties to the Subsidiary Guaranty on the Closing Date, within 5 Business Days following the Closing Date, the Borrower will cause Hi-Stat, and each of its Domestic Subsidiaries (if any), to deliver to the Administrative Agent, in sufficient quantities for the other Agents and the Lenders, (i) a joinder supplement, satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by Hi-Stat and each such Subsidiary, pursuant to which Hi-Stat and each such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if any such person is a corporation, resolutions of the Board of Directors of such person, certified by the Secretary or an Assistant Secretary of such person as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if any such person is not a corporation, such other evidence of the authority of such person to execute such joinder supplement as the Administrative Agent may reasonably request.

      (b) In the event that at any time after the Closing Date

            (x) the Borrower has any Subsidiary (other than a Foreign Subsidiary as to which section 8.11(c) applies) which is not a party to the Subsidiary Guaranty, or

            (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

the Borrower will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Borrower will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a joinder supplement, reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

      (c) Notwithstanding the foregoing or the provisions of section 8.12 hereof, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to pledge (or cause to be pledged) any stock or other equity interests in any Foreign Subsidiary which is not a first tier Foreign Subsidiary, or more than 65% of the stock or other equity interests in any Foreign Subsidiary which is a first tier Foreign Subsidiary, or to cause a Foreign Subsidiary to join in the Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document, if (i) to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and (ii) the Borrower provides the Administrative Agent with documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Required Lenders, in support thereof.

      8.12. Additional Security; Further Assurances. (a) Within 30 days following the Closing Date, the Borrower will cause Hi-Stat and each of its Domestic Subsidiaries to, grant the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents) security interests, pledges, liens and mortgages or deeds of trust, pursuant to new documentation (each an "Additional Security Document") or joinder in any existing Security Document to which it is not already a party, in all of its assets, interests and properties, subject to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the assets, interests or properties involved (with the Borrower hereby agreeing to use its reasonable best efforts to obtain such consents), and also subject to the provisions of section 8.11(c). Such Additional Security Documents shall include, without limitation, mortgages, deeds of trust and similar instruments covering the following Real Properties of Hi-Stat:

            (1) 5,000 square foot storage facility located at 2650 Whitfield Avenue, Manatee County, Florida;

            (2) fabrication facility located at 320 South Mill Street, in Lexington, Ohio;

            (3) manufacturing and assembly facility located at 345 South Mill Street, in Lexington, Ohio;

            (4) manufacturing and assembly facility located at 7290 26th Court East, Manatee County, Florida;

            (5) corporate office facility located at 7292 26th Court East, Manatee County, Florida; and

            (6) tool and die facility located at 1414 Park Avenue East, Madison Township, Ohio.

      (b) In the event that at any time after the Closing Date

            (x) the Borrower or any Subsidiary acquires, or a person which has become a Subsidiary owns or holds, an interest in any Real Property, assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, the Borrower will notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section,

            (y) the Borrower or any Subsidiary at any time owns or holds an interest in any Real Property, assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, (1) which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, and (2) as to which the Administrative Agent on its own initiative or upon instructions from the Required Lenders has notified the Borrower that it requires that the same be included in the Collateral, or

            (z) an Event of Default shall have occurred and be continuing and the Borrower or any Subsidiary at any time owns or holds an interest in any Real Property, assets, stock, securities or any other property or interest, located within or outside of the United States or arising out of business conducted from any location within or outside the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, the Borrower will, or will cause such Subsidiary to, within 30 days following request by the Collateral Agent (who may make such request on its own initiative or upon instructions from the Required Lenders), grant the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents) security interests and mortgages or deeds of trust, pursuant to an Additional Security Document") or joinder in any existing Security Document, in such assets, interests or properties of the Borrower or any Subsidiary, subject to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets involved (with the Borrower hereby agreeing to use its reasonable best efforts to obtain such consents), and also subject to the provisions of section 8.11(c); provided that notwithstanding the foregoing, the Borrower need not notify the Administrative Agent under this section 8.12(b) of any leasehold interest which is acquired or held by the Borrower or any Subsidiary.

      (c) Each Additional Security Document (i) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Syndication Agent, which documentation shall in the case of Real Property owned in fee be accompanied by such Phase I environmental reports or assessments, a mortgage policy of title insurance (subject to a standard survey exception), and other supporting documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent and the Syndication Agent; and (ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except those permitted by section 9.3 or otherwise agreed by the Administrative Agent at the time of perfection thereof and (in the case of Real Property or interests therein) such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be satisfactory in form and substance to the Collateral Agent and the Administrative Agent and the Syndication Agent. The Borrower, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of local counsel, appraisals, title insurance, surveys, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees and other related documents as may be reasonably requested by the Collateral Agent or any other Agent in connection with the execution, delivery and recording of any Additional Security Document, all of which documents shall be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent and the Syndication Agent, except that no leasehold Mortgage, title insurance or surveys shall be required for any leasehold properties (unless the lessee has a nominal or bargain purchase option).

      (d) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent or any other Agent may reasonably require. If at any time the Collateral Agent or any other Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrower shall promptly pay the same upon demand.

      (e) The Borrower will if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to the Collateral Agent and the Lenders, at the sole cost and expense of the Borrower, appraisals and other supporting documentation relating to any Closing Date Mortgage or any mortgage or deed of trust delivered as an Additional Security Document hereunder, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Amendments, Act or other legal requirements.

      (f) For the avoidance of doubt, the Borrower shall have no obligation to cause to be delivered any survey of a Closing Date Mortgaged Property so as to permit a Title Company to eliminate by endorsement the "survey exception" to the Title Policy for such Closing Date Mortgaged Property.

      (g) Notwithstanding the foregoing provisions of this section 8.12, in the event the Administrative Agent notifies the Borrower that the Required Lenders have determined on the basis of an environmental report or assessment delivered by the Borrower pursuant to the provisions of section 8.12(c) that an Additional Security Document encumbering any particular Real Property should not be delivered under this section 8.12, the Borrower shall be relieved of its obligation in this section 8.12 to deliver or cause to be delivered an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property, subject to any later determination by the Required Lenders notified to the Borrower by the Administrative Agent that an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property should be executed and delivered hereunder.

      (h) As promptly as practicable after the date (i) any Credit Party has any Collateral located in a jurisdiction as to which the Agents shall not previously have received a search report listing all effective UCC financing statements filed against such Credit Party in such jurisdiction and containing copies of all such effective UCC financing statements, (ii) any person first becomes a Domestic Subsidiary of the Borrower, or (iii) any UCC financing statement is filed against any Credit Party to perfect security interests granted pursuant to the Security Agreement, the Borrower will, at its expense, cause to be delivered to the Agents and the Lenders search reports listing all effective UCC financing statements filed against such person or Credit Party in each applicable jurisdiction and containing copies of all such effective UCC financing statements. In addition, whenever requested by the Administrative Agent, but not more frequently than once in any 12-month period, the Borrower will promptly provide the Agents and the Lenders with such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Borrower or any Domestic Subsidiary, or any Collateral of any Credit Party, as the Administrative Agent may specify to the Borrower in its request.

      (i) The Collateral Agent is authorized, without the consent of any of the Lenders, to (i) enter into any modification of any Security Document which the Collateral Agent reasonably believes is required to conform to the mandatory requirements of local law, or to local customs followed by financial institutions with respect to similar collateral documents involving property located in any particular jurisdiction, (ii) in the case of any Security Document relating to property located in a particular jurisdiction which imposes a tax with respect to such Security Document based on the amount of the obligations secured thereby, expressly limit the amount of such secured obligations which are secured by such property to such amount as, in the Collateral Agent's good faith judgment, is appropriate so that the amount of such tax is reasonable in light of the estimated value of the property located in such jurisdiction, and/or (iii) designate the amount of title insurance coverage for any title insurance policy provided hereunder in an amount reasonably believed by the Collateral Agent to be representative of the fair value of the property covered thereby.

      (j) The Borrower will provide the Administrative Agent with sufficient copies of each Additional Security Document and any additional supporting documents delivered in connection therewith for distribution of copies thereof to the other Agents and the Lenders, and the Administrative Agent will promptly so distribute such copies.

      8.13. Casualty and Condemnation. (a) The Borrower will promptly (and in any event within 10 days) furnish to the Administrative Agent and the Lenders written notice of any Event of Loss involving any property included in the Collateral which is reasonably believed to be in excess of $5,000,000.

      (b) If any Event of Loss results in Net Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to section 5.2, the Collateral Agent is authorized to collect such Net Proceeds and, if received by any Credit Party, the Borrower will, or will cause any applicable Credit Party, to pay over such Net Proceeds to the Collateral Agent.

      8.14. Landlord/Mortgagee Waivers; Bailee Letters. The Borrower will promptly (and in any event within 60 days following the Closing Date, in the case of any Collateral in existence as of the Closing Date) obtain, and will maintain in effect, (a) waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral having a value of at least $250,000 are located, substantially in the form attached hereto as Exhibits C-12 and C-13, or otherwise reasonably acceptable to the Administrative Agent, and (b) bailee letters, substantially in the form attached hereto as Exhibit C-14, or otherwise reasonably acceptable to the Administrative Agent, from persons unrelated to any of the Credit Parties who are parties to the Security Agreement to whom any tangible items of Collateral having a value of at least $500,000 have been delivered for storage, use in the manufacture of products for the Borrower and its Subsidiaries, consignment or similar purposes.

      8.15. Senior Debt. The Borrower will at all times ensure that (i) the claims of the Lenders in respect of the Obligations of the Borrower will in all respects rank prior to the claims of every unsecured creditor of the Borrower, and (ii) any Indebtedness of the Borrower which is subordinated in any manner to the claims of any other creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

      SECTION 9. NEGATIVE COVENANTS.

      The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

      9.1. Changes in Business. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Effective Date (but giving effect to the completion of the Hi-Stat Acquisition).

      9.2. Consolidation, Merger, Acquisitions, Asset Sales, etc. The Borrower will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation,
(3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) Certain Intercompany Mergers, etc. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

                  (i) the merger, consolidation or amalgamation of any Domestic
            Subsidiary with or into the Borrower or another Subsidiary which is both a Domestic Subsidiary and a Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving or continuing or resulting corporation;

                  (ii) the merger, consolidation or amalgamation of any Foreign
            Subsidiary with or into another Subsidiary which is both a Foreign Subsidiary and a Wholly-Owned Subsidiary;

                  (iii) the liquidation, winding up or dissolution of any
            Subsidiary of the Borrower;

                  (iv) the transfer or other disposition of any property by the
            Borrower to any Domestic Subsidiary which is a Wholly-Owned Subsidiary, or by any Domestic Subsidiary to the Borrower or to any other Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Borrower; and

                  (v) the transfer or other disposition of any property by a
            Foreign Subsidiary to the Borrower or to any Domestic Subsidiary, or to another Foreign Subsidiary which is a Wholly-Owned Subsidiary;

      shall each be permitted, if after giving effect thereto at least 60% of the Consolidated Total Assets of the Borrower are owned directly by the Borrower and not indirectly through Subsidiaries.

            (b) Other Mergers, etc. Involving the Borrower. The Borrower may consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Borrower and its Subsidiaries to any person, if (i) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Borrower) or the acquiring person unconditionally assumes the obligations of the Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Required Lenders, (ii) no Event of Default has occurred and is continuing or would result therefrom, (iii) no Change of Control would be occasioned thereby; and (iv) if any such merger or consolidation is entered into for the purpose of effecting an Acquisition, such Acquisition is permitted by section 9.2(c).

            (c) Acquisitions. The Hi-Stat Acquisition shall be permitted to be completed as contemplated by section 6.1 hereof; and if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any Subsidiary may make any Acquisition which is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

            (d) Permitted Dispositions. If no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Borrower, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Borrower or any other Subsidiary to any person which is not a Subsidiary of the Borrower, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Borrower, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Borrower; provided that:

                  (A) the consideration for such transaction represents fair value (as determined by management of the Borrower), and at least 75% of such consideration consists of cash,

                  (B) the aggregate consideration for all such transactions
            effected in any fiscal year does not exceed $5,000,000, and

                  (C) contemporaneously with the completion of such transaction the Borrower prepays its Loans as and to the extent required by section 5.2 hereof.

            (e) Leases. The Borrower or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, provided such leases are not otherwise in violation of this Agreement.

            (f) Capital Expenditures: The Borrower and it Subsidiaries shall be permitted to make any Consolidated Capital Expenditures permitted pursuant to section 9.11.

            (g) Permitted Investments. The Borrower and it Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5.

To the extent the Required Lenders (or all of the Lenders as shall be required by section 12.12) waive the provisions of this section 9.2 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this section 9.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary which is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Pledge Agreement, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

           9.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing restrictions shall not apply to:

            (a) Standard Permitted Liens: the Standard Permitted Liens;

            (b) Existing Liens, etc.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex III, or
      (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

            (c) Foreign Subsidiary Liens: Liens on assets and properties of Foreign Subsidiaries, securing Indebtedness permitted under section 9.4(c); and

            (d) Purchase Money Liens and Liens on Acquired Properties: Liens which

                  (i) are placed upon equipment or machinery or improvements to
            Real Property (including the associated Real Property) used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition of such equipment or machinery or the completion of such improvements by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, provided that the Lien encumbering the equipment or machinery so acquired or the Real Property so improved does not encumber any other asset of the Borrower or any such Subsidiary; or

                  (ii) are existing on property or other assets at the time
            acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower; provided that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

      provided that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition or improvement of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(d).

      9.4. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, except:

            (a) Credit Documents: Indebtedness incurred under this Agreement and the other Credit Documents;

            (b) Existing Indebtedness: Existing Indebtedness; and any refinancing, extension or renewal of any such Existing Indebtedness effected on terms approved by the Administrative Agent and the Syndication Agent prior to the date of such refinancing, extension or renewal, such approval not to be unreasonably withheld or delayed; provided that any Existing Indebtedness identified in Annex II or otherwise referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder or otherwise retired, may not be otherwise refinanced;

            (c) Foreign Subsidiary Borrowings and Capitalized Lease Obligations:
      Indebtedness for borrowed money and Capitalized Lease Obligations incurred by Foreign Subsidiaries, provided that (i) the aggregate outstanding principal amount of all such Indebtedness (including, without limitation, the amount of any intercompany loans and advances), together with the outstanding Capitalized Lease Obligations of the Foreign Subsidiaries, which is outstanding at any time, does not exceed $25,000,000; and (ii) at no time shall the portion of such Indebtedness and Capitalized Lease Obligations obtained by the Foreign Subsidiaries from borrowings or Capital Lease transactions with banks or financial institutions (A) exceed $10,000,00 at any time on or prior to December 31, 1999, or $15,000,000 at any time thereafter, or (B) be guaranteed by, or otherwise supported by collateral granted by, the Borrower or any of its Domestic Subsidiaries;

            (d) Capitalized Lease Obligations and Purchase Money Indebtedness:
      Indebtedness consisting of Capital Lease Obligations of the Borrower and its Subsidiaries, and Indebtedness secured by a Lien on any property of the Borrower or any Subsidiary referred to in section 9.3(d), provided that at the time of any incurrence thereof after the date hereof, and after giving effect thereto, (i) the Borrower would be in compliance with sections 9.8, 9.9, 9.10 and 9.11, and no Event of Default shall have occurred and be continuing or would result therefrom; and (ii) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of all Indebtedness permitted by this clause (d) does not exceed 5% of the Borrower's Consolidated Net Worth as of the date of the financial statements then most recently furnished to the Lenders pursuant to this Agreement;

            (e) Intercompany Debt: the following: (i) unsecured Indebtedness of the Borrower owed to any of its Subsidiaries, provided such Indebtedness constitutes Subordinated Indebtedness; and (ii) unsecured Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, provided that in the case of any such unsecured Indebtedness of Foreign Subsidiaries, such Indebtedness is within the limitations provided in section 9.4(c);

            (f) Hedge Agreements: Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements; and

            (g) Guaranty Obligations: any Guaranty Obligations permitted by section 9.5.

      9.5. Advances, Investments, Loans and Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or
(5) be or become obligated under any Guaranty Obligations (other than those which may be created in favor of the Lenders pursuant to the Credit Documents), except:

            (a) the Borrower or any of its Subsidiaries may invest in cash and Cash Equivalents;

            (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

            (c) the Borrower and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (d) investments acquired by the Borrower or any of its Subsidiaries
      (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

            (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

            (f) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex IV hereto;

            (g) investments of the Borrower and its Subsidiaries in Hedge Agreements;

            (h) existing investments in any Subsidiaries and any additional investments in any Subsidiary Guarantor;

            (i) intercompany loans and advances permitted by section 9.4(e);

            (j) the Acquisitions permitted by section 9.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Borrower as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof;

            (k) any unsecured Guaranty Obligation incurred by the Borrower or any Subsidiary with respect to (i) Indebtedness of a Wholly-Owned Subsidiary of the Borrower which is permitted under section 9.4 without restriction upon the ability of the Borrower or any Subsidiary to guarantee the same, or (ii) other obligations of a Wholly-Owned Subsidiary of the Borrower which are not prohibited by this Agreement;

            (l) additional loans, advances and investments in AlphaConn do Brasil and Positron made after September 30, 1998 in an aggregate cumulative amount (taking into account repayment of any loans or advances to such persons during such period) not in excess of $7,500,000, provided that at the time of any such additional loan, advance or investment and after giving effect thereto no Event of Default shall have occurred and be continuing or shall result therefrom; and

            (m) additional loans, advances and investments to other persons (not including any Foreign Subsidiary of the Borrower), not otherwise permitted by the foregoing clauses, made after September 30, 1998 in an aggregate cumulative amount (taking into account repayment of any loans or advances to such persons during such period) not in excess of $5,000,000, provided that at the time of any such additional loan, advance or investment and after giving effect thereto no Event of Default shall have occurred and be continuing or shall result therefrom.

      9.6. Dividends, etc. The Borrower will not (i) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in common stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or (ii) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, except that the Borrower may declare and pay cash dividends on its common stock during any fiscal year if immediately prior to and immediately after giving effect to such action (A) no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, (B) the Borrower shall be in compliance with section 9.7, and (C) the aggregate amount so expended is not in excess of 5% of the Borrower's Excess Cash Flow for the preceding fiscal year.

      9.7. Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than $180,000,000, except that (i) effective as of the end of the Borrower's fiscal quarter ended on or nearest to March 31, 1999, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Borrower for the fiscal quarter ended on such date, if any (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit), (ii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after September 30, 1998 (other than Redeemable Stock and any sale or issuance to management or employees or employee benefit plans pursuant to employee benefit plans of general application), (iii) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of (x) the principal amount of Indebtedness or (y) the higher of stated value or liquidation value of Redeemable Stock, as the case may be, held by any person other than the Borrower or any of its Subsidiaries, which is converted or exchanged after September 30, 1998 into common stock of the Borrower or any of its Subsidiaries, and (iv) the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 100% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests (other than Redeemable Stock) subsequent to September 30, 1998 as consideration in any Acquisitions permitted under section 9.2.

      9.8. Consolidated Total Debt/Consolidated EBITDA Ratio. The Borrower will not at any time permit the ratio of (i) the amount of its Consolidated Total Debt at such time to (ii) its Consolidated EBITDA for its Testing Period most recently ended, to exceed the ratio specified below for any Testing Period:

================================================================================
                     Testing Period                                   Ratio
================================================================================
December 31, 1998                                                 3.75 to 1.00
--------------------------------------------------------------------------------
March 31, 1999                                                    3.75 to 1.00
--------------------------------------------------------------------------------
June 30, 1999                                                     3.50 to 1.00
--------------------------------------------------------------------------------
September 30, 1999                                                3.50 to 1.00
--------------------------------------------------------------------------------
December 31, 1999                                                 3.25 to 1.00
--------------------------------------------------------------------------------
March 31, 2000                                                    3.25 to 1.00
--------------------------------------------------------------------------------
June 30, 2000                                                     3.00 to 1.00
--------------------------------------------------------------------------------
September 30, 2000                                                3.00 to 1.00
--------------------------------------------------------------------------------
December 31, 2000 and thereafter through September 30, 2001       2.75 to 1.00
--------------------------------------------------------------------------------
December 31, 2001 and thereafter                                  2.50 to 1.00
================================================================================

      9.9. Interest Coverage Ratio. The Borrower will not permit its Interest Coverage Ratio for any Testing Period to be less than the ratio specified below:

================================================================================
                     Testing Period                                   Ratio
================================================================================
Fiscal Quarter ended March 31, 1999, but determined on an
annualized basis rather than on the basis of the four fiscal
quarters then ended                                                 3.00 to 1.00
--------------------------------------------------------------------------------
Two Fiscal Quarters ended June 30, 1999, but determined on
an annualized basis rather than on the basis of the four
fiscal quarters then ended                                          3.00 to 1.00
--------------------------------------------------------------------------------

================================================================================
                     Testing Period                                   Ratio
================================================================================
Three Fiscal Quarters ended September 30, 1999, but
determined on an annualized basis rather than on the basis
of the four fiscal quarters then ended                              3.00 to 1.00
--------------------------------------------------------------------------------
December 31, 1999 and thereafter through September 30, 2000         3.50 to 1.00
--------------------------------------------------------------------------------
December 31, 2000 and thereafter                                    4.00 to 1.00
================================================================================

      9.10. Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio for any Testing Period to be less than the ratio specified below:

================================================================================
                     Testing Period                                   Ratio
================================================================================
Fiscal Quarter ended March 31, 1999, but determined on an
annualized basis rather than on the basis of the four fiscal
quarters then ended                                                 1.05 to 1.00
--------------------------------------------------------------------------------
Two Fiscal Quarters ended June 30, 1999, but determined on
an annualized basis rather than on the basis of the four
fiscal quarters then ended                                          1.05 to 1.00
--------------------------------------------------------------------------------
Three Fiscal Quarters ended September 30, 1999, but
determined on an annualized basis rather than on the basis
of the four fiscal quarters then ended                              1.05 to 1.00
--------------------------------------------------------------------------------
December 31, 1999                                                   1.05 to 1.00
--------------------------------------------------------------------------------
March 31, 2000 and thereafter through September 30, 2002            1.10 to 1.00
--------------------------------------------------------------------------------
December 31, 2002 and thereafter through September 30, 2003         1.15 to 1.00
--------------------------------------------------------------------------------
December 31, 2003 and thereafter                                    1.20 to 1.00
================================================================================

      9.11. Minimum Consolidated EBITDA. The Borrower will not permit its Consolidated EBITDA for any Testing Period to be less than the amount specified below, provided, that in the event the Borrower and/or its Subsidiaries complete any Acquisition after the Effective Date (other than the Hi-Stat Acquisition), each of the amounts specified below shall be increased by an amount equal to 85% of the consolidated earnings before interest, income taxes, depreciation and amortization attributable to the business and assets acquired in each such Acquisition for the most recent period of four fiscal quarters preceding the date such Acquisition is completed:

================================================================================
                     Testing Period                                   Ratio
================================================================================
December 31, 1998 and thereafter through September 30, 1999         $105,000,000
--------------------------------------------------------------------------------
December 31, 1999 and thereafter through September 30, 2000         $110,000,000
--------------------------------------------------------------------------------

================================================================================
                     Testing Period                                   Ratio
================================================================================
December 31, 2000 and thereafter through September 30, 2001         $125,000,000
--------------------------------------------------------------------------------
December 31, 2001 and thereafter                                    $140,000,000
================================================================================

At the time the Borrower and/or its Subsidiaries complete an Acquisition requiring an adjustment to the foregoing amounts, the Borrower will deliver to the Administrative Agent and the Lenders a certificate of its chief financial or accounting officer or another Authorized Officer, reasonably satisfactory in form and substance to the Administrative Agent, as to the amounts of such adjustments, and setting forth the calculations and other financial information (including copies of financial statements of the business acquired in the Acquisition) used in determining such adjustments.

      9.12. Consolidated Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal year of the Borrower in excess of the amount specified below, except that in the event actual Consolidated Capital Expenditures for any fiscal year are less than such amount, 50% of the difference may be carried over to the next fiscal year, but not any subsequent fiscal year:

================================================================================
                     Fiscal Year                                       Amount
================================================================================
December 31, 1999                                                   $30,000,000
--------------------------------------------------------------------------------
December 31, 2000                                                   $26,000,000
--------------------------------------------------------------------------------
December 31, 2001                                                   $30,000,000
--------------------------------------------------------------------------------
December 31, 2002 and each fiscal year
thereafter                                                          $32,000,000
================================================================================

      9.13. Certain Leases. The Borrower will not permit the aggregate payments (excluding any property taxes, insurance or maintenance obligations paid by the Borrower and its Subsidiaries as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property for a period exceeding 12 months (including any renewal or similar option periods), other than any leases constituting Capital Leases, to exceed 5% of the Borrower's Consolidated Net Worth as of the date of the financial statements then most recently furnished to the Lenders pursuant to this Agreement.

      9.14. Limitation on Certain Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, or to make loans or advances to the Borrower or any of the Borrower's other Subsidiaries, or transfer any of its property or assets to the Borrower or any of the Borrower's other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 9.3(b) or (c), (vi)
restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) customary restrictions affecting only a Subsidiary of the Borrower under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4, (viii) restrictions affecting any Foreign Subsidiary of the Borrower under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to 9.4, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (ix) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (x) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

      9.15. Prepayments and Refinancings of Other Debt, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease) greater than $3,000,000 (other than the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries); provided that (i) the Borrower or any Subsidiary may prepay any such Indebtedness which is Existing Indebtedness in connection with a refinancing thereof effected in accordance with section 9.4(b), and (ii) any Foreign Subsidiary may prepay any such Indebtedness owed by it to banks or other financial institutions in connection with a refinancing thereof effected with other banks or financial institutions in accordance with section 9.4(c).

      9.16. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.

      9.17. Modifications of Hi-Stat Acquisition Documents, etc. The Borrower will not enter into any material modification of any of the terms, conditions or provisions of any of the Hi-Stat Acquisition Documents, or grant any consent or waiver of any of such terms, conditions or provisions, or release or discharge any person from any material obligations thereunder. The Borrower will take all reasonable actions to enforce the obligations of all other parties to any of the Hi-Stat Acquisition Documents, and will contemporaneously with the assertion or resolution of any purchase price adjustment, or indemnity claim, made under any Hi-Stat Acquisition Document, provide the Agents and the Lenders with written notice thereof, describing in reasonable detail the full particulars thereof.

      9.18. Plan Terminations, Minimum Funding, etc. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to the greater of (x) $3,000,000, or (y) 5% of the Borrower's Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

      SECTION 10. EVENTS OF DEFAULT.

      10.1. Events of Default. Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

            (a) Payments: the Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            (b) Representations, etc.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            (c) Certain Negative Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.13, inclusive, of this Agreement; or

            (d) Other Covenants: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

            (e) Cross Default Under Other Agreements: the Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) owed to any Lender, or having an unpaid principal amount or Capitalized Lease Obligation of $5,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, the Borrower or any of its Subsidiaries shall default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

            (f) Other Credit Documents: the Subsidiary Guaranty or any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

            (g) Judgments: (i) one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of

      $5,000,000 or more in the aggregate for all such judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $10,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

            (h) Bankruptcy, etc.: any of the following shall occur:

                  (i) the Borrower, any of its Material Subsidiaries or any other Credit Party (the Borrower and each of such other persons, each a "Principal Party") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

                  (ii) an involuntary case is commenced against any Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                  (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                  (iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

                  (v) any such proceeding is commenced against any Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

                  (vi) any Principal Party is adjudicated insolvent or bankrupt; or

                  (vii) any order of relief or other order approving any such case or proceeding is entered; or

                  (viii) any Principal Party suffers any appointment of any
            conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                  (ix) any Principal Party makes a general assignment for the benefit of creditors; or

                  (x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

            (i) ERISA: (i) any of the events described in clauses (i) through
      (viii) of section 8.1(g) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

      10.2. Acceleration, etc. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

            (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

            (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and thereunder (including, without limitation, in the case of any Term B Loans, any Term B Prepayment Premium which would then be payable if such Term B Loans had then been prepaid pursuant to section 5.1) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

            (c) terminate any Letter of Credit which may be terminated in accordance with its terms;

            (d) direct the Borrower to pay (and the Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default with respect to the Borrower under section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for the Borrower's (and any Subsidiary which is an account party) reimbursement obligations in respect thereof); and/or

            (e) exercise any other right or remedy available under any of the Credit Documents or applicable law;

provided that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or
(b) above shall occur automatically without the giving of any such notice.

      10.3. Application of Liquidation Proceeds. All monies received by the Administrative Agent, the Collateral Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

            (i) first, to the payment of all expenses (to the extent not otherwise paid by the Borrower or any of the other Credit Parties) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

            (ii) second, to the payment pro rata of interest then accrued on the outstanding Loans;

            (iii) third, to the payment pro rata of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

            (iv) fourth, to the payment pro rata of (A) the principal balance then owing on the outstanding Loans and in the case of any Term B Loans, any Term B Prepayment Premium which would then be payable if such Term B Loans had then been prepaid pursuant to section 5.1, (B) the amounts then due under Designated Hedge Agreements to creditors of the Borrower or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (C) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

            (v) fifth, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10, 3.5 and 5.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

            (vi) sixth, to the payment pro rata of all other amounts owed by the Borrower to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Borrower and its Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata; and

            (vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.

      SECTION 11. THE AGENTS.

      11.1. Appointments. (a) Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent (such term to include, for the purposes of this section 11, NCB acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

      (b) Each Lender hereby irrevocably designates and appoints PNC Bank as Documentation Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes PNC Bank as the Documentation Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Documentation Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

      (c) Each Lender hereby irrevocably designates and appoints DLJ as Syndication Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes DLJ as the Syndication Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Syndication Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

      (d) Each Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent. The provisions of this section 11 are solely for the benefit of the Agents and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, an Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

      11.2. Delegation of Duties. An Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of (i) any other Agent, or (ii) any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

      11.3. Exculpatory Provisions. Neither an Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender or any other Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. An Agent shall not be responsible to any Lender or any other Agent for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Lenders or any other Agent or by or on behalf of the Borrower or any of its Subsidiaries to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

      11.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

      11.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, other than, in the case of the Administrative Agent only, a Default in the payment of principal of or interest on the Loans under section 10.1(a), unless such Agent has received notice from a Lender, another Agent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders and the other Agents. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      11.6. Non-Reliance. Each Lender expressly acknowledges that neither any Agent or Lead Arranger, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, have made any representations or warranties to it and that no act by any Agent or Lead Arranger hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent or Lead Arranger to any Lender or any other Agent or Lead Arranger. Each Lender represents to the Agents and the Lead Arrangers that it has, independently and without reliance upon any Agent, any Lead Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and participate in

Letters of Credit hereunder, and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or Lead Arranger, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. No Agent or Lead Arranger shall have any duty or responsibility to provide any Lender or any other Agent or Lead Arranger with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of such Agent or Lead Arranger or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      11.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by an Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower, provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

      11.8. The Agents in Their Individual Capacity. An Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, an Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

      11.9. Successor Agents. An Agent may resign as such upon 20 Business Days' notice to the Lenders and the Borrower. The Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders, subject to (unless an Event of Default shall have occurred and be continuing) prior approval by the Borrower of such successor (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Administrative Agent", "Documentation Agent" or "Syndication Agent", as applicable, shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After a retiring Agent's resignation hereunder as an Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

      11.10. Other Agents. Any Lender or other party hereto identified herein as an Arranger, Lead Arranger, Co-Agent, Managing Agent, Manager or any other corresponding title, other than "Administrative Agent", "Collateral Agent", "Documentation Agent" or "Syndication Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except in the case of any such person which is also a Lender, those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender or other person so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

      SECTION 12. MISCELLANEOUS.

      12.1. Payment of Expenses etc. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Documentation Agent and the Syndication Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Lead Arrangers, the Documentation Agent and the Syndication Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

      (b) The Borrower agrees to pay (or reimburse the Administrative Agent, the Lead Arrangers, the Documentation Agent, the Syndication Agent and the initial Lenders party hereto for) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lead Arrangers, the Documentation Agent, the Syndication Agent and the initial Lenders party hereto in connection with the syndication on or prior to the Syndication Date of portions of the Loans and Commitments of the initial Lenders to Eligible Transferees who may become additional Lenders hereunder, including, without limitation, the reasonable fees and disbursements of internal or special counsel for any of such persons.

      (c) The Borrower agrees to pay (or reimburse the Agents and the Lenders for) all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

      (d) The Borrower agrees to pay (or reimburse the Agents and the Lenders for) all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

      (e) Without limitation of the preceding section 12.1(d), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

      (f) The Borrower agrees to pay and hold each Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

      (g) The Borrower agrees to indemnify each Agent and each Lender, its officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

            (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

            (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

      12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Lender pursuant to section 12.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to any Lender at its address specified for such Lender on its Administrative Questionnaire or the Assignment Agreement pursuant to which it became a Lender hereunder; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      12.4. Benefit of Agreement. (a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, provided, further, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

      (b) Participations. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) one or more Eligible Transferees, provided that in the case of any such participation,

            (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

            (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

            (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

            (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

            (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9 and 2.10 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (w) extend the final scheduled maturity or change the Scheduled Repayments of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (x) change any of the Borrowing Base provisions of this Agreement, including any related definitions, in any respect materially adverse to the Lenders, (y) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Credit Documents, or (z) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

      (c) Assignments by Lenders. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, which does not have to be pro rata among the Facilities, to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, which does not have to be pro rata among the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, provided that

            (i) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $1,000,000,

            (ii) at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

            (iii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

            (iv) in the case of clause (y) only, the consent of the Administrative Agent and each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

            (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500,

and, provided further, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

      To the extent of any assignment pursuant to this section 12.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

      At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section
2.9 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

      Nothing in this section 12.4(c) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

      (d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

      (e) Representations of Lenders. Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding sections 12.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

      12.5. No Waiver: Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

      12.6. Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

      (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

      12.7. Calculations: Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

      (b) All computations of interest on Eurodollar Loans hereunder and all computations of Commitment Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, and all computations of interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as applicable.

      12.8. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

      (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING

OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      12.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

      12.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

      12.11. Headings Descriptive. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      12.12. Amendment or Waiver. (a) Neither this Agreement nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Borrower and (w) the Required Revolving Lenders, if it affects only the Revolving Commitments and/or the Revolving Loans, (x) the Required Term A Lenders, if it affects only the Term A Commitments and/or the Term A Loans,
(y) the Required Term B Lenders, if it affects only the Term B Commitments and/or the Term B Loans, or (z) in all other cases, the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

            (i) change the amount or time of payment of the Scheduled Repayments provided for in section 5.2, extend any maturity date provided for herein applicable to a Loan or a Commitment, reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender),

            (ii) change the amount or time of any Scheduled Repayments, voluntary or mandatory prepayments, or Commitment reductions to which any Revolving Lenders, Term A Lenders or Term B Lenders (each a "Class of Lenders") are entitled (a "Benefitted Class of Lenders"), in any manner adverse to the interests of any other Class of Lenders (an "Affected Class of Lenders"), unless such change has also been consented to by each Affected Class of Lenders, acting with the consent of (A) the Required Revolving Lenders, if the Revolving Lenders are an Affected Class of Lenders, (B) the Required Term A Lenders, if the Term A Lenders are an Affected Class of Lenders, and/or (C) the Required Term B Lenders, if the Term B Lenders are an Affected Class of Lenders (it being understood and agreed that any amendment, modification, termination or waiver which only postpones or reduces any Scheduled Repayment, voluntary or mandatory prepayment, or Commitment reduction from those set forth in sections 4 and 5 of this Agreement with respect to one Class of Lenders but not any other Class of Lenders shall not be deemed to be adverse to any other Class of Lenders for purposes of this clause (ii)),

            (iii) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document,

            (iv) release any Credit Party from the Subsidiary Guaranty, except in connection with a transaction permitted by section 9.2(d),

            (v) release all or any substantial portion of the Collateral, except in connection with a transaction permitted by section 9.2(d),

            (vi) have the effect of securing additional Indebtedness (other than Indebtedness comprising the Obligations and any Designated Hedge Agreements) by any Collateral, unless the amendment, modification or change having such effect shall have been approved by (A) the Required Revolving Lenders (except that for this purpose the percentage contained in the definition of Required Revolving Lenders shall be deemed changed to from 51% to 66+2/3%), (B) the Required Term A Lenders (except that for this purpose the percentage contained in the definition of Required Term A Lenders shall be deemed changed to from 51% to 66+2/3%), and (C) the Required Term B Lenders (except that for this purpose the percentage contained in the definition of Required Term B Lenders shall be deemed changed to from 51% to 66+2/3%),

            (vii) change any of the Borrowing Base provisions of this Agreement, including any related definitions, in any respect materially adverse to the Lenders,

            (viii) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control,

            (ix) amend, modify or waive any provision of this section 12.12, or section 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

            (x) reduce the percentage specified in, or otherwise modify, the definition of Required Term A Lenders, Required Term B Lenders, Required Revolving Lenders or Required Lenders, or

            (xi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

      (b) No provision of section 3 or 11 may be amended without the consent of
(x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

      (c) The Administrative Agent and the Collateral Agent will not enter into any amendment, change, waiver, discharge or termination of any of the other Credit Documents, except as specifically provided therein or as authorized as contemplated by a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to this section 12.12, can only be effectuated with the consent of all Lenders).

      (d) Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, termination, waiver or consent effected in accordance with this section 12.12 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower. For purposes of this section 12.12, the Syndication Agent and the Administrative Agent shall jointly have primary responsibility, together with the Borrower, for the negotiation, preparation and documentation relating to any amendment, modification or waiver of this Agreement, any other Credit Document or any other agreement or document related hereto or thereto contemplated pursuant to this section 12.12.

      12.13. Survival of Indemnities. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 3.5, 5.4, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

      12.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

      12.15. Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices. Notwithstanding the foregoing, any Lender may in any event make disclosures of, and furnish copies of such information (i) to another Lender; (ii) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrower with such prospective transferor Lender and/or participant containing provisions substantially identical to those contained in this section 12.15); (iii) to its parent corporation or corporations and its and their Affiliates, and to its and their auditors and attorneys; and (iv) as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any of its Subsidiaries. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower of any of the obligations to such Lender under this Agreement and the other Credit Documents.

      12.16. Lender Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "Lender Register") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16, except to the extent attributable to the gross negligence or wilful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      12.17. Limitations on Liability of the Letter of Credit Issuers. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Borrower (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Borrower (or such Subsidiary) which the Borrower (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

      12.18. General Limitation of Liability. No claim may be made by the Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      12.19. No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

      12.20. Lenders and Agent Not Fiduciary to Borrower, etc. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Borrower and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

      12.21. Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         [The remainder of this page is intentionally blank; the next page is a signature page.]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

STONERIDGE, INC.

By:
   -------------------------------------
   Kevin P. Bagby, Vice President--
       Finance & Chief Financial Officer


NATIONAL CITY BANK,                        DLJ CAPITAL FUNDING, INC.,
   individually and as Administrative      individually and as Syndication Agent
    Agent and as Collateral Agent


By:                                        By:
   -------------------------------------      ----------------------------------
   Michael P. McCuen, Vice President            Managing Director


PNC BANK, NATIONAL ASSOCIATION,
     individually and as Documentation
     Agent


By:
   -------------------------------------
   Title:

                                     ANNEX I

                         INFORMATION AS TO SUBSIDIARIES

=====================================================================================
                                                                    Percentage of
                                                                  Outstanding Stock
        Name of                   Type of      Jurisdiction        or other Equity
      Subsidiary                Organization      Where            Interests Owned
                                                Organized       (Indicating whether
                                                                    owned by the
                                                                    Borrower or a
                                                                specified Subsidiary)
=====================================================================================
Alphabet de Mexico                 company        Mexico         99.5%, by the
                                                                 Borrower (acquired
                                                                 9/82)
-------------------------------------------------------------------------------------
TED de Mexico                      company        Mexico         99.5%, by the
                                                                 Borrower (acquired
                                                                 2/1/92)
-------------------------------------------------------------------------------------
Berifors AB                        company        Sweden         45.2%, by the
                                                                 Borrower, 27.4% by
                                                                 Stoneridge AB, 27.4%
                                                                 by Bernt & Sten AB
                                                                 (acquired 10/17/97)
-------------------------------------------------------------------------------------
Berifors Production AB             company        Sweden         100%, by Berifors AB
                                                                 (acquired 10/17/97)
-------------------------------------------------------------------------------------
Berifors Electronics I Bromma AB   company        Sweden         100% by Berifors AB
                                                                 (acquired 10/17/97)
-------------------------------------------------------------------------------------
Bernt & Stern AB                   company        Sweden         100% by the Borrower
                                                                 (acquired 10/17/97)
-------------------------------------------------------------------------------------
Stoneridge AB                      company        Sweden         100%, by the
                                                                 Borrower (acquired
                                                                 10/1/97)
-------------------------------------------------------------------------------------
Stoneridge GmbH                    company        Germany        100%, by Berifors AB
                                                                 (acquired 10/17/97)
-------------------------------------------------------------------------------------
                                                                 60% by the Borrower
AlphaConn do Brazil Ltda.          company        Brazil         (acquired 11/1/97)
=====================================================================================

                                    ANNEX II

                      DESCRIPTION OF EXISTING INDEBTEDNESS

Borrowed Money:

1.    Stoneridge Synthetic Aircraft Lease
      GECC / First Merit
      Amount: $10,600,000

2.    Berifors Outstanding Revolver
      Amount: 20 million Swedish Krona

Capital Leases:

3.    Transportation Electronics Capital Lease
      Obligation: $511,000

4.    Berifors Capital Lease Equipment
      Obligation: $398,000

5.    Alphabet Capital Lease
      Obligation: $38,000

                                    ANNEX III

                          DESCRIPTION OF EXISTING LIENS

Borrowed Money:

1.    Stoneridge Synthetic Aircraft Lease
      GECC / First Merit
      Amount: $10,600,000

Capital Leases:

2.    Transportation Electronics Capital Lease
      Obligation: $511,999

3.    Berifors Capital Lease Equipment
      Obligation: $398,000

4.    Alphabet Capital Lease
      Obligation: $38,000

                                    ANNEX IV

      DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND GUARANTEES

1.    Intercompany loan to Berifors
      Dated: 3/31/98
      Amount: $5,800,000

2.    Intercompany loan to Positron
      Dated: 1/30/98
      Amount: $5,000,000

3.    Intercompany loan #1 to AlphaConn do Brazil
      Dated: 4/30/98
      Amount: $500,000

4.    Intercompany loan #2 to AlphaConn do Brazil
      Dated: 7/30/98
      Amount: $225,000

5.    Intercompany loan #3 to AlphaConn do Brazil
      Dated: 8/18/98
      Amount: $500,000

6.    TED de Mexico Advance
      Amount: $847,000

6.    Existing Investment in Industrial Development Associates Limited
      Partnership
      Ownership: 30%
      Approx. -$283,000 capital account

7.    Existing Investment in Connecto Alphabet Joint Venture
      Ownership: 40%
      Approx. $620,000 capital account

8.    Existing Investment in Positron
      Ownership: 50%
      Amount: $16,064,000

9.    Guarantee of obligations of
      Industrial Development Associates Limited Partnership
      Amount: Less than $2,500,000

                                     ANNEX V

              DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER
                              THE CREDIT AGREEMENT

   LETTER OF            ORIGINAL             DATE AND NO./                        EXPIRATION
 CREDIT ISSUER         APPLICANT             BENEFICIARY              AMOUNT        DATE
==============================================================================================
National City Bank  Stoneridge, Inc.      # 5003                     $435,000      3/19/99

                                          Travelers Indemnity Co.
                                          Pittsburgh, Pa.
==============================================================================================

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

==============================================================================================

                                   EXHIBIT A-1

                                   TERM A NOTE

$____________                                                    Cleveland, Ohio
                                                                 _________, 1998

      FOR VALUE RECEIVED, the undersigned STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such terms and certain other capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below), of National City Bank (the "Administrative Agent"), the principal sum of ________________ DOLLARS AND ____ CENTS ($_______), which amount represents the unpaid principal amount of all Term A Loans made by the Lender to the Borrower pursuant to the Credit Agreement, on the Term A Maturity Date, and prior thereto, in installments on the dates and in the amounts provided in section 5.2(a) of the Credit Agreement.

      The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Term A Loan made by the Lender from the date of such Term A Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

      This Note is one of the Term A Notes referred to in the Credit Agreement, dated as of December 30, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Lender), the other Agents from time to time party thereto, and National City Bank, as Administrative Agent (as from time to time in effect, the "Credit Agreement"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Agreement, this Note is subject to mandatory prepayment prior to the Term A Maturity Date, in whole or in part.

      In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                          STONERIDGE, INC.

                                          By:
                                             -----------------------------------
                                                  Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

========================================================================================================
                                                                Amount
                                                                  of
Date               Amount       Type                           Principal          Unpaid
 of                  of          of           Interest          Paid or          Principal       Made
Notation            Loan        Loan           Period           Prepaid           Balance         By
========================================================================================================
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

                                   EXHIBIT A-2

                                   TERM B NOTE

$____________                                                    Cleveland, Ohio
                                                                 _________, 1998

      FOR VALUE RECEIVED, the undersigned STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such terms and certain other capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to below), of National City Bank (the "Administrative Agent"), the principal sum of ________________ DOLLARS AND ____ CENTS ($________), which amount represents the unpaid principal amount of all Term B Loans made by the Lender to the Borrower pursuant to the Credit Agreement, on the Term B Maturity Date, and prior thereto, in installments on the dates and in the amounts provided in section 5.2(a) of the Credit Agreement.

      The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Term B Loan made by the Lender from the date of such Term B Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

      This Note is one of the Term B Notes referred to in the Credit Agreement, dated as of December 30, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Lender), the other Agents from time to time party thereto, and National City Bank, as Administrative Agent (as from time to time in effect, the "Credit Agreement"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Agreement, this Note is subject to mandatory prepayment prior to the Term B Maturity Date, in whole or in part.

      In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                          STONERIDGE, INC.

                                          By:
                                             -----------------------------------
                                                  Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

========================================================================================================
                                                                Amount
                                                                  of
Date               Amount       Type                           Principal          Unpaid
 of                  of          of           Interest          Paid or          Principal       Made
Notation            Loan        Loan           Period           Prepaid           Balance         By
========================================================================================================
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

                                   EXHIBIT A-3

                                 REVOLVING NOTE

$________________                                                Cleveland, Ohio
                                                                 _________, 1998

      FOR VALUE RECEIVED, the undersigned STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of _______________________ (the "Lender"), in lawful money of the United States of America and in immediately available funds, at the Payment Office (such term and certain other terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) of National City Bank (the "Administrative Agent"), the principal sum of ________________ DOLLARS AND ____ CENTS ($________) or, if less, the then unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement, on the Revolving Maturity Date.

      The Borrower promises also to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in section 2.7 of the Credit Agreement.

      This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of December 30, 1998, among the Borrower, the financial institutions from time to time party thereto (including the Lender), the other Agents from time to time party thereto, and National City Bank, as Administrative Agent (as from time to time in effect, the "Credit Agreement"), and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Credit Agreement, this Note is subject to mandatory prepayment prior to the Revolving Maturity Date, in whole or in part.

      In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.

      THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

                                          STONERIDGE, INC.

                                          By:
                                             -----------------------------------
                                                  Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

========================================================================================================
                                                                Amount
                                                                  of
Date               Amount       Type                           Principal          Unpaid
 of                  of          of           Interest          Paid or          Principal       Made
Notation            Loan        Loan           Period           Prepaid           Balance         By
========================================================================================================
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

========================================================================================================

                                   EXHIBIT B-1

                               NOTICE OF BORROWING

                                                                          [Date]

National City Bank,
      as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
      Attention: Commercial Loan Operations

            Re: Notice of Borrowing under the Credit Agreement, dated as of December 30, 1998

Ladies and Gentlemen:

      The undersigned, Stoneridge, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of December 30, 1998 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), the other Agents from time to time party thereto, and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.3(a) of the Credit Agreement, that the undersigned hereby requests one or more Borrowings under the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Borrowing (collectively the "Proposed Borrowing") as required by section 2.3(a) of the Credit Agreement.

      The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the schedule attached hereto.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                          Very truly yours,

                                          STONERIDGE, INC.

                                          By:
                                             -----------------------------------
                                                  Title:

                               BORROWING SCHEDULE

Proposed Borrowing #1:

====================================================================================================================================
Business Day                                                                         Aggregate                   Interest Period
    of                        Facility               Type of                          Amount                      if Loans are
 Proposed                                             Loans                          of Loans                     Eurodollar
 Borrowing                                                                                                            Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                         [Circle one of
                             Term B                         above]                                               Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                                above]
====================================================================================================================================

Proposed Borrowing #2:

====================================================================================================================================
Business Day                                                                         Aggregate                   Interest Period
    of                        Facility               Type of                          Amount                      if Loans are
 Proposed                                             Loans                          of Loans                     Eurodollar
 Borrowing                                                                                                            Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                                above]
====================================================================================================================================

Proposed Borrowing #1:

====================================================================================================================================
Business Day                                                                         Aggregate                   Interest Period
    of                        Facility               Type of                          Amount                      if Loans are
 Proposed                                             Loans                          of Loans                     Eurodollar
 Borrowing                                                                                                            Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                               above]
====================================================================================================================================

Proposed Borrowing #2:

====================================================================================================================================
Business Day                                                                         Aggregate                   Interest Period
    of                        Facility               Type of                          Amount                      if Loans are
 Proposed                                             Loans                          of Loans                     Eurodollar
 Borrowing                                                                                                            Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                               above]
====================================================================================================================================

                                   EXHIBIT B-2

                              NOTICE OF CONVERSION

                                                                          [Date]

National City Bank,
      as Administrative Agent for the Lenders party to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
      Attention: Commercial Loan Operations

            Re:   Notice of Conversion of General Revolving
                  Loans, Denominated in Dollars, of one Type into another Type, pursuant to the Credit Agreement, dated as of December 30, 1998

Ladies and Gentlemen:

           The undersigned, Stoneridge, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of December 30, 1998 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), the other Agents from time to time party thereto, and National City Bank, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to section 2.6 of the Credit Agreement, that the undersigned hereby requests one or more Conversions of Loans, outstanding pursuant to a Borrowing under a Facility, consisting of one Type of Loan, into Loans under the same Facility of another Type, pursuant to section 2.6 of the Credit Agreement, and in that connection sets forth in the schedule attached hereto the information relating to each such Conversion.

                                          Very truly yours,

                                          STONERIDGE, INC.

                                          By:
                                             -----------------------------------
                                                  Title:

                               CONVERSION SCHEDULE

Proposed Conversion #1
           [of the Loans described in the first table below into the Loans described in the second table below]

====================================================================================================================================
                                                                                     Aggregate                   Interest Period
Date of Loans                 Facility               Type of                          Amount                      if Loans are
                                                      Loans                          of Loans                     Eurodollar
                                                                                                                      Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                               above]
====================================================================================================================================

====================================================================================================================================
                                                                                     Aggregate                   Interest Period
Date of Loans                 Facility               Type of                          Amount                      if Loans are
                                                      Loans                          of Loans                     Eurodollar
                                                                                                                      Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                               above]
====================================================================================================================================

Proposed Conversion #2
           [of the Loans described in the first table below into the Loans described in the second table below]

====================================================================================================================================
                                                                                     Aggregate                   Interest Period
Date of Loans                 Facility               Type of                          Amount                      if Loans are
                                                      Loans                          of Loans                     Eurodollar
                                                                                                                      Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                               above]
====================================================================================================================================

====================================================================================================================================
                                                                                     Aggregate                   Interest Period
Date of Loans                 Facility               Type of                          Amount                      if Loans are
                                                      Loans                          of Loans                     Eurodollar
                                                                                                                      Loans
====================================================================================================================================
                             Revolving               Prime Rate Loans
                             Facility
                                                     Eurodollar Loans                                            One Month
 ______, 19____              Term A                                                  $____________
                             Facility                                                                            Two Months
                                                       [Circle one of
                             Term B                       above]                                                 Three Months
                             Facility
                                                                                                                 Six Months

                             [Circle one of                                                                      [Circle one of
                                above]                                                                               above]
====================================================================================================================================

                                   EXHIBIT B-3

                            LETTER OF CREDIT REQUEST

No. ______________1

                                                               Dated __________2

National City Bank,
           as Administrative Agent for the Lenders party
           to the Credit Agreement referred to below
1900 East Ninth Street
Cleveland, Ohio 44114
           Attention: International Department/ Letter of Credit Operations
                      -----------------------------------------------------
Ladies and Gentlemen:

      The undersigned, Stoneridge, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of December 30, 1998 (as amended, modified or supplemented from time to time, the "Credit Agreement", the capitalized terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Lenders"), the other Agents from time to time party thereto, and National City Bank, as Administrative Agent for such Lenders.

      The undersigned hereby requests that _________, as a Letter of Credit Issuer, issue a Letter of Credit on ______, 199_ (the "Date of Issuance") in the aggregate amount of [U.S.$ ] [amount in specified Alternative Currency], for the account of ____________________.

      The beneficiary of the requested Letter of Credit will be _________, 3 and such Letter of Credit will be in support of __________ 4 and will have a stated termination date of ____________________.5

      The undersigned hereby certifies that after giving effect to the requested issuance of the Letter of Credit:

            (i) $_________ principal amount of Revolving Loans will be outstanding; and

            (ii)  the Letter of Credit Outstandings will be $___________.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

-----------------------------------
1     Letter of Request Number.

2 Date of Letter of Request (at least five Business Days prior to the Date of Issuance or such lesser number as may be agreed by the relevant Letter of Credit Issuer).

3     Insert name and address of beneficiary.

4 Insert description of the supported obligations, name of agreement and/or the commercial transaction to which this Letter of Credit Request relates.

5 Insert last date upon which drafts may be presented (which may not be beyond the 15th Business Day next preceding the Maturity Date).

            (A) the representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of the date when made; and

            (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

      Copies of all documentation with respect to the supported transaction are attached hereto.

                                           Very truly yours,

                                           STONERIDGE, INC.

                                           By:
                                              ----------------------------------
                                                      Title:

                                  EXHIBIT C-1


                      -----------------------------------

                                    FORM OF
                              SUBSIDIARY GUARANTY

                      -----------------------------------

================================================================================
================================================================================

                      THE SUBSIDIARIES OF STONERIDGE, INC.
                                  NAMED HEREIN
                                  as Guarantors


                                      With


                               NATIONAL CITY BANK,
                             as Administrative Agent


                          -----------------------------

                               SUBSIDIARY GUARANTY

                                   dated as of
                                December 30, 1998

                          -----------------------------


================================================================================

                               SUBSIDIARY GUARANTY

      SUBSIDIARY GUARANTY, dated as of December 30, 1998 (as amended, modified or supplemented from time to time, "this Guaranty"), made by each of the undersigned (each, together with its successors and assigns, a "Guarantor" and collectively, the "Guarantors"), with NATIONAL CITY BANK, a national banking association, as Administrative Agent (herein, together with its successors and assigns in such capacity, the "Administrative Agent") for itself and the other Lenders (defined below), for the benefit of (i) the Administrative Agent, (ii) the Lenders from time to time party to the Credit Agreement referred to below, and (iii) the Designated Hedge Creditors referred to below:

      PRELIMINARY STATEMENTS:

      (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in section 1 hereof.

      (2) This Guaranty is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among Stoneridge, Inc., an Ohio corporation (herein, together with its successors and assigns, the "Borrower"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (3) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors," and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Creditors"), shall benefit hereunder as herein provided.

      (4) This Guaranty is made for the benefit of the Administrative Agent and the Creditors to guarantee the payment of the principal of and interest on the Notes and the payment and performance by the Borrower of its obligations under the Credit Agreement, the other Credit Documents to which the Borrower is a party, and the payment and performance by the Borrower (and any of its Subsidiaries or Affiliates) of its obligations under Designated Hedge Agreements. This Guaranty is one of the Credit Documents referred to in the Credit Agreement.

      (5) Each Guarantor is a direct or indirect Subsidiary of the Borrower.

      (6) It is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit, under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

      (7) Each Guarantor will obtain benefits from the incurrence of Loans by the Borrower, and the issuance of Letters of Credit for the account of the Borrower or any of its Subsidiaries, under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrower, and to issue and participate in Letters of Credit for the account of the Borrower or any of its Subsidiaries.

      NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent and the Creditors and hereby covenants and agrees with the Administrative Agent and each Creditor as follows:

      1. Certain Definitions. As used in this Guaranty, the following terms shall have the meanings herein specified unless the context otherwise requires:

            "Credit Document Obligations" shall mean and include:

                  (i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement,

                  (ii) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement, and

                  (iii) all other obligations and liabilities owing by the
            Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent, any other Agent or any of the Lenders under the Credit Agreement and the other Credit Documents to which the Borrower or any of its Subsidiaries or Affiliates is now or may hereafter become a party (including, without limitation, indemnities, Fees and other amounts payable thereunder), in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, the Credit Agreement or any of such other Credit Documents, including any such interest or other amounts which, but for any automatic stay under section 362(a) of the Bankruptcy Code, would become due.

            "Designated Hedge Document" shall mean and include (i) each Designated Hedge Agreement to which the Borrower or any of its Subsidiaries or Affiliates is now or may hereafter become a party, and
      (ii) each confirmation, transaction statement or other document executed and delivered in connection therewith to which the Borrower or any of its Subsidiaries or Affiliates is now or may hereafter become a party.

            "Designated Hedge Document Obligations" shall mean and include all obligations and liabilities owing by the Borrower or any of its Subsidiaries or Affiliates under all existing and future Designated Hedge Documents, in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, any Designated Hedge Document, including any such amounts which, but for any automatic stay under section 362(a) of the Bankruptcy Code, would become due.

            "Guaranteed Documents" shall mean and include (i) the Credit Agreement, the Notes and the other Credit Documents to which the Borrower is now or may hereafter become a party, and (ii) each Designated Hedge Agreement and other Designated Hedge Document to which the Borrower or any of its Subsidiaries or Affiliates is now or may hereafter become a party.

            "Guaranteed Obligations" shall mean and include the Credit Document Obligations and the Designated Hedge Document Obligations.

      2. Guaranty by the Guarantors, etc. (a) Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees:

            (i) to the Administrative Agent, the other Agents and the Lenders the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Credit Document Obligations of the Borrower and each of its other Subsidiaries and Affiliates; and

            (ii) to each Designated Hedge Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Designated Hedge Document Obligations of the Borrower and each of its other Subsidiaries and Affiliates.

Such guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other action, occurrence or circumstance whatsoever.

      (b) In addition to the foregoing, each Guarantor also, jointly and severally, irrevocably and unconditionally guarantees that each of the terms, conditions, covenants and agreements of the Borrower under the Credit Agreement, and of the Borrower and its other Subsidiaries and Affiliates under the other Guaranteed Documents, will be duly and punctually performed and observed strictly in accordance with the terms thereof and that if for any reason whatsoever the Borrower or such other Subsidiary or Affiliate shall fail to do so, such Guarantor shall duly and punctually perform and observe, or cause the Borrower or such other Subsidiary or Affiliate, as applicable, to duly and punctually perform and observe, the same. Such guaranty is an absolute, unconditional, present and continuing guaranty of performance and is in no way conditioned or contingent upon any attempt to enforce performance by the Borrower or any other Subsidiary or Affiliate of the Borrower, or any other act, occurrence or circumstance whatsoever.

      (c) In addition to the foregoing, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Administrative Agent and the Creditors, whether or not due or payable by the obligor thereon, upon the occurrence in respect of the Borrower or other applicable obligor of any bankruptcy or insolvency proceeding or case under the Bankruptcy Code, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Administrative Agent, for the benefit of the Administrative Agent and the Creditors, on demand, in such currency and otherwise in such manner as is provided in the Guaranteed Documents governing such Guaranteed Obligations.

      (d) As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Creditors, that, should any amounts constituting Guaranteed Obligations not be recoverable from the Borrower or other applicable obligor for any reason whatsoever (including, without limitation, by reason of any provision of any Guaranteed Document or any other agreement or instrument executed in connection therewith being or becoming, at any time, voidable, void, unenforceable, or otherwise invalid under any applicable law), then notwithstanding any notice or knowledge thereof by the Administrative Agent, any Creditor, any of their respective Affiliates, or any other person, each Guarantor, jointly and severally, as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Creditors and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Guaranteed Documents.

      (e) Each Guarantor understands, agrees and confirms that the Administrative Agent and the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against any Guarantor without proceeding against any other Guarantor, the Borrower or other person, against any security for all or any portion of the Guaranteed Obligations, or under any other guaranty covering all or any portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made in such currency and otherwise in such manner as is provided in the Guaranteed Documents to which such payments relate.

      3. Subordination. (a) Any Indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the Indebtedness of the Borrower to the Administrative Agent and the Creditors; and such Indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred so requests, shall be collected, enforced and received by such Guarantor as trustee for the Administrative Agent and the Creditors and be paid over to the Administrative Agent, for the benefit of the Administrative Agent and the Creditors, on account of the Indebtedness of the Borrower to the Administrative Agent and the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

      (b) If and to the extent that any Guarantor makes any payment to the Administrative Agent or any Creditor or to any other person pursuant to or in respect of this Guaranty, any reimbursement or similar claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior termination of the Total Commitment and indefeasible payment in full of all Guaranteed Obligations owed to the Administrative Agent and the Creditors.

      4. Guarantors' Obligations Absolute, etc. The obligations of each Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction or defense based on any claim such Guarantor may have against the Borrower or any other person, including, without limitation, the Administrative Agent, any Creditor, any of their respective Affiliates, or any other Guarantor, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Guaranteed Obligations, including, without limitation:

            (1) any increase in the amount of the Guaranteed Obligations outstanding from time to time, including, without limitation, any increase in the aggregate outstanding amount of the Loans and Letters of Credit above any specific maximum amount referred to herein or in the Credit Agreement as in effect on the date hereof, and any increase in any interest rate, Fee or other amount applicable to any portion of the Guaranteed Obligations or otherwise payable under any Guaranteed Document;

            (2) any direction as to the application of any payment by the Borrower or by any other person;

            (3) any incurrence of additional Guaranteed Obligations at any time or under any circumstances, including, without limitation, (x) during the continuance of a Default or Event of Default, (y) at any time when all conditions to such incurrence have not been satisfied, or (z) in excess of borrowing base, sublimit or other similar or dissimilar limitations contained in the Credit Agreement or any of the other Guaranteed Documents;

            (4) any renewal or extension of the time for payment or maturity of any of the Guaranteed Obligations, or any amendment or modification of, or addition or supplement to, or deletion from, the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to the Borrower or any other person, or any part thereof, or any assignment, transfer or other disposition of any thereof;

            (5) any failure of the Credit Agreement, any other Guaranteed Document, or any other instrument or agreement applicable to the Borrower or any other person, to constitute the legal, valid and binding agreement or obligation of any party thereto, enforceable in accordance with its terms, or any irregularity in the form of any Guaranteed Document;

            (6) any failure on the part of the Borrower or any other person to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement;

            (7) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence, any failure to mitigate damages or marshall assets, or any election of remedies) under or in respect of (x) the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or (y) any obligation or liability of the Borrower or any other person;

            (8) any exercise or non-exercise of any right, power or remedy under or in respect of the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or any such obligation or liability, including, without limitation, (x) any failure of the Administrative Agent or any Creditor to give notice of any Default or Event of Default under any Guaranteed Document, or to advance funds for the protection or preservation of, or provision of insurance for, or payment of taxes on, any property which is collateral security for any of the Guaranteed Obligations, and (y) any act or failure to act on the part of the Administrative Agent or any Creditor, in any manner referred to in this Guaranty, or otherwise, which may deprive such Guarantor of its right to (A) subrogation against the Borrower to recover full reimbursement or indemnity for any payments made pursuant to this Guaranty, or (B) contribution from any other Guarantor for any such payments made by it, or which otherwise may adversely affect the amount recoverable upon the exercise of any such right of subrogation or contribution;

            (9) any application of any amounts by whomsoever paid or howsoever realized to the Guaranteed Obligations or any other liabilities owed to the Administrative Agent or any Creditor, regardless of the order or priority of any such application, and regardless of what liabilities of the Borrower or any other person remain unpaid;

            (10) any settlement or compromise of any of the Guaranteed Obligations, any security therefor or guaranty thereof;

            (11) any payment made to the Administrative Agent or any Creditor on the Guaranteed Obligations which the Administrative Agent or any Creditor repays, returns or otherwise restores to the Borrower or any other applicable obligor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding;

            (12) any subordination of any of the claims of the Administrative Agent or any Creditor to any claims of any creditors of the Borrower or any other person, or any subordination of any liens or security interests in favor of the Administrative Agent or any Creditor to any liens or security interests of any other person;

            (13) any sale, exchange, release, surrender or foreclosure of, or any realization upon, or other dealing with, in any manner and in any order, any property, rights or interests by whomsoever at any time granted, assigned, pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations, or any other liabilities or obligations (including any of those hereunder), or any portion of any thereof;

            (14) the existence of any right of setoff, offset or banker's lien, or any failure to exercise rights in respect thereof, or any release thereof;

            (15) any furnishing of any new or additional security or any new or additional guaranty to or for the benefit of the Administrative Agent or any Creditor, or any acceptance thereof, including, without limitation, any addition of any Guarantor to this Guaranty;

            (16) any release of any security or any guaranty by or at the direction of the Administrative Agent or any Creditor, or any release or discharge of, or limitation of recourse against, any person furnishing any security or guaranty, including, without limitation, any release or discharge of any Guarantor from this Guaranty;

            (17) any limitation on any person's liability or obligation under the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement, or any such obligation or liability, or any termination, cancellation, avoidance, commercial or other frustration, impracticability, invalidity, unenforceability or ineffectiveness, in whole or in part, of the Credit Agreement, any other Guaranteed Document, or any such other instrument or agreement or any such obligation or liability or any term or provision of any thereof;

            (18) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, arrangement or other similar proceeding relating to the Borrower or to any of its properties or assets, or any such proceeding by, among or on behalf of any of its creditors, as such, or any proceeding for the voluntary liquidation or dissolution or other winding up of the Borrower, whether or not insolvency or bankruptcy proceedings, or any assignment for the benefit of its creditors, or any other marshaling of its assets, or any action taken by any trustee or receiver or by any court in any such proceeding;

            (19) any disallowance or limitation of any claim of the Administrative Agent, any Creditor, or any other person, in any such proceeding;

            (20) any change in the ownership of all or any part of the capital stock of, or other equity interests in, the Borrower, any of its Subsidiaries or Affiliates, or any other person, or any merger or consolidation involving the Borrower, any of its Subsidiaries or Affiliates, or any other person, or any purchase, acquisition, sale, lease or disposition by the Borrower, any of its Subsidiaries or Affiliates, or any other person, of any assets or properties;

            (21) any breach by the Borrower or any of its other Subsidiaries or Affiliates of any of their representations or warranties contained in any of the Guaranteed Documents or any other certificate or document executed and delivered in connection therewith;

            (22) any inability of the Borrower to create or incur any Subordinated Indebtedness or other Indebtedness, or the existence of any contractual or other restriction upon the ability of the Borrower to issue and sell shares of its capital stock, to purchase, sell, lease or otherwise dispose of assets, to incur Subordinated Indebtedness or other Indebtedness, or to otherwise conduct its business affairs;

            (23) any assignment, transfer or other disposition, in whole or in part, by the Borrower or any other person of its interest in any of the property, rights or interests constituting security for all or any portion of the Guaranteed Obligations or any other Indebtedness, liabilities or obligations;

            (24) any failure of any of the Credit Documents, or any other agreement or instrument securing all or any portion of the Guaranteed Obligations, to effectively subject any property, rights or interests to any liens or security interests purported to be granted or created thereby, or any failure of any such liens or security interests to be or become perfected or to establish or maintain the priority over other liens and security interests contemplated thereby;

            (25) any condemnation or taking of, or any encumbrance on or interference with any use of, or any damage to, or any destruction of, any such property, or any part thereof or interest therein;

            (26) any lack of notice to, or knowledge by, any Guarantor of any of the matters referred to above; and/or

            (27) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing, which could or might constitute a defense available to, or a discharge of the obligations of, a guarantor or other surety.

      5. Waivers. Each Guarantor unconditionally waives, to the maximum extent permitted under any applicable law now or hereafter in effect, insofar as its obligations under this Guaranty are concerned, (i) notice of any of the matters referred to in section 4, (ii) all notices required by statute, rule of law or otherwise to preserve any rights against such Guarantor hereunder, including, without limitation, any demand, presentment, proof or notice of dishonor or non-payment of any Guaranteed Obligation, notice of acceptance of this Guaranty, notice of the incurrence of any Guaranteed Obligation, notice of any failure on the part of the Borrower, any of its Subsidiaries or Affiliates, or any other person, to perform or comply with any term or provision of the Credit Agreement, any other Guaranteed Document or any other agreement or instrument to which the Borrower or any other person is a party, or notice of the commencement of any proceeding against any other person or its any of its property or assets, (iii) any right to the enforcement, assertion or exercise against the Borrower or against any other person or any collateral of any right, power or remedy under or in respect of the Credit Agreement, the other Guaranteed Documents or any other agreement or instrument, and (iv) any requirement that such Guarantor be joined as a party to any proceedings against the Borrower or any other person for the enforcement of any term or provision of the Credit Agreement, the other Guaranteed Documents, this Guaranty or any other agreement or instrument.

      6. Subrogation Rights. Until such time as the Guaranteed Obligations have been paid in full in cash and otherwise fully performed and the Total Commitment under the Credit Agreement has been terminated, each Guarantor hereby irrevocably waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under section 509 of the Bankruptcy Code, or otherwise) to the claims of the

Administrative Agent and/or the Creditors against the Borrower, any other Guarantor or any other guarantor of or surety for the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantor which it may at any time otherwise have as a result of this Guaranty.

      7. Separate Actions. A separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower, and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.

      8. Guarantors Familiar with Borrower's Affairs, etc. Each Guarantor confirms that an executed (or conformed) copy of each of the Credit Documents has been made available to its principal executive officers, that such officers are familiar with the contents thereof and of this Guaranty, and that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Credit Agreement, the other Credit Documents and this Guaranty and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty. Each Guarantor confirms that it has made its own independent investigation with respect to the creditworthiness of the Borrower and its other Subsidiaries and Affiliates and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Administrative Agent or any Creditor or any other person acting on behalf of the Administrative Agent or any Creditor as to such creditworthiness. Each Guarantor expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and its other Subsidiaries and Affiliates and any circumstances affecting (i) the Borrower's or any other Subsidiary's or Affiliate's ability to perform its obligations under the Credit Agreement and the other Guaranteed Documents to which it is a party, or (ii) any collateral securing, or any other guaranty for, all or any part of the Borrower's or such other Subsidiary's or Affiliate's payment and performance obligations thereunder; and each Guarantor further agrees that the Administrative Agent and the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or the risks such Guarantor undertakes in this Guaranty.

      9. Covenant Not to Cause Events of Default under Credit Agreement, etc. Each Guarantor covenants and agrees that on and after the date hereof and until this Guaranty is terminated in accordance with section 26 hereof, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

      10. Representations and Warranties. Each Guarantor represents and warrants that:

            (a) it is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing (or in full force and effect, as the case may be) under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;

            (b) it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party;

            (c) it has duly executed and delivered each Credit Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

            (d) neither the execution, delivery and performance by such Guarantor of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Guarantor or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than any Lien created pursuant to the Credit Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Guarantor is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter or organizational documents of such Guarantor;

            (e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by such Guarantor of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which such Guarantor is a party, other than filings and recordings necessary to establish or perfect any security interests or other Liens created pursuant to the Credit Documents;

            (f) there are no actions, suits or proceedings pending or, to, the knowledge of such Guarantor, threatened with respect to such Guarantor which question the validity or enforceability of any of the Credit Documents to which such Guarantor is a party, or of any action to be taken by such Guarantor pursuant to any of the Credit Documents to which it is a party; and

            (g) as of the date such Guarantor has become a party to this Guaranty, (i) such Guarantor has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to the Administrative Agent and the Creditors under this Guaranty and the other Credit Documents to which such Guarantor is a party; (ii) such Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (iii) such Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iv) such Guarantor is not entering into the Credit Documents to which it is a party with the intent to hinder, delay or defraud its creditors.

      11. Continuing Guaranty; Remedies Cumulative, etc. This Guaranty is a continuing guaranty, all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon, and this Guaranty shall remain in full force and effect until terminated as provided in section 26 hereof. No failure or delay on the part of the Administrative Agent or any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for the Administrative Agent or any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

      12. Enforcement Expenses. The Guarantors hereby jointly and severally agree to pay, to the extent not paid pursuant to section 12.1 of the Credit Agreement, all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Creditor in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent or any of the Creditors).

      13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Creditors and their successors and assigns to the extent permitted under the Credit Agreement (or any Designated Hedge Document, in the case of an Designated Hedge Creditor).

      14. Amendments and Waivers. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by section 12.12 of the Credit Agreement, with the written consent of each Lender) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released), provided, however, that no such change, waiver, modification or variance shall be made to this section 14 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Guaranty, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Designated Hedge Obligations, the holders of 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      15. Headings Descriptive. The headings of the several sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

      16. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      17. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean any "Event of Default" as defined in the Credit Agreement or any payment default under any Designated Hedge Agreement after any applicable grace period), each Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not the Administrative Agent or such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

      18. Notices. All notices requests, demands or other communications pursuant hereto shall be made in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to any Guarantor, at the address specified for it in Annex II to the Credit Agreement (or if no such address is specified, to it c/o the Borrower), with a courtesy copy to the Borrower at its address specified in or pursuant to the Credit Agreement; if to the Administrative Agent or any Lender, as provided in the Credit Agreement; if to any Designated Hedge Creditor, as provided in the Designated Hedge Agreement to which it is a party; or in any case at such other address as any of the persons listed above may hereafter notify the others in writing. All such notices and communication shall be mailed, telegraphed, telexed, facsimile transmitted, or cabled or sent by overnight courier, and shall be effective when received.

      19. Reinstatement. If claim is ever made upon the Administrative Agent or any Creditor for recission, repayment, recovery or restoration of any amount or amounts received by the Administrative Agent or any Creditor in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (x) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (y) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event (i) any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, (ii) each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or otherwise recovered or restored to the same extent as if such amount had never originally been received by any such payee, and (iii) this Guaranty shall continue to be effective or be reinstated, as the case may be, all as if such repayment or other recovery had not occurred.

      20. Governing Law; Venue; Waiver of Jury Trial. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE ADMINISTRATIVE AGENT, THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF OHIO. Any legal action or proceeding with respect to this Guaranty may be brought in the Courts of the State of Ohio, or of the United States of America for the Northern District of Ohio, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, to such Guarantor at its address provided herein, such service to become effective 30 days after such mailing, or such earlier time as may be provided by applicable law. Nothing herein shall affect the right of the Administrative Agent or any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

      (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document or Guaranteed Document brought in the courts referred to in section 20(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH CREDITOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      21. Sale of Capital Stock of a Guarantor. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of section 9.2 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by section 12.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this section 21).

      22. Contribution Among Guarantors. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor's obligations in respect thereof).

      23. Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor, the Administrative Agent and the Creditors that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount which would be permitted without causing such Guarantor's obligations hereunder to be so invalidated.

      24. Payments Free and Clear of Setoffs, Counterclaims and Taxes, etc. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and, except as provided for in section 24(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax, imposed on or measured by the net income or net profits of a Creditor pursuant to the laws of the jurisdiction under which such Creditor is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Creditor is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the applicable Guarantor agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the applicable Guarantor agrees to reimburse each Creditor, upon the written request of such Creditor for taxes imposed on or measured by the net income or profits of such Creditor pursuant to the laws of the jurisdiction in which such Creditor is organized or in which the principal office or Applicable Lending Office of such Creditor is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Creditor is located and for any withholding of income or similar taxes imposed by the United States of America as such Creditor shall determine are payable by, or withheld from, such Creditor in respect of such amounts so paid to or on behalf of such Creditor pursuant to the preceding sentence, which request shall be accompanied by a statement from such Creditor setting forth, in reasonable detail, the computations used in determining such amounts. The applicable Guarantor will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the applicable Creditor, evidencing such payment by the applicable Creditor. Each applicable Guarantor will indemnify and hold harmless the Administrative Agent and each Creditor, and reimburse the Administrative Agent or such Creditor upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Creditor.

      (b) Notwithstanding anything to the contrary contained in section 24(a),
(i) any applicable Guarantor shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from any amounts payable hereunder for the account of any Creditor which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Borrower such forms that establish a complete exemption from such deduction or withholding; and (ii) any applicable Guarantor shall not be obligated pursuant to section 24(a) hereof to gross-up payments to be made to a Creditor in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto if such Lender has not provided to the Borrower such forms.

      25. Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency") each Guarantor, the Administrative Agent and the Creditors, by their acceptance of the benefits hereof, agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.

      (b) The obligation of a Guarantor in respect of any sum due in the Original Currency from it to any Creditor or the Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Creditor or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Creditor or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Creditor or the Administrative Agent (as the case may be) in the Original Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Creditor or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Creditor or the Administrative Agent (as the case may be) in the Original Currency, such Creditor or the Administrative Agent (as the case may be) agrees to remit to such Guarantor such excess.

      26. Termination. After the termination of the Total Commitment and all Designated Hedge Agreements, when no Note nor Letter of Credit is outstanding and when all Loans and other Guaranteed Obligations (other than unasserted indemnity obligations) have been paid in full, the Administrative Agent, at the request and expense of the Borrower and/or any of the Guarantors, will execute and deliver to the Guarantors a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty.

      27. Enforcement by Administrative Agent. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders, and that no Creditor shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty. The Administrative Agent and the Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor, as such.

      28. Effectiveness as to Hi-Stat. Notwithstanding anything to the contrary contained herein, this Guaranty shall not be effective or binding upon Hi-Stat until 12:01 A.M. on January 1, 1999.

      29. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

      IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


                                    HI-STAT MANUFACTURING CO., INC.,
                                          as a Guarantor


                                    By: __________________________________
                                             Vice President


                                    NATIONAL CITY BANK,
                                          as Administrative Agent


                                    By:___________________________________
                                          Vice President

                                  EXHIBIT C-2

                               ------------------

                                    FORM OF
                               SECURITY AGREEMENT

                               ------------------

================================================================================

                                STONERIDGE, INC.
                                 as an Assignor

                        THE OTHER ASSIGNORS NAMED HEREIN
                                  as Assignors

                                      With

                               NATIONAL CITY BANK,
                               as Collateral Agent

                           --------------------------

                               SECURITY AGREEMENT

                                   dated as of

                                December 30, 1998

                           --------------------------

================================================================================

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Agreement"), among each of the undersigned (each, together with its successors and assigns, an "Assignor" and collectively, the "Assignors"), and NATIONAL CITY BANK, a national banking association, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in section 9 hereof.

      (2) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among Stoneridge, Inc., an Ohio corporation (herein, together with its successors and assigns, the "Borrower"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (3) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement(collectively, the "Designated Hedge Creditors," and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (4) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (5) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement.

      (6) Each Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

      NOW, THEREFORE, in consideration of the benefit accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties and hereby covenants and agrees as follows:

      1. SECURITY INTERESTS.

      1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Secured Obligations, each Assignor does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Creditors, a continuing security interest of first priority in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

      (i)   each and every Receivable,

      (ii)  all Contracts, together with all Contract Rights arising thereunder,

      (iii) all Inventory,

      (iv)  all Equipment,

      (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks,

      (vi)  all Patents and Copyrights,

      (vii) all computer programs of such Assignor and all intellectual property rights therein and all other Proprietary Information of such Assignor, including, but not limited to, Trade Secrets,

      (viii) all Permits,

      (ix) the Cash Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account,

      (x) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and other personal property of every kind, type and description, and

      (xi)  all Proceeds and products of any and all of the foregoing;

provided that the foregoing security interest shall not extend to, and the term Collateral shall not include, any item or items of equipment (as defined in section 9-109(2) of the Uniform Commercial Code of any applicable jurisdiction), or any Proceeds thereof, in which an Assignor has granted (or a vendor has retained) a "purchase money security interest" (as defined in section 9-107 of the Uniform Commercial Code of any applicable jurisdiction), in compliance with section 9.3(d) of the Credit Agreement, if the terms of the security agreement or related documents governing such purchase money security interest prohibit such Assignor from granting a security interest therein as provided in this Agreement.

      (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind, type and description which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

      1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

      2. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

      Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

      2.1. Necessary Filings. Assuming the filing in the appropriate filing offices of those UCC-1 financing statements delivered to the Collateral Agent pursuant to section 6.1(h) of the Credit Agreement and the filings of the patent, trademark and copyright security agreements with the United States Patent and Trademark Office and the United States Copyright Office, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein superior and prior to the rights of all other persons therein (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Annex A hereto (the "Permitted Filings")) and subject to no other Liens (except Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, subject to compliance with the Assignment of Claims Act of 1940, as amended.

      2.2. No Liens. Each Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any person (other than evidenced by the Permitted

Filings and Liens permitted under the Credit Agreement), and such Assignor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

      2.3. Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Annex A hereto and so long as the Total Commitment has not been terminated or any Letter of Credit remains outstanding or any of the Secured Obligations remain unpaid or any Designated Hedge Agreement remains in effect, no Assignor will execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby such Assignor or as otherwise permitted by the Credit Agreement.

      2.4. Chief Executive Office, etc; Records. The chief executive office (and the registered office of each Assignor which is a corporation) of each Assignor is located at the address indicated on Annex B hereto. The U.S. Federal Tax I.D. Number of each Assignor is set forth on Annex B hereto. No Assignor will move its chief executive office (or registered office in the case of an Assignor which is a corporation) except to such new location as such Assignor may establish in accordance with the last sentence of this section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, or at such new locations as such Assignor may establish in accordance with the last sentence of this section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as such Assignor may establish in accordance with the last sentence of this section 2.4. No Assignor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

      2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex C attached hereto. Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex C hereto, or such new location as such Assignor may establish in accordance with the last sentence of this section 2.5. An Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times in fully perfected and in full force and effect.

      2.6. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex D hereto. Each Assignor has only operated under each name set forth in Annex D in the jurisdiction or jurisdictions set forth opposite each such name on Annex D. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex D hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this section 2.6. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing in such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

      2.7. Recourse. This Agreement is made with full recourse to the relevant Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Assignor contained herein, in the Designated Hedge Agreements and otherwise in writing in connection herewith or therewith.

      3. SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS;
         INSTRUMENTS.

      3.1. Additional Representations and Warranties. As of the time when each of its accounts receivable arises, each Assignor shall be deemed to have represented and warranted that, except in such respects as do not impair in any material respect the value or collectibility of its accounts receivable taken as a whole, and except in such other respects as may from time be disclosed by such Assignor to the Administrative Agent in writing: such receivable, and all records, papers and documents relating thereto (if any) are, to the best knowledge of the Assignor after due inquiry, genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto, to the best knowledge of the Assignor after due inquiry, (i) will represent the genuine, legal, valid and binding obligation of the account debtor, subject to adjustments customary in the business of such Assignor, and evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms, subject to adjustments customary in the business of such Assignor, and
(iv) will be in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

      3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon demand and upon reasonable advance notice. If the Collateral Agent so directs, each Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

      3.3. Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by section 3.4 hereof and (ii) so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, the Assignor may rescind, cancel, modify, make adjustments with respect to, extend or renew any Contracts or indebtedness evidenced by any Receivable, or compromise or settle any such dispute, claim, suit, or legal proceeding, or sell any Receivable or Contract or interest therein, in the ordinary course of business. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to materially impair the rights of the Collateral Agent in the Receivables or Contracts.

      3.4. Collection. Each Assignor shall endeavor to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, such Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable out-of-pocket costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by such Assignor or the Collateral Agent, shall be borne by such Assignor.

      3.5. Direction to Account Debtors, etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs the relevant Assignor, to the extent permitted by applicable law, such Assignor agrees (x) to cause all payments on account of the Receivables to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables and may adjust, settle or compromise the amount of payment thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in section 7.4 of this Agreement. The reasonable out-of-pocket costs and expenses (including attorneys' fees) of collection, whether incurred by such Assignor or the Collateral Agent, shall be borne by such Assignor.

      3.6. Instruments. If any Assignor owns or acquires any Instrument, such Assignor will within 10 days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

      3.7. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

      4.   SPECIAL PROVISIONS CONCERNING TRADEMARKS.

      4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner or licensee of the Marks listed in Annex E attached hereto and that said listed Marks constitute all the marks registered in the United States Patent and Trademark Office that such Assignor now owns or uses in connection with its business, other than any such marks which are (i) owned but not used and (ii) not material to its business. Each Assignor represents and warrants that it owns or is licensed to use all Marks that it uses, and that it owns all of the registrations listed on Annex E. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark or service mark in a manner which could have a material effect on the financial condition, business or property of such Assignor.

      4.2. Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

      4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Assignor's rights in and to any Mark that has a material effect on the financial condition, business or property of such Assignor taken as a whole (each such Mark, a "Significant Mark"), or with respect to any party claiming that such Assignor's use of any Significant Mark violates any property right of that party, to the extent that such infringement or violation could have a material effect on the financial condition, business or property of such Assignor. Each Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any person infringing any Significant Mark in a manner consistent with its past practice and in the ordinary course of business, and when it is commercially reasonable to do so.

      4.4. Preservation of Marks. Each Assignor agrees to use or license the use of its Significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States.

      4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss.1051 et seq. to maintain trademark registration which would reasonably be expected to have a Material Adverse Effect, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Marks pursuant to 15 U.S.C. ss.ss.1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

      4.6. Future Registered Marks. If any mark registration issues hereafter to an Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate such Assignor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

      4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, in which case such Assignor agrees to execute an assignment in form and substance reasonably satisfactory to the

Collateral Agent, of all its rights, title and interest in and to the Marks to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of the Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

      5. SPECIAL PROVISIONS CONCERNING PATENTS AND COPYRIGHTS.

      5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner or licensee of all rights in the Patents listed in Annex F attached hereto and in the Copyright registrations listed in Annex G attached hereto, that said Patents constitute all the United States patents and applications for United States patents that such Assignor now owns and that said Copyrights constitute all the registered United States copyrights that such Assignor now owns, other than any such Patents, applications and registrations which are (i) owned but not used and (ii) not material to its business. Each Assignor represents and warrants that it owns or is licensed to practice under all Patents and Copyright registrations that it now owns, uses or practices under. Each Assignor further warrants that it is aware of no third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright in a manner which could have a material effect on the financial condition, business or property of such Assignor.

      5.2. Licenses and Assignments. Each Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent, which such approval shall not be unreasonably withheld.

      5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement or other violation of such Assignor's rights in any Patent that has a material effect on the financial condition, business or property of such Assignor taken as a whole (each such Patent, a "Significant Patent") or Copyright, or with respect to any claim that practice of any Significant Patent or Copyright violates any property right of that party, to the extent that such infringement or violation could have a material effect on the financial condition, business or property of such Assignor. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any person infringing any Significant Patent or Copyright about which it has knowledge in a manner consistent with its past practice and in the ordinary course of business, and when it is commercially reasonable to do so.

      5.4. Maintenance of Patents. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C.ss.41 to maintain in force rights under each Patent.

      5.5. Prosecution of Patent Applications. At its own expense, each Assignor shall diligently prosecute all applications for United States patents listed on Annex F hereto, and shall not abandon any such application, except in favor of a continuation application based on such application, prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent, which such consent shall not be unreasonably withheld.

      5.6. Other Patents and Copyrights. Within 30 days of acquisition of a United States Patent or Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Patent or Copyright, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

      5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case such Assignor agrees to execute an assignment in form and substance reasonably satisfactory to the Collateral Agent of all its right, title, and interest to such Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Patents and Copyrights; (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

      6. PROVISIONS CONCERNING ALL COLLATERAL.

      6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as an additional insured and loss payee) and copies thereof shall be delivered upon request to the Collateral Agent. If an Assignor shall fail to insure such Inventory and/or Equipment to the extent required by the Credit Agreement, or if such Assignor shall fail to so endorse all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance. The Collateral Agent shall apply any proceeds of such insurance received by it in accordance with the applicable provisions of the Credit Agreement and this Agreement, it being understood and agreed that, unless otherwise provided in the Credit Agreement, the Assignor shall be permitted to first use any such proceeds to repair and/or replace the relevant Collateral. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay its obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

      6.2. Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

      6.3. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent reasonably deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

      6.4. Financing Statements. Each Assignor agrees to sign and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees and related expenses. Each Assignor authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor.

      7. REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT.

      7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from such Assignor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

            (iii) sell, assign or otherwise liquidate, or direct such Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

            (iv) withdraw any or all monies, securities and/or instruments in the Cash Collateral Account for application to the Secured Obligations in accordance with section 7.4 hereof; and

            (v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense;

                  (A) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                  (B) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in section 7.2, and

                  (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that such Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation.

      7.2. Remedies; Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to such Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of the relevant Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the city where such Collateral is located. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in Secured Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this section without accountability to the relevant Assignor (except to the extent of surplus money received as provided in section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Collateral Agent need give the relevant Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

      7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or wilful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights here-under; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Assignor and against any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Assignor.

      7.4. Application of Proceeds. (a) The proceeds of any Collateral obtained pursuant to section 7.1 or disposed of pursuant to section 7.2 shall be applied to the Secured Obligations owed to the Collateral Agent and the other Secured Creditors as provided in section 10.3 of the Credit Agreement.

      (b) All payments required to be made to the (i) Lenders hereunder shall be made to the Administrative Agent for the account of the respective Lenders and
(ii) Designated Hedge Creditors hereunder shall be made to the paying agent under the applicable Designated Hedge Agreement or, in the case of Designated Hedge Agreements without a paying agent, directly to the applicable Designated Hedge Creditor.

      (c) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral and the amount of the sum referred to in clause (a)(i) and (ii) of this section 7.4 and (y) the aggregate outstanding amount of the Secured Obligations.

      7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Designated Hedge Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

      7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

      7.7. Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Agreement may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders. No other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.

      8.   INDEMNITY.

      8.1. Indemnity. (a) The Assignors jointly and severally agree to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and its respective successors, assigns, employees, agents and servants (hereinafter in this section 8.1 referred to individually as "Indemnitee", and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Designated Hedge Agreement, any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such person to be indemnified or of any other Indemnitee who is such person or an affiliate of such person. If any claim is asserted against any Indemnitee, such Indemnitee shall promptly notify the Assignor and each Indemnitee may, and if requested by the Assignor shall, in good faith, contest the validity, applicability and amount of such claim with counsel selected by such Indemnitee, and shall permit the Assignor to participate in such contest. In addition, in connection with any claim covered by this section
8.1 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by such Indemnitees; provided, however, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under the laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such defense or counterclaim, each Indemnitee shall be entitled to separate representation by a legal counsel selected by that Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

      (b) Without limiting the application of section 8.1(a), the Assignors jointly and severally agree to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because an Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

      (c) Without limiting the application of section 8.1(a) or (b), the Assignors jointly and severally agree to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by an Assignor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

      (d) If and to the extent that the obligations of any Assignor under this section 8.1 are unenforceable for any reason, each Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of the Assignors contained in this section 8 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and all of the other Secured Obligations and notwithstanding the discharge thereof.

      9. DEFINITIONS.

      The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

      "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

      "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

      "Business Day" means any day excluding Saturday, Sunday and any day which shall be at the Payment Office of the Administrative Agent a legal holiday or a day on which banking institutions are authorized by law to close.

      "Cash Collateral Account" shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors (such cash collateral account shall be interest bearing if it is the general policy of the Collateral Agent in syndicated credit agreements in which it acts as collateral agent to establish such cash collateral accounts as interest bearing accounts; otherwise such cash collateral account shall be non-interest bearing).

      "Chattel Paper" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of Ohio.

      "Collateral" shall have the meaning provided in section 1.1(a).

      "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

      "Contract Rights" shall mean all rights of an Assignor (including, without limitation, all rights to payment) under each Contract.

      "Contracts" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all contracts between an Assignor and one or more additional parties (but shall include Cash Equivalents).

      "Copyrights" shall mean any U.S. copyright to which an Assignor now or hereafter has title, as well as any application for a U.S. copyright hereafter made by such Assignor.

      "Credit Agreement" shall have the meaning provided in the Preliminary Statements of this Agreement.

      "Designated Hedge Creditors" shall have the meaning provided in the Preliminary Statements of this Agreement.

      "Documents" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of Ohio.

      "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Ohio, now or hereafter owned by an Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by an Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement, or any payment default, after any applicable grace period, under any Designated Hedge Agreement.

      "General Intangibles" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of Ohio.

      "Goods" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of Ohio.

      "Indemnitee" shall have the meaning provided in section 8.1.

      "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code as in effect on the date hereof in the State of Ohio (but shall not include Cash Equivalents).

      "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent or an Assignor from an Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Ohio, now or hereafter owned by the Assignor.

      "Lender" shall have the meaning provided in the Preliminary Statements of this Agreement.

      "Marks" shall mean any trademarks and service marks now held or hereafter acquired by an Assignor, which are registered in the United States Patent and Trademark Office, as well as any unregistered marks used by an Assignor in the United States and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.

      "Patents" shall mean any U.S. patent to which an Assignor now or hereafter has title, as well as any application for a U.S. patent now or hereafter made by an Assignor.

      "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

      "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code as in effect in the State of Ohio on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or an Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to an Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Proprietary Information" means all information and know-how worldwide, including, without limitation, technical data; manufacturing data; research and development data; data relating to compositions, processes and formulations, manufacturing and production know-how and experience; management know-how; training programs; manufacturing, engineering and other drawings; specifications; performance criteria; operating instructions; maintenance manuals; technology; technical information; software; engineering and computer data and databases; design and engineering specifications; catalogs; promotional literature; financial, business and marketing plans; inventions and invention disclosures.

      "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of Ohio, now or hereafter owned by an Assignor and, in any event, shall include, but shall not be limited to, all of an Assignor's rights to payment for goods sold or leased or services performed by an Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by an Assignor to secure the foregoing, (b) all of an Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

      "Secured Creditors" shall have the meaning provided in the Preliminary Statements of this Agreement.

      "Secured Obligations" shall mean any and all of the following:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) of the Borrower and/or its Subsidiaries and Affiliates to any of the Agents or the Lenders, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents to which the Borrower or any of its Subsidiaries or Affiliates is now or hereafter may become a party, and the due performance and compliance by the Borrower and each of its Subsidiaries and Affiliates with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents, including without limitation (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower and its Subsidiaries and Affiliates under the Credit Agreement and the other Credit Documents, and (y) in the case of each other Assignor, all such obligations and indebtedness under the Subsidiary Guaranty to which such Assignor is a party which relate to any of the foregoing (all such obligations and liabilities under this clause (i), being herein collectively called the "Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor or any other Subsidiary of the Borrower now existing or hereafter incurred under, arising out of or in connection with any Designated Hedge Agreement with any of the Secured Creditors, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein, including, in the case of Assignors other than the Borrower, all obligations of such Assignor under the Subsidiary Guaranty in respect of any Designated Hedge Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the "Designated Hedge Obligations");

            (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; and

            (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

      "Significant Mark" shall have the meaning provided in section 4.3 of this Agreement.

      "Significant Patent" shall have the meaning provided in section 5.3 of this Agreement.

      "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of an Assignor worldwide whether written or not written.

      10. MISCELLANEOUS.

      10.1. Notices. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

            (i) if to any Assignor, at its address contained in the Credit Agreement or the Subsidiary Guaranty, as the case may be;

            (ii) if to the Collateral Agent, at:

                 National City Bank,
                          as Collateral Agent
                 National City Center
                 1900 East Ninth Street
                 Cleveland, Ohio 44114
                 Attn.: Agent Services
                          Fax No.: (216) 575-2481;

                 with copies to:

                 Jones, Day, Reavis & Pogue
                 North Point
                 901 Lakeside Avenue
                 Cleveland, Ohio 44114
                 Attn.: John W. Sager, Esq.
                        Tel. No.: (216) 586-7228
                        Fax No.:  (216) 579-0212

            (iii) if to any Lender (other than the Collateral Agent), at such address as such Lender shall have specified in the Credit Agreement;

            (iv) if to any Designated Hedge Creditor, at such address as such Designated Hedge Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder.

      10.2. Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to section 7.4 hereof or this section 10.2 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or qvariance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

      10.3. Obligations Absolute. The obligations of each Assignor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

            (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any of its Subsidiaries or Affiliates, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not an Assignor shall have notice or knowledge of any of the foregoing; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, an Assignor as a guarantor or surety for the Secured Obligations.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Administrative Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors on their behalf.

      10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      10.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO.

      10.8. Assignors' Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of an Assignor under or with respect to any Collateral.

      10.9. Termination: Release. (a) After the termination of the Total Commitment and all Designated Hedge Agreements, when no Note nor Letter of Credit is outstanding and when all Loans and other Secured Obligations have been paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignors, will execute and deliver to the relevant Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the relevant Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

      (b) So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the relevant Assignor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception contained in section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders and
(y) the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.

      (c) At any time that an Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing section 10.9(a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to section 10.9(a) or (b). In the event that any part of the Collateral is released as provided in section 10.9(b), the Collateral Agent, at the request and expense of an Assignor, will duly release such Collateral and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this section 10.9. Upon any release of Collateral pursuant to section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

      10.10. Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in section 10.2 of this Agreement or section 12.12 of the Credit Agreement, this section 10.10, and the duties and obligations of the Collateral Agent set forth in this section 10.10, may not be amended or modified without the consent of the Collateral Agent.

      11.    COLLATERAL OF HI-STAT.

      Notwithstanding anything to the contrary contained herein, the grant hereunder by Hi-Stat of security interests in its Collateral, and its representations, warranties, covenants and obligations contained herein with respect thereto, shall not be effective until 12:01 A.M. on January 1, 1999.

      12.    WAIVER OF JURY TRIAL.

      EACH ASSIGNOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

STONERIDGE, INC.,                            HI-STAT MANUFACTURING CO., INC.,
     as an Assignor                               as an Assignor

By:                                          By:
   --------------------------------             --------------------------------
     Vice President--Finance                      Vice President
     and Chief Financial Officer


NATIONAL CITY BANK ,
     as Collateral Agent

By:
   --------------------------------
     Vice President

                                     ANNEX A
                                       to
                               SECURITY AGREEMENT

                    SCHEDULE OF EXISTING FINANCING STATEMENTS

                                Stoneridge, Inc.
                               UCC Search Results

=====================================================================================================================

Jurisdiction        Debtor                             Secured Party                    File No.          Collateral
                                                                                        (Date)
=====================================================================================================================
Indiana Secretary   Stoneridge, Inc.                   National City Bank as Agent      1897942           Blanket
of State            9400 East Market Street            1900 East 9th Street             (3/1/94)
                    Warren, Ohio  44484                Cleveland, OH  44114
                                                                                        Partial Release
                                                                                        ---------------
                                                                                        2098093
                                                                                        (1/16/97)
---------------------------------------------------------------------------------------------------------------------

Massachusetts       Stoneridge Corporation             Cambridge Factors                215513            Blanket
Secretary of the    131 Main St.                       7777 Glades Rd.                  (2/10/94)
Commonwealth        Reading, MA  01867                 Suite 112
                                                       Boca Raton, FL  33434
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   National City Leasing Corp.      341703            Computer
                    Pollack Engineered Products Group  P.O. Box 36040                   (10/2/95)         Equipment
                    195 Freeport Street                Louisville, KY  40233
                    Boston, MA  02122
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   National City Leasing Corp.      411243            Equipment
                    Pollack Engineered Products Group  P.O. Box 36040                   (8/19/96)         Lease
                    [illegible address]                Louisville, KY  40233
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   National City Leasing Corp.      411244            Equipment
                    Pollack Engineered Products Group  P.O. Box 36040                   (8/19/96)         Lease
                    [illegible address]                Louisville, KY  40233
---------------------------------------------------------------------------------------------------------------------

Michigan Secretary  Stoneridge, Inc.                   USL Capital Corporation          68519B            Equipment
of State            9400 East Market Street            733 Front Street                 (3/15/96)         Lease
                    Warren, OH  44484                  San Francisco, CA  94111
---------------------------------------------------------------------------------------------------------------------

North Carolina      Stoneridge, Inc.                                                    Clear
Secretary of State
---------------------------------------------------------------------------------------------------------------------

South Carolina      Stoneridge, Inc.                                                    Clear
Secretary of State
---------------------------------------------------------------------------------------------------------------------

Texas Secretary of  Stoneridge Inc.                    Geo-Vest Inc.                    9500151930        Gas Unit
State               POB 141136                         POB 1157                         (8/3/95)
                    Dallas, TX 75214                   Kilgore, Texas 75663-1157
                    (1 of 61 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Inc.                    Geo-Vest Inc.                    9500213083        Gas Unit
                    POB 141136                         POB 1157                         (11/2/95)
                    Dallas, TX 75214                   Kilgore, Texas  75663
                    (1 of 50 debtors - refer to UCC-1)                                  Amendment
                                                                                        ---------
                                                                                        338232
                                                                                        (9/24/97)
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

Jurisdiction        Debtor                             Secured Party                    File No.          Collateral
                                                                                        (Date)
=====================================================================================================================
                    Stoneridge Inc.                    Geo-Vest Inc.                    9600087228        Gas Unit
                    POB 141136                         POB 1157                         (5/2/96)
                    Dallas, TX 75214                   Kilgore, Texas  75663
                    (1 of 56 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Inc.                    Geo-Vest Inc.                    9600192047        Gas Unit
                    POB 141136                         POB 1157                         (9/27/96)
                    Dallas, TX 75214                   Kilgore, Texas  75663
                    (1 of 56 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Inc.                    Geo-Vest Inc.                    9700031116        Gas Unit
                    POB 141136                         POB 1157                         (2/18/97)
                    Dallas, TX 75214                   Kilgore, Texas  75663
                    (1 of 56 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Inc.                    IBM Credit Corporation           9700042538        IBM
                    11801 Miriam Dr Suit               1133 Westchester Avenue          (3/4/97)          Equipment
                    El Paso, TX  79936-7431            White Plains, NY  10604
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Incorporated            Geo-Vest Inc.                    9700213777        Gas Unit
                    POB 185                            POB 1157                         (10/15/97)
                    Kilgore, TX 75663-0185             Kilgore, Texas  75663
                    (1 of 48 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Incorporated            Geo-Vest Inc.                    9800006461        Gas Unit
                    POB 185                            POB 1157                         (1/12/98)
                    Kilgore, TX 75663-0185             Kilgore, Texas  75663
                    (1 of 40 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Incorporated            Geo-Vest Inc.                    9800018788        Gas & Oil
                    POB 185                            POB 1157                         (1/28/98)         Units
                    Kilgore, TX 75663-0185             Kilgore, Texas  75663
                    (1 of 53 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge Incorporated            Geo-Vest Inc.                    9800152857        Gas Unit
                    POB 185                            POB 1157                         (7/27/98)
                    Kilgore, TX 75663-0185             Kilgore, Texas  75663
                    (1 of 55 debtors - refer to UCC-1)
---------------------------------------------------------------------------------------------------------------------

                  /1/Stoneridge, Inc.                  C Leasing Company
---------------------------------------------------------------------------------------------------------------------

2Ohio Secretary     Stoneridge, Inc.                   USL Capital Corporation          AM57410
of State                                                                                (3/15/96)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   General Electric Capital         AM67925
                                                       Corporation                      (4/24/96)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   General Electric Capital         AN62977
                                                       Corporation                      (5/7/97)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   Ervin Leasing Company            AP0041957
                                                                                        (4/9/98)
---------------------------------------------------------------------------------------------------------------------

--------------

       /1/Copies are on order and will be forwarded upon receipt

       /2/Copies for all Ohio filings are on order and information on listing obtained from abstract information and not directly from filings

=====================================================================================================================

Jurisdiction        Debtor                             Secured Party                    File No.          Collateral
                                                                                        (Date)
                                                                                        (Date)
=====================================================================================================================
                    Stoneridge, Inc.                   Yale Financial Services, Inc.    AP0058013
                                                                                        (6/2/98)
---------------------------------------------------------------------------------------------------------------------
                    Stoneridge, Inc.                   Forsythe/McArthur Associates     AP0056900
                                                       Inc.                             (6/16/98)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   Yale Financial Services, Inc.    AP0068981
                                                                                        (6/22/98)
---------------------------------------------------------------------------------------------------------------------

                    Stoneridge, Inc.                   Heller  Financial                AP0089446
                                                                                        (10/7/98)
=====================================================================================================================

                              Hi-Stat Manufacturing
                               UCC Search Results

=====================================================================================================================

Jurisdiction        Debtor                            Secured Party                    File No.         Collateral
                                                                                       (Date)
=====================================================================================================================
Florida Secretary   Hi-Stat Manufacturing Co., Inc.   Sun Bank, National Association   93-234265        Blanket
of State            7292 26th Court East              200 South Orange Avenue          (11/12/93)
                    Sarasota, Florida  34243          Post Office Box 3833
                                                      Orlando, Florida  32897          Cont. &
                                                                                       Amendment
                                                                                       ---------
                                                                                       98-186503
                                                                                       (8/20/98)
---------------------------------------------------------------------------------------------------------------------

                    Hi-Stat Manufacturing Company,    Interactive Process Controls     Corp97-286427    Assembly
                    Inc.                              117 Eastman Street               (12/22/97)       System Project
                    7290 26th Court East              So. Easton, MA  02375
                    Sarasota, FL  34243
---------------------------------------------------------------------------------------------------------------------

Michigan            Hi-Stat Manufacturing Co., Inc.   Sun Bank, National Association   C778161          Blanket
Secretary of State  7292 26th Court East              200 South Orange Avenue          (11/15/93)
                    Sarasota, FL  34243               Post Office Box 3833
                                                      Orlando, Florida  32897          Continuation
                                                                                       ------------
                                                                                       D412288
                                                                                       (8/20/98)
---------------------------------------------------------------------------------------------------------------------

/3/Ohio Secretary
of State            Hi-Stat Manufacturing Co., Inc.   Sun Bank, National Association   AK64210
=====================================================================================================================

----------
      /3/Copies for all Ohio filings are on order and information on listing obtained from abstract information and not directly from filings

                                     ANNEX B
                                       to
                               SECURITY AGREEMENT

                       SCHEDULE OF CHIEF EXECUTIVE OFFICES

===============================================================================================

ASSIGNOR                               TAX I.D. NO.                    ADDRESS
===============================================================================================
Stoneridge, Inc.                       34-1598949                      9400 East Market Street
                                                                       Warren, Ohio 44484
-----------------------------------------------------------------------------------------------

Hi-Stat Manufacturing Co., Inc.        59-2594590                      7292 26th Court East
                                                                       Sarasota, Florida 34243
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

===============================================================================================

                                     ANNEX C
                                       to
                               SECURITY AGREEMENT

                              SCHEDULE OF EQUIPMENT
                             AND INVENTORY LOCATIONS

================================================================================

            ASSIGNOR                                ADDRESS
================================================================================

Stoneridge, Inc.                        Stoneridge, Inc.
                                        85 West Algonquin Road
                                        Arlington Heights, Illinois 60005
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        195 Freeport Street
                                        Boston, Massachusetts 02122
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        300 Dan Road
                                        Canton, Massachusetts 02021
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        80 Erie Street
                                        Cortland, Ohio 44410
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        11801 Miriam Drive, Suite B-2
                                        El Paso, Texas 79936
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        104 Stoneridge Court
                                        Greenwood, South Carolina 29649
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        1510 Saint Clair Avenue
                                        Kent, Ohio 44240
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        1404 Dogwood Way
                                        Melbane, North Carolina 27303
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        56 Main Street
                                        Northhampton, Massachusetts 01060
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        7530 Staley Road
                                        Orwell, Ohio 44076
--------------------------------------------------------------------------------

================================================================================

            ASSIGNOR                                ADDRESS
================================================================================

Stoneridge, Inc.                        Stoneridge, Inc.
                                        700 Industrial Drive
                                        Portland, Indiana 47371
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        39395 West 12 Mile Road
                                        Farmington Hills, Michigan 48331
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        9400 East Market Street
                                        Warren, Ohio 44484
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        8700 East Market Street
                                        Warren, Ohio 44484
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        Prol.Ave. Las Americas
                                        S/N Parque Industrial Las Americas
                                        Chihuahua, Chih Mexico 31220
--------------------------------------------------------------------------------

Stoneridge, Inc.                        Stoneridge, Inc.
                                        c/o TED de Mexico
                                        Antonio J. Bermudez 950
                                        Juarez, Mexico 31220
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Hi-Stat Manufacturing Co., Inc.         Hi-Stat Manufacturing Co., Inc.
                                        2350 Franklin Road, Suite 200
                                        Bloomfield Hills, Michigan 48302
--------------------------------------------------------------------------------

Hi-Stat Manufacturing Co., Inc.         Hi-Stat Manufacturing Co., Inc.
                                        345 South Mill Street
                                        Lexington, Ohio 44904
--------------------------------------------------------------------------------

Hi-Stat Manufacturing Co., Inc.         Hi-Stat Manufacturing Co., Inc.
                                        7292  26th Court East
                                        Sarasota, Florida 34243
--------------------------------------------------------------------------------

Hi-Stat Manufacturing Co., Inc.         Hi-Stat Manufacturing Co., Inc.
                                        1414 Park Avenue East
                                        Madison, Ohio 44057
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                     ANNEX D
                                       to
                               SECURITY AGREEMENT

                     SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name                                              Jurisdiction Where Used
--------------------------                        ------------------------------

Pollack Engineered Products                       Worldwide

Joseph Pollack Company                            Worldwide

Transportation Electronics Division               Worlwide

Alphabet                                          Worldwide

                                     ANNEX E
                                       to
                               SECURITY AGREEMENT

                                SCHEDULE OF MARKS

The information contained in the Collateral Assignment of Trademarks and Security Agreement, executed and delivered contemporaneously herewith, is incorporated herein.

                                     ANNEX F
                                       to
                               SECURITY AGREEMENT

                      SCHEDULE OF PATENTS AND APPLICATIONS

The information contained in the Collateral Assignment of Patents and Security Agreement, executed and delivered contemporaneously herewith, is incorporated herein.

                                     ANNEX G
                                       to
                               SECURITY AGREEMENT

                     SCHEDULE OF COPYRIGHTS AND APPLICATIONS

                                   ---None---

                                  EXHIBIT C-3

                               ------------------

                                    FORM OF
                        COLLATERAL ASSIGNMENT OF PATENTS

                               ------------------

                        COLLATERAL ASSIGNMENT OF PATENTS
                             AND SECURITY AGREEMENT

      THIS COLLATERAL ASSIGNMENT OF PATENTS AND SECURITY AGREEMENT, dated as of December 30, 1998 (this "Agreement"), between STONEBRIDGE, INC., an Ohio corporation whose principal place of business is located at 9400 East Market Street, Warren, Ohio 44484 (herein, together with its successors and assigns, the "Borrower"), and NATIONAL CITY BANK, a national banking association whose principal place of business is located at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent" ), for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (2) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (3) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement(collectively, the "Designated Hedge Creditors," and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (4) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (5) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Borrower shall have executed and delivered to the Collateral Agent this Agreement.

      (6) The Borrower desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order, among other things, to induce the Lenders to make Loans and other credit facilities available to the Borrower pursuant to the Credit Agreement, the parties hereto hereby agree as follows:

      1. Security for Secured Obligations. This Agreement is made by the Borrower with the Collateral Agent,, for the benefit of the Secured Creditors, to secure:

            (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) of the Borrower and/or its Subsidiaries and Affiliates to the Agents and the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which the Borrower or any of its Subsidiaries or Affiliates is now or hereafter becomes a party, and the due performance and compliance by the Borrower and its Subsidiaries and Affiliates with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (a), being herein collectively called the "Credit Document Obligations");

            (b) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any Subsidiary of the Borrower now existing or hereafter incurred under, arising out of or in connection with any Designated Hedge Agreement with any of the Secured Creditors, and the due performance and compliance by the Borrower and any such Subsidiary with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Designated Hedge Obligations");

            (c) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; and

            (d) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower or any Subsidiary referred to in clauses (a), (b) and (c) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

All such obligations, liabilities, sums and expenses set forth in clauses (a) through (d) of this section 1 being herein collectively called the "Secured Obligations", it being acknowledged and agreed that the "Secured Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

      2. Assignment and Grant of Security Interest. (a) As security for the prompt payment and performance of the Secured Obligations, the Borrower hereby assigns, transfers, conveys and grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, a general lien upon and/or a right of set-off against (whether now owned or hereafter by the Borrower and whether acquired in the United States or elsewhere in the world) all right, title and interest of the Borrower in and to the following (hereafter collectively called the "Collateral"):

            (i) all letters patent issued by the United States Patent and Trademark Office (including, without limitation, those listed on Schedule A to this Agreement);

            (ii) all applications for letters patent to be issued by the United States Patent and Trademark Office (including, without limitation, those listed on Schedule A to this Agreement);

            (iii) all letters patent issued by any other country or any office, agency or other governmental authority thereof;

            (iv) all applications for letters patent to be issued by any office, agency or other governmental authority referred to in clause (ii) above;

            (v) all registrations and recordings with respect to any of the foregoing;

            (vi) all reissues, continuations, continuations-in-part, extensions and divisions of any of the foregoing;

            (vii) all licenses and other agreements relating in whole or in part to any patents, inventions, processes, production methods, proprietary information or know-how covered by any of the foregoing, including all rights to payments in respect thereof;

            (viii) all rights to sue for past, present or future infringements of any of the foregoing;

            (ix) all goodwill related to any of the foregoing;

            (x) to the extent not included above, all general intangibles (as such terms is defined in the Uniform Commercial Code of the State of Ohio) of the Borrower related to the foregoing; and

            (xi) all proceeds of any and all of the foregoing;

whether now existing or hereafter created or acquired, as to all of the above.

      (b) Unless an Event of Default shall have occurred and be continuing, the Collateral Agent hereby grants to the Borrower, without representation or warranty of any kind, express or implied, the exclusive, nontransferable right and license to use the Collateral, for the Borrower's own benefit and account. The Borrower agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to the Borrower in this paragraph, without the prior written consent of the Collateral Agent. Upon the occurrence and during the continuance of any Event of Default, the Borrower's license with respect to the Collateral as set forth in this paragraph shall terminate automatically without any requirement of notice to the Borrower of such termination, and the Collateral Agent shall thereupon have, in addition to all other rights and remedies given it by this Agreement, those allowed by the federal laws of the United States and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Collateral may be located.

      3. Continuing Liability. The Borrower hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each license, interest and obligation assigned to the Collateral Agent hereunder to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Collateral Agent shall have no obligation or liability under any such license, interest or obligation by reason of or arising out of this Agreement or the assignment thereof to the Collateral Agent or the receipt by the Collateral Agent of any payment relating to any such license, interest or obligation pursuant thereto, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such license, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      4. Remedies. If an Event of Default has occurred and is continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement and any other Security Document, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and the Collateral Agent shall apply the net proceeds (after expenses) of any such sale, lease, assignment or other disposition against the Secured Obligations in accordance with section 10.3 of the Credit Agreement, the Borrower remaining liable for any deficiency therein. After payment in full of all of the Secured Obligations (including those not yet due and payable at the time of the application referred to above), the Collateral Agent shall remit any surplus net proceeds to the Borrower (or its successors or assigns) or otherwise as a court of competent jurisdiction may direct. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Borrower, which right or equity is hereby expressly waived and released. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral. The Borrower agrees that the Collateral Agent need not give more than 10 days' notice of the time after which a private sale may take place and that such notice is reasonable notification of such matter.

      5. Grant of License to Use Intangibles. For the purpose of enabling the Collateral Agent to exercise rights and remedies under section 4 hereof at such time as the Collateral Agent, without regard to this section 5, shall be lawfully entitled to exercise such rights and remedies and for no other purpose, the Borrower hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, assign or sublicense any of the Collateral, now owned or hereafter acquired by the Borrower, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

      6. Representations and Warranties, etc. The Borrower agrees that it will at its expense forever warrant and, at the Collateral Agent's request defend the Collateral Agent's and the Borrower's respective interests in the Collateral from any and all claims and demands of any other person that it will not grant, create or permit to exist any Lien upon or security interest in the Collateral in favor of any other person except as expressly permitted under section 9.3 of the Credit Agreement. The Borrower represents and warrants to the Collateral Agent that: (a) the Borrower has full power, authority and legal right and capacity to incur and perform its obligations hereunder, (b) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, (c) the making and performance by the Borrower of this Agreement and the grant of the security interest hereunder have been duly authorized by all necessary corporate action, and do not and will violate the provisions of any applicable law or applicable regulation, the Borrower's certificate of articles of incorporation or by-laws, and do not and will not result in a breach of, or constitute a default under, or require any consent (other than consents which have been obtained which are in full force and effect and copies of which have been delivered to the Collateral Agent) or create any lien, charge or encumbrance under, any agreement, instrument or document or the provisions of any order, writ, judgment, injunction, decree, determination or award of any court, government or governmental agency or instrumentality, applicable to the Borrower or to any of the assets of the Borrower to which the Borrower is a party or by which the Borrower or any of the assets of the Borrower may be bound or affected, (d) so long as the Secured Obligations remain outstanding, the Borrower at all times will be the sole direct or indirect beneficial owner of the Collateral hereunder, and (e) this Agreement grants to the Collateral Agent a first priority lien upon and first priority perfected secured interest in the Collateral subject to no lien or security interest except as expressly permitted under section 9.3 of the Credit Agreement.

      7. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses determined under section 12.3 of the Credit Agreement.

      8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent, and then only to the extent therein set forth. A waiver by the Collateral Agent or any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

      10. Waivers; Amendments. None of the terms and provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing executed by the parties hereto.

      11. Limitations by Law. All rights, remedies and powers provided by sections 4 and 5 hereof may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law, and all the provisions of sections 4 and 5 hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provision of any applicable law.

      12. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Collateral Agent and their respective successors and assigns and shall inure to the benefit of the Borrower, the Collateral Agent and the Lenders and their respective successors and assigns, and nothing herein or in the Credit Agreement or any other Security Document or Credit Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Credit Agreement or any other Security Document or Credit Document.

      13. Termination and Reassignment. The Collateral Agent agrees that upon the termination or expiration of the Credit Agreement and the Security Documents and the payment in full of all the Secured Obligations, the Collateral Agent will, if the Lenders have no remaining Commitments under the Credit Agreement, upon the request and at the expense of the Borrower execute all such documents as may be reasonably requested by the Borrower to release the security interests created hereby and to reassign (without representation or warranty) to the Borrower the Borrower's patent and other rights assigned hereby.

      14. Reference to Separate Security Agreement. This Agreement has been entered into by the Borrower and the Collateral Agent primarily for recording purposes as contemplated by the Security Agreement, dated as of the date hereof, between the Borrower and any other Assignors named therein, as debtors, and the Collateral Agent, as secured party for the benefit of the Secured Creditors (as defined therein). In the event of any inconsistency between any of the terms or provisions hereof and the terms and provisions of such Security Agreement, the terms and provisions of such Security Agreement shall govern.

      15. Applicable Law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Ohio.

      16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which collectively shall be one and the same agreement.

      17. Jury Trial Waiver. THE BORROWER AND THE COLLATERAL AGENT EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE COLLATERAL AGENT AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                                      STONERIDGE, INC.

                                      By:
                                          --------------------------------------
                                          Kevin P. Bagby, Vice President-Finance


                                      NATIONAL CITY BANK,
                                         as Collateral Agent

                                      By:
                                          --------------------------------------
                                          Michael P. McCuen, Vice President

                                   Schedule A
                           to Collateral Assignment of
                                     Patents
                             and Security Agreement

                          UNITED STATES PATENTS ISSUED

================================================================================

                                                            ISSUE     EXPIRATION
CASE   DESCRIPTION                   PATENT #     COUNTRY   DATE        DATE

================================================================================

       Pressure Switch and Circuit   4,318,673     U.S.    03/09/82   03/09/99
       Means
--------------------------------------------------------------------------------

       Multi-Circuit Electrical      4,343,974     U.S.    08/10/82   08/10/99
       Switch
--------------------------------------------------------------------------------

       Thermally Responsive          4,413,247     U.S.    11/01/83   11/01/00
       Electrical Switch
--------------------------------------------------------------------------------

       Means and Method of
       Manufacture
--------------------------------------------------------------------------------

       Thermal Sensor Assembly       4,866,410     U.S.    09/12/89   09/12/06
--------------------------------------------------------------------------------

       Liquid Level Sensing          5,026,954     U.S.    06/25/91   06/25/08
       Switch Assembly
--------------------------------------------------------------------------------

       Pressure Transducer with      4,718,278     U.S.    01/12/88   01/12/05
       Improved Calibration
--------------------------------------------------------------------------------

       Speed and Distance Sensor     4,646,042     U.S.    02/24/87   02/24/04
--------------------------------------------------------------------------------

       Pressure Transducer           5,228,334     U.S.    07/20/93   07/20/10
--------------------------------------------------------------------------------

       Pressure Transducer           5,343,754     U.S.    09/06/94   09/06/11
--------------------------------------------------------------------------------

       Apparatus for Applying        5,581,865     U.S.    12/10/96   02/02/15
       Annular Seals, Grommets,
       Bushings, Sleeves and the
       Like to Associated Structure
--------------------------------------------------------------------------------

       Liquid Level Sensing          4,609,796     U.S.    09/02/86   09/02/03
       Switch
--------------------------------------------------------------------------------

       Flow Control Solenoid         5,535,725     U.S.    07/16/96   07/16/14
       Means
--------------------------------------------------------------------------------

       Mandrel Assembly              5,823,520     U.S.    10/20/98   10/20/15
--------------------------------------------------------------------------------

       Door Lock Actuator with       5,584,515     U.S.    12/17/96   12/30/14
       Double Lock
--------------------------------------------------------------------------------

       Modular Actuator              5,503,441     U.S.    04/02/96   09/30/13
--------------------------------------------------------------------------------

       Free Wheel Double Lock        5,577,583     U.S.    11/26/96   03/16/15
       Clutch
--------------------------------------------------------------------------------

       Deck Lid Latch Actuator       5,498,040     U.S.    03/12/96   07/28/14
--------------------------------------------------------------------------------

================================================================================

                                                           ISSUE      EXPIRATION
CASE   DESCRIPTION                   PATENT #     COUNTRY   DATE      DATE

================================================================================

       Key Head (Design)              D358,543     U.S.    05/23/95   05/23/09
--------------------------------------------------------------------------------

       Adjunct Actuator (Design)      D374,599     U.S.    10/15/96   10/15/10
--------------------------------------------------------------------------------

       Second Generation             5,577,782     U.S.    11/26/96   12/11/15
       Latchuator (CIP)
--------------------------------------------------------------------------------

       Adjunct Actuator Latch        5,855,130     U.S.    01/05/98
       Mechanism for Vehicle
       Door Lock
--------------------------------------------------------------------------------

       Toggle Switch                  D280,615     U.S.    09/17/85   09/17/99
--------------------------------------------------------------------------------

       Automotive Switch             4,698,466     U.S.    10/06/87   10/06/04
--------------------------------------------------------------------------------

       Clutch Actuator Switch        4,649,238     U.S.    03/10/87   03/10/04
--------------------------------------------------------------------------------

       Universal Anti-Lock Brake     4,964,678     U.S.    10/23/90   10/23/07
       Switch Linkage
--------------------------------------------------------------------------------

       Safety Ignition Switch        5,237,133     U.S.    08/17/93   08/17/10
--------------------------------------------------------------------------------

       Reverser Switch               5,179,364     U.S.    02/17/98   02/17/15
--------------------------------------------------------------------------------

       Latchuator                    5,474,339     U.S.    12/12/95   10/15/13
--------------------------------------------------------------------------------

       Direct Connect Trailer Tow    5,800,188     U.S.    09/01/98   09/01/15
--------------------------------------------------------------------------------

       Manual Clutch Switching       4,684,769     U.S.    08/04/87   08/04/04
       System
--------------------------------------------------------------------------------

       Front-Removable Gauge         5,672,823     U.S.    09/30/97   09/30/14
--------------------------------------------------------------------------------

       Actuator for 4-Wheel Drive    5,788,008     U.S.    08/04/98   08/07/15
       Vehicle
--------------------------------------------------------------------------------

       Automotive Inertia Switch     5,777,285     U.S.    07/07/98   07/07/15
       and method
--------------------------------------------------------------------------------

       Angular Position Sensor for   5,831,554     U.S.    11/03/98   11/03/15
       Pivoted Control Device
--------------------------------------------------------------------------------

       Automobile Electric door      4,819,866     U.S.    04/11/89   07/29/07
       Lock Actuator
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                          UNITED STATES PATENTS PENDING

================================================================================

Name                                           Filed      Allowed

================================================================================

Actuator Housing                               05/21/98
--------------------------------------------------------------------------------

Adjunct Actuator                               07/11/95   (Appln.deferred)
--------------------------------------------------------------------------------

Method of forming Vehicle Door Lock Actuator   04/18/97   (Appln.deferred)
--------------------------------------------------------------------------------

Automative Brake Switch                        01/13/97   11/18/98
--------------------------------------------------------------------------------

Tow Socket Connector                           12/08/97   11/02/98
--------------------------------------------------------------------------------

Actuator with Dual Operating Outlets           05/06/98   (Provisional Appln.)
--------------------------------------------------------------------------------

Door Lock Actuator                             06/11/98   (Provisional Appln.)
--------------------------------------------------------------------------------

Temperature Responsive Probe Apparatus         12/29/97
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                  EXHIBIT C-4

                               ------------------

                                    FORM OF
                       COLLATERAL ASSIGNMENT OF TRADEMARKS

                               ------------------

                       COLLATERAL ASSIGNMENT OF TRADEMARKS
                             AND SECURITY AGREEMENT

      THIS COLLATERAL ASSIGNMENT OF TRADEMARKS AND SECURITY AGREEMENT, dated as of December 30, 1998 (this "Agreement"), between STONEBRIDGE, INC., an Ohio corporation whose principal place of business is located at 9400 East Market Street, Warren, Ohio 44484 (herein, together with its successors and assigns, the "Borrower"), and NATIONAL CITY BANK, a national banking association whose principal place of business is located at National City Center, 1900 East Ninth Street, Cleveland, Ohio 44114, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent" ), for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (2) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (3) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement(collectively, the "Designated Hedge Creditors," and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (4) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (5) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Borrower shall have executed and delivered to the Collateral Agent this Agreement.

      (6) The Borrower desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order, among other things, to induce the Lenders to make Loans and other credit facilities available to the Borrower pursuant to the Credit Agreement, the parties hereto hereby agree as follows:

      1. Security for Secured Obligations. This Agreement is made by the Borrower with the Collateral Agent,, for the benefit of the Secured Creditors, to secure:

            (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) of the Borrower and/or its Subsidiaries and Affiliates to the Agents and the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which the Borrower or any of its Subsidiaries or Affiliates is now or hereafter becomes a party, and the due performance and compliance by the Borrower and its Subsidiaries and Affiliates with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (a), being herein collectively called the "Credit Document Obligations");

            (b) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any Subsidiary of the Borrower now existing or hereafter incurred under, arising out of or in connection with any Designated Hedge Agreement with any of the Secured Creditors, and the due performance and compliance by the Borrower and any such Subsidiary with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Designated Hedge Obligations");

            (c) any and all sums advanced by the Collateral Agent in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; and

            (d) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower or any Subsidiary referred to in clauses (a), (b) and (c) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs.

All such obligations, liabilities, sums and expenses set forth in clauses (a) through (d) of this section 1 being herein collectively called the "Secured Obligations", it being acknowledged and agreed that the "Secured Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

      2. Assignment and Grant of Security Interest. (a) As security for the prompt payment and performance of the Secured Obligations, the Borrower hereby assigns, transfers, conveys and grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, a general lien upon and/or a right of set-off against (whether now owned or hereafter by the Borrower and whether acquired in the United States or elsewhere in the world) all right, title and interest of the Borrower in and to the following (hereafter collectively called the "Collateral"):

            (i) all trademarks, trade names and service marks registered with the United States Patent and Trademark Office (including, without limitation, those listed on Schedule A to this Agreement);

            (ii) all applications for the registration of trademarks, trade names and service marks filed with the United States Patent and Trademark Office (including, without limitation, those listed on Schedule A to this Agreement);

            (iii) all trademarks, trade names and service marks registered with any office, agency or other governmental authority of any State, the District of Columbia or any possession or terretory of the United States;

            (iv) all trademarks, trade names and service marks registered with any office, agency or other governmental authority of any other country or any province, department or other governmental subdivision thereof;

            (v) all registrations and recordings with respect to any of the foregoing;

            (vi)  all reissues, extensions and renewals of any of the foregoing;

            (vii) all corporate names, business names, trade styles, logos, other source or business identifiers; allinformation, customer lists, identification of supplier, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to operations by the Borrower in, on or about any of its plants or warehouses; all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured on or about any of its plants; and all accounting information pertaining to operations in, on or about any of its plants and all media in which or on which all of the information or knowledge or data or records relating to its plants and warehouses may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, and the Collateral Agent shall keep all such information, knowledge, records or data strictly confidential and limit dissemination thereof solely among its officers and their designees, auditors and regulatory authorities (on an "as necessary" basis);

            (viii)all licenses and other agreements relating in whole or in part to any of the foregoing, including all rights to payments in respect thereof;

            (ix) all rights to sue for past, present or future infringements of any of the foregoing;

            (x)   all goodwill related to any of the foregoing;

            (xi) to the extent not included above, all general intangibles (as such terms is defined in the Uniform Commercial Code of the State of Ohio) of the Borrower related to the foregoing; and

            (xii) all proceeds of any and all of the foregoing;

whether now existing or hereafter created or acquired, as to all of the above.

      (b) Unless an Event of Default shall have occurred and be continuing, the Collateral Agent hereby grants to the Borrower, without representation or warranty of any kind, express or implied, the exclusive, nontransferable right and license to use the Collateral, for the Borrower's own benefit and account. The Borrower agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to the Borrower in this paragraph, without the prior written consent of the Collateral Agent. Upon the occurrence and during the continuance of any Event of Default, the Borrower's license with respect to the Collateral as set forth in this paragraph shall terminate automatically without any requirement of notice to the Borrower of such termination, and the Collateral Agent shall thereupon have, in addition to all other rights and remedies given it by this Agreement, those allowed by the federal laws of the United States and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Collateral may be located.

      3. Continuing Liability. The Borrower hereby expressly agrees that, anything herein to the contrary notwithstanding, it shall remain liable under each license, interest and obligation assigned to the Collateral Agent hereunder to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Collateral Agent shall have no obligation or liability under any such license, interest or obligation by reason of or arising out of this Agreement or the assignment thereof to the Collateral Agent or the receipt by the Collateral Agent of any payment relating to any such license, interest or obligation pursuant thereto, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such license, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

      4. Remedies. If an Event of Default has occurred and is continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement and any other Security Document, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Borrower expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, and the Collateral Agent shall apply the net proceeds (after expenses) of any such sale, lease, assignment or other disposition against the Secured Obligations in accordance with section 10.3 of the Credit Agreement, the Borrower remaining liable for any deficiency therein. After payment in full of all of the Secured Obligations (including those not yet due and payable at the time of the application referred to above), the Collateral Agent shall remit any surplus net proceeds to the Borrower (or its successors or assigns) or otherwise as a court of competent jurisdiction may direct. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Borrower, which right or equity is hereby expressly waived and released. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral. The Borrower agrees that the Collateral Agent need not give more than 10 days' notice of the time after which a private sale may take place and that such notice is reasonable notification of such matter.

      5. Grant of License to Use Intangibles. For the purpose of enabling the Collateral Agent to exercise rights and remedies under section 4 hereof at such time as the Collateral Agent, without regard to this section 5, shall be lawfully entitled to exercise such rights and remedies and for no other purpose, the Borrower hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, assign or sublicense any of the Collateral, now owned or hereafter acquired by the Borrower, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

      6. Representations and Warranties, etc. The Borrower agrees that it will at its expense forever warrant and, at the Collateral Agent's request defend the Collateral Agent's and the Borrower's respective interests in the Collateral from any and all claims and demands of any other person that it will not grant, create or permit to exist any Lien upon or security interest in the Collateral in favor of any other person except as expressly permitted under section 9.3 of the Credit Agreement. The Borrower represents and warrants to the Collateral Agent that: (a) the Borrower has full power, authority and legal right and capacity to incur and perform its obligations hereunder, (b) this Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, (c) the making and performance by the Borrower of this Agreement and the grant of the security interest hereunder have been duly authorized by all necessary corporate action, and do not and will violate the provisions of any applicable law or applicable regulation, the Borrower's certificate of articles of incorporation or by-laws, and do not and will not result in a breach of, or constitute a default under, or require any consent (other than consents which have been obtained which are in full force and effect and copies of which have been delivered to the Collateral Agent) or create any lien, charge or encumbrance under, any agreement, instrument or document or the provisions of any order, writ, judgment, injunction, decree, determination or award of any court, government or governmental agency or instrumentality, applicable to the Borrower or to any of the assets of the Borrower to which the Borrower is a party or by which the Borrower or any of the assets of the Borrower may be bound or affected, (d) so long as the Secured Obligations remain outstanding, the Borrower at all times will be the sole direct or indirect beneficial owner of the Collateral hereunder, and (e) this Agreement grants to the Collateral Agent a first priority lien upon and first priority perfected secured interest in the Collateral subject to no lien or security interest except as expressly permitted under section 9.3 of the Credit Agreement.

      7. Notices. All notices or other communications hereunder shall be given in the manner and to the addresses determined under section 12.3 of the Credit Agreement.

      8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent, and then only to the extent therein set forth. A waiver by the Collateral Agent or any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Collateral Agent any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

      10. Waivers; Amendments. None of the terms and provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing executed by the parties hereto.

      11. Limitations by Law. All rights, remedies and powers provided by sections 4 and 5 hereof may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law, and all the provisions of sections 4 and 5 hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provision of any applicable law.

      12. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Collateral Agent and their respective successors and assigns and shall inure to the benefit of the Borrower, the Collateral Agent and the Lenders and their respective successors and assigns, and nothing herein or in the Credit Agreement or any other Security Document or Credit Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, the Credit Agreement or any other Security Document or Credit Document.

      13. Termination and Reassignment. The Collateral Agent agrees that upon the termination or expiration of the Credit Agreement and the Security Documents and the payment in full of all the Secured Obligations, the Collateral Agent will, if the Lenders have no remaining Commitments under the Credit Agreement, upon the request and at the expense of the Borrower execute all such documents as may be reasonably requested by the Borrower to release the security interests created hereby and to reassign (without representation or warranty) to the Borrower the Borrower's trademark and other rights assigned hereby.

      14. Reference to Separate Security Agreement. This Agreement has been entered into by the Borrower and the Collateral Agent primarily for recording purposes as contemplated by the Security Agreement, dated as of the date hereof, between the Borrower and any other Assignors named therein, as debtors, and the Collateral Agent, as secured party for the benefit of the Secured Creditors (as defined therein). In the event of any inconsistency between any of the terms or provisions hereof and the terms and provisions of such Security Agreement, the terms and provisions of such Security Agreement shall govern.

      15. Applicable Law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Ohio.

      16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which collectively shall be one and the same agreement.

      17. Jury Trial Waiver. THE BORROWER AND THE COLLATERAL AGENT EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE COLLATERAL AGENT AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                                     STONERIDGE, INC.

                                     By:
                                         --------------------------------------
                                         Kevin P. Bagby, Vice President-Finance


                                     NATIONAL CITY BANK,
                                         as Collateral Agent

                                     By:
                                         --------------------------------------
                                         Michael P. McCuen, Vice President

                                   Schedule A
                           to Collateral Assignment of
                                   Trademarks
                             and Security Agreement

I.    TRADEMARKS, TRADE NAMES, SERVICE MARKS, ETC.
      REGISTERED WITH THE UNITED STATES PATENT AND
      TRADEMARK OFFICE:

================================================================================

                                                         Date of       Date of
Case           Mark          TM#           Country       Filing        Issue

================================================================================

              HS and Design  1,805,921        U.S.        03/09/93      11/23/93
--------------------------------------------------------------------------------

              HI-STAT        1,804,277        U.S.        03/09/93      11/16/93
--------------------------------------------------------------------------------

              Alpha Design   2,198,411        U.S.        10/10/97      10/20/98
--------------------------------------------------------------------------------

              ALPHABET       2,198,412        U.S.        10/10/97      10/20/98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

II. APPLICATIONS FOR TRADEMARKS, TRADE NAMES, SERVICE MARKS, ETC. FILED WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE:

================================================================================

Case                 Mark                 Country             Date Filed

================================================================================

                     Pollack                 U.S.               07/09/98
--------------------------------------------------------------------------------

                     S(stylized) Cl.40       U.S.               07/09/98
--------------------------------------------------------------------------------

                     S(stylized) Cl.9        U.S.               10/10/97
--------------------------------------------------------------------------------

                     Stoneridge Cl.40        U.S.               07/01/98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                  EXHIBIT C-5


                      -----------------------------------

                                    FORM OF
                                PLEDGE AGREEMENT

                      -----------------------------------

================================================================================

                                STONERIDGE, INC.
                                  as a Pledgor

                                       And

                         THE OTHER PLEDGORS NAMED HEREIN

                                      With


                               NATIONAL CITY BANK,
                         as Collateral Agent, as Pledgee


                          -----------------------------

                                PLEDGE AGREEMENT

                                   dated as of
                                December 30, 1998

                          -----------------------------

================================================================================

                                PLEDGE AGREEMENT

      PLEDGE AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Agreement"), made by each of the undersigned (each, together with its successors and assigns, a "Pledgor" and collectively, the "Pledgors"), in favor of NATIONAL CITY BANK, a national banking association, as Collateral Agent (herein, together with its successors and assigns in such capacity, the "Pledgee"), for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (2) This Agreement is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among Stoneridge, Inc., an Ohio corporation (herein, together with its successsors and assigns, the "Borrower"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (3) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (4) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (5) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement.

      (6) Each Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph.

      NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

      1. SECURITY FOR SECURED OBLIGATIONS.

      This Agreement is made by each Pledgor to the Pledgee, for the benefit of the Secured Creditors, to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) of the Borrower and/or its Subsidiaries and Affiliates to any of the Agents or the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which the Borrower or any of its Subsidiaries or Affiliates is now or hereafter may become a party, and the due performance and compliance by the Borrower and its Subsidiaries and Affiliates with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents, including without limitation (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower and its Subsidiaries and Affiliates under the Credit Agreement and the other Credit Documents, and (y) in the case of each other Pledgor, all such obligations and indebtedness under the Subsidiary Guaranty to which such

      Pledgor is a party which relate to any of the foregoing (all such obligations and liabilities under this clause (i), being herein collectively called the "Credit Document Obligations");

            (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any Subsidiary of the Borrower now existing or hereafter incurred under, arising out of or in connection with any Designated Hedge Agreement with any of the Secured Creditors and the due performance and compliance by the Borrower and such Subsidiaries with all of the terms, conditions and agreements contained therein, including, in the case of Pledgors other than the Borrower, all obligations of such Pledgor under the Subsidiary Guaranty in respect of any Designated Hedge Agreement (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Designated Hedge Obligations");

            (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; and

            (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default (as such term is defined in the Security Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs.

All such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this section 1 being herein collectively called the "Secured Obligations", it being acknowledged and agreed that the "Secured Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

      2. CERTAIN DEFINITIONS; INITIAL REPRESENTATIONS, ETC.

      2.1. Definitions. As used herein:

            "Borrower" shall have the meaning provided in the Preliminary Statements.

            "Credit Agreement" shall have the meaning provided in the Preliminary Statements.

            "Credit Document Obligations" shall have the meaning provided in clause (i) of section 1.

            "Designated Hedge Creditors" shall have the meaning provided in the Preliminary Statements.

            "Designated Hedge Obligations" shall have the meaning provided in clause (ii) of section 1.

            "Equity Interests" shall mean (i) all of the partnership interests in a general or limited partnership at any time owned or held by any Pledgor, and (ii) all of the membership interests in a limited liability company at any time owned or held by any Pledgor.

            "Foreign Corporation" shall mean a corporation that is not organized under the laws of the United States or any State or territory thereof.

            "Intercompany and Third Party Notes" shall mean all promissory notes from time to time issued to, or held by, any Pledgor.

            "Noticed Event of Default" shall mean (i) an Event of Default specified in section 10.1(h) of the Credit Agreement and (ii) any other Event of Default under the Credit Agreement in respect of which the Pledgee has given the Borrower notice that such Event of Default constitutes a Noticed Event of Default.

            "Pledged Entity" shall mean the issuer of any Equity Interests.

            "Pledged Equity Interests" shall mean all Equity Interests at any time pledged or required to be pledged under this Agreement.

            "Pledged Notes" shall mean all Intercompany and Third Party Notes at any time pledged or required to be pledged under this Agreement.

            "Pledged Securities" shall mean all Pledged Stock and all Pledged Notes.

            "Pledged Stock" shall mean all Stock at any time pledged or required to be pledged under this Agreement.

            "Secured Creditors" shall have the meaning provided in the Preliminary Statements.

            "Secured Debt Agreement" shall have the meaning provided in section
      5.

            "Secured Obligations" shall have the meaning provided in section 1.

            "Securities" shall mean all of the Stock and Intercompany and Third Party Notes.

            "Stock" shall mean (i) all of the issued and outstanding shares of stock of any corporation (other than a Foreign Corporation) at any time directly owned by any Pledgor; and (ii) all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor, provided that such Pledgor shall not be required to pledge hereunder (and the term "Stock" shall not include): (x) more than 65% of the total combined voting power of all classes of capital stock of any first tier Foreign Corporation entitled to vote, or (y) any of the capital stock of a Foreign Corporation that is not a first tier subsidiary of the Borrower.

            "Termination Date" shall have the meaning provided in section 17(a).

      2.2. Representations and Warranties as to Collateral Initially Pledged Hereunder. Each Pledgor represents and warrants that on the date hereof:

            (a) the Stock owned by it consists of the number and type of shares of the stock of the corporations as described in Annex A hereto;

            (b) such Pledgor is the holder of record and sole beneficial owner of such Stock;

            (c) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex A hereto;

            (d) the Intercompany and Third Party Notes held by such Pledgor consist of the promissory notes described in Annex B hereto;

            (e) the Equity Interests held by such Pledgor constitutes that percentage of the entire interest of each Pledged Entity as is set forth on Annex C hereto; and

            (f) such Pledgor owns or possesses no other Securities or Equity Interests.

      3. PLEDGE OF SECURITIES, GRANT OF SECURITY INTERESTS, ETC.

      3.1. Pledge. To secure the Secured Obligations and for the purposes set forth in section 1, each Pledgor hereby pledges and grants to the Pledgee a first priority continuing security interest in, and as part of such grant and pledge, hereby transfers and assigns to the Pledgee all of the following whether now existing or hereafter acquired (collectively, the "Collateral"):

            (a) such Pledgor's Equity Interest and all of such Pledgor's right, title and interest in each Pledged Entity including, without limitation:

                  (i) all the capital thereof and its interest in all profits, losses and other distributions to which such Pledgor shall at any time be entitled in respect of such Equity Interest;

                  (ii) all other payments due or to become due to such Pledgor in respect of such Equity Interest, whether under any partnership agreement, limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (iii) all of its claims, rights powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement or at law or otherwise in respect of such Equity Interest;

                  (iv) all present and future claims if any, of the Pledgor against any Pledged Entity for moneys loaned or advanced, for services rendered or otherwise;

                  (v) all of such Pledgor's rights under any partnership agreement, limited liability company agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to the Equity Interest including any power to terminate, cancel or modify any partnership agreement or limited liability company agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of the Equity Interest and any Pledged Entity, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

                  (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

                  (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing;

            (b) all Pledged Securities owned by such Pledgor on the date hereof, if any, and such Pledgor hereby pledges and deposits as security with the Pledgee and delivers to the Pledgee certificates or instruments therefor duly endorsed in blank in the case of Intercompany and Third Party Notes and accompanied by undated stock powers duly executed in blank by such Pledgor in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee; and

            (c) all of such Pledgor's right, title and interest in and to such Pledged Securities (and in and to all certificates or instruments evidencing such Securities), which such Pledgor hereby assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee;

all of which Collateral is to be held and dealt with by the Pledgee upon the terms and conditions set forth in this Agreement.

      For the avoidance of doubt, the Borrower and the Pledgee confirm that shares of the Borrower in AlphaConn do Brasil Ltda. are not being pledged hereunder because of restrictions under Brazilian law and the organizal documents for such company.

      3.2. Subsequently Acquired Securities and Equity Interests. If a Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities and/or Equity Interests at any time or from time to time after the date hereof which are represented by certificates or instruments, such Pledgor will forthwith pledge and deposit such Securities and/or Equity Interests as security with the Pledgee and deliver to the Pledgee certificates or instruments thereof, duly endorsed in blank in the case of Intercompany and Third Party Notes and accompanied by undated stock powers duly executed in blank in the case of Stock, by such Pledgor or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and/or Equity Interests and certifying that the same have been duly pledged with the Pledgee hereunder. No Pledgor shall be required at any time to pledge hereunder any (i) Stock or Equity

Interests which is more than 65% of the total combined voting power of all classes of capital stock or other equity securities of any first tier Foreign Subsidiary entitled to vote, or (ii) any Stock or Equity Interests in any person which is not a first tier Subsidiary of the Borrower.

      3.3. Uncertificated Securities and/or Equity Interests. Notwithstanding anything to the contrary contained in sections 3.1 and 3.2, if any Securities and/or Equity Interests (whether or not now owned or hereafter acquired) are uncertificated securities, a Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under sections 8-313 and 8-321 of the Uniform Commercial Code if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated securities and/or Equity Interests promptly upon the request of the Pledgee.

      4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.

      The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

      5. VOTING, ETC. WHILE NO EVENT OF DEFAULT.

      Unless and until a Noticed Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in or be inconsistent with, any of the terms of this Agreement, any other Credit Document or any Designated Hedge Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the position or interests of the Pledgee or any Secured Creditor therein. All such rights of such Pledgor to vote and to give consents waivers and ratifications shall cease in case a Noticed Event of Default shall occur and be continuing and section 7 hereof shall become applicable.

      6. DIVIDENDS AND OTHER DISTRIBUTIONS.

      Unless and until a Noticed Event of Default shall have occurred and be continuing, all cash dividends or other amounts payable in respect of the Collateral shall be paid to the relevant Pledgor, provided that all dividends, distributions or other amounts payable in respect of the Collateral which are reasonably determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital not permitted by the Credit Agreement shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral (unless such cash dividends and/or distributions are applied to repay the Secured Obligations pursuant to section 9 of this Agreement). The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock, other securities, partnership interests, membership interests or property (other than cash) paid or distributed by way of dividend or otherwise in respect of the Collateral;

            (ii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate, partnership or limited liability company reorganization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this section 6 or section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

      7. REMEDIES IN CASE OF AN EVENT OF DEFAULT.

      In case a Noticed Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of Ohio, and the Pledgee shall be entitled, without limitation to exercise any or all of the following rights which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under section 6 to a Pledgor;

            (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

            (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

            (iv) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
      so); and

            (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to the relevant Pledgor; each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshaling the Collateral and any other security for the Secured Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted; at any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Secured Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption; and neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

      8.   REMEDIES CUMULATIVE; PLEDGEE TO ACT FOR SECURED CREDITORS.

      8.1. Remedies Cumulative, etc. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand upon any Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other further action in any circumstances without demand or notice.

      8.2. Pledgee to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Agreement may be enforced on their behalf only by the action of the Pledgee, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee, for the benefit of the Secured Creditors, upon the terms of this Agreement.

      9. APPLICATION OF PROCEEDS.

      (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied to the Secured Obligations owed to the Collateral Agent and the other Secured Creditors as provided in section 10.3 of the Credit Agreement.

      (b) All payments required to be made to the (i) Lenders hereunder shall be made to the Administrative Agent for the account of the respective Lenders and
(ii) Designated Hedge Creditors hereunder shall be made to the paying agent under the applicable Designated Hedge Agreement or, in the case of Designated Hedge Agreements without a paying agent, directly to the applicable Designated Hedge Creditor.

      (c) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Collateral applied pursuant to clause (i) of section 9(a) and (y) the aggregate outstanding amount of the Secured Obligations.

      10. PURCHASERS OF COLLATERAL.

      Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

      11. INDEMNITY.

      Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and the Secured Creditors from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Pledgee and the Secured Creditors for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and
(ii) above, for those arising from the Pledgee's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof or thereof. If and to the extent that the obligations of each Pledgor under this section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      12. FURTHER ASSURANCES; ETC.

      12.1. Further Assurances. Each Pledgor agrees that it will join with the Pledgee in executing and, at the Pledgor's own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

      12.2. Pledges of Stock of Foreign Corporations; and Pledges of Equity Interests in Pledged Entities Which are Foreign Entities. In the case of the pledge hereunder of any Stock issued by a Foreign Corporation or the pledge of Equity Interests in any Pledged Entity organized under the laws of a jurisdiction located outside the United States of America, the applicable Pledgor will promptly execute and deliver to the Collateral Agent a separate pledge document covering such Stock or Equity Interests, conforming to the requirements of the law in which the Foreign Corporation or Pledged Entity is organized and satisfactory to the Collateral Agent, together with an opinion of local counsel as to the perfection of the security interest provided for therein, whereupon the collateral covered thereby shall be deemed released from this Agreement and no shall longer be Collateral hereunder.

      13. THE PLEDGEE AS AGENT.

      The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in section 11 of the Credit Agreement.

      14. TRANSFER BY THE PLEDGORS.

      No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

      15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.

            (a) Each Pledgor represents, warrants and covenants that:

                  (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Securities pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;

                  (ii) it has full power, authority and legal right to pledge all the Pledged Securities pledged by it pursuant to this Agreement;

                  (iii) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                  (iv) to such Pledgor's knowledge, each of the Intercompany and Third Party Notes, when executed by the obligor thereof and pledged by such Pledgor hereunder, will be the legal, valid and binding obligation of the obligor thereof, enforceable in accordance with its terms;

                  (v) it will defend the Pledgee's right, title and interest in and to the Equity Interests and in and to the Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other persons whomsoever, and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee;

                  (vi) it is the legal and beneficial owner of and has good title to its Equity Interests and has good title to all of the other Collateral pledged by it pursuant hereto or in which it has granted a security interest pursuant hereto, free and clear of all claims, pledges, liens, encumbrances and security interests of every nature whatsoever, except such as are created pursuant to this Agreement and any Permitted Liens, and has the unqualified right to pledge and grant a security interest in the same as herein provided without the consent of any other person, firm, association or entity which has not been obtained;

                  (vii) it has corporate or other organizational power,
            authority and legal right to pledge the Equity Interests pledged by it pursuant to this Agreement and such Equity Interest has been validly acquired and is fully paid for and is duly and validly pledged hereunder;

                  (viii) it is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any partnership agreement or limited liability company agreement to which such Pledgor is a party, and such Pledgor is not in violation of any other material provisions of any partnership agreement or limited liability company agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, no Equity Interest is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto and as of the Initial Borrowing Date, there are no certificates, instruments, documents or other writings (other than the partnership agreements, limited liability company agreements, and certificates, if any, delivered to the Collateral Agent) which evidence any Equity Interest of such Pledgor;

                  (ix) the pledge and assignment of the Equity Interests pursuant to this Agreement, together with the relevant filings, consents or recordings (which filings and recordings have been made or obtained), creates a valid, perfected and continuing first security interest in such Equity Interests and the proceeds thereof, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party a lien or encumbrance on the property or assets of such Pledgor which would include the Collateral;

                  (x) there are no currently effective financing statements under the UCC covering any property which is now or hereafter may be included in the Collateral and such Pledgor will, without the prior written consent of the Pledgee, execute and, until the Termination Date (as hereinafter defined), there will not ever be on file in any public office any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of the Pledgee as secured party;

                  (xi) it shall give the Pledgee prompt notice of any written claim relating to the Collateral and shall deliver to the Pledgee a copy of each other demand, notice or document received by it which may adversely affect the Pledgee's interest in the Collateral promptly upon, but in any event within 10 days after, such Pledgor's receipt thereof;

                  (xii) it shall not withdraw as a partner or member of any Pledged Entity, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Entity or seek a partition of any property of any Pledged Entity, except as permitted by the Credit Agreement; and

                  (xiii) a notice in the form set forth in Annex D attached
            hereto and by this reference made a part hereof (such notice the "Notice of Pledge"), appropriately completed, notifying each Pledged Entity of the existence of this Agreement and a certified copy of this Agreement have been delivered by such Pledgor to the relevant Pledged Entity, and such Pledgor has received and delivered to the Pledgee an acknowledgment in the form set forth in Annex D attached hereto (such acknowledgment, the "Pledged Entity Acknowledgment"), duly executed by the relevant Pledged Entity.

      (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral (including the proceeds thereof) against the claims and demands of all persons whomsoever.

      (c) Each Pledgor covenants and agrees that it will take no action which would violate or be inconsistent with any of the terms of any Secured Debt Agreement or which would have the effect of impairing the position or interests of the Pledgee or any Secured Creditor under any Secured Debt Agreement except as permitted by the Credit Agreement.

      16. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC.

      The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

            (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any of its Subsidiaries or Affiliates, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not a Pledgor shall have notice or knowledge of any of the foregoing; or

            (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor as a guarantor or surety for the Secured Obligations.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent, the Administrative Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      17. TERMINATION; RELEASE.

      (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the relevant Pledgor, will execute and deliver to the relevant Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to the relevant Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Designated Hedge Agreements have been terminated, no Letter of Credit nor Note under the Credit Agreement is outstanding and all other Secured Obligations have been paid in full.

      (b) In the event that any part of the Collateral is sold in connection with a sale permitted by section 9.2 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by section 12.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor will release such Collateral from this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

      (c) At any time that a Pledgor desires that Collateral be released as provided in the foregoing section 17(a) or (b), it shall deliver to the Pledgee a certificate signed by an executive officer stating that the release of the respective Collateral is permitted pursuant to section 17(a) or (b). The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this section 17.

      (d) Certain Collateral shall be automatically released from this Agreement as provided in section 12.2.

      18. NOTICES, ETC.

      All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail postage prepaid, addressed:

            (i) if to any Pledgor, at its address specified in or pursuant to the Subsidiary Guaranty;

            (ii)  if to the Pledgee, at:

                  National City Bank,
                        as Administrative Agent
                  National City Center
                  127 Public Square
                  Cleveland, Ohio 44114
                  Attn.: Agent Services
                         Fax No.: (216) 575-2481;

                  with copies to:

                         Jones, Day, Reavis & Pogue
                         North Point
                         901 Lakeside Avenue
                         Cleveland, Ohio 44114
                              Attn.: John W. Sager, Esq.
                                     Tel. No.: (216) 586-7228
                                     Fax No.:  (216) 579-0212

            (ii) if to any Lender (other than the Pledgee), at such address as such Lender shall have specified in the Credit Agreement;

            (iii) if to any Designated Hedge Creditor, at such address as such Designated Hedge Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such address as shall have been furnished in writing by any person described above to the party required to give notice hereunder.

      19. WAIVER; AMENDMENT.

      None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor and the Pledgee (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders); provided, however, that no such change, waiver, modification or variance shall be made to section 9 hereof or this section 20 without the consent of each Secured Creditor adversely affected thereby, provided further, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to each of the Credit Document Obligations, the Required Lenders and (y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      20. PLEDGEE NOT BOUND.

      (a) Nothing herein shall be construed to make the Pledgee liable as a general partner or limited partner of any Pledged Entity or a shareholder of any corporation, and the Pledgee by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or a stockholder of any corporation. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Equity Interest or Stock pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee and/or a Pledgor.

      (b) Except as provided in the last sentence of section 20(a), the Pledgee, by accepting this Agreement, did not intend to become a general partner, limited partner or member of any Pledged Entity or a shareholder of any corporation or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Entity or a shareholder of any corporation either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or of a Pledgor.

      (c) The Pledgee shall not be obligated to perform or discharge any obligation of a Pledgor as a result of the collateral assignment hereby effected.

      (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

      21. PLEDGE OF HI-STAT STOCK.

      Notwithstanding anything to the contrary contained herein, the pledge by the Borrower of the shares of Hi-Stat identified in Annex A hereto, and the Borrower's representations, warranties, covenants and obligations contained herein with respect thereto, shall not be effective until 12:01 A.M. on January 1, 1999.

      22. MISCELLANEOUS.

      This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in section 12.2 and 17, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders or to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF OHIO. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

      23. WAIVER OF JURY TRIAL.

      EACH PLEDGOR AND THE PLEDGEE EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                                 *     *     *

      IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                    STONERIDGE, INC.,
                                          as a Pledgor


                                    By: __________________________________
                                          Vice President--Finance
                                          and Chief Financial Officer



                                    NATIONAL CITY BANK,
                                          as Collateral Agent, as Pledgee


                                    By: __________________________________
                                          Vice President

                                     ANNEX A
                                       to
                                Pledge Agreement



                              LIST OF PLEDGED STOCK

=======================================================================================================
                           Name of                   Type        Number
Pledgor                    Issuing                    of           of      Certificate     Percentage
                         Corporation                Shares       Shares        No.       Owned/Pledged
=======================================================================================================
Stoneridge, Inc.     Alphabet de Mexico                             *           *        99.5% / 65.00%
-------------------------------------------------------------------------------------------------------
Stoneridge, Inc.     TED de Mexico                                  *           *        99.5% / 65.00%
-------------------------------------------------------------------------------------------------------
Stoneridge, Inc.     Berifors AB                                    *           *        100% / 65.00%
-------------------------------------------------------------------------------------------------------
Stoneridge, Inc.     Berifors Production AB                         *           *        100% / 65.00%
-------------------------------------------------------------------------------------------------------
Stoneridge, Inc.     Bernt & Stern AB                               *           *        100% / 65.00%
-------------------------------------------------------------------------------------------------------
Stoneridge, Inc.     Hi-Stat Manufacturing Co.,   common stock     300                   100% / 100%
                     Inc.
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

=======================================================================================================

----------

o Certificates for shares to be delivered reasonably promptly following execution and delivery of this Agreement. Also please refer to section
      12.2 of this Agreement.

                                     ANNEX B
                                       to
                                Pledge Agreement



                   LIST OF INTERCOMPANY AND THIRD PARTY NOTES


================================================================================
Issuer       Payee        Principal Amount      Interest Rate     Maturity Date

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                     ANNEX C
                                       to
                                Pledge Agreement




                            LIST OF PLEDGED ENTITIES

================================================================================
        NAME OF PLEDGED ENTITY                   TYPE OF ORGANIZATION

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                     ANNEX D
                                       to
                                Pledge Agreement

                                  PLEDGE NOTICE

                             [Letterhead of Pledgor]

                                                                  [Date]

TO: [NAME OF PLEDGED ENTITY]

      Notice is hereby given that, pursuant to a Pledge Agreement (a true and correct copy of which is attached hereto), dated as of December 30, 1998 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the pledgors party thereto, including the undersigned (the "Pledgor") and National City Bank, as Collateral Agent, as Pledgee (herein, together with its successors and assigns in such capacity, the "Pledgee") for the Secured Creditors described therein, the Pledgor has pledged and assigned to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [limited] [general] [partner] [member] in [NAME OF PLEDGED ENTITY] (the "Pledged Entity"), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the "Governing Agreement"), including, without limitation:

            (i) all the capital of the Pledged Entity and the Pledgor's interest in all profits, losses and other distributions to which the Pledgor shall at any time be entitled in respect of such [partnership] [membership] interest;

            (ii) all other payments due or to become due to the Pledgor in respect of such [partnership] [membership] interest, whether under the Governing Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

            (iii) all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the Governing Agreement or at law or otherwise in respect of such [partnership] [membership] interest;

            (iv) all present and future claims, if any, of the Pledgor against the Pledged Entity for moneys loaned or advanced, for services rendered or otherwise;

            (v) all of the Pledgor's rights under the Governing Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the [partnership] [membership] interest, including any power to terminate, cancel or modify the Governing Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of the Equity Interest and the Pledged Entity, to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

            (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

            (vii) to the extent not otherwise included, all proceeds of any or all of the foregoing.

      Pursuant to the Pledge Agreement, the Pledged Entity is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the Pledged Entity's books.

      The Pledgor and the Pledged Entity each hereby consents, notwithstanding anything to the contrary contained in the Governing Agreement or any other agreement for the benefit of the Pledgor or the Pledged Entity relating thereto, to (i) the grant by any other Pledgor of a security interest to the Pledgee in its Equity Interest, its interest in the Governing Agreement and its other rights and interests relating thereto, as described above, pursuant to the Pledge Agreement; and (ii) any sale, transfer or other disposition by the Pledgee of any Equity Interest of the Pledgee or any other Pledgor any or other rights or interests in connection with the foreclosure of such security interest or the exercise of any other remedies available to the Pledgee under or in connection with the Pledge Agreement in respect thereof.

      The Pledgor hereby requests the Pledged Entity to indicate the Pledged Entity's acceptance of this Notice and consent to and agreement with its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.

                                       [NAME OF PLEDGOR]


                                       By:______________________________________
                                             Title:

                                 ACKNOWLEDGMENT

      [NAME OF PLEDGED ENTITY] (the "Pledged Entity") hereby (i) acknowledges receipt of a copy of the assignment by [NAME OF PLEDGOR] (the "Pledgor") of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the "Governing Agreement") pursuant to the terms of the Pledge Agreement, dated as of December 30, 1998 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgors party thereto, including the Pledgor, and National City Bank, as Collateral Agent, as Pledgee (herein, together with its successors and assigns, the "Pledgee") on behalf of the Secured Creditors described therein; (ii) confirms its agreement to all of the terms and provisions of the letter to which this acknowledgment is attached; and
(iii) confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the Pledged Entity's books.


Dated: ____________, 199__


                                       [NAME OF PLEDGED ENTITY]



                                       By: ____________________________________
                                              Title:

                                  EXHIBIT C-6


                      -----------------------------------

                                     FORM OF
                              CLOSING DATE MORTGAGE
                            (Boston, Massachusetts)

                      -----------------------------------

================================================================================

                                STONERIDGE, INC.
                                as the Mortgagor

                                       To

                               NATIONAL CITY BANK
                             as the Collateral Agent

                          ----------------------------

                             DEED OF FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

                           ---------------------------

              Relating to Property Located at Boston, Massachusetts

================================================================================

                DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

      THIS DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) The Mortgagor claims title to the Land (as hereinafter defined) through an instrument recorded in Volume ____, Page _____ et seq. of the official real estate records of _____ County, Massachusetts.

      (C) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (D) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (E) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (F) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (G) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (H) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, upon the terms and conditions of this Mortgage, with power of sale, including STATUTORY POWER OF SALE (as provided in Chapter 183, ss. 21 of the Massachusetts General Laws), and with MORTGAGE COVENANTS (as provided in Chapter 183, ss. 19 of the Massachusetts General Laws), each and all of the real properties and interests in real properties, and further grants to the Collateral Agent a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "Premises").

                                GRANTING CLAUSES

            All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                              GRANTING CLAUSE FIRST
                                      Land

            All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "Land").

                             GRANTING CLAUSE SECOND
                                  Improvements

            All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "Improvements").

                              GRANTING CLAUSE THIRD
                             Fixtures and Equipment

            Without limitation of the foregoing Granting Clauses, (i) all "fixtures" (as defined in the Uniform Commercial Code of the State in which the Premises are located), (ii) all "equipment" (as defined in the Uniform Commercial Code of the State in which the Premises are located),
      (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Premises are located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following:
      (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds; (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems; (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems;
      (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures; (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies; (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings; (32) all repair and maintenance equipment;
      (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving;
      (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment;
      (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators; (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums; (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies;
      (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "Fixtures and Equipment").

                             GRANTING CLAUSE FOURTH
            Permits, Licenses and Franchises and General Intangibles

            Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Premises, or with respect to the ownership, construction or operation of the Premises, and all "general intangibles" (as defined in the Uniform Commercial Code of the State in which the Premises are located) relating in any way to the Premises or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.

                              GRANTING CLAUSE FIFTH
                    Leasehold and Other Contractual Interests

            All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     Assignment of Rents, Income and Profits

            All rents, income, profits, proceeds and any and all cash collateral to be derived from the Premises, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Premises, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Premises, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                             GRANTING CLAUSE SEVENTH
                        Other and After Acquired Property

            Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.

                             GRANTING CLAUSE EIGHTH
                               Proceeds and Awards

            All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

      TO HAVE AND TO HOLD the Premises unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

      The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property Collateral" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Premises.

      It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder or County Clerk where the Premises (including such fixtures) are situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

      If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

      The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "Secured Obligations"), for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

      (a) $100,000,000 aggregate principal amount of Revolving Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (b) $150,000,000 aggregate principal amount of Term A Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (c) $175,000,000 aggregate principal amount of Term B Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2005, with interest thereon as provided in the Credit Agreement;

      (d) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $10,000,000;

      (e) all obligations and liabilities of the Mortgagor or any Subsidiary of the Mortgagor under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "Designated Hedge Obligations");

      (f) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Premises for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises, as provided in section 5301.233 of the Ohio Revised Code, and without limitation of the preceding provisions of this clause (f), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Premises or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises; and

      (g) all other liabilities, obligations and indebtedness of the Mortgagor, its Subsidiaries and Affiliates, and/or any other Credit Party, incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements, and the due performance and compliance by the Mortgagor, its Subsidiaries and Affiliates, and any other Credit Party with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, such other Credit Documents and the Designated Hedge Agreements;

but only to the extent that the total unpaid Secured Obligations, exclusive of liabilities and obligations referred to in the preceding clause (f), in the aggregate and exclusive of the interest on the Secured Obligations, does not exceed the maximum amount specified in this Mortgage, which is $500,000,000, and as security for the payment of the Secured Obligations, the Mortgagor has granted to the Collateral Agent hereunder a lien against the Premises. In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Mortgagor or any of its Subsidiaries or Affiliates; provided, however, that the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $500,000,000, plus interest thereon and any advances or disbursements made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements. Any such further loans or advances or other extensions of credit, with interest, shall be secured by this Mortgage.

      PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Premises shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

      The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:

      SECTION 1. PAYMENT OF SECURED OBLIGATIONS,
                 PERFORMANCE OF OBLIGATIONS, ETC.

      (a) Payment of Secured Obligations. The Mortgagor shall pay or cause to be paid the principal of and interest on the Loans and all other amounts included in the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements.

      (b) Performance of Other Obligations. The Mortgagor will keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in the other Credit Documents or the Designated Hedge Agreements which are binding on or otherwise applicable to the Mortgagor.

      (c) Waiver of Acceptance, etc. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

      SECTION 2. TITLE TO PREMISES, PROTECTION OF LIEN OF MORTGAGE, ETC.

      (a) Title to Premises, etc. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Premises as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Premises, subject only to Permitted Encumbrances; and (v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

      (b) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Premises, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

      SECTION 3. TAXES AND IMPOSITIONS.

      (a) Taxes on the Premises. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

      (b) Receipts. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

      (c) Income and Other Taxes. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Credit Document or Designated Hedge Agreement, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

      (d) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, then, and in such event, the

Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

      (e) Right to Contest Impositions. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

      SECTION 4. TAX AND INSURANCE DEPOSITS.

      (a) Amount of Deposits. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Premises, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

      (b) Use of Deposits. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and provided, further, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

      (c) Transfer of Mortgage. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

      (d) Transfer of Premises. A permissible transfer of record title to the Premises shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Premises, and no other person shall have any right or claim thereto in any event.

      (e) Depository. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

      SECTION 5. LIENS AND LIABILITIES.

      (a) Discharge of Mechanic's Liens, etc. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

      (b) Creation of Liens. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Premises, prior to, on a parity with or subordinate to the lien of this Mortgage, other than the following ("Permitted Encumbrances"): (i) the lien of this Mortgage; (ii) the Permitted Liens (as defined in the Credit Agreement); and (iii) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Premises without such consent, the Mortgagor will promptly cause the same to be discharged and released.

      (c) No Consent of Collateral Agent to Liens to be Implied. Nothing in the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises.

      (d) Right to Contest. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.

      SECTION 6. TRANSFERS AND MERGERS; LEASES, ETC.

      The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Premises or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Premises to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, except to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

      SECTION 7. MAINTENANCE; ALTERATIONS; REPAIR
                 OR RESTORATION OF LOSS OR DAMAGE
                 CAUSED BY CASUALTY; PREPAYMENT
                 UPON EVENT OF LOSS.

      (a) Repair and Maintenance. The Mortgagor will operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Premises, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Premises or otherwise necessary so that the Premises will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Premises or suffer waste to be committed thereon.

      (b) Replacement of Fixtures and Equipment. The Mortgagor will keep the Premises fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Premises any item of the Fixtures and Equipment covered by this Mortgage unless (i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

      (c) Alterations of Improvements, etc. No buildings, structures or other substantial Improvements on the Premises shall be altered in any material respect or demolished or removed by the Mortgagor, provided that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Premises or the uses or utility of the Premises; or (ii) such alterations are required by applicable law, rule or regulation.

      (d) Event of Loss, etc. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will (i) if the same constitutes an Event of Loss requiring prepayment of any of the Loans pursuant to section 5.2 of the Credit Agreement, so prepay such Loans as provided in the Credit Agreement, or (ii) otherwise repair, replace or restore the Improvements and/or Fixtures and Equipment to the condition in which they are required to be maintained hereunder immediately prior to such damage, loss or destruction

      SECTION 8. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS, ETC.

      (a) Compliance with Laws, etc. The Mortgagor covenants that the Premises will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

            (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Premises or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "Access Laws"); and

            (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral; .

other than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

      (b) Alterations Affecting Compliance with Access Laws. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

      (c) Notice of Violation of Access Laws. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      (d) Licenses and Permits, etc. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

      (e) Flood Hazards; Utilities; Streets. The Mortgagor represents and warrants that (i) the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

      (f) Zoning; Title Matters. The Mortgagor will not (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (g) Insurance Requirements. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Premises which is maintained in accordance with section 10.

      SECTION 9. ENVIRONMENTAL MATTERS.

      (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) reaffirms its representations contained in section 7.13 of the Credit Agreement, (ii) covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by it with Environmental Laws and notice by it and indemnification by it of Environmental Claims, including, without limitation, the covenants contained in section 8.8 of the Credit Agreement and the indemnification obligations contained in section
12.1 of the Credit Agreement; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 12.1(g) of the Credit Agreement.

      (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "Default Rate"), until paid in full.

      (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Premises or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

      SECTION 10. INSURANCE.

      (a) Required Insurance. The Mortgagor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), provided that in any event the Mortgagor will maintain:

            (i) All Risk Extended Coverage Insurance: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Premises by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (ii) Flood Insurance: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; provided that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                  (C) provide for a deductible or self-insurance retention of an amount reasonably acceptable to the Collateral Agent; and

                  (D) comply with any additional requirements of the National
            Flood Insurance Program as set forth in such Act;

            (iii) Commercial General Liability Insurance: insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured,

                  (B) provide coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, plus umbrella coverage of not less than $3,000,000; and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (iv) Workers' Compensation Insurance: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

            (v) Business Interruption Insurance: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

            (vi) Other Insurance: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Premises is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Premises, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

      (b) Proceeds of Insurance. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Premises, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (i) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (ii) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (iii) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (c) Power of Attorney. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Premises in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

      SECTION 11. CONDEMNATION.

      (a) Condemnation. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Premises, are hereby assigned to the Collateral Agent. If case of any such proceedings, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized, at its option, to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (A) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (B) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (C) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (b) Further Assurances. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

      (c) Installment Payment of Secured Obligations Not Impaired. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay installments on the Secured Obligations owed by it and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.

      SECTION 12. RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS ON BEHALF OF
                  MORTGAGOR, ETC.

      (a) Right of Collateral Agent to Make Payments, etc. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Premises whenever necessary for the purpose of inspecting the Premises and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Premises for the sum so paid plus interest at the Default Rate.

      (b) Collateral Agent Protected; Further Rights, etc. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Premises, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.

      SECTION 13. SECURITY AGREEMENT PROVISIONS.

      This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

      (a) grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

      (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

      (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, except in compliance with the requirements of section 9.2 of the Credit Agreement;

      (d) agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

      (e) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

      (f) acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

      SECTION 14. FILINGS AND RECORDINGS.

      The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

      SECTION 15. RIGHT OF SETOFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, any other Credit Documents or any Designated Hedge Agreement, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 12.4(c) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Credit Document or any

Designated Hedge Agreement, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.

      SECTION 16. EVENTS OF DEFAULT.

      Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("Event of Default") under this Mortgage.

      SECTION 17. REMEDIES.

      If an Event of Default, under and as defined in section 16 of this Mortgage, has occurred and is continuing:

            (a) The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity.

            (b) Without limitation of the foregoing or any of the other provisions of this section 17, the Collateral Agent shall have, in addition to all other rights and remedies hereunder, the STATUTORY POWER OF SALE (as provided in Chapter 183, ss. 21 of the Massachusetts General
      Laws).

            (c) To the extent permitted by applicable law, the Collateral Agent may enter upon the Premises or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Premises and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Premises and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Premises and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Premises, awards made for the taking of or injury to the Premises through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Premises or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

            (d) To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Premises in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Premises pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Premises together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

            (e) The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Premises or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Premises at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

            (f) The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.


      SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF
                  PROCEEDS; MORTGAGOR LIABLE FOR
                  DEFICIENCY, ETC.

      (a) Costs of Enforcement; Application of Proceeds. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Premises or any part or portion thereof, the proceeds thereof shall be applied as follows:

            (1) first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

            (2) second, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

            (3) third, to the extent proceeds remain after the application pursuant to preceding clause (2), an amount equal to the outstanding Secured Obligations shall be applied by the Collateral Agent to the Secured Obligations in such amount and order of priority as may be provided in section 10.3 of the Credit Agreement; and

            (4) fourth, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3) and payment in full of the Secured Obligations which are secured hereby, to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

      (b) Mortgagor Liable for Deficiency. It is understood that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Premises and the amount of the sum referred to in the foregoing clauses (1) and (2) and (y) the aggregate outstanding amount of the Secured Obligations.

      SECTION 19. RECEIVER.

      In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Premises as a matter of right, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Premises. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

      SECTION 20. LIABILITY OF MORTGAGOR NOT AFFECTED.

      No sale of the Premises, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

      SECTION 21. REMEDIES CUMULATIVE.

      Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

      SECTION 22. COLLATERAL AGENT SUBROGATED
                  TO PRIOR LIENS PAID OUT OF LOAN PROCEEDS.

      Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

      SECTION 23. FURTHER ASSURANCES.

      The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

      SECTION 24. MORTGAGOR'S OBLIGATIONS ABSOLUTE.

      The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Mortgagor or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Mortgagor or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Mortgagor or any of its Subsidiaries;

            (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagor or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

            (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Mortgagor or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      SECTION 25. NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      SECTION 26. DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

      (a) Discharge of Mortgage. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

      (b) Release of Collateral. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, provided that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 12.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

      (c) Request for Release; Effect of Release. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Premises pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Premises is released as provided in paragraph (a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Premises and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Premises as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Premises by it as permitted by this section. Upon any release of all or any part of the Premises pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

      SECTION 27. MISCELLANEOUS.

      (a) Acknowledgment of Receipt of Copies of Credit Documents. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Credit Document executed and delivered on or prior to the date hereof.

      (b) Indemnification. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

      (c) Subsequent Services of Counsel to Collateral Agent. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

      (d) No Partnership or Joint Venture. Neither this Mortgage, the Credit Agreement, the Notes, any other Secured Obligations, any of the other Credit Documents, or any of the Designated Hedge Agreements, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

      (e) Election of Collateral Agent to Subordinate. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Premises upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

      (f) Waiver of Homestead and Exemption Rights, etc. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

      (g) Covenants Run with the Land. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

      (h) Usury Savings Clause. All agreements in the Credit Agreement, in the Notes, in this Mortgage, in any other Credit Document or in any Designated Hedge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, of any other Credit Document or of any Designated Hedge Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Credit Documents or any Designated Hedge Agreement as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

      (i) Governing Law; Successors and Assigns; Severability, etc. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Premises, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (j) No Modification. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Mortgage, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders and
(y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (k) Agency Provisions. By accepting the benefits of this Mortgage, each Lender acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

      (l) Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

      (m) Waiver of Trial By Jury. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (n) Time of Essence. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

      (o) STATUTORY CONDITION. This Mortgage is upon the STATUTORY CONDITION and also upon the other conditions herein set forth, all of which shall be binding on the Mortgagor and those claiming under the Mortgagor. For the breach of the aforesaid STATUTORY CONDITION or any of the other conditions herein set forth, the Collateral Agent or any subsequent holder of this Mortgage shall have the STATUTORY POWER OF SALE in addition to any other remedy or remedies provided herein.

      (p) Counterparts. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


Signed and acknowledged                STONERIDGE, INC.
in the presence of:



___________________________            By: _____________________________
Print Name:                                     Kevin P. Bagby
                                                Vice President--Finance
                                                and Chief Financial Officer


___________________________
Print Name:

STATE OF OHIO           )
                        ) SS.:
COUNTY OF CUYAHOGA      )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named STONERIDGE, INC., an Ohio corporation, by Kevin P. Bagby, its Vice President--Finance and Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of December, 1998.


                                       ___________________________________
                                                Notary Public


[Notarial Seal]


This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                                       TO
                  DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

The following described real estate, to-wit:

                                LEGAL DESCRIPTION
                              BOSTON, MASSACHUSETTS

PARCEL I
--------
A parcel of land in that part of Boston known as Dorchester, Suffolk County, Massachusetts, with the buildings thereon numbered 33-35-37-39-41 Beach Street and bounded and described as follows:

SOUTHEASTERLY     by Beach Street, ninety-four (94) feet;

SOUTHWESTERLY     by land now or formerly of Clapp, one hundred fifty-three and
                  50/100 (153.50) feet;

NORTHWESTERLY     by land of the Old Colony Railroad Company, one hundred and four (104) feet; and

NORTHEASTERLY     by Lot A on plan made by Harry R. Feldman, Engineer dated
                  April 26, 1955, recorded with Suffolk Deeds in Book 7055, Page
                  563, one hundred seventy-nine and 70/100 (179.70) feet.

PARCEL I ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the westerly sideline of Beach Street at a distance S16(degree) 26'15"W, 409.08 feet from southwest corner of Beach and Freeport Streets;

Thence running S16(degree) 26'15"W, along said sideline of Beach Street 93.93 feet to a point at lands of George C. Isaac;

Thence running N72(degree) 58'55"W, along the lands of George C. Isaac, 152.26 feet to a non-tangent point of curvature of curve to the right having a radius of 1707.53 feet, at lands of Massachusetts Bay Transportation Authority;

Thence running northerly along a curve to the right having a radius of 1707.53 feet, 93.43 feet to a point;

Thence running N15(degree) 45'38"E, 3.05 feet to a corner at other lands of Grantee;

The prior two (2) courses running along lands of Massachusetts Bay Transportation Authority;

Thence running S73(degree) 36'43"E, along other lands of Grantee, 180.09 feet to point of commencement.

Parcel I has an area of 15,538 square feet (0.357 acres).

PARCEL II
---------
The land with the buildings thereon, situate in that part of said Boston, formerly Dorchester, Suffolk County, Massachusetts, bounded and described as follows:

NORTHEASTERLY     by Freeport Street, one hundred ninety and 90/100 (190.09)
                  feet;

SOUTHEASTERLY     by Beach Street, three hundred forty-three and 38/100 (343.38)
                  feet (incorrectly stated as 243.38 feet on the plan hereinafter mentioned);

SOUTHWESTERLY     by land now or formerly of Anna M.E. Anderson, one hundred eighty and 66/10 (180.66) feet;

NORTHWESTERLY     by land now or formerly of the Old Colony Railroad Company, three hundred eighty-nine and 46/100 (389.46) feet.

The above described premises are shown on a plan entitled "Plan of Land in the Dorchester District, Boston, Massachusetts," drawn by G.H. Sherman, Surveyor, dated December 2, 1910, and recorded with Suffolk Registry of Deeds, Book 3514, Page 465, as comprising two parcels of land.

PARCEL II ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point at the southwest corner of Freeport Street and Beach Street in Boston (Dorchester) Massachusetts;

Thence running S16(degree) 26'15"W, along westerly sideline of Beach Street,
343.13 feet to a point other lands of Grantee;

Thence running N73(degree) 36'36"W, along other lands of Grantee 180.87 feet to a point at lands of Massachusetts Bay Transportation Authority;

Thence running N15(degree) 45'38"E, along lands of Massachusetts Bay Transportation Authority, 389.21 feet to a point on southerly sideline of Freeport Street;

Thence running S59(degree) 39'40"E, along southerly sideline of Freeport Street,
191.06 feet to point of commencement.

Parcel II has an area of 67, 015 square feet (1.539 acres).

PARCEL III
----------
A certain parcel of land with the building thereon situated in that part of Boston, Suffolk County, Massachusetts, formerly Dorchester, numbered 29 Beach Street in the present numbering of said Street, in the district called Harrison Square, and being shown as Lot A on a plan of land entitled "Plan of Land Subdivision, Dorchester, Mass.," by Harry R. Feldman, Engineer, dated April 25, 1955 and recorded with Suffolk Registry of Deeds in Book 7055, Page 563, bounded as follows:

EASTERLY          by said Beach Street, sixty-six (66) feet;

SOUTHERLY         by Lot B as shown on said plan, one hundred seventy-nine and
                  70/100 (179.70) feet;

WESTERLY by land now or formerly supposed to be of Old Colony Railroad Company, sixty-six and 01/100 (66.01) feet; and

NORTHERLY         by land now or formerly supposed to be of Shawmut Engineering
                  Company, one hundred eight and 66/100 (180.66) feet.

Excepting, however, from said Parcel III as above described as much thereof as has been conveyed to the Old Colony Railroad Company from the southwesterly corner of the premises.

PARCELL III ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on westerly sideline of Beach Street, distant S16(degree) 25'15"W, 343.13 feet from Southwest corner of Beach and Freeport Streets;

Thence running S16(degree) 26'15"W, along said sideline of Beach Street, 65.95 feet to point at other lands of Grantee;

Thence running N73(degree) 36'43"W, along other lands of Grantee, 180.09 feet to a point at lands of Massachusetts Bay Transportation Authority;

Thence running N15(degree) 45'38"E, along lands of Massachusetts Bay Transportation Authority 65.96 feet to a point;

Thence running S73(degree) 36'36"E, along other lands of Grantee 180.87 feet to point of commencement;

Parcel III has an area of 11,903 square feet (0.273 acres).

PARCELS I, II & III, COMBINED, ARE DESCRIBED AS FOLLOWS:
-------------------------------------------------------
Parcel #1

Commencing at a point at the southwest corner of Freeport Street and Beach Street in Boston (Dorchester) Massachusetts;

Thence running S16(degree) 26'15"W, along the westerly sideline of Beach Street
503.01 feet to a point at lands of George C. Isaac;

Thence running N72(degree) 58'55"W, along lands of George C Isaac, 152.26 feet to a point of nontangency of a curve to the right having a radius of 1707.53 feet at lands of Massachusetts Bay Transportation Authority;

Thence running in a northerly direction along a curve to the right, having a radius of 1707.53 feet, 93.43 feet to a point;

Thence running N15(degree) 45'38"E, 458.22 feet to a point on the southerly sideline of Freeport Street;

The prior two (2) courses running along lands of Massachusetts Bay Transportation Authority;

Thence running S59(degree) 39'40"E, along southerly line of Freeport Street
191.06 feet to a point of commencement.

Parcel #1 has an area of 94,456 sq. ft. (2.168 ac.).

PARCEL IV
---------
The land with the buildings thereon situated in that part of Boston, Suffolk County, Massachusetts, known as Dorchester, being No. 608 Beach Street and shown as Lot A on a plan of land on Beach Street in Dorchester, A.W. Badger, Surveyor, dated June 15, 1946, recorded with Suffolk Deeds, Book 6238, Page 211, bounded and described as follows:

Beginning at a point in the Easterly line of Beach Street at the Southwesterly corner of the granted premises and at the Northwesterly corner of Lot B shown on said plan and running

EASTERLY on said Lot B, seventy-six and 70/100 (76.70) feet to land now or late of Battles; thence

NORTHERLY         on land of said Battles, forty-one and 64/100 (41.64) feet;
                  thence

WESTERLY          eighty-nine and 10/100 (89.10) feet to Beach Street; thence

SOUTHERLY         on Beach Street, sixty-one (61) feet to the point of
                  beginning.

Containing 4,237 square feet of land according to said plan.


PARCEL IV ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the easterly sideline of Beach Street, said point being distant S16(degree) 26'15"W, 124.50 feet from the southerly sideline of Freeport Street.

Thence running S60(degree) 25'48"E, along other lands of Grantee, 89.50 feet to a point at lands of local #103 I.B.E.W. Building Corp.;

Thence running S30(degree) 51'51"W, along lands of Local #103 I.B.E.W. Building Corp., 41.64 feet to a point;

Thence running N73(degree) 48'54"W, along other lands of Grantee, 76.79 feet to a point on easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along easterly sideline of Beach Street,
61.00 feet to point of commencement.

Parcel IV has an area of 4,205 square feet (0.097 acres).

PARCEL V
--------
The following four described parcels of land:

Parcel One (V-1)

A certain parcel of land situated in said Dorchester, District of said Boston, being shown as lot F on a plan recorded with Suffolk Registry of Deeds in Book 2236, Page 133, bounded and described according to said plan as follows:

SOUTHWESTERLY     by Lot C, fifty and 12/100 (50.12) feet;

NORTHWESTERLY     by Lot E, eight-eight and 61/100 (88.61) feet;

NORTHEASTERLY     partly of land now or formerly of Moulton and partly on land of William Pope, Trustee, eighty-six and 95/100 (86.95) feet;
                  and

SOUTHEASTERLY     by land now or formerly of F.H. Abbott, ninety-five and 88/100
                  (95.88) feet.

PARCEL V-1 ALSO IS DESCRIBED AS FOLLOWS:

Commencing at the northwest corner of the herein described parcel at the northeast corner of Parcel V-2 as elsewhere described;

Thence running S73(degree) 39'17"E, along other lands of Grantee and along lands of Local #103 I.B.E.W. Building Corp., 86.95 feet to a point at lands of Helen
G. West;

Thence running S38(degree) 44'26"W, along lands of Helen G. West and Nancy A. Cannon and crossing the end of a private way called Harrison Park, 95.88 feet to a point;

Thence running N73(degree) 25'17"W, along other lands of Grantee and along southerly sideline of said Harrison Park, 50.13 feet to a point at southeast corner of said Parcel V-2;

Thence running N16(degree) 09'33"E, along other lands of Grantee (Parcel V-2) and crossing said Harrison Park, 88.44 feet to point of commencement.

Parcel V-1 has an area of 6,071 square feet (0.139 acres) and contains a portion of a private way called Harrison Park.

Parcel Two V-2)
---------------
A certain parcel of land situated in said Dorchester district of said Boston, being shown as Lot E on said plan, and bounded and described according to said plan as follows:

SOUTHWESTERLY     by the Southerly line of Harrison Park, fifty-three and 96/100
                  (53.96) feet;

NORTHWESTERLY     by Lot D, eighty-eight and 32/100 (88.32) feet;

NORTHEASTERLY     by land now or formerly of Moulton, fifty-four and 18/100
                  (54.18) feet; and

SOUTHEASTERLY     by Lot F, eighty-eight and 61/100 (88.61) feet.

PARCEL V-2 ALSO IS DESCRIBED AS FOLLOWS:

Commencing at the northwest corner of the herein described premises - said point being the northeast corner of Parcel V-4 as elsewhere described;

Thence running S73(degree) 39'17"E, along other lands of Grantee, 54.18 feet to a point;

Thence running S16(degree) 09'33"W, along other lands of Grantee, and crossing a private way named Harrison Park, 88.44 feet to a point;

Thence running N73(degree) 25'17"W, along other lands of Grantee and along southerly limit of said Harrison Park, 53.96 feet to a point at the southeast corner of Parcel V-4 as elsewhere described;

Thence running N16(degree) 00'56"E, along other lands of Grantee (Parcel V-4) and crossing said Harrison Park, 88.23 feet to a point of commencement.

Parcel V-2 has an area of 4,776 square feet (0.110 acres), and contains a portion of a private way called Harrison Park.

Parcel Three (V-3)
------------------
A certain parcel of land with the buildings thereon situated in Boston, in that part called Dorchester, at harrison Square, and being shown on a plan entitled "Plan of Estate Wm. Pope, Dec'd., situated at Harrison Sq., Dorchester," drawn April 5, 1865, by L. Briggs, Surveyor, recorded with Suffolk Deeds, Book 1401, Page 250, bounded and described as follows:

NORTHWESTERLY     by Beach Street, one hundred fifty-six and 5/10 (156.5) feet;

NORTHEASTERLY     by land formerly of Nathan P. Prescott now or late of Bradley, about one hundred forty (140) feet;

SOUTHEASTERLY     by land now or late of Sarah A.F. Pope, about one hundred
                  twenty (120) feet; and

SOUTHWESTERLY     by land now or late of Otis Shepard, about one hundred
                  twenty-seven (127) feet.

PARCEL V-3 ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the easterly sideline of Beach Street in Dorchester, Massachusetts - said point being S16(degree) 26'15"W, 224.50 feet from southerly line of Freeport Street;

Thence running S58(degree) 33'31"E, along other lands of Grantee, 139.80 feet to a point at lands of Local #103, I.B.E.W. Building Corp.;

Thence running S20(degree) 15'52"W, along lands of Local #103, I.B.E.W. Building Corp., 120.37 feet to a point;

Thence running N73(degree) 39'17"W, along other lands of Grantee, 127.00 feet to a point on the easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along said sideline of Beach Street, 156.50 feet to a point of commencement.

Parcel V-3 has an area of 18,192 square feet (0.418 acres).

Parcel Four (V-4)
-----------------
The land in the Dorchester District of said Boston with the buildings thereon, numbered 1 and 2 Harrison Park, and being the lot marked D on a plan by William
H. Whitney, C.E., dated October 21, 1893, copies May 11, 1897 and recorded with Suffolk Deeds, Book 2236, Page 132, and bounded and described as follows:

NORTHWESTERLY     on Beach Street, eighty-seven and 97/100 (87.97) feet;

NORTHEASTERLY     on land now or formerly of F.A. Moulton, sixty-one and 94/100
                  (61.94) feet;

SOUTHEASTERLY     by Lot E on said plan, eighty-eight and 32/100 (88.32) feet;
                  and

SOUTHWESTERLY     by Lot C on said plan, sixty-two and 59/100 (62.59) feet.

PARCEL V-4 ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the easterly sideline of Beach Street in Dorchester Massachusetts -said point being distant S16(degree) 26'15"W, 381.00 feet from the southerly sideline of Freeport Street;

Thence running S73(degree) 39'17"E, along other lands of Grantee, 61.94 feet to a point;

Thence running S16(degree) 00'56"W, along other lands of Grantee, and crossing a private way called "Harrison Park", 88.23 feet to a point;

Thence running N73(degree) 25'18"W, along other lands of Grantee and along southerly sideline of Harrison Park, 62.59 feet to a point on the easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along said sideline of Beach Street and crossing the end of a private way named Harrison Park, 87.97 feet to point of commencement.

Parcel V-4 has an area of 5,485 square feet (0.126 acres) and contains a portion of a private way called Harrison Park.

PARCEL VI
---------
The land with the buildings thereon, situated in that part of said Boston, called Dorchester, being Lot B as shown on a Plan by A.W. Badger, Surv., dated June 15, 1946, duly recorded in Suffolk Deeds, Book 6238, Page 211, and bounded and described as follows:

NORTHWESTERLY     by Beach Street, 39.00 feet;

NORTHERLY         by Lot A as shown on said Plan, 76.70 feet;

SOUTHEASTERLY     by land now or formerly of Battles, 8.36 feet;

NORTHEASTERLY     by the same, 78.40 feet;

SOUTHEASTERLY     again, by land now or formerly of Pope, 50.20 feet;

SOUTHWESTERLY     by land or formerly of Faunce, 139.80 feet.

PARCEL VI ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the easterly sideline of Beach Street in Dorchester, Massachusetts - said point being distant S16(degree) 26'15"W, 185.50 feet from the southerly sideline of Freeport Street;

Thence running S73(degree) 48'54"E, along other lands of Grantee, 76.79 feet to a point;

Thence running S30(degree) 51'51"W, 11.36 feet to a point;

Thence running S61(degree) 12'08"E, 78.40 feet to a point;

Thence running S34(degree) 25'35"W, 50.20 feet to a point;

The prior three (3) courses running along lands of Local #103, I.B.E.W. Building Corp.;

Thence running N58(degree) 33'31"W, along other lands of Grantee, 139.80 feet to a point on easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along said sideline of Beach Street, 39.00 feet to point of commencement.

Parcel VI has an area of 7,074 square feet (0.162 acres).

PARCEL VII
----------
The land with the buildings thereon situated in that part of Boston which was formerly Dorchester, Suffolk County, Massachusetts, bounded and described as follows:

NORTHERLY         by Freeport Street, one hundred twenty and 72/100 (120.72)
                  feet;

EASTERLY by land now or formerly of Battles about one hundred eleven and 40/100 (111.40) feet

SOUTHERLY         by land now or formerly of Mahoney, about eighty-nine and
                  50/100 (89.50) feet; and

WESTERLY          by Beach Street, about one hundred twenty-four and 50/100
                  (124.50) feet.

PARCEL VII ALSO IS DESCRIBED AS FOLLOWS:

Commencing at the southeast corner of Beach and Freeport Streets in Boston (Dorchester) Mass.;

Thence running S59(degree) 39'40"E, 5.07 feet to a point;

Thence running S55(degree)34'00"E, 115.65 feet to a point at lands of Local #103 I.B.E.W. Building Corp.;

The prior two (2) courses running along the southerly sideline of Freeport
Street;

Thence running S30(degree) 51'51"W, along lands of Local #103, I.B.E.W. Building Corp., 111.40 feet to a point.

Thence running N60(degree) 25'48"W, along other lands of Grantee, 89.50 feet to a point on easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along said sideline of Beach Street, 124.50 feet to point of commencement.

Parcel VII has an area of 12,158 square feet (0.279 acres).

PARCEL VIII
-----------
Parcel One (VIII-Part 1)
-----------------------
The land with the buildings thereon situated on and now known as and numbered 22 Beach Street in that part of Boston, Suffolk County, Massachusetts, formerly Dorchester, and being Lot C-1 on a Plan of land by Marcello J. Guarino, Civil Engineer, dated October 7, 1955, recorded with Suffolk Registry of Deeds, Book 302, bounded and described as follows:

SOUTHWESTERLY     on said Plan, thirty-two and 49/100 (32.49) feet; thence
                  turning and running

SOUTHEASTERLY     by Lot C-2 on said plan and partly through the center of a common passageway eighty (80) feet long and eight (8) feet wide on said plan, one hundred fifty-three and 5/100 (153.5) feet, more or less, thence turning and running

NORTHEASTERLY     thirty-five (35) feet; thence turning and running

NORTHWESTERLY     by the southerly side of Harrison park, as shown on said plan, one hundred sixty-six and 67/100 (166.67) feet to the point of beginning.

PARCEL VIII-PART 1 ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the easterly sideline of Beach Street in Dorchester, Massachusetts at a distance of S16(degree) 26'15"W, 501.46 feet from the southerly sideline of Freeport Street;

Thence running S73(degree) 26'59"E, along other lands of Grantee, 153.40 feet to a point at lands of Nancy C. Cannon;

Thence running S38(degree) 44'26"W, along lands of Nancy C. Cannon and of John
F. Corrigan et al., 64.35 feet to a point at lands of Kevin L. Spry et al.;

Thence running N74(degree) 19'08"W, along lands of Kevin L. Spry et al., 128.99 feet to a point on easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along said sideline of Beach Street, 61.54 feet to point of commencement.

Parcel VIII-Part I has an area of 8,539 square feet (0.196 acres).

Parcel Two (VIII-Part 2)
------------------------
The land with the buildings thereon situated in that part of Boston, Suffolk County, Massachusetts, known as Dorchester, with the building thereon numbered 24 Beach Street, being Lot C-2 on a plan by marcello J. Guarino, Civil Engineer, dated October 27, 1955, recorded in Suffolk Registry of Deeds, bounded and described as follows:

Starting at a point on the Easterly sideline of Beach Street at a distance of
32.49 feet Southerly, from the intersection of the Easterly sideline of Beach Street, and the Southerly sideline of Harrison Road.

Thence running Southeasterly by Lot C-1 on said plan and partly through the center of a common passageway 80 feet long and 8 feet wide on said plan, 153.5 feet more or less;

Thence turning and running Southwesterly, 64.35 feet;

Thence turning and running Northwesterly, 128.99 feet to the Easterly sideline of Beach Street;

Thence turning and running Northeasterly by said Easterly sideline of Beach Street, 61.54 feet to the point of beginning.


PARCEL VIII-PART 2 ALSO IS DESCRIBED AS FOLLOWS:

Commencing at a point on the easterly sideline of Beach Street in Dorchester, Massachusetts at a distance of S16(degree) 26'15"W, 468.97 feet from the southerly sideline of Freeport Street;

Thence running S73(degree) 25'18"E, along other lands of Grantee, and along southerly limit of a private way called Harrison Park, 166.68 feet to a point at lands of Nancy A. Cannon;

Thence running S38(degree) 44'26"W, along lands of Nancy A. Cannon 35.00 feet to a point;

Thence running N73(degree) 26'59"W, along other lands of Grantee, 153.40 feet to a point on easterly sideline of Beach Street;

Thence running N16(degree) 26'15"E, along said sideline of Beach Street, 32.49 feet to a point of commencement.

Parcel VIII-Part 2 has an area of 5.193 square feet (0.119 acres).

PARCELS IV, V-1, V-2, V-3, V-4, VI, VII, VIII-PART 1 and VIII-PART 2, COMBINED,
----------  ---- ---- ---- ---- -- ---- ------------     -----------  --------
ALSO ARE DESCRIBED AS FOLLOWS:
-----------------------------
PARCEL #2
---------

Commencing at a point on southeasterly corner of Freeport Street and Beach Street in Boston (Dorchester) Massachusetts;

Thence running S59(degree) 39'40"E, 5.07 feet to a point;

Thence running S55(degree) 34'00"E, 115.65 feet to a point at lands of Local #103, I.B.E.W. Building Corporation;

The prior two (2) courses running along Southerly sideline of Freeport Street;

Thence running S30(degree) 51'51"W, 164.50 feet to a point;

Thence running S61(degree) 12'08"E, 78.40 feet to a point;

Thence running S34(degree) 25'35"W, 50.20 feet to a point;

Thence running S20(degree) 15'52"W, 120.37 feet to a point;

Thence running S73(degree) 39'17"E, 76.07 feet to a point at lands of Helen G. West;

The prior five (5) courses running along lands of Local #103, I.B.E.W. Building Corporation;

Thence running S38(degree) 44'26"W, along lands of Helen G. West, Nancy A. Cannon and John F Corrigan et al., 195.23 feet to corner at lands of Kevin L. Spry;

Thence running N74(degree) 19'08"W, along lands of Kevin L. Spry, 128.99 feet to a point on the Easterly sideline of Beach Streets;

Thence running N16(degree) 26'15"E, along said Easterly sideline, 563.00 feet to a point of commencement.

Parcel #2 has an area of 7,693 square feet (1.646 acres).


                               [End of Exhibit 1]

                                    EXHIBIT 2

                                       TO

                  DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES

                             AND SECURITY AGREEMENT


                             Permitted Encumbrances

1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the Premises on the date this Mortgage is recorded.

3.    Zoning ordinances, if any.


                               [End of Exhibit 2]

                                  EXHIBIT C-7

                            ------------------------

                                    FORM OF
                             CLOSING DATE MORTGAGE
                            (Canton, Massachusetts)

                            ------------------------

================================================================================

                                STONERIDGE, INC.
                                as the Mortgagor

                                       To

                               NATIONAL CITY BANK
                             as the Collateral Agent

                          ----------------------------

                             DEED OF FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

                           ---------------------------

              Relating to Property Located at Canton, Massachusetts

================================================================================

                DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

      THIS DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) The Mortgagor claims title to the Land (as hereinafter defined) through an instrument recorded in Volume ____, Page _____ et seq. of the official real estate records of _____ County, Massachusetts.

      (C) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (D) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (E) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (F) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (G) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (H) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, upon the terms and conditions of this Mortgage, with power of sale, including STATUTORY POWER OF SALE (as provided in Chapter 183, ss. 21 of the Massachusetts General Laws), and with MORTGAGE COVENANTS (as provided in Chapter 183, ss. 19 of the Massachusetts General Laws), each and all of the real properties and interests in real properties, and further grants to the Collateral Agent a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "Premises").

                                GRANTING CLAUSES

            All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                              GRANTING CLAUSE FIRST
                                      Land

            All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "Land").

                             GRANTING CLAUSE SECOND
                                  Improvements

            All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "Improvements").

                              GRANTING CLAUSE THIRD
                             Fixtures and Equipment

            Without limitation of the foregoing Granting Clauses, (i) all "fixtures" (as defined in the Uniform Commercial Code of the State in which the Premises are located), (ii) all "equipment" (as defined in the Uniform Commercial Code of the State in which the Premises are located),
      (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Premises are located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following:
      (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds; (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems; (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems;
      (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures; (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies; (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings; (32) all repair and maintenance equipment;
      (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving;
      (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment;
      (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators; (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums; (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies;
      (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "Fixtures and Equipment").

                             GRANTING CLAUSE FOURTH
            Permits, Licenses and Franchises and General Intangibles

            Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Premises, or with respect to the ownership, construction or operation of the Premises, and all "general intangibles" (as defined in the Uniform Commercial Code of the State in which the Premises are located) relating in any way to the Premises or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.

                              GRANTING CLAUSE FIFTH
                    Leasehold and Other Contractual Interests

            All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     Assignment of Rents, Income and Profits

            All rents, income, profits, proceeds and any and all cash collateral to be derived from the Premises, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Premises, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Premises, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                             GRANTING CLAUSE SEVENTH
                        Other and After Acquired Property

            Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.

                             GRANTING CLAUSE EIGHTH
                               Proceeds and Awards

            All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

      TO HAVE AND TO HOLD the Premises unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

      The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property Collateral" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Premises.

      It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder or County Clerk where the Premises (including such fixtures) are situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

      If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

      The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "Secured Obligations"), for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

      (a) $100,000,000 aggregate principal amount of Revolving Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (b) $150,000,000 aggregate principal amount of Term A Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (c) $175,000,000 aggregate principal amount of Term B Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2005, with interest thereon as provided in the Credit Agreement;

      (d) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $10,000,000;

      (e) all obligations and liabilities of the Mortgagor or any Subsidiary of the Mortgagor under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "Designated Hedge Obligations");

      (f) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Premises for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises, as provided in section 5301.233 of the Ohio Revised Code, and without limitation of the preceding provisions of this clause (f), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Premises or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises; and

      (g) all other liabilities, obligations and indebtedness of the Mortgagor, its Subsidiaries and Affiliates, and/or any other Credit Party, incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements, and the due performance and compliance by the Mortgagor, its Subsidiaries and Affiliates, and any other Credit Party with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, such other Credit Documents and the Designated Hedge Agreements;

but only to the extent that the total unpaid Secured Obligations, exclusive of liabilities and obligations referred to in the preceding clause (f), in the aggregate and exclusive of the interest on the Secured Obligations, does not exceed the maximum amount specified in this Mortgage, which is $500,000,000, and as security for the payment of the Secured Obligations, the Mortgagor has granted to the Collateral Agent hereunder a lien against the Premises. In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Mortgagor or any of its Subsidiaries or Affiliates; provided, however, that the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $500,000,000, plus interest thereon and any advances or disbursements made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements. Any such further loans or advances or other extensions of credit, with interest, shall be secured by this Mortgage.

      PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Premises shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

      The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:

      SECTION 1. PAYMENT OF SECURED OBLIGATIONS, PERFORMANCE OF OBLIGATIONS,
                 ETC.

      (a) Payment of Secured Obligations. The Mortgagor shall pay or cause to be paid the principal of and interest on the Loans and all other amounts included in the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements.

      (b) Performance of Other Obligations. The Mortgagor will keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in the other Credit Documents or the Designated Hedge Agreements which are binding on or otherwise applicable to the Mortgagor.

      (c) Waiver of Acceptance, etc. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

      SECTION 2. TITLE TO PREMISES, PROTECTION OF LIEN OF MORTGAGE, ETC.

      (a) Title to Premises, etc. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Premises as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Premises, subject only to Permitted Encumbrances; and (v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

      (b) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Premises, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

      SECTION 3. TAXES AND IMPOSITIONS.

      (a) Taxes on the Premises. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

      (b) Receipts. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

      (c) Income and Other Taxes. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Credit Document or Designated Hedge Agreement, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

      (d) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, then, and in such event, the

Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

      (e) Right to Contest Impositions. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

      SECTION 4. TAX AND INSURANCE DEPOSITS.

      (a) Amount of Deposits. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Premises, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

      (b) Use of Deposits. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and provided, further, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

      (c) Transfer of Mortgage. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

      (d) Transfer of Premises. A permissible transfer of record title to the Premises shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Premises, and no other person shall have any right or claim thereto in any event.

      (e) Depository. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

      SECTION 5. LIENS AND LIABILITIES.

      (a) Discharge of Mechanic's Liens, etc. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

      (b) Creation of Liens. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Premises, prior to, on a parity with or subordinate to the lien of this Mortgage, other than the following ("Permitted Encumbrances"): (i) the lien of this Mortgage; (ii) the Permitted Liens (as defined in the Credit Agreement); and (iii) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Premises without such consent, the Mortgagor will promptly cause the same to be discharged and released.

      (c) No Consent of Collateral Agent to Liens to be Implied. Nothing in the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises.

      (d) Right to Contest. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.

      SECTION 6. TRANSFERS AND MERGERS; LEASES, ETC.

      The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Premises or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Premises to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, except to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

      SECTION 7. MAINTENANCE; ALTERATIONS; REPAIR OR RESTORATION OF LOSS OR
                 DAMAGE CAUSED BY CASUALTY; PREPAYMENT UPON EVENT OF LOSS.

      (a) Repair and Maintenance. The Mortgagor will operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Premises, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Premises or otherwise necessary so that the Premises will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Premises or suffer waste to be committed thereon.

      (b) Replacement of Fixtures and Equipment. The Mortgagor will keep the Premises fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Premises any item of the Fixtures and Equipment covered by this Mortgage unless (i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

      (c) Alterations of Improvements, etc. No buildings, structures or other substantial Improvements on the Premises shall be altered in any material respect or demolished or removed by the Mortgagor, provided that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Premises or the uses or utility of the Premises; or (ii) such alterations are required by applicable law, rule or regulation.

      (d) Event of Loss, etc. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will (i) if the same constitutes an Event of Loss requiring prepayment of any of the Loans pursuant to section 5.2 of the Credit Agreement, so prepay such Loans as provided in the Credit Agreement, or (ii) otherwise repair, replace or restore the Improvements and/or Fixtures and Equipment to the condition in which they are required to be maintained hereunder immediately prior to such damage, loss or destruction

      SECTION 8. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS, ETC.

      (a) Compliance with Laws, etc. The Mortgagor covenants that the Premises will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

            (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Premises or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "Access Laws"); and

            (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral; .

other than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

      (b) Alterations Affecting Compliance with Access Laws. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

      (c) Notice of Violation of Access Laws. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      (d) Licenses and Permits, etc. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

      (e) Flood Hazards; Utilities; Streets. The Mortgagor represents and warrants that (i) the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

      (f) Zoning; Title Matters. The Mortgagor will not (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (g) Insurance Requirements. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Premises which is maintained in accordance with section 10.

      SECTION 9. ENVIRONMENTAL MATTERS.

      (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) reaffirms its representations contained in section 7.13 of the Credit Agreement, (ii) covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by it with Environmental Laws and notice by it and indemnification by it of Environmental Claims, including, without limitation, the covenants contained in section 8.8 of the Credit Agreement and the indemnification obligations contained in section
12.1 of the Credit Agreement; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 12.1(g) of the Credit Agreement.

      (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "Default Rate"), until paid in full.

      (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Premises or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

      SECTION 10. INSURANCE.

      (a) Required Insurance. The Mortgagor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), provided that in any event the Mortgagor will maintain:

            (i) All Risk Extended Coverage Insurance: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Premises by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (ii) Flood Insurance: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; provided that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                  (C) provide for a deductible or self-insurance retention of an amount reasonably acceptable to the Collateral Agent; and

                  (D) comply with any additional requirements of the National
            Flood Insurance Program as set forth in such Act;

            (iii) Commercial General Liability Insurance: insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured,

                  (B) provide coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, plus umbrella coverage of not less than $3,000,000; and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (iv) Workers' Compensation Insurance: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

            (v) Business Interruption Insurance: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

            (vi) Other Insurance: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Premises is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Premises, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

      (b) Proceeds of Insurance. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Premises, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (i) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (ii) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (iii) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (c) Power of Attorney. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Premises in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

      SECTION 11. CONDEMNATION.

      (a) Condemnation. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Premises, are hereby assigned to the Collateral Agent. If case of any such proceedings, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized, at its option, to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (A) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (B) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (C) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (b) Further Assurances. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

      (c) Installment Payment of Secured Obligations Not Impaired. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay installments on the Secured Obligations owed by it and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.

      SECTION 12. RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS ON BEHALF OF
                  MORTGAGOR, ETC.

      (a) Right of Collateral Agent to Make Payments, etc. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Premises whenever necessary for the purpose of inspecting the Premises and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Premises for the sum so paid plus interest at the Default Rate.

      (b) Collateral Agent Protected; Further Rights, etc. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Premises, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.

      SECTION 13. SECURITY AGREEMENT PROVISIONS.

      This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

      (a) grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

      (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

      (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, except in compliance with the requirements of section 9.2 of the Credit Agreement;

      (d) agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

      (e) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

      (f) acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

      SECTION 14. FILINGS AND RECORDINGS.

      The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

      SECTION 15. RIGHT OF SETOFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, any other Credit Documents or any Designated Hedge Agreement, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 12.4(c) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Credit Document or any

Designated Hedge Agreement, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.

      SECTION 16. EVENTS OF DEFAULT.

      Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("Event of Default") under this Mortgage.

      SECTION 17. REMEDIES.

      If an Event of Default, under and as defined in section 16 of this Mortgage, has occurred and is continuing:

            (a) The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity.

            (b) Without limitation of the foregoing or any of the other provisions of this section 17, the Collateral Agent shall have, in addition to all other rights and remedies hereunder, the STATUTORY POWER OF SALE (as provided in Chapter 183, ss. 21 of the Massachusetts General
      Laws).

            (c) To the extent permitted by applicable law, the Collateral Agent may enter upon the Premises or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Premises and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Premises and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Premises and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Premises, awards made for the taking of or injury to the Premises through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Premises or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

            (d) To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Premises in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Premises pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Premises together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

            (e) The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Premises or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Premises at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

            (f) The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

      SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS; MORTGAGOR
                  LIABLE FOR DEFICIENCY, ETC.

      (a) Costs of Enforcement; Application of Proceeds. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Premises or any part or portion thereof, the proceeds thereof shall be applied as follows:

            (1) first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

            (2) second, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

            (3) third, to the extent proceeds remain after the application pursuant to preceding clause (2), an amount equal to the outstanding Secured Obligations shall be applied by the Collateral Agent to the Secured Obligations in such amount and order of priority as may be provided in section 10.3 of the Credit Agreement; and

            (4) fourth, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3) and payment in full of the Secured Obligations which are secured hereby, to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

      (b) Mortgagor Liable for Deficiency. It is understood that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Premises and the amount of the sum referred to in the foregoing clauses (1) and (2) and (y) the aggregate outstanding amount of the Secured Obligations.

      SECTION 19. RECEIVER.

      In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Premises as a matter of right, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Premises. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

      SECTION 20. LIABILITY OF MORTGAGOR NOT AFFECTED.

      No sale of the Premises, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

      SECTION 21. REMEDIES CUMULATIVE.

      Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

      SECTION 22. COLLATERAL AGENT SUBROGATED TO PRIOR LIENS PAID OUT OF LOAN
                  PROCEEDS.

      Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

      SECTION 23. FURTHER ASSURANCES.

      The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

      SECTION 24. MORTGAGOR'S OBLIGATIONS ABSOLUTE.

      The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Mortgagor or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Mortgagor or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Mortgagor or any of its Subsidiaries;

            (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagor or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

            (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Mortgagor or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      SECTION 25. NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      SECTION 26. DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

      (a) Discharge of Mortgage. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

      (b) Release of Collateral. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, provided that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 12.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

      (c) Request for Release; Effect of Release. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Premises pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Premises is released as provided in paragraph (a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Premises and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Premises as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Premises by it as permitted by this section. Upon any release of all or any part of the Premises pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

      SECTION 27. MISCELLANEOUS.

      (a) Acknowledgment of Receipt of Copies of Credit Documents. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Credit Document executed and delivered on or prior to the date hereof.

      (b) Indemnification. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

      (c) Subsequent Services of Counsel to Collateral Agent. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

      (d) No Partnership or Joint Venture. Neither this Mortgage, the Credit Agreement, the Notes, any other Secured Obligations, any of the other Credit Documents, or any of the Designated Hedge Agreements, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

      (e) Election of Collateral Agent to Subordinate. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Premises upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

      (f) Waiver of Homestead and Exemption Rights, etc. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

      (g) Covenants Run with the Land. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

      (h) Usury Savings Clause. All agreements in the Credit Agreement, in the Notes, in this Mortgage, in any other Credit Document or in any Designated Hedge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, of any other Credit Document or of any Designated Hedge Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Credit Documents or any Designated Hedge Agreement as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

      (i) Governing Law; Successors and Assigns; Severability, etc. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Premises, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (j) No Modification. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Mortgage, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders and
(y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (k) Agency Provisions. By accepting the benefits of this Mortgage, each Lender acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

      (l) Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

      (m) Waiver of Trial By Jury. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (n) Time of Essence. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

      (o) STATUTORY CONDITION. This Mortgage is upon the STATUTORY CONDITION and also upon the other conditions herein set forth, all of which shall be binding on the Mortgagor and those claiming under the Mortgagor. For the breach of the aforesaid STATUTORY CONDITION or any of the other conditions herein set forth, the Collateral Agent or any subsequent holder of this Mortgage shall have the STATUTORY POWER OF SALE in addition to any other remedy or remedies provided herein.

      (p) Counterparts. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.

Signed and acknowledged                     STONERIDGE, INC.
in the presence of:

                                            By:
--------------------                            ----------------------------
Print Name:                                     Kevin P. Bagby
                                                Vice President--Finance
                                                and Chief Financial Officer


--------------------
Print Name:

STATE OF OHIO              )
                           ) SS.:
COUNTY OF CUYAHOGA         )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named STONERIDGE, INC., an Ohio corporation, by Kevin P. Bagby, its Vice President--Finance and Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of December, 1998.


                                                 ---------------------------
                                                        Notary Public

[Notarial Seal]


This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                                       TO
                  DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

The following described real estate, to-wit:

                                LEGAL DESCRIPTION
                              CANTON MASSACHUSETTS

that certain parcel of land in Canton, Norfolk County, Massachusetts, shown as Lot 41 on the plan entitled "Subdivision Plan of Land Being a Subdivision of Lot 37 Shown on Land Court Plan No. 37081N, Canton, Mass.", prepared by Harry R. Feldman, Inc., dated October 24, 1994, stamped "Approval Under Subdivision Control Law Not Required" by the Canton Planning Board on November 1, 1994.

                               [End of Exhibit 1]

                                   EXHIBIT 2
                                       TO
                  DEED OF FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

                             Permitted Encumbrances

1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the Premises on the date this Mortgage is recorded.

3.    Zoning ordinances, if any.

                               [End of Exhibit 2]

                                  EXHIBIT C-8

                            ------------------------

                                    FORM OF
                             CLOSING DATE MORTGAGE
                            (Canton, Massachusetts)

                            ------------------------

================================================================================

                                STONERIDGE, INC.
                                as the Mortgagor

                                       To

                               NATIONAL CITY BANK
                             as the Collateral Agent

                          ----------------------------

                            OPEN-END FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

                           ---------------------------

                   Relating to Property Located in Kent, Ohio

================================================================================

                OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

      THIS OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (C) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (D) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (E) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (F) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (G) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, upon the terms and conditions of this Mortgage, with power of sale, each and all of the real properties and interests in real properties, and further grants to the Collateral Agent a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "Premises").

                                GRANTING CLAUSES

            All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                              GRANTING CLAUSE FIRST
                                      Land

            All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "Land").

                             GRANTING CLAUSE SECOND
                                  Improvements

            All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "Improvements").

                              GRANTING CLAUSE THIRD
                             Fixtures and Equipment

            Without limitation of the foregoing Granting Clauses, (i) all "fixtures" (as defined in the Uniform Commercial Code of the State in which the Premises are located), (ii) all "equipment" (as defined in the Uniform Commercial Code of the State in which the Premises are located),
      (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Premises are located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following:
      (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds; (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems;
      (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems; (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures;
      (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies; (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings;
      (32) all repair and maintenance equipment; (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving; (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment; (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators; (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums; (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies;
      (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "Fixtures and Equipment").

                             GRANTING CLAUSE FOURTH
            Permits, Licenses and Franchises and General Intangibles

            Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Premises, or with respect to the ownership, construction or operation of the Premises, and all "general intangibles" (as defined in the Uniform Commercial Code of the State in which the Premises are located) relating in any way to the Premises or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.

                              GRANTING CLAUSE FIFTH
                    Leasehold and Other Contractual Interests

            All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     Assignment of Rents, Income and Profits

            All rents, income, profits, proceeds and any and all cash collateral to be derived from the Premises, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Premises, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Premises, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                             GRANTING CLAUSE SEVENTH
                        Other and After Acquired Property

            Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.

                             GRANTING CLAUSE EIGHTH
                               Proceeds and Awards

            All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

      TO HAVE AND TO HOLD the Premises unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

      The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property Collateral" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Premises.

      It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder or County Clerk where the Premises (including such fixtures) are situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

      If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

      The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "Secured Obligations"), for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

      (a) $100,000,000 aggregate principal amount of Revolving Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (b) $150,000,000 aggregate principal amount of Term A Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (c) $175,000,000 aggregate principal amount of Term B Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2005, with interest thereon as provided in the Credit Agreement;

      (d) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $10,000,000;

      (e) all obligations and liabilities of the Mortgagor or any Subsidiary of the Mortgagor under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "Designated Hedge Obligations");

      (f) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Premises for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises, as provided in section 5301.233 of the Ohio Revised Code, and without limitation of the preceding provisions of this clause (f), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Premises or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises; and

      (g) all other liabilities, obligations and indebtedness of the Mortgagor, its Subsidiaries and Affiliates, and/or any other Credit Party, incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements, and the due performance and compliance by the Mortgagor, its Subsidiaries and Affiliates, and any other Credit Party with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, such other Credit Documents and the Designated Hedge Agreements;

but only to the extent that the total unpaid Secured Obligations, exclusive of liabilities and obligations referred to in the preceding clause (f), in the aggregate and exclusive of the interest on the Secured Obligations, does not exceed the maximum amount specified in this Mortgage, which is $500,000,000, and as security for the payment of the Secured Obligations, the Mortgagor has granted to the Collateral Agent hereunder a lien against the Premises. In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Mortgagor or any of its Subsidiaries or Affiliates; provided, however, that the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $500,000,000, plus interest thereon and any advances or disbursements made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements. Any such further loans or advances or other extensions of credit, with interest, shall be secured by this Mortgage.

      PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Premises shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

      The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:

      SECTION 1. PAYMENT OF SECURED OBLIGATIONS, PERFORMANCE OF OBLIGATIONS,
                 ETC.

      (a) Payment of Secured Obligations. The Mortgagor shall pay or cause to be paid the principal of and interest on the Loans and all other amounts included in the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements.

      (b) Performance of Other Obligations. The Mortgagor will keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in the other Credit Documents or the Designated Hedge Agreements which are binding on or otherwise applicable to the Mortgagor.

      (c) Waiver of Acceptance, etc. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

      SECTION 2. TITLE TO PREMISES, PROTECTION OF LIEN OF MORTGAGE, ETC.

      (a) Title to Premises, etc. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Premises as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Premises, subject only to Permitted Encumbrances; and
(v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

      (b) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Premises, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

      SECTION 3. TAXES AND IMPOSITIONS.

      (a) Taxes on the Premises. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

      (b) Receipts. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

      (c) Income and Other Taxes. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Credit Document or Designated Hedge Agreement, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

      (d) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, then, and in such event, the Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

      (e) Right to Contest Impositions. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

      SECTION 4. TAX AND INSURANCE DEPOSITS.

      (a) Amount of Deposits. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Premises, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

      (b) Use of Deposits. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and provided, further, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

      (c) Transfer of Mortgage. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

      (d) Transfer of Premises. A permissible transfer of record title to the Premises shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Premises, and no other person shall have any right or claim thereto in any event.

      (e) Depository. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

      SECTION 5. LIENS AND LIABILITIES.

      (a) Discharge of Mechanic's Liens, etc. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

      (b) Creation of Liens. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Premises, prior to, on a parity with or subordinate to the lien of this Mortgage, other than the following ("Permitted Encumbrances"): (i) the lien of this Mortgage; (ii) the Permitted Liens (as defined in the Credit Agreement); and (iii) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Premises without such consent, the Mortgagor will promptly cause the same to be discharged and released.

      (c) No Consent of Collateral Agent to Liens to be Implied. Nothing in the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises.

      (d) Right to Contest. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.

      SECTION 6. TRANSFERS AND MERGERS; LEASES, ETC.

      The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Premises or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Premises to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, except to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

      SECTION 7. MAINTENANCE; ALTERATIONS; REPAIR OR RESTORATION OF LOSS OR
                 DAMAGE CAUSED BY CASUALTY; PREPAYMENT UPON EVENT OF LOSS.

      (a) Repair and Maintenance. The Mortgagor will operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Premises, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Premises or otherwise necessary so that the Premises will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Premises or suffer waste to be committed thereon.

      (b) Replacement of Fixtures and Equipment. The Mortgagor will keep the Premises fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Premises any item of the Fixtures and Equipment covered by this Mortgage unless (i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

      (c) Alterations of Improvements, etc. No buildings, structures or other substantial Improvements on the Premises shall be altered in any material respect or demolished or removed by the Mortgagor, provided that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Premises or the uses or utility of the Premises; or (ii) such alterations are required by applicable law, rule or regulation.

      (d) Event of Loss, etc. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will (i) if the same constitutes an Event of Loss requiring prepayment of any of the Loans pursuant to section 5.2 of the Credit Agreement, so prepay such Loans as provided in the Credit Agreement, or (ii) otherwise repair, replace or restore the Improvements and/or Fixtures and Equipment to the condition in which they are required to be maintained hereunder immediately prior to such damage, loss or destruction

      SECTION 8. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS, ETC.

      (a) Compliance with Laws, etc. The Mortgagor covenants that the Premises will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

            (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Premises or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "Access Laws"); and

            (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral; . other than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

      (b) Alterations Affecting Compliance with Access Laws. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property

Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

      (c) Notice of Violation of Access Laws. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      (d) Licenses and Permits, etc. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

      (e) Flood Hazards; Utilities; Streets. The Mortgagor represents and warrants that (i) the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

      (f) Zoning; Title Matters. The Mortgagor will not (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (g) Insurance Requirements. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Premises which is maintained in accordance with section 10.

      SECTION 9. ENVIRONMENTAL MATTERS.

      (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) reaffirms its representations contained in section 7.13 of the Credit Agreement, (ii) covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by it with Environmental Laws and notice by it and indemnification by it of Environmental Claims, including, without limitation, the covenants contained in section 8.8 of the Credit Agreement and the indemnification obligations contained in section
12.1 of the Credit Agreement; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 12.1(g) of the Credit Agreement.

      (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "Default Rate"), until paid in full.

      (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Premises or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

      SECTION 10. INSURANCE.

      (a) Required Insurance. The Mortgagor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), provided that in any event the Mortgagor will maintain:

            (i) All Risk Extended Coverage Insurance: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Premises by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (ii) Flood Insurance: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; provided that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                  (C) provide for a deductible or self-insurance retention of an amount reasonably acceptable to the Collateral Agent; and

                  (D) comply with any additional requirements of the National
            Flood Insurance Program as set forth in such Act;

            (iii) Commercial General Liability Insurance: insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured,

                  (B) provide coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, plus umbrella coverage of not less than $3,000,000; and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (iv) Workers' Compensation Insurance: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

            (v) Business Interruption Insurance: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

            (vi) Other Insurance: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Premises is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Premises, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

      (b) Proceeds of Insurance. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Premises, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (i) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (ii) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (iii) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (c) Power of Attorney. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Premises in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

      SECTION 11. CONDEMNATION.

      (a) Condemnation. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Premises, are hereby assigned to the Collateral Agent. If case of any such proceedings, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized, at its option, to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (A) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (B) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or
(C) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (b) Further Assurances. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

      (c) Installment Payment of Secured Obligations Not Impaired. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay installments on the Secured Obligations owed by it and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.

      SECTION 12. RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS ON BEHALF OF
                  MORTGAGOR, ETC.

      (a) Right of Collateral Agent to Make Payments, etc. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Premises whenever necessary for the purpose of inspecting the Premises and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Premises for the sum so paid plus interest at the Default Rate.

      (b) Collateral Agent Protected; Further Rights, etc. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Premises, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.

      SECTION 13. SECURITY AGREEMENT PROVISIONS.

      This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

      (a) grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

      (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

      (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, except in compliance with the requirements of section 9.2 of the Credit Agreement;

      (d) agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

      (e) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

      (f) acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

      SECTION 14. FILINGS AND RECORDINGS.

      The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

      SECTION 15. RIGHT OF SETOFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, any other Credit Documents or any Designated Hedge Agreement, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 12.4(c) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Credit Document or any Designated Hedge Agreement, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.

      SECTION 16. EVENTS OF DEFAULT.

      Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("Event of Default") under this Mortgage.

      SECTION 17. REMEDIES.

      If an Event of Default, under and as defined in section 16 of this Mortgage, has occurred and is continuing:

            (a) The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity.

            (b) To the extent permitted by applicable law, the Collateral Agent may enter upon the Premises or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Premises and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Premises and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Premises and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Premises, awards made for the taking of or injury to the Premises through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Premises or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

            (c) To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Premises in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Premises pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Premises together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

            (d) The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Premises or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Premises at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

            (e) The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

      SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS; MORTGAGOR
                  LIABLE FOR DEFICIENCY, ETC.

      (a) Costs of Enforcement; Application of Proceeds. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Premises or any part or portion thereof, the proceeds thereof shall be applied as follows:

            (1) first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

            (2) second, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

            (3) third, to the extent proceeds remain after the application pursuant to preceding clause (2), an amount equal to the outstanding Secured Obligations shall be applied by the Collateral Agent to the Secured Obligations in such amount and order of priority as may be provided in section 10.3 of the Credit Agreement; and

            (4) fourth, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3) and payment in full of the Secured Obligations which are secured hereby, to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

      (b) Mortgagor Liable for Deficiency. It is understood that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Premises and the amount of the sum referred to in the foregoing clauses (1) and (2) and (y) the aggregate outstanding amount of the Secured Obligations.

      SECTION 19. RECEIVER.

      In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the

Premises as a matter of right, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Premises. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

      SECTION 20. LIABILITY OF MORTGAGOR NOT AFFECTED.

      No sale of the Premises, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

      SECTION 21. REMEDIES CUMULATIVE.

      Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

      SECTION 22. COLLATERAL AGENT SUBROGATED TO PRIOR LIENS PAID OUT OF LOAN
                  PROCEEDS.

      Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

      SECTION 23. FURTHER ASSURANCES.

      The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

      SECTION 24. MORTGAGOR'S OBLIGATIONS ABSOLUTE.

      The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Mortgagor or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Mortgagor or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Mortgagor or any of its Subsidiaries;

            (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagor or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

            (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Mortgagor or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      SECTION 25. NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      SECTION 26. DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

      (a) Discharge of Mortgage. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

      (b) Release of Collateral. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, provided that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 12.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

      (c) Request for Release; Effect of Release. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Premises pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Premises is released as provided in paragraph (a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Premises and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Premises as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Premises by it as permitted by this section. Upon any release of all or any part of the Premises pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

      SECTION 27. MISCELLANEOUS.

      (a) Acknowledgment of Receipt of Copies of Credit Documents. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Credit Document executed and delivered on or prior to the date hereof.

      (b) Indemnification. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

      (c) Subsequent Services of Counsel to Collateral Agent. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

      (d) No Partnership or Joint Venture. Neither this Mortgage, the Credit Agreement, the Notes, any other Secured Obligations, any of the other Credit Documents, or any of the Designated Hedge Agreements, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

      (e) Election of Collateral Agent to Subordinate. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Premises upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

      (f) Waiver of Homestead and Exemption Rights, etc. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

      (g) Covenants Run with the Land. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

      (h) Usury Savings Clause. All agreements in the Credit Agreement, in the Notes, in this Mortgage, in any other Credit Document or in any Designated Hedge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, of any other Credit Document or of any Designated Hedge Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Credit Documents or any Designated Hedge Agreement as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

      (i) Governing Law; Successors and Assigns; Severability, etc. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Premises, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (j) No Modification. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Mortgage, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders and
(y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (k) Agency Provisions. By accepting the benefits of this Mortgage, each Lender acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this

Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

      (l) Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

      (m) Waiver of Trial By Jury. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (n) Time of Essence. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

      (o) Counterparts. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


Signed and acknowledged                     STONERIDGE, INC.
in the presence of:

                                            By:
--------------------                            ----------------------------
Print Name:                                     Kevin P. Bagby
                                                Vice President--Finance
                                                and Chief Financial Officer


--------------------
Print Name:

STATE OF OHIO              )
                           ) SS.:
COUNTY OF CUYAHOGA         )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named STONERIDGE, INC., an Ohio corporation, by Kevin P. Bagby, its Vice President--Finance and Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of December, 1998.


                                                 ---------------------------
                                                        Notary Public

[Notarial Seal]

This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                                       TO
                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

The following described real estate, to-wit:

                                LEGAL DESCRIPTION
                                   KENT, OHIO

The following described premises, situated in the City of Kent, County of Portage, and State of Ohio:

Situated in Lot 7 of Franklin Township, City of Kent, County of Portage, State of Ohio and being part of Block C of the Davey Industrial Park as recorded in Volume 18, Page 54 of the Portage County Records of Plats and further described as follows:

Beginning at the intersection of the centerlines of Franklin Avenue and Martinel Drive in the City of Kent;

Thence North 89(degree) 37' 00(degree) West along the centerline of Martinel Drive to a distance of 1121.10 feet to the intersection with the centerline of St. Clair Avenue;

Thence North 0(degree) 43' 00" East along the centerline of St. Clair Avenue a distance of 25.00 feet to a point.

Thence North 89(degree) 37' 00" West a distance of 25.00 feet to a point which is the true place of beginning;

Thence continuing North 89(degree) 37' 00" West a distance of 800.87 feet to a point on the east line of the Wheeling and Lake Erie Railroad Property;

Thence North 0(degree) 25' 45" East along the east line of the W. & L.E. Railroad Property a distance of 358.93 feet to an iron pipe;

Thence South 89(degree) 35' 00" East a distance of 802.87 feet to an iron pipe on the west line of St. Clair Avenue;

Thence South 0(degree) 43' 00" West along the west line of St. Clair Avenue a distance of 358.47 feet to the place of beginning and containing 6.603 acres of land as surveyed by LeRoy M. Satrom, Registered Surveyor No. 4226.

Be the same more or less but subject to all legal highways.

Subject to: an Easement from Davey Investment Co. to Ohio Edison Company, dated October 17, 1966, filed October 25, 1966 and recorded in Volume 799, Page 99 of the Portage County Deed Records; a Grant from Fred Hunsicker, et ux to Ohio Edison Co., dated April 23, 1931, filed June 9, 1931 and recorded in Volume 327, Page 576 of the Portage County Deed Records; a Grant from Fred Hunsicker, et ux to Ohio Telephone and Telegraph Co., dated June 16, 1930, filed August 5, 1930 and recorded in Volume 324, Page 468 of the Portage County Deed Records; a Grant from Sadie S. Hunsicker and Fred Hunsicker to the Ohio Telephone and Telegraph Company, dated October 25, 1921, filed August 26, 1922 and recorded in Volume 277, Page 432 of the Portage

County Deed Records; a Right of Way from F. B. Longcoy to The East Ohio Gas Company, dated August 29, 1908, filed January 18, 1909 and recorded in Volume 5, Page 441 of the Portage County Lease Records; and Davey Industrial Park recorded regulations.

                               [End of Exhibit 1]

                                   EXHIBIT 2

                                       TO

                 OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES

                             AND SECURITY AGREEMENT

                             Permitted Encumbrances

1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the premises on the date this Mortgage is recorded.

3.    Zoning ordinances, if any.

                               [End of Exhibit 2]

                                  EXHIBIT C-9

                            ------------------------

                                    FORM OF
                             CLOSING DATE MORTGAGE
                                 (Orwell, Ohio)

                            ------------------------

================================================================================

                                STONERIDGE, INC.
                                as the Mortgagor

                                       To

                               NATIONAL CITY BANK
                             as the Collateral Agent

                          ----------------------------

                            OPEN-END FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

                           ---------------------------

                  Relating to Property Located in Orwell, Ohio

================================================================================

                OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

      THIS OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (C) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (D) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (E) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (F) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (G) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, upon the terms and conditions of this Mortgage, with power of sale, each and all of the real properties and interests in real properties, and further grants to the Collateral Agent a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "Premises").

                                GRANTING CLAUSES

            All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                              GRANTING CLAUSE FIRST
                                      Land

            All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "Land").

                             GRANTING CLAUSE SECOND
                                  Improvements

            All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "Improvements").

                              GRANTING CLAUSE THIRD
                             Fixtures and Equipment

            Without limitation of the foregoing Granting Clauses, (i) all "fixtures" (as defined in the Uniform Commercial Code of the State in which the Premises are located), (ii) all "equipment" (as defined in the Uniform Commercial Code of the State in which the Premises are located),
      (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Premises are located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following:
      (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds; (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems;
      (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems; (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures;
      (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies; (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings;
      (32) all repair and maintenance equipment; (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving; (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment; (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators; (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums; (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies;
      (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "Fixtures and Equipment").

                             GRANTING CLAUSE FOURTH
            Permits, Licenses and Franchises and General Intangibles

            Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Premises, or with respect to the ownership, construction or operation of the Premises, and all "general intangibles" (as defined in the Uniform Commercial Code of the State in which the Premises are located) relating in any way to the Premises or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.

                              GRANTING CLAUSE FIFTH
                    Leasehold and Other Contractual Interests

            All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     Assignment of Rents, Income and Profits

            All rents, income, profits, proceeds and any and all cash collateral to be derived from the Premises, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Premises, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Premises, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                             GRANTING CLAUSE SEVENTH
                        Other and After Acquired Property

            Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.

                             GRANTING CLAUSE EIGHTH
                               Proceeds and Awards

            All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

      TO HAVE AND TO HOLD the Premises unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

      The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property Collateral" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Premises.

      It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder or County Clerk where the Premises (including such fixtures) are situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

      If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

      The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "Secured Obligations"), for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

      (a) $100,000,000 aggregate principal amount of Revolving Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (b) $150,000,000 aggregate principal amount of Term A Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (c) $175,000,000 aggregate principal amount of Term B Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2005, with interest thereon as provided in the Credit Agreement;

      (d) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $10,000,000;

      (e) all obligations and liabilities of the Mortgagor or any Subsidiary of the Mortgagor under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "Designated Hedge Obligations");

      (f) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Premises for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises, as provided in section 5301.233 of the Ohio Revised Code, and without limitation of the preceding provisions of this clause (f), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Premises or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises; and

      (g) all other liabilities, obligations and indebtedness of the Mortgagor, its Subsidiaries and Affiliates, and/or any other Credit Party, incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements, and the due performance and compliance by the Mortgagor, its Subsidiaries and Affiliates, and any other Credit Party with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, such other Credit Documents and the Designated Hedge Agreements;

but only to the extent that the total unpaid Secured Obligations, exclusive of liabilities and obligations referred to in the preceding clause (f), in the aggregate and exclusive of the interest on the Secured Obligations, does not exceed the maximum amount specified in this Mortgage, which is $500,000,000, and as security for the payment of the Secured Obligations, the Mortgagor has granted to the Collateral Agent hereunder a lien against the Premises. In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Mortgagor or any of its Subsidiaries or Affiliates; provided, however, that the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $500,000,000, plus interest thereon and any advances or disbursements made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements. Any such further loans or advances or other extensions of credit, with interest, shall be secured by this Mortgage.

      PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Premises shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

      The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:

      SECTION 1. PAYMENT OF SECURED OBLIGATIONS, PERFORMANCE OF OBLIGATIONS,
                 ETC.

      (a) Payment of Secured Obligations. The Mortgagor shall pay or cause to be paid the principal of and interest on the Loans and all other amounts included in the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements.

      (b) Performance of Other Obligations. The Mortgagor will keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in the other Credit Documents or the Designated Hedge Agreements which are binding on or otherwise applicable to the Mortgagor.

      (c) Waiver of Acceptance, etc. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

      SECTION 2. TITLE TO PREMISES, PROTECTION OF LIEN OF MORTGAGE, ETC.

      (a) Title to Premises, etc. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Premises as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Premises, subject only to Permitted Encumbrances; and
(v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

      (b) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Premises, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

      SECTION 3. TAXES AND IMPOSITIONS.

      (a) Taxes on the Premises. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

      (b) Receipts. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

      (c) Income and Other Taxes. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Credit Document or Designated Hedge Agreement, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

      (d) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, then, and in such event, the Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

      (e) Right to Contest Impositions. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

      SECTION 4. TAX AND INSURANCE DEPOSITS.

      (a) Amount of Deposits. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Premises, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

      (b) Use of Deposits. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and provided, further, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

      (c) Transfer of Mortgage. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

      (d) Transfer of Premises. A permissible transfer of record title to the Premises shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Premises, and no other person shall have any right or claim thereto in any event.

      (e) Depository. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

      SECTION 5. LIENS AND LIABILITIES.

      (a) Discharge of Mechanic's Liens, etc. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

      (b) Creation of Liens. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Premises, prior to, on a parity with or subordinate to the lien of this Mortgage, other than the following ("Permitted Encumbrances"): (i) the lien of this Mortgage; (ii) the Permitted Liens (as defined in the Credit Agreement); and (iii) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Premises without such consent, the Mortgagor will promptly cause the same to be discharged and released.

      (c) No Consent of Collateral Agent to Liens to be Implied. Nothing in the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises.

      (d) Right to Contest. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.

      SECTION 6. TRANSFERS AND MERGERS; LEASES, ETC.

      The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Premises or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Premises to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, except to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

      SECTION 7. MAINTENANCE; ALTERATIONS; REPAIR OR RESTORATION OF LOSS OR
                 DAMAGE CAUSED BY CASUALTY; PREPAYMENT UPON EVENT OF LOSS.

      (a) Repair and Maintenance. The Mortgagor will operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Premises, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Premises or otherwise necessary so that the Premises will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Premises or suffer waste to be committed thereon.

      (b) Replacement of Fixtures and Equipment. The Mortgagor will keep the Premises fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Premises any item of the Fixtures and Equipment covered by this Mortgage unless (i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

      (c) Alterations of Improvements, etc. No buildings, structures or other substantial Improvements on the Premises shall be altered in any material respect or demolished or removed by the Mortgagor, provided that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Premises or the uses or utility of the Premises; or (ii) such alterations are required by applicable law, rule or regulation.

      (d) Event of Loss, etc. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will (i) if the same constitutes an Event of Loss requiring prepayment of any of the Loans pursuant to section 5.2 of the Credit Agreement, so prepay such Loans as provided in the Credit Agreement, or (ii) otherwise repair, replace or restore the Improvements and/or Fixtures and Equipment to the condition in which they are required to be maintained hereunder immediately prior to such damage, loss or destruction

      SECTION 8. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS, ETC.

      (a) Compliance with Laws, etc. The Mortgagor covenants that the Premises will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

            (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Premises or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "Access Laws"); and

            (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral; .

other than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

         (b) Alterations Affecting Compliance with Access Laws. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property

Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

      (c) Notice of Violation of Access Laws. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      (d) Licenses and Permits, etc. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

      (e) Flood Hazards; Utilities; Streets. The Mortgagor represents and warrants that (i) the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

      (f) Zoning; Title Matters. The Mortgagor will not (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (g) Insurance Requirements. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Premises which is maintained in accordance with section 10.

      SECTION 9. ENVIRONMENTAL MATTERS.

      (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) reaffirms its representations contained in section 7.13 of the Credit Agreement, (ii) covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by it with Environmental Laws and notice by it and indemnification by it of Environmental Claims, including, without limitation, the covenants contained in section 8.8 of the Credit Agreement and the indemnification obligations contained in section
12.1 of the Credit Agreement; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 12.1(g) of the Credit Agreement.

      (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "Default Rate"), until paid in full.

      (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Premises or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

      SECTION 10. INSURANCE.

      (a) Required Insurance. The Mortgagor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), provided that in any event the Mortgagor will maintain:

            (i) All Risk Extended Coverage Insurance: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Premises by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (ii) Flood Insurance: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; provided that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                  (C) provide for a deductible or self-insurance retention of an amount reasonably acceptable to the Collateral Agent; and

                  (D) comply with any additional requirements of the National
            Flood Insurance Program as set forth in such Act;

            (iii) Commercial General Liability Insurance: insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured,

                  (B) provide coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, plus umbrella coverage of not less than $3,000,000; and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (iv) Workers' Compensation Insurance: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

            (v) Business Interruption Insurance: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

            (vi) Other Insurance: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Premises is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Premises, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

      (b) Proceeds of Insurance. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Premises, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (i) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (ii) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (iii) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (c) Power of Attorney. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Premises in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

      SECTION 11. CONDEMNATION.

      (a) Condemnation. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Premises, are hereby assigned to the Collateral Agent. If case of any such proceedings, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized, at its option, to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (A) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (B) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or
(C) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (b) Further Assurances. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

      (c) Installment Payment of Secured Obligations Not Impaired. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay installments on the Secured Obligations owed by it and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.

      SECTION 12. RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS ON BEHALF OF
                  MORTGAGOR, ETC.

      (a) Right of Collateral Agent to Make Payments, etc. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two Business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Premises whenever necessary for the purpose of inspecting the Premises and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Premises for the sum so paid plus interest at the Default Rate.

      (b) Collateral Agent Protected; Further Rights, etc. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Premises, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.

      SECTION 13. SECURITY AGREEMENT PROVISIONS.

      This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

      (a) grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

      (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

      (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, except in compliance with the requirements of section 9.2 of the Credit Agreement;

      (d) agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

      (e) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

      (f) acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

      SECTION 14. FILINGS AND RECORDINGS.

      The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

      SECTION 15. RIGHT OF SETOFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, any other Credit Documents or any Designated Hedge Agreement, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 12.4(c) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Credit Document or any Designated Hedge Agreement, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.

      SECTION 16. EVENTS OF DEFAULT.

      Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("Event of Default") under this Mortgage.

      SECTION 17. REMEDIES.

      If an Event of Default, under and as defined in section 16 of this Mortgage, has occurred and is continuing:

            (a) The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity.

            (b) To the extent permitted by applicable law, the Collateral Agent may enter upon the Premises or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Premises and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Premises and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Premises and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Premises, awards made for the taking of or injury to the Premises through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Premises or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

            (c) To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Premises in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Premises pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Premises together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

            (d) The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Premises or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Premises at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

            (e) The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

      SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS; MORTGAGOR
                  LIABLE FOR DEFICIENCY, ETC.

      (a) Costs of Enforcement; Application of Proceeds. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Premises or any part or portion thereof, the proceeds thereof shall be applied as follows:

            (1) first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

            (2) second, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

            (3) third, to the extent proceeds remain after the application pursuant to preceding clause (2), an amount equal to the outstanding Secured Obligations shall be applied by the Collateral Agent to the Secured Obligations in such amount and order of priority as may be provided in section 10.3 of the Credit Agreement; and

            (4) fourth, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3) and payment in full of the Secured Obligations which are secured hereby, to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

      (b) Mortgagor Liable for Deficiency. It is understood that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Premises and the amount of the sum referred to in the foregoing clauses (1) and (2) and (y) the aggregate outstanding amount of the Secured Obligations.

      SECTION 19. RECEIVER.

      In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the

Premises as a matter of right, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Premises. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

      SECTION 20. LIABILITY OF MORTGAGOR NOT AFFECTED.

      No sale of the Premises, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

      SECTION 21. REMEDIES CUMULATIVE.

      Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

      SECTION 22. COLLATERAL AGENT SUBROGATED TO PRIOR LIENS PAID OUT OF LOAN
                  PROCEEDS.

      Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

      SECTION 23. FURTHER ASSURANCES.

      The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

      SECTION 24. MORTGAGOR'S OBLIGATIONS ABSOLUTE.

      The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Mortgagor or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Mortgagor or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Mortgagor or any of its Subsidiaries;

            (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagor or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

            (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Mortgagor or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      SECTION 25. NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      SECTION 26. DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

      (a) Discharge of Mortgage. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

      (b) Release of Collateral. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, provided that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 12.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

      (c) Request for Release; Effect of Release. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Premises pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Premises is released as provided in paragraph (a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Premises and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Premises as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Premises by it as permitted by this section. Upon any release of all or any part of the Premises pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

      SECTION 27. MISCELLANEOUS.

      (a) Acknowledgment of Receipt of Copies of Credit Documents. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Credit Document executed and delivered on or prior to the date hereof.

      (b) Indemnification. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

      (c) Subsequent Services of Counsel to Collateral Agent. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

      (d) No Partnership or Joint Venture. Neither this Mortgage, the Credit Agreement, the Notes, any other Secured Obligations, any of the other Credit Documents, or any of the Designated Hedge Agreements, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

      (e) Election of Collateral Agent to Subordinate. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Premises upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

      (f) Waiver of Homestead and Exemption Rights, etc. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

      (g) Covenants Run with the Land. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

      (h) Usury Savings Clause. All agreements in the Credit Agreement, in the Notes, in this Mortgage, in any other Credit Document or in any Designated Hedge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, of any other Credit Document or of any Designated Hedge Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Credit Documents or any Designated Hedge Agreement as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

      (i) Governing Law; Successors and Assigns; Severability, etc. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Premises, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (j) No Modification. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Mortgage, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders and
(y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (k) Agency Provisions. By accepting the benefits of this Mortgage, each Lender acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this

Mortgage, the duties an obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

      (l) Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

      (m) Waiver of Trial By Jury. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (n) Time of Essence. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

      (o) Counterparts. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


Signed and acknowledged                     STONERIDGE, INC.
in the presence of:

                                            By:
--------------------                             ----------------------------
Print Name:                                      Kevin P. Bagby
                                                 Vice President--Finance
                                                 and Chief Financial Officer


-------------------
Print Name:

STATE OF OHIO              )
                           ) SS.:
COUNTY OF CUYAHOGA         )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named STONERIDGE, INC., an Ohio corporation, by Kevin P. Bagby, its Vice President--Finance and Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 30th day of December, 1998.


                                                 ---------------------------
                                                        Notary Public

[Notarial Seal]

This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                                       TO
                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

The following described real estate, to-wit:

                         LEGAL DESCRIPTION--ORWELL, OHIO

Situated in the Township of Orwell, County of Ashtabula and State of Ohio and known as being a part of the West Division of Lot No. 1 in Section 14 therein and bounded and described as follows:

      Commencing at a point at the northwest corner of lands conveyed to the above named grantee by warranty deed recorded in Volume 660, Page 1023 and Volume 664, Page 809 of the Ashtabula County Record of Deeds said point being in the north line of Lot No. 1, eight hundred thirty-five and twenty-five one hundredths (835.25) feet from the centerline of Staley Road; thence south along the west line of said grantee's lands, seven hundred eighty-two and twenty-eight one hundredths (782.28) feet to a point; thence west along a line parallel to the north line of Lot No. 1, approximately three hundred forty-two and seventy-two one hundredths (342.72) feet to a point in the east line of the Penn-Central Railroad right-of-way; thence north along the Penn Central Railroad right-of-way, seven hundred eighty-two and twenty-eight one hundredths (782.28) feet to a point in the north line of Lot No. 1; thence east along the north line of Lot No. 1, three hundred forty-two and seventy-two one hundredths (342.72) feet to the place of beginning and containing within said bounds approximately six and fifteen one hundredths (6.15) acres of land, be the same more or less, but subject to all legal highways.

      Known as being a part of the West Division of Lot No. 1, in Section 14 therein and bounded and described as follows:

      Commencing at a point on the east line of the West Division of Lot No. 1,
521.52 feet south of the north line of Lot No. 1; thence south along said east line 260.76 feet to a point; thence west 835.25 feet along a line parallel with the north line of Lot No. 1 to a point; thence north 260.76 feet along a line parallel with the east line of Lot No. 1 to a point; thence east 835.25 feet along a line to the place of beginning and containing within said bounds (5) five acres of land, be the same more or less, but subject to all legal highways.

      Known as being part of the West Division of Lot No. 1 in Section No. 14 therein and bounded and described as follows: Commencing at a post at the Northeast corner of the West Division of Lot No. 1 and Staley road; thence South along Staley road 521.52 feet to a point; thence West 835.25' along a line parallel with the North line of Lot No. 1; thence North 521.52 feet along a line parallel with the east line of said Lot No. 1 to the North line thereof and the North line of said section; thence East along the lot and section line 835.25' to the place of beginning and containing 10 acres of land, be the same more or less, but subject to all legal highways.

                               [End of Exhibit 1]

                                    EXHIBIT 2

                                       TO

                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES

                             AND SECURITY AGREEMENT

                             Permitted Encumbrances

1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the premises on the date this Mortgage is recorded.

3.    Zoning ordinances, if any.

                               [End of Exhibit 2]

                                  EXHIBIT C-10

                           ---------------------------

                                     FORM OF
                              CLOSING DATE MORTGAGE
                               (Portland, Indiana)

                           ---------------------------

================================================================================
================================================================================

                                STONERIDGE, INC.
                                as the Mortgagor

                                       To

                               NATIONAL CITY BANK
                             as the Collateral Agent

                         ----------------------------

                         FUTURE ADVANCE FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
                (Total Indebtedness Not to Exceed $500,000,000)

                          ---------------------------

               Relating to Property Located at Portland, Indiana

================================================================================
================================================================================

             FUTURE ADVANCE FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

      THIS FUTURE ADVANCE FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (C) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (D) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (E) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (F) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (G) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction

             FUTURE ADVANCE FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                 (Total Indebtedness Not to Exceed $500,000,000)

      THIS FUTURE ADVANCE FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (C) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (D) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (E) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (F) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (G) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, upon the terms and conditions of this Mortgage, with power of sale, each and all of the real properties and interests in real properties, and further grants to the Collateral Agent a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "Premises").

                                GRANTING CLAUSES

            All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                              GRANTING CLAUSE FIRST
                                      Land

            All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "Land").

                             GRANTING CLAUSE SECOND
                                  Improvements

            All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "Improvements").

                              GRANTING CLAUSE THIRD
                             Fixtures and Equipment

            Without limitation of the foregoing Granting Clauses, (i) all "fixtures" (as defined in the Uniform Commercial Code of the State in which the Premises are located), (ii) all "equipment" (as defined in the Uniform Commercial Code of the State in which the Premises are located),
      (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Premises are located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following: (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds; (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems;
      (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems; (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures; (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies;
      (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings; (32) all repair and maintenance equipment; (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving;
      (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment;
      (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators; (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums; (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies; (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "Fixtures and Equipment").

                             GRANTING CLAUSE FOURTH
            Permits, Licenses and Franchises and General Intangibles

            Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Premises, or with respect to the ownership, construction or operation of the Premises, and all "general intangibles" (as defined in the Uniform Commercial Code of the State in which the Premises are located) relating in any way to the Premises or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.

                              GRANTING CLAUSE FIFTH
                    Leasehold and Other Contractual Interests

            All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     Assignment of Rents, Income and Profits

            All rents, income, profits, proceeds and any and all cash collateral to be derived from the Premises, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Premises, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Premises, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                             GRANTING CLAUSE SEVENTH
                        Other and After Acquired Property

            Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.

                             GRANTING CLAUSE EIGHTH
                               Proceeds and Awards

            All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

      TO HAVE AND TO HOLD the Premises unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

      The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property Collateral" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Premises.

      It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder or County Clerk where the Premises (including such fixtures) are situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

      If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

      The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "Secured Obligations"), for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

      (a) $100,000,000 aggregate principal amount of Revolving Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (b) $150,000,000 aggregate principal amount of Term A Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (c) $175,000,000 aggregate principal amount of Term B Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2005, with interest thereon as provided in the Credit Agreement;

      (d) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $10,000,000;

      (e) all obligations and liabilities of the Mortgagor or any Subsidiary of the Mortgagor under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "Designated Hedge Obligations");

      (f) all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Premises or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises; and

      (g) all other liabilities, obligations and indebtedness of the Mortgagor, its Subsidiaries and Affiliates, and/or any other Credit Party, incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements, and the due performance and compliance by the Mortgagor, its Subsidiaries and Affiliates, and any other Credit Party with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, such other Credit Documents and the Designated Hedge Agreements;

but only to the extent that the total unpaid Secured Obligations, exclusive of liabilities and obligations referred to in the preceding clause (f), in the aggregate and exclusive of the interest on the Secured Obligations, does not exceed the maximum amount specified in this Mortgage, which is $500,000,000, and as security for the payment of the Secured Obligations, the Mortgagor has granted to the Collateral Agent hereunder a lien against the Premises. In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Mortgagor or any of its Subsidiaries or Affiliates; provided, however, that the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $500,000,000, plus interest thereon and any advances or disbursements made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements. Any such further loans or advances or other extensions of credit, with interest, shall be secured by this Mortgage.

      All advances and extensions of credit made hereunder or under the Credit Agreement, any of the other Credit Documents or any Designated Hedge Agreement, and any modifications, extensions or renewals of any of the Secured Obligations, are and shall be made in accordance with the provisions of Indiana Code 32-8-11-9.

      PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Premises shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

      The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:

      SECTION 1. PAYMENT OF SECURED OBLIGATIONS, PERFORMANCE OF OBLIGATIONS,
                 ETC.

      (a) Payment of Secured Obligations. The Mortgagor shall pay or cause to be paid the principal of and interest on the Loans and all other amounts included in the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements.

      (b) Performance of Other Obligations. The Mortgagor will keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in the other Credit Documents or the Designated Hedge Agreements which are binding on or otherwise applicable to the Mortgagor.

      (c) Waiver of Acceptance, etc. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

      SECTION 2. TITLE TO PREMISES, PROTECTION OF LIEN OF MORTGAGE, ETC.

      (a) Title to Premises, etc. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Premises as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Premises, subject only to Permitted Encumbrances; and
(v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

      (b) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Premises, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

      SECTION 3. TAXES AND IMPOSITIONS.

      (a) Taxes on the Premises. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

      (b) Receipts. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

      (c) Income and Other Taxes. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Credit Document or Designated Hedge Agreement, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

      (d) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, then, and in such event, the Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

      (e) Right to Contest Impositions. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

      SECTION 4. TAX AND INSURANCE DEPOSITS.

      (a) Amount of Deposits. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Premises, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

      (b) Use of Deposits. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and provided, further, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

      (c) Transfer of Mortgage. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

      (d) Transfer of Premises. A permissible transfer of record title to the Premises shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Premises, and no other person shall have any right or claim thereto in any event.

      (e) Depository. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

      SECTION 5.  LIENS AND LIABILITIES.

      (a) Discharge of Mechanic's Liens, etc. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

      (b) Creation of Liens. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Premises, prior to, on a parity with or subordinate to the lien of this Mortgage, other than the following ("Permitted Encumbrances"): (i) the lien of this Mortgage; (ii) the Permitted Liens (as defined in the Credit Agreement); and (iii) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Premises without such consent, the Mortgagor will promptly cause the same to be discharged and released.

      (c) No Consent of Collateral Agent to Liens to be Implied. Nothing in the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises.

      (d) Right to Contest. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.

      SECTION 6. TRANSFERS AND MERGERS; LEASES, ETC.

      The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Premises or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Premises to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, except to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

      SECTION 7. MAINTENANCE; ALTERATIONS; REPAIR OR RESTORATION OF LOSS OR
                 DAMAGE CAUSED BY CASUALTY; PREPAYMENT UPON EVENT OF LOSS.

      (a) Repair and Maintenance. The Mortgagor will operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Premises, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Premises or otherwise necessary so that the Premises will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Premises or suffer waste to be committed thereon.

      (b) Replacement of Fixtures and Equipment. The Mortgagor will keep the Premises fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Premises any item of the Fixtures and Equipment covered by this Mortgage unless (i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

      (c) Alterations of Improvements, etc. No buildings, structures or other substantial Improvements on the Premises shall be altered in any material respect or demolished or removed by the Mortgagor, provided that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Premises or the uses or utility of the Premises; or (ii) such alterations are required by applicable law, rule or regulation.

      (d) Event of Loss, etc. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will (i) if the same constitutes an Event of Loss requiring prepayment of any of the Loans pursuant to section 5.2 of the Credit Agreement, so prepay such Loans as provided in the Credit Agreement, or (ii) otherwise repair, replace or restore the Improvements and/or Fixtures and Equipment to the condition in which they are required to be maintained hereunder immediately prior to such damage, loss or destruction

      SECTION 8. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS, ETC.

      (a) Compliance with Laws, etc. The Mortgagor covenants that the Premises will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

            (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Premises or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "Access Laws"); and

            (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral; .

other than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

      (b) Alterations Affecting Compliance with Access Laws. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

      (c) Notice of Violation of Access Laws. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      (d) Licenses and Permits, etc. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

      (e) Flood Hazards; Utilities; Streets. The Mortgagor represents and warrants that (i) the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

      (f) Zoning; Title Matters. The Mortgagor will not (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (g) Insurance Requirements. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Premises which is maintained in accordance with section 10.

      SECTION 9.  ENVIRONMENTAL MATTERS.

      (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) reaffirms its representations contained in section 7.13 of the Credit Agreement, (ii) covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by it with Environmental Laws and notice by it and indemnification by it of Environmental Claims, including, without limitation, the covenants contained in section 8.8 of the Credit Agreement.and the indemnification obligations contained in section
12.1 of the Credit Agreement; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 12.1(g) of the Credit Agreement.

      (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "Default Rate"), until paid in full.

      (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Premises or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

      SECTION 10. INSURANCE.

      (a) Required Insurance. The Mortgagor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), provided that in any event the Mortgagor will maintain:

            (i) All Risk Extended Coverage Insurance: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Premises by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (ii) Flood Insurance: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; provided that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                  (C) provide for a deductible or self-insurance retention of an amount reasonably acceptable to the Collateral Agent; and

                  (D) comply with any additional requirements of the National
            Flood Insurance Program as set forth in such Act;

            (iii) Commercial General Liability Insurance: insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured,

                  (B) provide coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, plus umbrella coverage of not less than $3,000,000; and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (iv Workers' Compensation Insurance: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

            (v Business Interruption Insurance: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

            (vi Other Insurance: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Premises is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the

Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Premises, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

      (b Proceeds of Insurance. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Premises, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (i) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (ii) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (iii) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (c Power of Attorney. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Premises in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

      SECTION 11. CONDEMNATION.

      (a Condemnation. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Premises, are hereby assigned to the Collateral Agent. If case of any such proceedings, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized, at its option, to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (A) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (B) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (C) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (b Further Assurances. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

      (c Installment Payment of Secured Obligations Not Impaired. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay installments on the Secured Obligations owed by it and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.

      SECTION 12. RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS ON BEHALF OF
                  MORTGAGOR, ETC.

      (a Right of Collateral Agent to Make Payments, etc. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Premises whenever necessary for the purpose of inspecting the Premises and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Premises for the sum so paid plus interest at the Default Rate.

      (b Collateral Agent Protected; Further Rights, etc. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Premises, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.

      SECTION 13. SECURITY AGREEMENT PROVISIONS.

      This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

      (a grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

      (b agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

      (c agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, except in compliance with the requirements of section 9.2 of the Credit Agreement;

      (d agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

      (e authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

      (f acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

      SECTION 14. FILINGS AND RECORDINGS.

      The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

      SECTION 15. RIGHT OF SETOFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, any other Credit Documents or any Designated Hedge Agreement, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 12.4(c) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Credit Document or any Designated Hedge Agreement, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.

      SECTION 16. EVENTS OF DEFAULT.

      Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("Event of Default") under this Mortgage.

      SECTION 17. REMEDIES.

      If an Event of Default, under and as defined in section 16 of this Mortgage, has occurred and is continuing:

            (a The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity.

            (b To the extent permitted by applicable law, the Collateral Agent may enter upon the Premises or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Premises and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Premises and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Premises and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Premises, awards made for the taking of or injury to the Premises through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Premises or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

            (c To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Premises in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Premises pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Premises together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

            (d The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Premises or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Premises at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

            (e The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

      SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS; MORTGAGOR
                  LIABLE FOR DEFICIENCY, ETC.

      (a Costs of Enforcement; Application of Proceeds. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Premises or any part or portion thereof, the proceeds thereof shall be applied as follows:

            (10 first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

            (20 second, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

            (30 third, to the extent proceeds remain after the application pursuant to preceding clause (2), an amount equal to the outstanding Secured Obligations shall be applied by the Collateral Agent to the Secured Obligations in such amount and order of priority as may be provided in section 10.3 of the Credit Agreement; and

            (40 fourth, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3) and payment in full of the Secured Obligations which are secured hereby, to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

      (b Mortgagor Liable for Deficiency. It is understood that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Premises and the amount of the sum referred to in the foregoing clauses (1) and (2) and (y) the aggregate outstanding amount of the Secured Obligations.

      SECTION 19. RECEIVER.

      In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Premises as a matter of right, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Premises. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

      SECTION 20. LIABILITY OF MORTGAGOR NOT AFFECTED.

      No sale of the Premises, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

      SECTION 21. REMEDIES CUMULATIVE.

      Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

      SECTION 22. COLLATERAL AGENT SUBROGATED TO PRIOR LIENS PAID OUT OF LOAN
                  PROCEEDS.

      Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

      SECTION 23. FURTHER ASSURANCES.

      The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

      SECTION 24. MORTGAGOR'S OBLIGATIONS ABSOLUTE.

      The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Mortgagor or any of its Subsidiaries or otherwise;

            (c any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Mortgagor or any of its Subsidiaries;

            (e any change, restructuring or termination of the corporate structure or existence of the Mortgagor or any of its Subsidiaries;

            (f any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagor or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

            (i any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured

Creditor upon the insolvency, bankruptcy or reorganization of the Mortgagor or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      SECTION 25. NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      SECTION 26. DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

      (a Discharge of Mortgage. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

      (b Release of Collateral. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, provided that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 12.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

      (c Request for Release; Effect of Release. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Premises pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Premises is released as provided in paragraph (a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Premises and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Premises as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Premises by it as permitted by this section. Upon any release of all or any part of the Premises pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

      SECTION 27. MISCELLANEOUS.

      (a Acknowledgment of Receipt of Copies of Credit Documents. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Credit Document executed and delivered on or prior to the date hereof.

      (b Indemnification. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

      (c Subsequent Services of Counsel to Collateral Agent. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

      (d No Partnership or Joint Venture. Neither this Mortgage, the Credit Agreement, the Notes, any other Secured Obligations, any of the other Credit Documents, or any of the Designated Hedge Agreements, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

      (e Election of Collateral Agent to Subordinate. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Premises upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

      (f Waiver of Homestead and Exemption Rights, etc. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

      (g Covenants Run with the Land. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

      (h Usury Savings Clause. All agreements in the Credit Agreement, in the Notes, in this Mortgage, in any other Credit Document or in any Designated Hedge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, of any other Credit Document or of any Designated Hedge Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Credit Documents or any Designated Hedge Agreement as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

      (i Governing Law; Successors and Assigns; Severability, etc. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Premises, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (j No Modification. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Mortgage, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders and
(y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (k Agency Provisions. By accepting the benefits of this Mortgage, each Lender acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

      (l Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

      (m Waiver of Trial By Jury. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (n) Time of Essence. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

      (o) Counterparts. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


Signed and acknowledged                     STONERIDGE, INC.
in the presence of:

                                            By:
--------------------                             ----------------------------
Print Name:                                      Kevin P. Bagby
                                                 Vice President--Finance
                                                 and Chief Financial Officer


-------------------
Print Name:

STATE OF OHIO              )
                           ) SS.:
COUNTY OF CUYAHOGA         )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named STONERIDGE, INC., an Ohio corporation, by Kevin P. Bagby, its Vice President--Finance and Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of December, 1998.


                                                 ---------------------------
                                                        Notary Public

[Notarial Seal]

This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                                       TO
               FUTURE ADVANCE FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

The following described real estate, to-wit:

                                LEGAL DESCRIPTION
                                PORTLAND, INDIANA

      Commencing at the cornerstone at the northwest corner of the NW 1/4 of
Section 17, T23N, R14E; thence east along the north line of said section a distance of one thousand five hundred eighty three and thirty one hundredths (1583.31) feet to an iron pin; thence S 01(Degree) 14' 38" West a distance of one thousand ninety five and fifty five hundredths (1095.55) feet to an iron pin for the point of beginning; thence S 89(Degree) 10' 02" East parallel to the south line of the north half of Section 17 a distance of one thousand five hundred (1500) feet to an iron pin; thence S 01(Degree) 14' 38" West a distance of four hundred fifty five an thirty eight hundredths (455.38) feet to an iron pin on the north bank of the Griffis open ditch; thence S 62(Degree) 41' 18" West along the bank of said open ditch a distance of four hundred eighty seven and six hundredths (487.06) feet to an iron pin; thence S 56(Degree) 52' 10" West along the north bank of said open ditch a distance of one hundred thirty three and seventy three hundredths (133.73) feet to an iron pin on the north line of Industrial Drive; thence S 45(Degree) 25' 08" West a distance of two hundred fifty eight and forty five hundredths (258.45) feet to an iron pin; thence S 50(Degree) 32' 02" West a distance of seven hundred thirty one and eighty two hundredths (731.82) feet to an iron pin; thence S 44(Degree) 22' 49" West a distance of one hundred fifty six and six hundredths (156.06) feet to an iron pin on the south line of the north half of Section 17; thence N 88(Degree) 59' 24" West along the south line of the north half of Section 17 a distance of three hundred eighty four and sixty seven hundredths (384.67) feet to an iron pin; thence N 01(Degree) 14' 38" East a distance of thirty (30) feet to an iron pin; thence S 88(Degree) 59' 24" East a distance of two hundred sixty four and forty four hundredths (264.44) feet to an iron pin; thence N 01(Degree) 14' 38" East a distance of one thousand five hundred (1500) feet to the point of beginning. Containing 34.004 acres more or less.

      EXCEPT: Beginning at the southwest corner of the East Half of the Northwest Quarter of said Section 17; thence North 0 degrees, 53 minutes, 44 seconds East, a distance of 30.00 feet; thence South 89 degrees, 09 minutes, 57 seconds East, a distance of 264.37 feet--measured (264.00) feet recorded); thence south 01 degrees, 15 minutes, 19 seconds West, a distance of 8.75 feet to the point of curvature of a curve with a radius of 1,094.92 feet; thence northeasterly an arc distance of 218.72 feet along said curve (chord bearing North 44 degrees, 49 minutes, 14 seconds East; chord distance--218.36 feet) to the point of tangency of said curve; thence North 50 degrees, 32 minutes, 36 seconds East, a distance of 719.56 feet to the point of curvature of a curve with radius of 530.00 feet; thence northeasterly and easterly an arc distance of
308.02 feet along said curve (chord bearing North 67 degrees, 11 minutes, 34 seconds East; chord distance--303.70 feet) to the point of tangency of said curve; said point being on the north right-of-way linen of Industrial Drive as recorded in Deed Record 147, Page 300, in the Office of the Recorder of Jay County; thence South 58 degrees, 50 minutes, 26 seconds West, a distance of
40.06 feet along said right-of-way thence South 44 degrees, 58 minutes, 02 seconds West, a distance of 48.54 feet along said right-of-way; thence South 47 degrees, 47 minutes 17 seconds West, a distance of 43.20 feet to the point of curvature of a curve with a radius of 470.00 feet; thence westerly and southwesterly an arc distance of 163.13 feet along said curve (chord bearing South 60 degrees, 29 minutes, 12 seconds West; chord distance--162.32 feet) to the point of tangency of said curve; thence South 50 degrees, 32 minutes, 36 seconds West, a distance of 719.56 feet to the point of curvature of a curve with a radius of 1.034.92 feet; thence southwesterly an arc distance of 186.31 feet along said curve (chord bearing South 45 degrees, 23 minutes, 09 seconds West; chord distance--186-06 feet) to the point of tangency of said curve, said point being on the south line of the Northwest Quarter of said Section 17; thence North 89 degrees, 09 minutes, 57 seconds West, a distance of 60.07 feet along said south line; thence continuing North 89 degrees, 09 minutes, 57 seconds West, a distance of 264.37 feet-measured (264.00) feet recorded) to the point of beginning; containing 1.79 acres, more or less.

      EXCEPT: Beginning at the southwest corner of the East Half of the Northwest Quarter of said Section 17; thence South 89 degrees, 09 minutes, 57 seconds East, a distance of 324.44 feet, to the Point of Beginning, said point being the point o curvature of a curve with a radius of 1,034.92 feet; thence northeasterly an arc distance of 186.31 feet along said curve (chord bearing North 45 degrees, 23 minutes, 09 seconds East; chord distance--186.06 feet) to the point of tangency of said curve; thence North 50 degrees, 32 minutes, 36 seconds East, a distance of 719.56 feet, said point being the point of curvature of a curve with a radium of 470.00 feet; thence northeasterly an arc distance of
163.13 feet along said curve (chord bearing North 60 degrees, 29 minutes, 12 seconds East; chord distance--162.32 feet); thence South 45 degrees, 22 minutes, 44 seconds West, a distance of 132.69 feet to a pipe; thence South 50 degrees, 29 minutes, 08 seconds West, a distance of 731.62 feet to a pipe; thence South 44 degrees, 19 minutes, 47 seconds West, a distance of 113.49 feet to a pipe; thence South 44 degrees, 13 minutes 22 seconds West, a distance of 40.56 feet to a pipe on the south line of the said Northwest Quarter; thence North 88 degrees, 59 minutes, 14 seconds West, a distance of 62.77 feet along said south line to the Point of Beginning containing 0.936 acres, more or less.

                               [End of Exhibit 1]

                                    EXHIBIT 2

                                       TO

               FUTURE ADVANCE FIRST MORTGAGE, ASSIGNMENT OF LEASES

                             AND SECURITY AGREEMENT

                            Permitted Encumbrances

1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. The following matters of affecting the Premises on the date this Mortgage is recorded.

3.    Zoning ordinances, if any.

                               [End of Exhibit 2]

                                  EXHIBIT C-11

                           ---------------------------

                                     FORM OF
                              CLOSING DATE MORTGAGE
                                 (Warren, Ohio)

                           ---------------------------

================================================================================
================================================================================

                                STONERIDGE, INC.
                                as the Mortgagor

                                       To

                               NATIONAL CITY BANK
                             as the Collateral Agent

                         ----------------------------

                            OPEN-END FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
                (Total Indebtedness Not to Exceed $500,000,000)

                          ---------------------------

                 Relating to Property Located in Warren, Ohio

================================================================================
================================================================================
blank page

               OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
                (Total Indebtedness Not to Exceed $500,000,000)

      THIS OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of December 30, 1998 (as amended, modified, or supplemented from time to time, "this Mortgage"), by (i) STONERIDGE, INC., an Ohio corporation (hereinafter, together with its successors and assigns, called the "Borrower" or the "Mortgagor") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9400 East Market Street, Warren, Ohio 44484, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

      PRELIMINARY STATEMENTS:

      (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

      (B) This Mortgage is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified, restated or replaced from time to time, the "Credit Agreement"), among the Borrower, the financial institutions named as lenders therein (herein, together with their successors and assigns, the "Lenders"), the other Agents named therein, and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $425,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

      (C) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "Designated Hedge Creditors"; and the Designated Hedge Creditors together with the Agents and the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided.

      (D) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

      (E) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

      (F) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

      (G) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

      NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, upon the terms and conditions of this Mortgage, with power of sale, each and all of the real properties and interests in real properties, and further grants to the Collateral Agent a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "Premises").

                                GRANTING CLAUSES

            All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                              GRANTING CLAUSE FIRST
                                      Land

            All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "Land").

                             GRANTING CLAUSE SECOND
                                  Improvements

            All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "Improvements").

                              GRANTING CLAUSE THIRD
                             Fixtures and Equipment

            Without limitation of the foregoing Granting Clauses, (i) all "fixtures" (as defined in the Uniform Commercial Code of the State in which the Premises are located), (ii) all "equipment" (as defined in the Uniform Commercial Code of the State in which the Premises are located),
      (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Premises are located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following: (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds; (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems;
      (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems; (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures; (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies;
      (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings; (32) all repair and maintenance equipment; (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving;
      (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment;
      (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators; (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums; (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies; (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "Fixtures and Equipment").

                             GRANTING CLAUSE FOURTH
            Permits, Licenses and Franchises and General Intangibles

            Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Premises, or with respect to the ownership, construction or operation of the Premises, and all "general intangibles" (as defined in the Uniform Commercial Code of the State in which the Premises are located) relating in any way to the Premises or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.

                              GRANTING CLAUSE FIFTH
                    Leasehold and Other Contractual Interests

            All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     Assignment of Rents, Income and Profits

            All rents, income, profits, proceeds and any and all cash collateral to be derived from the Premises, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Premises, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Premises, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Premises), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                             GRANTING CLAUSE SEVENTH
                        Other and After Acquired Property

            Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.

                             GRANTING CLAUSE EIGHTH
                               Proceeds and Awards

            All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

      TO HAVE AND TO HOLD the Premises unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

      The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property Collateral" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Premises.

      It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder or County Clerk where the Premises (including such fixtures) are situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

      If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

      The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "Secured Obligations"), for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

      (a) $100,000,000 aggregate principal amount of Revolving Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (b) $150,000,000 aggregate principal amount of Term A Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2003, with interest thereon as provided in the Credit Agreement;

      (c) $175,000,000 aggregate principal amount of Term B Loans made or to be made to the Mortgagor under the Credit Agreement, maturing on or before December 31, 2005, with interest thereon as provided in the Credit Agreement;

      (d) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $10,000,000;

      (e) all obligations and liabilities of the Mortgagor or any Subsidiary of the Mortgagor under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "Designated Hedge Obligations");

      (f) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Premises for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises, as provided in section 5301.233 of the Ohio Revised Code, and without limitation of the preceding provisions of this clause (f), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Premises or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Premises; and

      (g) all other liabilities, obligations and indebtedness of the Mortgagor, its Subsidiaries and Affiliates, and/or any other Credit Party, incurred under or arising out of or in connection with the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements, and the due performance and compliance by the Mortgagor, its Subsidiaries and Affiliates, and any other Credit Party with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, such other Credit Documents and the Designated Hedge Agreements;

but only to the extent that the total unpaid Secured Obligations, exclusive of liabilities and obligations referred to in the preceding clause (f), in the aggregate and exclusive of the interest on the Secured Obligations, does not exceed the maximum amount specified in this Mortgage, which is $500,000,000, and as security for the payment of the Secured Obligations, the Mortgagor has granted to the Collateral Agent hereunder a lien against the Premises. In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Premises and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Mortgagor or any of its Subsidiaries or Affiliates; provided, however, that the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $500,000,000, plus interest thereon and any advances or disbursements made for the payment of taxes, levies or insurance on the Premises with interest on such disbursements. Any such further loans or advances or other extensions of credit, with interest, shall be secured by this Mortgage.

      PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Premises shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

      The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:

      SECTION 1. PAYMENT OF SECURED OBLIGATIONS, PERFORMANCE OF OBLIGATIONS,
                 ETC.

      (a) Payment of Secured Obligations. The Mortgagor shall pay or cause to be paid the principal of and interest on the Loans and all other amounts included in the Secured Obligations in accordance with the terms and provisions of the Credit Agreement, the Notes, the other Credit Documents and the Designated Hedge Agreements.

      (b) Performance of Other Obligations. The Mortgagor will keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in the other Credit Documents or the Designated Hedge Agreements which are binding on or otherwise applicable to the Mortgagor.

      (c) Waiver of Acceptance, etc. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

      SECTION 2. TITLE TO PREMISES, PROTECTION OF LIEN OF MORTGAGE, ETC.

      (a) Title to Premises, etc. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Premises as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Premises, subject only to Permitted Encumbrances; and
(v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

      (b) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Premises, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Premises, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Premises, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.

      SECTION 3. TAXES AND IMPOSITIONS.

      (a) Taxes on the Premises. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

      (b) Receipts. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

      (c) Income and Other Taxes. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Credit Document or Designated Hedge Agreement, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

      (d) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, then, and in such event, the Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

      (e) Right to Contest Impositions. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

      SECTION 4. TAX AND INSURANCE DEPOSITS.

      (a) Amount of Deposits. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Premises, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

      (b) Use of Deposits. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, provided that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and provided, further, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

      (c) Transfer of Mortgage. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Premises shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

      (d) Transfer of Premises. A permissible transfer of record title to the Premises shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Premises, and no other person shall have any right or claim thereto in any event.

      (e) Depository. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

      SECTION 5. LIENS AND LIABILITIES.

      (a) Discharge of Mechanic's Liens, etc. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

      (b) Creation of Liens. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Premises, prior to, on a parity with or subordinate to the lien of this Mortgage, other than the following ("Permitted Encumbrances"): (i) the lien of this Mortgage; (ii) the Permitted Liens (as defined in the Credit Agreement); and (iii) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Premises without such consent, the Mortgagor will promptly cause the same to be discharged and released.

      (c) No Consent of Collateral Agent to Liens to be Implied. Nothing in the Credit Agreement, the Notes, this Mortgage, the other Credit Documents or any Designated Hedge Agreement shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises.

      (d) Right to Contest. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, provided that and so long as (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.

      SECTION 6. TRANSFERS AND MERGERS; LEASES, ETC.

      The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Premises or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Premises to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, except to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

      SECTION 7. MAINTENANCE; ALTERATIONS; REPAIR OR RESTORATION OF LOSS OR
                 DAMAGE CAUSED BY CASUALTY; PREPAYMENT UPON EVENT OF LOSS.

      (a) Repair and Maintenance. The Mortgagor will operate and maintain the Premises in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Premises, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Premises or otherwise necessary so that the Premises will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Premises or suffer waste to be committed thereon.

      (b) Replacement of Fixtures and Equipment. The Mortgagor will keep the Premises fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Premises any item of the Fixtures and Equipment covered by this Mortgage unless (i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

      (c) Alterations of Improvements, etc. No buildings, structures or other substantial Improvements on the Premises shall be altered in any material respect or demolished or removed by the Mortgagor, provided that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Premises or the uses or utility of the Premises; or (ii) such alterations are required by applicable law, rule or regulation.

      (d) Event of Loss, etc. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will (i) if the same constitutes an Event of Loss requiring prepayment of any of the Loans pursuant to section 5.2 of the Credit Agreement, so prepay such Loans as provided in the Credit Agreement, or (ii) otherwise repair, replace or restore the Improvements and/or Fixtures and Equipment to the condition in which they are required to be maintained hereunder immediately prior to such damage, loss or destruction

      SECTION 8. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS, ETC.

      (a) Compliance with Laws, etc. The Mortgagor covenants that the Premises will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

            (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Premises or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "Access Laws"); and

            (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral; .

other than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

      (b) Alterations Affecting Compliance with Access Laws. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

      (c) Notice of Violation of Access Laws. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      (d) Licenses and Permits, etc. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Premises or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Premises, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

      (e) Flood Hazards; Utilities; Streets. The Mortgagor represents and warrants that (i) the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

      (f) Zoning; Title Matters. The Mortgagor will not (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

      (g) Insurance Requirements. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Premises which is maintained in accordance with section 10.

      SECTION 9. ENVIRONMENTAL MATTERS.

      (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) reaffirms its representations contained in section 7.13 of the Credit Agreement, (ii) covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by it with Environmental Laws and notice by it and indemnification by it of Environmental Claims, including, without limitation, the covenants contained in section 8.8 of the Credit Agreement and the indemnification obligations contained in section
12.1 of the Credit Agreement; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 12.1(g) of the Credit Agreement.

      (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "Default Rate"), until paid in full.

      (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Premises or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

      SECTION 10. INSURANCE.

      (a) Required Insurance. The Mortgagor will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), provided that in any event the Mortgagor will maintain:

            (i) All Risk Extended Coverage Insurance: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Premises by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (ii) Flood Insurance: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured and as loss payee,

                  (B) provide coverage in an amount not less than the greater of
            (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; provided that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                  (C) provide for a deductible or self-insurance retention of an amount reasonably acceptable to the Collateral Agent; and

                  (D) comply with any additional requirements of the National
            Flood Insurance Program as set forth in such Act;

            (iii) Commercial General Liability Insurance: insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                  (A) name National City Bank, as Collateral Agent as an
            additional insured,

                  (B) provide coverage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, plus umbrella coverage of not less than $3,000,000; and

                  (C) provide for a deductible or self-insurance retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

            (iv Workers' Compensation Insurance: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

            (v Business Interruption Insurance: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

            (vi Other Insurance: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Premises is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Premises, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

      (b Proceeds of Insurance. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Premises, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (i) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (ii) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (iii) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (c Power of Attorney. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Premises in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

      SECTION 11. CONDEMNATION.

      (a Condemnation. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Premises or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Premises by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Premises, are hereby assigned to the Collateral Agent. If case of any such proceedings, and if an Event of Default has occurred and is continuing or if any required prepayment of any of the Secured Obligations is required to be made at such time or as a result thereof, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with the provisions of the Credit Agreement. If any such net proceeds are not to be so applied, the Collateral Agent is authorized, at its option, to apply the net proceeds in any one or more of the following ways, subject to the applicable provisions of the Credit Agreement: (A) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (B) use the same or any part thereof to replace and restore the Premises to a condition satisfactory to the Collateral Agent; or (C) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

      (b Further Assurances. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

      (c Installment Payment of Secured Obligations Not Impaired. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay installments on the Secured Obligations owed by it and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.

      SECTION 12. RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS ON BEHALF OF
                  MORTGAGOR, ETC.

      (a Right of Collateral Agent to Make Payments, etc. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Premises whenever necessary for the purpose of inspecting the Premises and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Premises for the sum so paid plus interest at the Default Rate.

      (b Collateral Agent Protected; Further Rights, etc. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Premises, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.

      SECTION 13. SECURITY AGREEMENT PROVISIONS.

      This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

      (a grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

      (b agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

      (c agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, except in compliance with the requirements of section 9.2 of the Credit Agreement;

      (d agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

      (e authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

      (f acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

      SECTION 14. FILINGS AND RECORDINGS.

      The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

      SECTION 15. RIGHT OF SETOFF.

      In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, any other Credit Documents or any Designated Hedge Agreement, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 12.4(c) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Credit Document or any Designated Hedge Agreement, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.

      SECTION 16. EVENTS OF DEFAULT.

      Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("Event of Default") under this Mortgage.

      SECTION 17. REMEDIES.

      If an Event of Default, under and as defined in section 16 of this Mortgage, has occurred and is continuing:

            (a The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity.

            (b To the extent permitted by applicable law, the Collateral Agent may enter upon the Premises or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Premises and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Premises and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Premises and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Premises, awards made for the taking of or injury to the Premises through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Premises or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

            (c To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Premises in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Premises pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Premises together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

            (d The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Premises or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Premises at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

            (e The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

      SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS; MORTGAGOR
                  LIABLE FOR DEFICIENCY, ETC.

      (a Costs of Enforcement; Application of Proceeds. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Premises or any part or portion thereof, the proceeds thereof shall be applied as follows:

            (10 first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

            (20 second, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Mortgage with interest at the Default Rate;

            (30 third, to the extent proceeds remain after the application pursuant to preceding clause (2), an amount equal to the outstanding Secured Obligations shall be applied by the Collateral Agent to the Secured Obligations in such amount and order of priority as may be provided in section 10.3 of the Credit Agreement; and

            (40 fourth, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3) and payment in full of the Secured Obligations which are secured hereby, to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

      (b Mortgagor Liable for Deficiency. It is understood that the Mortgagor shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Premises and the amount of the sum referred to in the foregoing clauses (1) and (2) and (y) the aggregate outstanding amount of the Secured Obligations.

      SECTION 19. RECEIVER.

      In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Premises as a matter of right, with power to collect the rents, issues and profits of the Premises due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Premises or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Premises, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Premises during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Premises. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Premises, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Premises and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

      SECTION 20. LIABILITY OF MORTGAGOR NOT AFFECTED.

      No sale of the Premises, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

      SECTION 21. REMEDIES CUMULATIVE.

      Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

      SECTION 22. COLLATERAL AGENT SUBROGATED TO PRIOR LIENS PAID OUT OF LOAN
                  PROCEEDS.

      Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Premises or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

      SECTION 23. FURTHER ASSURANCES.

      The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

      SECTION 24. MORTGAGOR'S OBLIGATIONS ABSOLUTE.

      The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

            (a any lack of validity or enforceability of the Credit Agreement, the Notes, any other Credit Document, any Designated Hedge Agreement, or any other agreement or instrument relating thereto;

            (b any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Credit Document, or any Designated Hedge Agreement, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Mortgagor or any of its Subsidiaries or otherwise;

            (c any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

            (d any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Mortgagor or any of its Subsidiaries;

            (e any change, restructuring or termination of the corporate structure or existence of the Mortgagor or any of its Subsidiaries;

            (f any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Mortgagor or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

            (i any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured

Creditor upon the insolvency, bankruptcy or reorganization of the Mortgagor or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

      SECTION 25. NOTICES.

      Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

      SECTION 26. DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

      (a Discharge of Mortgage. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

      (b Release of Collateral. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, provided that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 12.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

      (c Request for Release; Effect of Release. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Premises pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Premises is released as provided in paragraph (a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Premises and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Premises as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Premises by it as permitted by this section. Upon any release of all or any part of the Premises pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

      SECTION 27. MISCELLANEOUS.

      (a Acknowledgment of Receipt of Copies of Credit Documents. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Credit Document executed and delivered on or prior to the date hereof.

      (b Indemnification. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

      (c Subsequent Services of Counsel to Collateral Agent. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

      (d No Partnership or Joint Venture. Neither this Mortgage, the Credit Agreement, the Notes, any other Secured Obligations, any of the other Credit Documents, or any of the Designated Hedge Agreements, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

      (e Election of Collateral Agent to Subordinate. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Premises upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

      (f Waiver of Homestead and Exemption Rights, etc. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

      (g Covenants Run with the Land. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

      (h Usury Savings Clause. All agreements in the Credit Agreement, in the Notes, in this Mortgage, in any other Credit Document or in any Designated Hedge Agreement are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, of any other Credit Document or of any Designated Hedge Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Credit Documents or any Designated Hedge Agreement as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

      (i Governing Law; Successors and Assigns; Severability, etc. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Premises, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (j No Modification. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations. For the purpose of this Mortgage, the term "Requisite Creditors" of any Class shall mean each of
(x) with respect to the Credit Document Obligations, the Required Lenders and
(y) with respect to the Designated Hedge Obligations, the holders of at least 51% of all obligations outstanding from time to time under the Designated Hedge Agreements.

      (k Agency Provisions. By accepting the benefits of this Mortgage, each Lender acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

      (l Collateral Agent to Act on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

      (m Waiver of Trial By Jury. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (n Time of Essence. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

      (o Counterparts. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


Signed and acknowledged                     STONERIDGE, INC.
in the presence of:

                                            By:
--------------------                             ----------------------------
Print Name:                                      Kevin P. Bagby
                                                 Vice President--Finance
                                                 and Chief Financial Officer


-------------------
Print Name:

STATE OF OHIO              )
                           ) SS.:
COUNTY OF CUYAHOGA         )

      BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named STONERIDGE, INC., an Ohio corporation, by Kevin P. Bagby, its Vice President--Finance and Chief Financial Officer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this ____ day of December, 1998.


                                                 ---------------------------
                                                        Notary Public

[Notarial Seal]

This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                    EXHIBIT 1
                                       TO
                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

The following described real estate, to-wit:

                                LEGAL DESCRIPTION
                                  WARREN, OHIO


PARCEL A:

Beginning at a point in the center line of Warren-Sharon Road (60 feet wide) in the northeast corner of a 2.746 acre parcel conveyed from Avalon Estates, Inc., to the City of Warren, said point also being the northeast corner of lands formerly owned by Maria Mokodean, Deed Volume 313, Page 390;

Thence S 81E 19' 30" W along the corner line of Warren-Sharon Road, a distance of 165 feet to a point and the true place of beginning for the parcel described herein;

Thence S 9E 28' 24" E along the west line of lands of the City of Warren, a distance of 400 feet to a set iron pin passing thru a set iron pin at 30 feet from center line; thence S 81E 19' 30" W, a distance of 490.26 feet to a set iron pin in the easterly line of proposed Westchester Drive (60 feet wide); thence N 4E 35' 30" E along the easterly line of proposed Westchester Drive, a distance of 27.98 feet to a set iron pin; thence continuing along the proposed easterly line of Westchester Drive, a curve deflecting to the left having a radius of 630 feet, an arc length of 170.80 feet and a chord length of 170.28 feet, bearing N 3E 10' 30" W to a set iron pin; thence continuing along the proposed easterly line of Westchester Drive, N 10E 56' 30" W, a distance of
142.16 feet to a set iron pin; thence continuing along the proposed easterly line of Westchester Drive, a curve deflecting to the right having a radius of 30 feet, an arc length of 48.31 feet and a chord length of 43.26 feet bearing N 35E 11' 30" E to a set iron pin in the south line of Warren-Sharon Road; thence N 8E 40' 30" W, a distance of 30 feet to a point in the center line of Warren-Sharon Road; thence N 81E 19' 30" E along the center line of Warren-Sharon Road, a distance of 437.64 feet to the true place of beginning and containing 4.288 acres of land, be the same more or less, but subject to all legal highways.

PARCEL B:

Situated in the State of Ohio, County of Trumbull, and being part of original Howland Township, Section 30, and being more fully described as follows:

Beginning at a point in the centerline of Warren-Sharon Road (60' Wide) in the northeast corner of a 2.746 Acre Parcel conveyed from Avalon Estates, Inc. to the City of Warren, said point also being the northeast corner of lands formerly owned by Marie Mokodean, Deed Volume 313, Page 390;

Thence S. 81E : 19' 30" W., along the centerline of Warren-Sharon Road, a distance of 165.00 feet to a point in the northwest corner of lands of the City of Warren and the northeast corner of lands now or formerly owned by D. M. Draime, Volume Official Record 203, page 295;

Thence S. 9E 28' 24" E., along the West line of lands of the City of Warren and the east line of Draime, a distance of 400.00 feet to an iron pin passing thru an iron pin at 30.00 feet from the centerline; and the True Place of Beginning for the parcel described herein;

Thence S. 23E 40' 01" E., along the west line of lands of the City of Warren, a distance of 170.00 feet to a set iron pin;

Thence S. 41E 48' 50" W., a distance of 199.19 feet to a set iron pin in the easterly line of the proposed extension of Avalon Drive (60' wide);

Thence along the said right-of-way line, a curve to the left having a radius of
250.00 feet, an arc length of 220.30 feet and a chord length of 213.24 feet bearing N. 73E 25' 50" W., to a set iron pin;

Thence S. 81E 19' 30" W., along the proposed northerly right-of-way line of Avalon Drive, a distance of 196.94 feet to a set iron pin;

Thence along a curve to the right having a radius of 30.00 feet, an arc length of 54.07 feet and a chord length of 47.04 feet bearing N. 47E 02' 30" W., to a set iron pin in the easterly right-of-way line of the proposed extension of Westchester Drive (60' wide);

Thence N. 4E 35' 30" E., along the proposed east line of Westchester Drive, a distance of 167.59 feet to a found iron pin in the southwest corner of lands of Draime;

Thence N. 81E 91' 30" E., along the south line of Draime, a distance of 490.26 feet to the True Place of Beginning containing 2.691 acres of land so surveyed by Lynn Kittinger & Noble, Inc. in March 1985, be the same more or less but subject to all legal highways.

                               [End of Exhibit 1]

                                    EXHIBIT 2

                                       TO

                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES

                             AND SECURITY AGREEMENT

                             Permitted Encumbrances

1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the premises on the date this Mortgage is recorded.

3.    Zoning ordinances, if any.

                               [End of Exhibit 2]

                                  EXHIBIT C-12

                           ---------------------------

                                     FORM OF
                                 LANDLORD WAIVER

                           ---------------------------

                                LANDLORD WAIVER

                                                     Dated as of _________, 1999

TO:   National City Bank,
            as Collateral Agent
      National City Center
      1900 East Ninth Street
      Cleveland, Ohio 44114
            Attention:  Agency Services
                        Telephone: (216) 575-2560
                        Facsimile: (216) 575-2481

      ____________________________________________ (the "Tenant"), is the lessee under a lease between the Tenant and the undersigned landlord (the "Landlord") covering the premises located at:

(the "Premises") more fully described in the lease attached hereto as Exhibit "A" and as modified by any amendments, if any, attached thereto (collectively, the "Lease"). The Landlord is the sole owner of the Premises.
The Tenant has certain of its assets located on the Premises.

      The Tenant has entered into a Security Agreement (the "Security Agreement") with National City Bank, as Collateral Agent (the "Collateral Agent") for itself and the other Secured Creditors ("Secured Creditors") identified therein. As a condition to the Secured Creditors agreeing to make loans and other financial accommodations and extensions of credit, the Secured Creditors require, among other things, that the Tenant grant to the Collateral Agent, for the benefit of the Secured Creditors, liens on all of the Tenant's inventory, equipment, goods, furnishings and other tangible personal property located on the Premises (the "Collateral"), and that, if required by the Secured Creditors, the Tenant grant a mortgage in favor of the Collateral Agent, for the benefit of the Secured Creditors, covering the Tenant's leasehold estate created by and under the Lease.

      In order to induce the Secured Creditors and the Collateral Agent (together with their agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

            A. The Landlord hereby consents to the execution, delivery and performance by the Tenant of a leasehold mortgage as the same may be amended, supplemented or otherwise modified from time to time (the "Leasehold Mortgage"), covering the Tenant's leasehold interest in the Premises, and the Landlord agrees that the execution, delivery and performance of the Leasehold Mortgage will not constitute a breach or default under the Lease; provided that the terms and provisions of the Leasehold Mortgage shall not impair or otherwise affect the terms and provisions of the Lease or the rights, remedies and entitlements of the Landlord under the Lease and shall not create any obligation or duty on the part of the Landlord except as herein expressly stated. In the event of inconsistencies in the provisions of the Landlord's rights, remedies and entitlements under the Lease and any such Leasehold Mortgage, it is agreed that the provisions of the Lease shall control.

            B. The Landlord hereby agrees not to modify or amend the Lease without the prior written consent of the Collateral Agent, which consent will not be unreasonably withheld or delayed.

            C. The Landlord hereby certifies and agrees that:

                  1. The Lease is in full force and effect, all conditions to the commencement of the term of the Lease have been satisfied.

                  2. The Tenant is not in default under the Lease, nor are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by the Tenant.

                  3. The Landlord is not aware of any disputes, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises.

                  4. None of the Collateral shall be deemed to be fixtures unless the same is so attached to the real property covered by the Lease that it cannot be physically removed from the Premises without causing damage to the Premises which cannot be repaired or restored.

                  5. The Landlord will not assert against the Collateral any statutory, contractual or possessory liens including, without limitation, rights of levy or distraint for rent, all of which it hereby waives. The Landlord will not assert any claims or rights of surcharge against the Collateral of whatever nature, including, but not limited to, any claim or right under 11 U.S.C. section 506(c) or any similar statute, whether state or federal.

                  6. The Landlord will notify the Collateral Agent in writing if the Tenant defaults on its Lease obligations to the Landlord and allow the Collateral Agent fifteen (15) days from notice in which to cure or cause the Tenant to cure any such defaults as more specifically provided in the Lease.

                  7. If there is an Event of Default under the Security Agreement and the Collateral Agent undertakes to enforce its security interest in the Collateral and/or to foreclose on the Tenant's leasehold estate pursuant to the Leasehold Mortgage, the Collateral Agent may, at its option and by written notice to the Landlord, (a) lease the Premises from the Landlord on the same terms and for the same purposes only as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (b) assign the Lease and/or the attornment rights hereunder to, or enter into sublease with, a purchaser of all or any part of the Collateral, only with the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

            D. If an Event of Default occurs under the Security Agreement and the Collateral Agent undertakes to enforce its security in the Collateral, but chooses not to exercise its attornment rights under paragraph C(7) above, the Landlord will permit the Collateral Agent to (a) remain on the Premises for forty-five (45) days after the Collateral Agent notifies the Landlord of the Event of Default, provided the Collateral Agent pays the rental payments due under the Lease for the period of time the Collateral Agent uses the Premises, or (b) at the Collateral Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five (45) days after the Collateral Agent notifies the Landlord of the Event of Default under the Security Agreement, provided the Collateral Agent pays the rental payments due under the Lease for the period of time the Collateral Agent uses the Premises, and will not hinder the Collateral Agent's actions in enforcing its liens on the Collateral. In the event the Collateral Agent does not exercise its attornment rights, the Landlord shall be entitled to show the Premises to prospective tenants or purchasers after reasonable notice to the Collateral Agent.

            E. If the Collateral Agent or its successors and assigns invokes the provisions of paragraph C(7), the Collateral Agent agrees to pay the Landlord all reasonable costs, including attorneys' fees, which may be associated with the Collateral Agent's exercise of its rights under said provisions.

            F. If requested by the Collateral Agent, the Landlord will execute an instrument, in recordable form, embodying the provisions of this agreement.

      Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein by certified mail, return receipt requested, and shall be deemed given when mailed.

      The agreements contained herein shall continue in force until the earlier of (1) the expiration or termination of the Lease (provided no provision is made for the extension or renewal of the Lease) or (2) the date on which all of the obligations and liabilities to the Secured Creditors are paid and satisfied in full and all financing arrangements secured by the Security Agreement have been terminated. Upon the termination of this agreement, the Collateral Agent shall within fifteen (15) days thereafter execute and deliver a release or satisfaction of the Leasehold Mortgage (if the same has been executed) in recordable form and such other documents as are necessary to allow the Landlord to freely use, transfer or encumber the property subject to this agreement. If the Collateral Agent fails to comply with this release requirement, the Collateral Agent agrees that the undersigned as Landlord shall be entitled to the remedy of specific performance and agrees to pay reasonable attorneys' fees incident to securing release of any such Leasehold Mortgage.

      The Landlord will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. This agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Landlord, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Landlord.

      If the person signing this agreement on behalf of the Landlord is signing as agent or in another representative capacity, such person represents that such person is authorized to, and that this agreement does, bind the owner of the Premises.

      This agreement shall be construed and enforced under the laws of the State in which the Premises are located.

      This agreement shall be effective only when the acknowledgement hereinafter set forth has been signed by a duly authorized representative of National City Bank on behalf of itself and as Collateral Agent for the other Secured Creditors.

      THE LANDLORD AGREES THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE COLLATERAL AGENT OR ANY OF THE OTHER SECURED CREDITORS OF ANY OBLIGATIONS OF THE TENANT CONTAINED IN THE LEASE.

      THIS AGREEMENT SHALL NOT IMPAIR OR OTHERWISE AFFECT THE TENANT'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY THE TENANT OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LANDLORD PURSUANT TO THE TERMS OF THE LEASE NOR SHALL ANY PROVISION OF THE LEASEHOLD MORTGAGE IMPAIR OR AFFECT THE TERMS AND PROVISIONS OF THE LEASE EXCEPT AS SET FORTH HEREIN.

      IN WITNESS WHEREOF, this agreement has been executed and delivered this _____ day of _____________, 1999.

Witnesses:                   _____________________________________________
                                          [Name of Landlord]
_________________________
Print Name:
                                   By:__________________________________________
_________________________          Name:
Print Name:                               Title:


                                    LANDLORD'S ADDRESS:

                           CORPORATE ACKNOWLEDGMENT


STATE OF _______________)
                        ) ss.:
COUNTY OF ______________)


      On this ____ day of _______________, 1999, before me, the undersigned Notary Public in and for the above State, personally appeared ___________________________________, to me personally known, who being by me duly sworn, did say that he is the __________________________ of _____________________________, a corporation, and that the instrument was signed on behalf of the corporation by authority of its board of directors and by him as an officer of the corporation and that the instrument is his free act and deed and the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ____ day of __________, 1999 at _______________,
_____________.


                                    _________________________
                                          Notary Public


                                    My commission expires:_____

[Notarial Seal]

                       ACKNOWLEDGMENT BY COLLATERAL AGENT

      NATIONAL CITY BANK, as Collateral Agent for itself and for the other Secured Creditors, hereby acknowledges that the consent by the above-named Landlord to the placement of a Leasehold Mortgage on the Tenant's interest as Lessee, shall not impair or otherwise affect the terms and provisions of the Lease or the rights, remedies and entitlements of the Landlord under the Lease and shall not create any obligation or duty on the part of the Landlord except as expressly stated in this agreement. It is further acknowledged that in the event of any inconsistency in the provisions of the Landlord's rights, remedies and entitlements under the Lease and any such Leasehold Mortgage, the provisions of the Lease shall be deemed to control.

                                    NATIONAL CITY BANK,
                                          as Collateral Agent

                                    By:
                                        ----------------------------
                                          Vice President

                     ACKNOWLEDGMENT AND CONSENT BY TENANT

      The undersigned hereby acknowledges and consents to the foregoing agreement. The undersigned further acknowledges and agrees that it will pay the Landlord's reasonable legal fees incident to this Landlord Agreement.

      THE UNDERSIGNED FURTHER ACKNOWLEDGES AND CONFIRMS THAT NOTHING CONTAINED IN THE AGREEMENT RELIEVES THE UNDERSIGNED OF ANY OF ITS DUTIES OR OBLIGATIONS UNDER OR PURSUANT TO THE LEASE.


                                    -------------------------------------
                                          [Tenant]


                                    By:
                                        ----------------------------
                                          Title:

                                   EXHIBIT "A"
                                       to
                                 Landlord Waiver

                                      Lease

                                (attached hereto)

                                  EXHIBIT C-13

                           ---------------------------

                                     FORM OF
                                MORTGAGEE WAIVER

                           ---------------------------

                               MORTGAGEE WAIVER

                                                     Dated as of _________, 1999

TO:   National City Bank,
            as Collateral Agent
      National City Center
      1900 East Ninth Street
      Cleveland, Ohio 44114
            Attention:  Agency Services
                        Telephone: (216) 575-2560
                        Facsimile: (216) 575-2481

      ______________________________________ (the "Company") is the mortgagor under a first mortgage from the Company in favor of the undersigned (the "Mortgage Holder") covering the premises (the "Premises") more fully described in such first mortgage, which was recorded in the official mortgage records of indicated below (such first mortgage, as from time to time amended, supplemented or otherwise modified, including any first mortgage entered into in replacement thereof or in substitution therefor in connection with any refinancing thereof, the "First Mortgage"):


Location of Premises: ________________________________________________________.


First Mortgage recorded: _____________________________________________________.

      The Company has certain of its assets located on the Premises.

      The Company has entered into a Security Agreement (the "Security Agreement") with National City Bank, as Collateral Agent (the "Collateral Agent") for itself and the other Secured Creditors ("Secured Creditors") identified therein. As a condition to the Secured Creditors agreeing to make loans and other financial accommodations and extensions of credit, the Secured Creditors require, among other things, that the Company grant to the Collateral Agent, for the benefit of the Secured Creditors, liens on all of the Company's:

            (i) inventory, and

            (ii) goods, manufacturing, office and similar equipment and other items of tangible personal property, all of which can be physically removed from the Premises without undue difficulty or damage which is not fully repaired, located on the Premises (collectively, the "Collateral").

      In order to induce the Secured Creditors and the Collateral Agent (together with their agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgage Holder hereby certifies and agrees that:

            1. If requested by the Collateral Agent, the Mortgagor Holder will promptly furnish to the Collateral Agent a copy of any amendment to or other modification of the First Mortgage or any of the other documents referred to therein relating to the indebtedness secured thereby.

            2. The Mortgagor Holder will use reasonable efforts to notify the Collateral Agent of the commencement of any foreclosure or similar proceedings under the First Mortgage.

            3. The First Mortgage Holder is not aware of any default by the Company under the First Mortgage, nor is the Mortgage Holder aware of any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by the Company.

            4. None of the Collateral shall be deemed to be fixtures or other property subjected to the lien of the First Mortgage. Any such lien of the First Mortgage on any of the Collateral is hereby waived and released.

            5. The Mortgage Holder will not assert against the Collateral any statutory, contractual or possessory liens, all of which it hereby waives. The Mortgage Holder will not assert any claims or rights of surcharge against the Collateral of whatever nature, including, but not limited to, any claim or right under 11 U.S.C. section 506(c) or any similar statute, whether state or federal.

            6. The Mortgage Holder will notify the Collateral Agent in writing if the Company defaults on its payment or other material obligations to the Mortgage Holder under the First Mortgage as a consequence of which the Mortgage Holder intends to exercise any remedies under the First Mortgage, and allow the Collateral Agent fifteen (15) days from notice in which to cure or cause the Company to cure any such defaults as more specifically provided in the First Mortgage.

            7. If (i) an Event of Default under the Security Agreement occurs and is continuing and the Collateral Agent undertakes to enforce its security in the Collateral through foreclosure proceedings or otherwise, and (ii) the Mortgage Holder is a "mortgagee in possession" or has through foreclosure, deed in lieu of foreclosure or otherwise obtained possession of the Premises, then the Mortgage Holder will permit the Collateral Agent to enter onto and remain on the Premises for forty-five
                  (45) days after the Collateral Agent so notifies the Mortgagor that it intends to enter the Premises for the purpose of realizing upon the Collateral, without interference from the Mortgage Holder, provided (1) the Collateral Agent removes the Collateral from the Premises within such forty-five (45) day period, (2) the Collateral Agent repairs any damage to the Premises and improvements located thereon caused by such removal, and (3) the Collateral Agent pays to the Mortgage Holder a fair market rental for the period of time the Collateral Agent is in possession of the Premises for such removal purposes.

            8. If the Collateral Agent or its successors and assigns invokes the provisions of paragraph 7, the Collateral Agent agrees to pay the Mortgage Holder all reasonable costs, including attorneys' fees, which may be associated with the Collateral Agent's exercise of its rights under said provisions.

      Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein by certified mail, return receipt requested, and shall be deemed given when mailed.

      The agreements contained herein shall continue in force until the earliest of (1) the satisfaction and discharge of the First Mortgage (provided no provision is made for the extension, renewal or replacement of the First Mortgage by a mortgage held by the Mortgage Holder), (2) sixty (60) days after the Mortgage Holder notifies the Collateral Agent that the Mortgage Holder is a "mortgagee in possession" or has taken title to the Premises through a deed in lieu of foreclosure, and (3) the date on which all of the obligations and liabilities secured by the Security Agreement are paid and satisfied in full and all financing arrangements secured by the Security Agreement have been terminated. Upon the termination of this agreement as provided in clause (3) above, or notice from the Mortgage Holder to the Collateral Agent of termination of this agreement as provided in clause (1) or (2) above, the Collateral Agent shall within fifteen (15) days thereafter execute and deliver to the Mortgage Holder a release or satisfaction of this agreement. If the Collateral Agent fails to comply with this release requirement, the Collateral Agent agrees that the undersigned as Mortgage Holder shall be entitled to the remedy of specific performance and agrees to pay reasonable attorneys' fees incident to securing such release.

      The undersigned Mortgage Holder will notify all transferees and purchasers of its rights under the First Mortgage of the existence of this agreement. This agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, and upon any transferee of the rights of the Mortgage Holder under the First Mortgage.

      This agreement shall be construed and enforced under the laws of the State in which the Premises are located.

      This agreement shall be effective only when the acknowledgements hereinafter set forth have been signed by (i) a duly authorized representative of National City Bank on behalf of itself and as Collateral Agent for the other Secured Creditors, and (ii) a duly authorized representative of the Company.

      THE MORTGAGE HOLDER AGREES THAT NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE COLLATERAL AGENT OR ANY OF THE OTHER SECURED CREDITORS OF ANY OBLIGATIONS OF THE COMPANY CONTAINED IN THE FIRST MORTGAGE OR ANY OTHER NOTE OR OTHER DOCUMENT REFERRED TO THEREIN EVIDENCING THE INDEBTEDNESS SECURED THEREBY.

      THIS AGREEMENT SHALL NOT IMPAIR OR OTHERWISE AFFECT THE COMPANY'S OBLIGATIONS TO PAY PRINCIPAL OR INTEREST OR ANY OTHER SUMS PAYABLE BY THE COMPANY OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE MORTGAGE HOLDER PURSUANT TO THE TERMS OF THE FIRST MORTGAGE.

               [The balance of this page is intentionally blank.]

      IN WITNESS WHEREOF, this agreement has been executed and delivered this _____ day of _____________, 1999.

Witnesses:                   _____________________________________________
                                          [Name of Landlord]
_________________________
Print Name:
                                   By:__________________________________________
_________________________          Name:
Print Name:                               Title:


                                    ADDRESS:

                           CORPORATE ACKNOWLEDGMENT


STATE OF _____________  )
                        ) ss.:
COUNTY OF ____________  )


      On this ____ day of _______________, 1999, before me, the undersigned Notary Public in and for the above State, personally appeared ______________, to me personally known, who being by me duly sworn, did say that he is the __________________________ of _____________________________, a corporation, and that the instrument was signed on behalf of the corporation by authority of its board of directors and by him as an officer of the corporation and that the instrument is his free act and deed and the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ____ day of __________, 1999 at _______________,
_____________.


                                    _________________________
                                          Notary Public


                                    My commission expires:_____

[Notarial Seal]

                      ACKNOWLEDGMENT BY COLLATERAL AGENT

      NATIONAL CITY BANK, as Collateral Agent for itself and for the other Secured Creditors hereby acknow ledges and agrees to the provisions of the foregoing Mortgagee Waiver intended to be binding on the Collateral Agent.


                                    NATIONAL CITY BANK,
                                      as Collateral Agent


                                    By:
                                       ----------------------------------
                                                Vice President

                           ACKNOWLEDGMENT AND CONSENT

      The undersigned hereby acknowledges and consents to the foregoing Mortgagee Waiver.

      THE UNDERSIGNED FURTHER ACKNOWLEDGES AND CONFIRMS THAT NOTHING CONTAINED IN THE FOREGOING MORTGAGEE WAIVER RELIEVES THE UNDERSIGNED OF ANY OF ITS DUTIES OR OBLIGATIONS UNDER OR PURSUANT TO THE FIRST MORTGAGE OR ANY NOTE, LOAN AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH.

                                    ------------------------------------------
                                                [Name of Company]


                                    By:
                                       ---------------------------------------
                                                  Vice President

                                  EXHIBIT C-14

                           ---------------------------

                                     FORM OF
                                  BAILEE WAIVER

                           ---------------------------

                                BAILEE LETTER

                                                     Dated as of _________, 1999

TO:   National City Bank,
            as Collateral Agent
      National City Center
      1900 East Ninth Street
      Cleveland, Ohio 44114
            Attention:  Agency Services
                        Telephone: (216) 575-2560
                        Facsimile: (216) 575-2481

      __________________________________________________ (the "Company"), stores goods at the undersigned's premises located at the following address (the "Premises"):

           _________________________________________________________
                                   [Address]

      The Company has entered into a Security Agreement (the "Security Agreement") with National City Bank, as Collateral Agent (the "Collateral Agent") for itself and the other Secured Creditors ("Secured Creditors") identified therein. As a condition to the Secured Creditors agreeing to make loans and other financial accommodations and extensions of credit, the Secured Creditors require, among other things, that the Company grant to the Collateral Agent, for the benefit of the Secured Creditors, liens on all of the Company's inventory, equipment, goods, furnishings and other tangible personal property located on the Premises (the "Collateral").

      In order to induce the Secured Creditors and the Collateral Agent (together with their agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

            I.    The undersigned will notify the Collateral Agent in writing if
                  (i) the storage of the Company's goods at the Premises has been terminated by the Company; (ii) the Company is more than 60 days in arrears in any storage or other charges payable to the undersigned; or (iii) the Company defaults on its storage or other obligations to the undersigned and, in such event, allow the Collateral Agent fifteen (15) days from notice in which to cure or cause the Company to cure any such defaults.

            II. If an Event of Default under the Security Agreement shall have occurred and be continuing and the Collateral Agent undertakes to enforce its security interest in the Collateral, the Collateral Agent may, at its option and by written notice to the undersigned with reference to this paragraph II, store the items of the Collateral located at the Premises for the account of the Collateral Agent (and not the Company), on the same terms and for the same purposes only as the Company could have done, with any charges to accrue for the account of the Collateral Agent from the last date paid by the Company.

            III. If an Event of Default under the Security Agreement shall have occurred and be continuing and the Collateral Agent notifies the undersigned thereof in writing with reference to this paragraph III, the undersigned will hold the items of Collateral located at the Premises for the benefit of the Collateral Agent and will act only on the written instructions of the Collateral Agent with respect thereto, to the exclusion of any instructions from the Company, until the Collateral Agent notifies the undersigned in writing to the contrary.

            IV. If the Collateral Agent or its successors and assigns invokes the provisions of paragraph II or III, the Collateral Agent agrees to pay the undersigned all reasonable costs, including attorneys' fees, which may be associated with the Collateral Agent's exercise of its rights under said provisions.

      Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein by certified mail, return receipt requested, and shall be deemed given when mailed.

      The agreements contained herein shall continue in force until the earlier of (1) the expiration or termination of the storage of the Company's goods at the Premises or (2) the date on which all of the obligations and liabilities to the Secured Creditors are paid and satisfied in full and all financing arrangements secured by the Security Agreement have been terminated. Upon the termination of this agreement as provided in clause (2) above, the Collateral Agent shall so notify the undersigned.

      This agreement may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned.

      This agreement shall be construed and enforced under the laws of the jurisdiction in which the Premises are located.

      This agreement shall be effective only when the acknowledgements hereinafter set forth have been signed by (i) a duly authorized representative of National City Bank on behalf of itself and as Collateral Agent for the other Secured Creditors, and (ii) the Company.


                                          Very truly yours,


                                          --------------------------------------
                                                     [Name of Bailee]


                                          By:
                                             -----------------------------------
                                                Name:
                                                Title:

                       ACKNOWLEDGMENT BY COLLATERAL AGENT

      NATIONAL CITY BANK, as Collateral Agent for itself and for the other Secured Creditors, hereby accepts and agrees to the foregoing.

                                          NATIONAL CITY BANK,
                                            as Collateral Agent


                                          By:
                                             ----------------------------------
                                                     Vice President

                            ACKNOWLEDGMENT BY COMPANY

      The undersigned hereby accepts and agrees to the foregoing.


                                          -----------------------------------


                                          By:
                                             ----------------------------------
                                                     Title

                                   EXHIBIT D-1

                           ---------------------------

                                     FORM OF
                               OPINION OF COUNSEL
                                 TO THE BORROWER

                           ---------------------------

                                                               December 31, 1998

To the Administrative Agent,
      the Collateral Agent,
      the Documentation Agent, the Syndication Agent, and each of the Lenders party to the Credit Agreement referred to below
c/o National City Bank,
      as Administrative Agent
1900 East Ninth Street
Cleveland, Ohio 44114

           Re:  $425,000,000 Credit Agreement,
                dated as of December 30, 1998,
                with Stoneridge, Inc.

Ladies and Gentlemen:

      We have acted as special counsel to Stoneridge, Inc., an Ohio corporation (the "Borrower"), in connection with the execution and delivery of the Credit Agreement, dated as of December 30, 1998 (the "Credit Agreement"), among the Borrower, the financial institutions that are a party thereto as lenders (the "Lenders"), PNC Bank, National Association, as Documentation Agent (the "Documentation Agent"), DLJ Capital Funding, Inc., as Syndication Agent (the "Syndication Agent"), and National City Bank, as Administrative Agent (the "Administrative Agent") and as the Collateral Agent (the "Collateral Agent"), and the transactions contemplated thereby. We have also acted as special counsel to the Borrower in connection with the execution and delivery of the Stock Purchase Agreement, dated as of December 7, 1998 (the "Stock Purchase Agreement"), among the Borrower and the shareholders of Hi-Stat Manufacturing Co., Inc., a Florida corporation ("Hi-Stat"), relating to the acquisition by the Borrower of all of the capital stock of Hi-Stat, and the transactions contemplated thereby.

      Unless otherwise indicated, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings set forth in the Credit Agreement. This opinion letter is being furnished at the request of the Borrower pursuant to section 6.1(f) of the Credit Agreement.

      In rendering this opinion, we have examined only the following: (a) executed counterparts, originals or copies, as the case may be, of the documents identified on Exhibit A attached hereto; (b) the certificate of the Vice President - Finance and Chief Financial Officer of the Borrower attached hereto as Exhibit B, certifying as to certain factual matters (the "Officer's Certificate"); and (c) such matters of law as we deemed necessary for purposes of this opinion. Except as referred to in Exhibit A, we have neither examined nor requested an examination of the indices or records of any governmental or other agency, authority, instrumentality or entity for purposes of this opinion.

      We have, with your consent, relied as to matters of fact upon the representations and warranties contained in the Credit Documents (as defined in Exhibit A attached hereto) and upon the Officer's Certificate. In all instances where any opinion herein is qualified "to our knowledge" or "known to us," we have, with your consent, relied as to matters of fact solely on the Officer's Certificate and on the absence of contrary knowledge by the attorneys of our firm who have given substantive attention to the transactions contemplated by the Credit Agreement, and we have not made (nor do we acknowledge any duty to make) any independent or other investigation with respect thereto.

      In rendering the opinions set forth herein, we have assumed (there being no facts known to us to the contrary), with your approval, that (i) the signatures of all parties (other than the Borrower with respect to the Credit Documents and the Stock Purchase Agreement) on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the originals, (iv) natural persons signing the documents examined by us at the time of such signing were fully competent and had full legal capacity to sign, deliver and perform their obligations under such documents, (v) the portions of the Collateral (as defined in the Security Agreement (as defined in Exhibit A)) that consist of equipment and inventory (as those terms are used or defined in Article Nine of the Uniform Commercial Code as in effect in the State of Ohio (the "Ohio UCC")) that are located in the State of Ohio (the "Ohio Collateral") are located only in the Counties of Ashtabula, Portage, and Trumbull, (vi) the Borrower has places of business in more than one county in the State of Ohio, and (vii) the chief executive office, within the meaning of sections 1309.03 and 1309.38 of the Ohio UCC (section 9-103(3)(d) and section 9-401(b) of the Uniform Commercial Code), of the Borrower is located in the County of Trumbull, Ohio. We have also assumed, with your approval, the due authorization, execution and delivery of the Stock Purchase Agreement on the part of the parties thereto other than the Borrower and of the Credit Documents on the part of the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent and the Collateral Agent and the legality, validity, binding effect on, and enforceability of the Stock Purchase Agreement and the Credit Documents against those persons.

      In connection with these opinions, we do not purport to be qualified to express legal conclusions based on the laws of any state or jurisdiction other than the laws of the State of Ohio and the United States of America, and accordingly, we express no opinion as to the laws of any other state or jurisdiction.

      Based upon the foregoing and subject to the qualifications, assumptions and limitations contained in this opinion letter, we are of the opinion that:

      1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Ohio.

      2. To our knowledge, except with respect to Hi-Stat, Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

      3. The Borrower has all requisite corporate power and authority to execute and deliver the Credit Documents, the Financing Statements (as defined in Exhibit A) and the Stock Purchase Agreement and to perform its obligations under the Credit Documents and the Stock Purchase Agreement. The execution and delivery of, and performance by the Borrower of its obligations under, the Credit Documents and the Stock Purchase Agreement and the execution and delivery by the Borrower of the Financing Statements, have been duly and validly authorized by all necessary corporate action on the part of the Borrower. Each of the Credit Documents, the Financing Statements and the Stock Purchase Agreement has been duly executed and delivered on behalf of the Borrower, and the Ohio Documents (as defined in Exhibit A) and the Stock Purchase Agreement constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms.

      4. The execution and delivery by the Borrower of the Credit Documents, the Financing Statements and the Stock Purchase Agreement, and the performance by the Borrower of its obligations under the Credit Documents and the Stock Purchase Agreement, do not contravene (a) any existing law or regulation of general applicability of the State of Ohio or the United States of America, or
(b) assuming that the proceeds of the Loans are utilized by the Borrower for the purposes permitted under section 7.7 of the Credit Agreement, Regulations T, U and X of the Board of Governors of the Federal Reserve System; and do not violate any provision of (i) the Articles of Incorporation, or Code of Regulations, of the Borrower, or (ii) to our knowledge, (A) any order, writ, injunction, decree or demand of any court or governmental authority binding upon the Borrower or any of its Subsidiaries or (B) any provision of any agreement or instrument binding on the Borrower or any of its Subsidiaries identified in the Officer's Certificate as material to the business of the Borrower or any of its Subsidiaries or filed by the Borrower with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K.

      5. Other than with respect to any filings contemplated by the Credit Documents, no consent, approval or authorization of, or registration or declaration with, any governmental authority of the State of Ohio or any governmental authority of the United States of America is required in connection with the Borrower's execution and delivery of the Credit Documents.

      6. Based upon the FTC Letter, the applicable waiting period provided by section 7A(b)(1) of the Clayton Act and section 803.10(b) of the Premerger Notification Requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the respect to the sale of the capital stock of Hi-Stat to the Borrower contemplated by the Stock Purchase Agreement has been terminated by the Federal Trade Commission.

      7. To our knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower, would have a material adverse effect on, or which contests, the validity or enforceability of any of the Credit Documents or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

      8. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable State of Ohio public utility law.

      9. The Ohio Financing Statements (as defined in Exhibit A) are in proper form for filing in the offices specified in Exhibit A. When the Ohio Financing Statements are filed in the offices specified in Exhibit A, the Ohio Financing Statements will be sufficient to perfect a security interest in the right, title and interest of the Borrower in and to the accounts, chattel paper and general intangibles (as those terms are used or defined in Article Nine of the Ohio UCC) and the Ohio Collateral that constitute a portion of the Collateral described in the Security Agreement and in the Ohio Financing Statements in which a security interest may be perfected under the Ohio UCC by filing financing statements in the State of Ohio.

      Despite any other express or implied statement in this letter, each of the opinions expressed in this letter is subject to the following further qualifications, whether or not such opinions refer to such qualifications:

      (i) The opinions expressed herein may be limited by: (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar federal or state laws or judicial decisions of general application relating to the rights of creditors; (b) as to rights of acceleration, the appointment of a receiver, specific performance and other remedies, by general principles of equity, including the defenses of unconscionability, ambiguity, and economic duress, whether asserted in equitable or in legal actions; and (c) general principles of interpretation and rules of construction of contracts.

      (ii) Certain of the remedial provisions contained in the Credit Documents and the Stock Purchase Agreement may be limited or rendered unenforceable under Ohio law in whole or in part. For example: (a) certain indemnification provisions and provisions for the recovery of legal fees and expenses in connection with the enforcement of such remedies may not be enforceable; (b) provisions resulting in a waiver of certain rights by the Borrower may be limited by legal and equitable principles and public policy at the time in effect; (c) the availability of specific performance, injunctive relief or other equitable remedies and the appointment of a receiver are subject to the discretion of the court before which any proceeding therefor may be brought; and
(d) every aspect of the disposition of any collateral subject to the Credit Documents and every aspect of the disposition of the Pledged Stock, including, without limitation, the method, manner, time, place and terms, must be commercially reasonable as provided in section 1309.47(C) of the Ohio UCC (section 9-504 of the Uniform Commercial Code).

      (iii) We express no opinion as to whether a court would limit the exercise or enforcement of rights or remedies under the Credit Documents (a) in the event of any default by any person under the Credit Documents or any related agreement or instrument if it is determined that such default is not material or if such exercise or enforcement is not reasonably necessary for a creditor's protection, and (b) if the exercise or enforcement thereof under the circumstances would violate an implied covenant of good faith and fair dealing.

      (iv) We wish to advise you that we do not express any opinion with respect to (a) the power or authority of any of the Lenders to make the Loans and/or issue (or participate in the issuance of) Letters of Credit pursuant to the Credit Agreement, (b) compliance by the Documentation Agent, the Syndication Agent, the Administrative Agent, the Collateral Agent or any of the Lenders with any federal or state banking law, rule, regulation or restriction or (c) compliance by the Documentation Agent, the Syndication Agent, the Administrative Agent, the Collateral Agent or any of the Lenders with any federal or state law, rule, regulation or restriction which is or was required to be complied with by the Documentation Agent, the Syndication Agent, the Administrative Agent, the Collateral Agent or any of the Lenders (as opposed to compliance therewith by the Borrower) in order to enforce any rights of the Documentation Agent, the Syndication Agent, the Administrative Agent, the Collateral Agent or any of the Lenders under any of the Credit Documents.

      (v) We express no opinion with respect to: (a) the right, title or interest of any person to any property, real or personal, or the existence of or freedom from any security interest, lien, charge or encumbrance thereon; (b) the creation or perfection (except as set forth in paragraph 9 above) or priority of any lien on or security interest in any real or personal property or the accuracy or sufficiency of the description thereof in any of the Credit Documents or the Financing Statements; (c) whether any financing statement, mortgage or other instrument or document has been duly filed or recorded; and
(d) any transaction purporting to grant a security interest or lien on personal property to which the Ohio UCC does not apply by the terms of section 1309.04 of the Ohio UCC (section 9-104 of the Uniform Commercial Code).

      (vi) Any security interest created under the Credit Documents with respect to any property will not be effective until the Borrower has acquired rights therein, and with respect to personal property that is acquired by the Borrower after the date hereof, section 552 of the United States Bankruptcy Code will limit the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

      (vii) The perfection of any security interest arising from the filing of the Financing Statements will expire or be ineffective (a) as to any property acquired by the debtor identified therein, more than four months after such debtor changes its name, identity or structure so as to make the Financing Statements misleading, unless new appropriate financing statements indicating the new name, identity or structure of such debtor are properly filed before the expiration of such four-month period; (b) as to any property with respect to which a continuation statement is not filed within the period of six months prior to the expiration of five years from the dates of the original filing of the respective Financing Statements; (c) in accordance with the provisions of section 1309.25 of the Ohio UCC (section 9-306 of the Uniform Commercial Code) relating to proceeds of personal property subject to a perfected interest; (d) as to any item of property consisting of goods acquired from the debtor identified therein, to the extent provided in section 1309.26 of the Ohio UCC (section 9-307 of the Uniform Commercial Code) as to the rights of certain buyers of goods; (e) as to any item of tangible personal property that is moved to another jurisdiction, four months after such item was so moved; and (f) as to accounts, general intangibles and chattel paper, four months after the debtor identified therein changes its place of business, if it has only one, or changes its chief executive office, if it has more than one place of business, to a jurisdiction other than the jurisdiction in which it is located on the date hereof. The perfection of the security interest in the Pledged Stock will expire if the Collateral Agent surrenders possession thereof.

      This opinion letter is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the transactions contemplated by the Credit Documents. This opinion letter may not otherwise be disclosed or be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. The opinions expressed in this letter are made only as of the date hereof and cannot be relied upon with respect to events which occur subsequent to the issuance of this letter. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter. The opinions in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. The opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agencies or any person without our prior written consent, except as may be required by applicable law or by order of any governmental authority.

                                             Very truly yours,

                                    EXHIBIT A

1.    An executed counterpart of the Stock Purchase Agreement.

2.    An executed counterpart of the Credit Agreement.

3. Revolving Note, dated as of December 30, 1998, executed by the Borrower to PNC Bank, National Association in the original principal amount of $40,000,000.

4. Term A Note, dated as of December 30, 1998, executed by the Borrower to PNC Bank, National Association in the original principal amount of $60,000,000.

5. Revolving Note, dated as of December 30, 1998, executed by the Borrower to DLJ Capital Funding, Inc. in the original principal amount of $30,000,000.

6. Term A Note, dated as of December 30, 1998, executed by the Borrower to DLJ Capital Funding, Inc. in the original principal amount of $45,000,000.

7. Term B Note, dated as of December 30, 1998, executed by the Borrower to DLJ Capital Funding, Inc. in the original principal amount of $87,500,000.

8. Revolving Note, dated as of December 30, 1998, executed by the Borrower to National City Bank in the original principal amount of $30,000,000.

9. Term A Note, dated as of December 30, 1998, executed by the Borrower to National City Bank in the original principal amount of $45,000,000.

10. Term B Note, dated as of December 30, 1998, executed by the Borrower to National City Bank in the original principal amount of $87,500,000.

11. An executed counterpart of the Security Agreement, dated as of December 30, 1998, among the Borrower, the other Assignors named therein, and the Collateral Agent (the "Security Agreement").

12. An executed counterpart of the Pledge Agreement, dated as of December 30, 1998, made by the Borrower in favor of the Collateral Agent (the "Pledge Agreement").

13. An executed counterpart of the Collateral Assignment of Trademarks and Security Agreement, dated as of December 30, 1998, between the Borrower and the Collateral Agent, for the benefit of the Secured Creditors.

14. An executed counterpart of the Collateral Assignment of Patents and Security Agreement, dated as of December 30, 1998, between the Borrower and the Collateral Agent, for the benefit of the Secured Creditors.

15. Open-End Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Kent, Ohio.

16. Open-End Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Orwell, Ohio.

17. Open-End Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Warren, Ohio.

18. Deed of First Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Boston, Massachusetts.

19. Deed of First Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Canton, Massachusetts.

20. Future Advance Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Portland, Indiana.

21. Originals of the following financing statements (collectively, the "Ohio Financing Statements"):

      (a) Three financing statements executed by the Borrower under the Uniform Commercial Code as in effect in the State of Ohio naming the Borrower as debtor and the Collateral Agent as secured party, one to be filed or indexed in the real estate records in the Office of the Trumbull County Recorder, one to be filed or indexed in the real estate records in the Office of the Ashtabula County Recorder, and to be filed or indexed in the real estate records in the Office of the Portage County Recorder; and

      (b) Five financing statements executed by the Borrower under the Uniform Commercial Code as in effect in the State of Ohio naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Ohio.

22. Originals of the following financing statements (collectively, together with the Ohio Financing Statement, the "Financing Statements"):

      (a) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Suffolk County Recorder;

      (b) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Norfolk County Recorder;

      (c) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Indiana naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Jay County Recorder;

      (d) Three financing statements executed by the Borrower under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the Commonwealth of Massachusetts;

      (e) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Illinois naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Illinois;

      (f) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of South Carolina naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of South Carolina;

      (g) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of North Carolina naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of North Carolina;

      (h) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Indiana naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Indiana;

      (i) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Michigan naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Michigan; and

      (j) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Texas naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Texas.

23. Letter to the Borrower from the Federal Trade Commission, confirming early termination of the waiting period under Section 7A(b)(1) of the Clayton Act and Section 803.10(b) of the Premerger Notification Requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "FTC Letter").

24. Articles of Incorporation of the Borrower, certified by the Secretary of State of the State of Ohio on December 24, 1998.

25. Code of Regulations of the Borrower, certified by the Vice President - Finance of the Borrower.

26. Certificate of Good Standing of the Borrower, dated December 23, 1998, certified by the Secretary of State of the State of Ohio.

27. Resolutions of the Board of Directors of the Borrower, approving the execution and delivery by the Borrower of the Credit Agreement and the instruments and agreements related thereto, and as certified by the Secretary of the Borrower.

28. Resolutions of the Board of Directors of the Borrower, approving the execution and delivery by the Borrower of the Stock Purchase Agreement and the instruments and agreements related thereto, and as certified by the Secretary of the Borrower.

      Items 2 through 20, inclusive, are collectively referred to as the "Credit Documents." Items 1 through 17, inclusive, are sometimes collectively referred to as the "Ohio Documents."

                                    EXHIBIT B

                             Certificate of Officer
                             ----------------------
                                       to
                              Baker & Hostetler LLP
                              ---------------------

      This Certificate is delivered to Baker & Hostetler LLP by the undersigned, Kevin P. Bagby, the Vice President--Finance and Chief Financial Officer of Stoneridge, Inc., an Ohio corporation (the "Company"). This Certificate will be relied upon by Baker & Hostetler LLP for the accuracy and completeness of the facts set forth herein, in rendering legal opinions to be delivered in connection with the Credit Agreement, dated as of December 30, 1998 (the "Credit Agreement"), among the Borrower, the financial institutions that are a party thereto as lenders (the "Lenders"), PNC Bank, National Association, as Documentation Agent (the "Documentation Agent"), DLJ Capital Funding, Inc., as Syndication Agent (the "Syndication Agent"), and National City Bank, as Administrative Agent (the "Administrative Agent") and as the Collateral Agent (the "Collateral Agent").

      Terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      The undersigned hereby certify to Baker & Hostetler LLP that as of the date hereof:

      1. All certificates being delivered by or on behalf of the Company to the Administrative Agent pursuant to the Credit Documents (as defined on Schedule I hereto) at the closing under the Credit Documents are true and accurate in all respects.

      2. The representations and warranties of the Company set forth in the Credit Documents and the Stock Purchase Agreement (as defined on Schedule I hereto) are true and accurate in all respects.

      3. Accurate copies of all proceedings of the Board of Directors of the Company have been made available to Baker & Hostetler LLP.

      4. Annex II to the Credit Agreement correctly sets forth each Subsidiary of the Borrower and the direct and indirect ownership interest of the Borrower therein.

      5. The execution and delivery by the Borrower of the Credit Documents, the Financing Statements (as defined on Schedule I) and the Stock Purchase Agreement, and the performance by the Borrower of its obligations under the Credit Documents and the Stock Purchase Agreement, do not violate any provision of any order, writ, injunction, decree or demand of any court or governmental authority binding upon the Borrower or any of its Subsidiaries or any provision of any agreement or instrument binding upon the Borrower or any of its Subsidiaries material to the business of the Borrower or any of its Subsidiaries.

      6. The Company has no knowledge, notice or belief that the execution and delivery by the Company of the Credit Documents, the Financing Statements and the Stock Purchase Agreement, and the performance by the Borrower of its obligations under the Credit Documents and the Stock Purchase Agreement, will violate, or with or without the giving of notice or the passage of time, or both, conflict with or result in a default of right to accelerate or loss of rights under (a) any material mortgage, deed of trust, lease, license or agreement material to the Company=s business or filed by the Company with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K; or
(b) any order, judgment or decree to which the Company is a party or by which the Company is bound.

      7. Other than the mortgages, deed or trusts, leases, licenses or agreements that have been filed with the Securities and Exchange Commission pursuant to Item 601 of Regulation S-K there are no mortgages, deed of trusts, leases, licenses or agreements material to the Company=s business.

      8. There are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower, would have a material adverse effect on, or which contests, the validity or enforceability of any of the Credit Documents or of any action to be taken by the Borrower pursuant to any of the Credit Documents.

      9. The portions of the Collateral that consist of equipment and inventory that are located in the State of Ohio are located only in the Counties of Ashtabula, Portage, and Trumbull and the chief executive office, within the meaning of Sections 1309.03 and 1309.38 of the Ohio Revised Code, of the Borrower is located in the County of Trumbull, Ohio.

      10. The Borrower has received no notice that the Borrower is not in compliance with applicable statutes, laws, orders, permits, authorizations and the like.

      Executed and delivered to Baker & Hostetler LLP as of December 30th, 1998.


                                         ---------------------------------------
                                         Kevin P. Bagby, Vice President- Finance
                                         and Chief Financial Officer

                                   SCHEDULE I

1.    An executed counterpart of the Stock Purchase Agreement.

2.    An executed counterpart of the Credit Agreement.

3. Revolving Note, dated as of December 30, 1998, executed by the Borrower to PNC Bank, National Association in the original principal amount of $40,000,000.

4. Term A Note, dated as of December 30, 1998, executed by the Borrower to PNC Bank, National Association in the original principal amount of $60,000,000.

5. Revolving Note, dated as of December 30, 1998, executed by the Borrower to DLJ Capital Funding, Inc. in the original principal amount of $30,000,000.

6. Term A Note, dated as of December 30, 1998, executed by the Borrower to DLJ Capital Funding, Inc. in the original principal amount of $45,000,000.

7. Term B Note, dated as of December 30, 1998, executed by the Borrower to DLJ Capital Funding, Inc. in the original principal amount of $87,500,000.

8. Revolving Note, dated as of December 30, 1998, executed by the Borrower to National City Bank in the original principal amount of $30,000,000.

9. Term A Note, dated as of December 30, 1998, executed by the Borrower to National City Bank in the original principal amount of $45,000,000.

10. Term B Note, dated as of December 30, 1998, executed by the Borrower to National City Bank in the original principal amount of $87,500,000.

11. An executed counterpart of the Security Agreement, dated as of December 30, 1998, among the Borrower, the other Assignors named therein, and the Collateral Agent (the "Security Agreement").

12. An executed counterpart of the Pledge Agreement, dated as of December 30, 1998, made by the Borrower in favor of the Collateral Agent (the "Pledge Agreement").

13. An executed counterpart of the Collateral Assignment of Trademarks and Security Agreement, dated as of December 30, 1998, between the Borrower and the Collateral Agent, for the benefit of the Secured Creditors.

14. An executed counterpart of the Collateral Assignment of Patents and Security Agreement, dated as of December 30, 1998, between the Borrower and the Collateral Agent, for the benefit of the Secured Creditors.

15. Open-End Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Kent, Ohio.

16. Open-End Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Orwell, Ohio.

17. Open-End Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Warren, Ohio.

18. Deed of First Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Boston, Massachusetts.

19. Deed of First Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Canton, Massachusetts.

20. Future Advance Mortgage, Assignment of Leases and Security Agreement, dated as of December 30, 1998, by the Borrower in favor of the Collateral Agent for the benefit of the Secured Creditors, relating to the real property located in Portland, Indiana.

21. Originals of the following financing statements (collectively, the "Ohio Financing Statements"):

      (a) Three financing statements executed by the Borrower under the Uniform Commercial Code as in effect in the State of Ohio naming the Borrower as debtor and the Collateral Agent as secured party, one to be filed or indexed in the real estate records in the Office of the Trumbull County Recorder, one to be filed or indexed in the real estate records in the Office of the Ashtabula County Recorder, and to be filed or indexed in the real estate records in the Office of the Portage County Recorder; and

      (b) Five financing statements executed by the Borrower under the Uniform Commercial Code as in effect in the State of Ohio naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Ohio.

22. Originals of the following financing statements (collectively, together with the Ohio Financing Statement, the "Financing Statements"):

      (a) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Suffolk County Recorder;

      (b) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Norfolk County Recorder;

      (c) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Indiana naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Jay County Recorder;

      (d) Three financing statements executed by the Borrower under the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the Commonwealth of Massachusetts;

      (e) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Illinois naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Illinois;

      (f) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of South Carolina naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of South Carolina;

      (g) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of North Carolina naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of North Carolina;

      (h) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Indiana naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Indiana;

      (i) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Michigan naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Michigan; and

      (j) One financing statement executed by the Borrower under the Uniform Commercial Code as in effect in the State of Texas naming the Borrower as debtor and the Collateral Agent as secured party, to be filed or indexed in the Uniform Commercial Code records in the Office of the Secretary of State of the State of Texas.

23. Letter to the Borrower from the Federal Trade Commission, confirming early termination of the waiting period under Section 7A(b)(1) of the Clayton Act and Section 803.10(b) of the Premerger Notification Requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "FTC Letter").

24. Articles of Incorporation of the Borrower, certified by the Secretary of State of the State of Ohio on December 24, 1998.

25. Code of Regulations of the Borrower, certified by the Vice President - Finance of the Borrower.

26. Certificate of Good Standing of the Borrower, dated December 23, 1998, certified by the Secretary of State of the State of Ohio.

27. Resolutions of the Board of Directors of the Borrower, approving the execution and delivery by the Borrower of the Credit Agreement and the instruments and agreements related thereto, and as certified by the Secretary of the Borrower.

28. Resolutions of the Board of Directors of the Borrower, approving the execution and delivery by the Borrower of the Stock Purchase Agreement and the instruments and agreements related thereto, and as certified by the Secretary of the Borrower.

      Items 2 through 20, inclusive, are collectively referred to as the "Credit Documents." Items 1 through 17, inclusive, are sometimes collectively referred to as the "Ohio Documents."

                                   EXHIBIT D-2

                           ---------------------------

                                     FORM OF
                              SOLVENCY CERTIFICATE

                           ---------------------------

                             SOLVENCY CERTIFICATE OF
                                STONERIDGE, INC.

      STONERIDGE, INC., an Ohio corporation (the "Borrower"), hereby certifies that the officer executing this Solvency Certificate is the Chief Financial Officer and Treasurer of the Borrower and that such officer is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of the Borrower pursuant to section 6.1(o) of the Credit Agreement, dated as of December 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined or referenced therein and not otherwise defined or referenced herein being used herein as therein defined or referenced), among the Borrower, the Lenders named therein, and National City Bank, as Administrative Agent.

      The Borrower further certifies that such officer is generally familiar with the properties, businesses and assets of the Borrower and has carefully reviewed the Credit Documents, the documents relating to the Hi-Stat Acquisition and the other Contemplated Transactions (as defined below) and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigations and inquiries as the Borrower and such officer deem necessary and prudent therefor. The Borrower further certifies that the financial information and assumptions that underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

      The Borrower will apply a portion of the proceeds from the Loans under the Credit Agreement, together with internally generated funds, to finance the Hi-Stat Acquisition and to pay fees and expenses incurred in connection with the consummation of the Hi-Stat Acquisition, including fees and expenses incident to such transactions. All of the transactions referred to in this paragraph are herein sometimes called the "Contemplated Transactions".

      The Borrower understands that the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the Credit Documents.

      The Borrower hereby further certifies that:

      1. The Borrower has reviewed the Financial Projections which were prepared on the basis of the estimates and assumptions stated therein, a copy of which Financial Projections were furnished to the Lenders. The Financial Projections were prepared in good faith and represent reasonable estimates of future financial performance and are reasonable in light of the business conditions existing on the date hereof. However, the Borrower can provide no assurances as to the outcome of any such projections. On the date hereof, immediately before and immediately after giving effect to the Contemplated Transactions, to the best of the Borrower's knowledge, the fair value of the property and assets of the Borrower is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Borrower.

      2. In reaching the conclusions set forth in this Solvency Certificate, the Borrower has considered, among other things:

            (a) as they related to the business and operations of Hi-Stat (the "Hi-Stat Business and Operations"), the audited financial statements of Hi-Stat for the fiscal year ended December 31, 1997, and the unaudited financial statements for its fiscal quarter ended September 30, 1998;

            (b) the Financial Projections;.

            (c) historical and anticipated growth in the sales volume of the Hi-Stat Business and Operations and in the income stream generated by the Hi-Stat Business and Operations as reflected in, among other things, the consolidated cash flow statements of the Borrower and its Subsidiaries contained in the Financial Projections;

            (d) the customary sales terms and trade payables of the Hi-Stat Business and Operations;

            (e) the amount of the credit extended by and to suppliers and customers of the Hi-Stat Business and Operations;

            (f) the customer base, the mix and volume of products, and the sources of supply of the Hi-Stat Business and Operations;

            (g) the existing management and employees of the Hi-Stat Business and Operations, and Hi-Stat's labor relations generally;

            (h) Hi-Stat's liabilities (including any actual or potential Environmental Claims), as disclosed in the financial statements and disclosure documents furnished to the Borrower in connection with its acquisition of Hi-Stat; and

            (i) the Borrower's ability to integrate the Hi-Stat Business and Operations with its own business and operations, including potential cost savings and growth opportunities incident thereto.

      3. On the date hereof, immediately before and immediately after giving effect to the Contemplated Transactions, to the best of the Borrower's knowledge, the present fair salable value of the property and assets of the Borrower exceeds the amount that will be required to pay the probable liabilities of the Borrower on its debts as they become absolute and matured.

      4. The Borrower does not currently intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts and liabilities mature.

      5. On the date hereof, immediately before and immediately after giving effect to the Contemplated Transactions, the Borrower is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which its property and assets would constitute unreasonably small capital.

      6. The Borrower does not intend, in consummating the Contemplated Transactions, to hinder, delay or defraud either present or future creditors or any other person to which the Borrower is or, on or after the date hereof, will become indebted.

      IN WITNESS WHEREOF, the Borrower has caused this Solvency Certificate to be executed by its Chief Financial Officer and Treasurer thereunto duly authorized, on and as of this _____ day of _________, 19___.


                                           STONERIDGE, INC.


                                           By:
                                              ----------------------------------
                                              Kevin P. Bagby
                                              Chief Financial Officer
                                                    & Treasurer

                                    EXHIBIT E

                           ---------------------------

                                     FORM OF
                              ASSIGNMENT AGREEMENT

                           ---------------------------

                              ASSIGNMENT AGREEMENT

                              DATE:_____________

      Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined.

      _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of Assignor's outstanding rights and obligations under the Credit Agreement indicated in Item 4 of Annex I, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of the Loans, Unpaid Drawings and the Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Item 4 of Annex I.

      2. The Assignor (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement, that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of the other Credit Parties of any of its obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

      3. The Assignee (i) represents and warrants that it is duly authorized to enter into and perform the terms of this Assignment Agreement; (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender[; and (vi) to the extent legally entitled to do so, attaches the forms described in section 5.4(b)(ii) of the Credit Agreement(6).

      4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be the date of execution hereof by the Assignor, the Assignee and the consent hereof by the Administrative Agent and the receipt by the Administrative Agent of the administrative fee

--------
6 If the Assignee is organized under the laws of a jurisdiction outside the United States.

referred to in section 12.4(c) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

      5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

      6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I, (y) all Commitment Fee (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I, and
(z) all Letter of Credit Fees (if applicable) on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Commitment Fee and Letter of Credit Fees, to be paid by the Administrative Agent, upon receipt thereof from the Borrower, directly to the Assignee. It is further agreed that all payments of principal made by the Borrower on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

      7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO.

                                      * * *

           IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


[NAME OF ASSIGNOR],                         [NAME OF ASSIGNEE],
           as Assignor                            as Assignee


By:                                          By:
   ----------------------------                -------------------------------
           Title:                                  Title:


Acknowledged and Agreed:

NATIONAL CITY BANK,
           as Administrative Agent

By:
   ----------------------------
         Vice President

                                     ANNEX I
                                       TO
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

1.    The Borrower:

            STONERIDGE, INC.

2.    Name and Date of Credit Agreement:

            Credit Agreement, dated as of December 30, 1998, among Stoneridge, Inc., the Lenders from time to time party thereto, the other Agents from time to time party thereto, and National City Bank, as Administrative Agent.

3.         Date of Assignment Agreement:

                     --------- ---, -----

4.    Amounts (as of date of item #3 above):

====================================================================================================================================
                         Revolving          Revolving             Term A             Term A               Term B             Term B
                         Commitment           Loans             Commitment           Loans              Commitment           Loans
====================================================================================================================================
Aggregate Amount           $_____            $_____               $_____             $_____              $_____              $_____
for all Lenders
------------------------------------------------------------------------------------------------------------------------------------
Assigned Share             _____%            _____%               _____%             _____%              _____%              _____%
------------------------------------------------------------------------------------------------------------------------------------
Amount of Assigned         $_____            $_____               $_____             $_____              $_____              $_____
Share
------------------------------------------------------------------------------------------------------------------------------------
Amount Retained by
Assignor                   $_____            $_____               $_____             $_____              $_____              $_____
====================================================================================================================================

5.    Settlement Date:

                     --------- ---, ---

6.    Rate of Interest
      to the Assignee:      As set forth in section 2.7 of the Credit Agreement
                            (unless otherwise agreed to by the Assignor and the Assignee).(7)

--------
7 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in section 2.7 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

7.    Commitment
      Fee: As set forth in section 4.1(a) of the Credit Agreement (unless otherwise agreed to by the Assignor and the Assignee).(8)

8.    Letter of
      Credit Fees:      As set forth in section 4.1(b) of the Credit Agreement
                        (unless otherwise agreed to by the Assignor and the Assignee).(9)

9.    Notices:

ASSIGNOR:                                    ASSIGNEE:

-----------------------                      -----------------------
-----------------------                      -----------------------
-----------------------                      -----------------------
Attention:                                   Attention:
Telephone No.:                               Telephone No.:
Facsimile No.:                               Facsimile No.:


10.   Payment Instructions:

ASSIGNOR:                                    ASSIGNEE:

-----------------------                      -----------------------
-----------------------                      -----------------------
-----------------------                      -----------------------
ABA No.:                                     ABA No.:
Account No.:                                 Account No.:
Reference:                                   Reference:
Attention:                                   Attention:




--------

8 The Borrower and the Administrative Agent shall direct the entire amount of the Commitment Fee to the Assignee at the rate set forth in section 4.1(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of Commitment Fee through payment by the Assignee to the Assignor.

9 The Borrower and the Administrative Agent shall direct the entire amount of the Letter of Credit Fees to the Assignee at the rate set forth in section 4.1(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fees through payment by the Assignee to the Assignor.

                                    EXHIBIT F

                         SECTION 5.4(b)(ii) CERTIFICATE

      Reference is hereby made to the Credit Agreement, dated as of December 30, 1998, among Stoneridge, Inc., the financial institutions party thereto from time to time, the other Agents from time to time party thereto, and National City Bank, as Administrative Agent (the "Credit Agreement"). Pursuant to the provisions of section 5.4(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                               [NAME OF BANK]


                                               By:
                                                  ------------------------------
                                                        Title:

Dated:
      -------------